UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Staffing 360 Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STAFFING 360 SOLUTIONS, INC.
AND PROSPECTUS FOR 2,108,188 SHARES OF COMMON STOCK OF ATLANTIC INTERNATIONAL CORP.

ATLANTIC INTERNATIONAL CORP.	STAFFING 360 SOLUTIONS, INC.

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

On November 1, 2024, Atlantic International Corp., a Delaware corporation (“Atlantic International”), Staffing 360 Solutions, Inc., a Delaware corporation (“Staffing 360”), and A36 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (the “Merger Sub”), entered into an Agreement and Plan of Merger (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, the “Merger Agreement”), for the acquisition of Staffing 360 by Atlantic International. Pursuant to the terms of the Merger Agreement, Atlantic International will cause Merger Sub to merge with and into Staffing 360 (the “Merger”), with Staffing 360 surviving the Merger as a wholly-owned subsidiary of Atlantic International. Upon completion of the Merger, each (i) share of the outstanding common stock of Staffing 360 (“Staffing 360 common stock”), (ii) share of the outstanding Series H preferred stock of Staffing 360 (“Series H Preferred Stock”) and (iii) share of the outstanding Series I preferred stock of Staffing 360 (“Series I Preferred Stock”) immediately prior to the Effective Time (as defined in the Merger Agreement), other than Excluded Shares (as defined in the Merger Agreement), will be canceled and converted into the right to receive such number of shares of Atlantic International common stock equal to the number of such shares of Staffing 360 they hold multiplied by the exchange ratio of (i) 1.202, in the case of Staffing 360 common stock, (ii) 0.25, in the case of Series H Preferred Stock, and (iii) 1.00, in the case of Series I Preferred Stock (the “Exchange Ratio”). The boards of directors of each of Atlantic International and Staffing 360 have approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

Immediately upon completion of the merger and the transactions contemplated in the Merger Agreement (i) Staffing 360 common stockholders, holders of preferred stock (including Staffing 360 Series H Convertible Preferred Stock, and preferred stock to be issued to Jackson Investment Group, and holders of certain outstanding options and warrants to purchase shares of Staffing 360 will own approximately 17.8% of the fully diluted equity of Atlantic International and (ii) Atlantic International stockholders, holders of certain outstanding options and warrants to purchase shares of Atlantic International common stock will own the balance of the fully diluted equity of the Atlantic International.

Atlantic International common stock is traded on the Nasdaq Global Market under the symbol “ATLN” and Staffing 360 common stock is traded on the Nasdaq Capital Market under the symbol “STAF.”

Staffing 360 will hold a special meeting of its stockholders in connection with the proposed Merger, (the “Staffing 360 special meeting” or the “special meeting”).

At the Special Meeting, Staffing 360 stockholders will be asked to consider and vote on the following proposals:

(1)    to adopt that Merger Agreement and the transactions contemplated therein and in connection therewith (the “Merger Agreement Adoption Proposal”); and

(2)    to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement Adoption Proposal (the “Adjournment Proposal”). The board of directors of Staffing 360 recommends that Staffing 360 stockholders vote “FOR” each of the proposals to be considered at the Special Meeting.

The special meeting will be held on February 3, 2025, beginning at 10:00 a.m., Eastern Time, and will be “virtual,” meaning that you can participate in the meeting online by visiting www.virtualshareholdermeeting.com/STAF2025SM at the appointed time and date and entering the control number included in your proxy card or voting instruction form. Staffing 360 stockholders are encouraged to access the special meeting website before the start time. Please allow ample time for online check-in. Staffing 360 stockholders will not be able to attend the special meeting in person.

Completion of the Merger is conditioned upon satisfaction or waiver of all closing conditions under the Merger Agreement, including, among other things, the approval by Staffing 360 stockholders of the Staffing 360 Merger Agreement adoption proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting virtually, please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by voting online as described in the instructions included with your proxy card.

The accompanying proxy statement/prospectus provides you with important information about the special meeting, the Merger, and each of the proposals. We encourage you to read the entire document carefully, in particular the “Risk Factors” section beginning on page 13 of the accompanying proxy statement/prospectus for a discussion of risks relevant to the Merger.

We look forward to the successful completion of the Merger.

Sincerely,
/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer
Staffing 360 Solutions, Inc.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the Atlantic International common stock to be issued in the Merger or determined if the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated as of, and is first being mailed to the stockholders of Staffing 360 Solutions on or about January 24, 2025.

STAFFING 360 SOLUTIONS

757 3rd Avenue, 27th Floor
New York, New York 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF STAFFING 360 SOLUTIONS, INC.
TO BE HELD ON FEBRUARY 3, 2025

To the Stockholders of Staffing 360 Solutions, Inc.:

NOTICE IS HEREBY GIVEN that Staffing 360 Solutions, Inc. (“Staffing 360”) will hold a completely virtual special meeting of its stockholders (the “Special Meeting”) at the Special Meeting’s website, at www.virtualshareholdermeeting.com/STAF2025SM, on February 3, 2025, beginning at 10:00, Eastern Time, for the purpose of considering and voting on the following proposals:

(1)    to adopt that certain Agreement and Plan of Merger, dated November 1, 2024 (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, the “Merger Agreement”), by and among Staffing 360, Atlantic International Corp., a Delaware corporation (“Atlantic International”), and A36 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (the “Merger Sub”) and the transactions contemplated therein and in connection therewith, a copy of which is included as Annex A to the accompanying proxy statement/prospectus (the “Merger Agreement Adoption Proposal”); and

(2)    to approve the adjournment of the Staffing 360 special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Staffing 360 special meeting to approve the Merger Agreement Adoption Proposal (the “Adjournment Proposal”).

Staffing 360 will transact no other business at the Special Meeting. The accompanying proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A, contains further information with respect to the Merger.

Only holders of record of Staffing 360 common stock and Staffing 360 Series H Convertible Preferred Stock (the “Series H Preferred Stock”) at the close of business on January 8, 2025 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting.

The board of directors of Staffing 360 (the “Staffing 360 Board of Directors”), has determined that the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Staffing 360 and its stockholders, and approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement. The Staffing 360 Board of Directors recommends that Staffing 360 stockholders vote “FOR” the Merger Agreement Adoption Proposal and “FOR” the Adjournment Proposal.

The special meeting will be conducted in a virtual format only in order to provide access to Staffing 360 stockholders regardless of geographic location. Stockholders will not be able to attend the special meeting in person; however, stockholders of record will be able to vote and submit questions electronically prior to the special meeting by visiting www.proxyvote.com, and during the special meeting by visiting www.virtualshareholdermeeting.com/STAF2025SM, and entering the 16-digit control number included on the proxy card or on the instructions. You will also be able to dial in via telephone to ask questions during the meeting. Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

Your vote is very important, regardless of the number of shares of Staffing 360 common stock you own.    The Merger Agreement requires, as a condition to closing of the Merger and the other transactions contemplated by the Merger Agreement, that Staffing 360 stockholders approve the Merger Agreement Adoption Proposal. Assuming a quorum is present at the Staffing 360 special meeting, the approval of the Merger Agreement Adoption Proposal requires the affirmative vote of a majority of the shares outstanding and entitled to vote on such proposal.

A complete list of Staffing 360 stockholders as of the Record Date will be open to the examination of any Staffing 360 stockholder at Staffing 360’s principal executive offices at 757 3rd Avenue, 27th Floor, New York, New York 10017, for a period of 10 days prior to the Staffing 360 special meeting.

Whether or not you plan to attend the Staffing 360 special meeting electronically, Staffing 360 urges you to please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope, call the toll-free telephone number or use the Internet as described in the instructions included with the proxy card, so that your shares may be represented and voted at the Staffing 360 special meeting. To participate electronically in the Staffing 360 special meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time.

If your shares are registered in your name, even if you plan to attend the virtual special meeting or any postponement or adjournment of the special meeting, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the special meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the special meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to vote your shares at or prior to the virtual special meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the special meeting.

The use of video, still photography or audio recording at the Special Meeting is not permitted. If you have any questions about the Merger or how to vote or direct a vote in respect of your shares of Staffing 360 common stock, you may contact Staffing 360 by e-mail at companysecretary@staffing360solutions.com.

By Order of the Board of Directors of Staffing 360 Solutions, Inc.

/s/ Brendan Flood
Brendan Flood Chairman and Chief Executive Officer New York, NY January 24, 2025

Your vote is important. Staffing 360 stockholders are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or to submit a proxy to vote your shares electronically through the Internet or by telephone.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Atlantic International Corp., a Delaware corporation (“Atlantic International”) from other documents that Atlantic International has filed with the U.S. Securities and Exchange Commission (the “SEC”), and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section titled “Where You Can Find More Information” of this proxy statement/prospectus. This information is available for you free of charge to review through the SEC’s website at www.sec.gov.

Any person may request a copy of this proxy statement/prospectus or other information concerning Atlantic International or Staffing 360 Solutions, Inc., a Delaware corporation (“Staffing 360”), without charge, by written or telephonic request directed to the Company at the following contact:

Staffing 360 Solutions, Inc.

757 3rd Avenue, 27th Floor

New York, NY 10017

(646) 507-5710

Attention: Corporate Secretary

In order for you to receive timely delivery of the documents in advance of the special meeting of Staffing 360 stockholders to be held on February 3, 2025, you must request the information no later than seven (7) calendar days prior to the special meeting.

The contents of the websites of the SEC, Atlantic International, Staffing 360 or any other entity are not being incorporated into this proxy statement/prospectus.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Atlantic International, constitutes a prospectus of Atlantic International under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of Atlantic International to be issued to Staffing 360 Solutions equity holders pursuant to the Agreement and Plan of Merger, dated as of November 1, 2024, by and among Atlantic International Corp., a Delaware corporation (“Atlantic International”), Staffing 360 Solutions, Inc., a Delaware corporation (“Staffing 360”), and A36 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (the “Merger Sub”) (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, the “Merger Agreement”). This document also constitutes a proxy statement of Staffing 360 under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a Notice of the Special Meeting of Stockholders of Staffing 360.

Atlantic International has supplied all information contained in this proxy statement/prospectus relating to Atlantic International and Staffing 360 has supplied all such information relating to Staffing 360. Atlantic International and Staffing 360 Solutions have both contributed to the information related to the Merger contained in this proxy statement/prospectus.

You should rely only on the information contained in this proxy statement/prospectus and incorporated by reference herein. Atlantic International and Staffing 360 have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated January 23, 2025, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.

Further, you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the stated date. Neither the mailing of this proxy statement/prospectus to Staffing 360 Solutions stockholders nor the issuance by Atlantic International of shares of its common stock pursuant to the Merger Agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Page No.
REFERENCES TO ADDITIONAL INFORMATION	i
ABOUT THIS PROXY STATEMENT/PROSPECTUS	ii
QUESTIONS AND ANSWERS	iv
SUMMARY	1
RISK FACTORS	13
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	49
INFORMATION ABOUT ATLANTIC INTERNATIONAL	50
ATLANTIC INTERNATIONAL MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	51
INFORMATION ABOUT STAFFING 360	67
STAFFING 360 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	69
THE STAFFING 360 SPECIAL MEETING	83
THE MERGER AGREEMENT ADOPTION PROPOSAL	87
THE ADJOURNMENT PROPOSAL	88
THE MERGER	89
THE MERGER AGREEMENT	101
THE ANCILLARY AGREEMENTS	111
U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	113
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	116
COMPARISON OF STOCKHOLDERS’ RIGHTS	122
DESCRIPTION OF COMBINED COMPANY SECURITIES	133
LEGAL MATTERS	140
EXPERTS	140
CERTAIN BENEFICIAL OWNERS OF ATLANTIC INTERNATIONAL COMMON STOCK	141
CERTAIN BENEFICIAL OWNERS OF STAFFING 360 COMMON STOCK	143
MANAGEMENT OF THE COMBINED COMPANY	146
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	162
FUTURE STOCKHOLDER PROPOSALS	164
HOUSEHOLDING OF PROXY MATERIALS	165
WHERE YOU CAN FIND MORE INFORMATION	166
INDEX TO FINANCIAL STATEMENTS	F-1
Annex A-1: Agreement and Plan of Merger	A-1-1
Annex A-2: First Amendment to Agreement and Plan of Merger	A-2-1
Annex B: Opinion of Cornerstone Valuation	B-1
Annex C: Form of Conversion Agreement and Waiver by and between Staffing 360 Solutions, Inc. and Jackson Investment Group LLC	C-1
Annex D: Form of Certificate of Designations, Rights and Preferences of the Rights and Limitations of Series I Preferred Stock	D-1
Annex E: Form of Lock-up Agreement by and between Atlantic International Corp. and Jackson Investment Group LLC	E-1
Annex F: Form of Conversion, Amendment and Waiver Agreement, by and between Staffing 360 Solutions, Inc. and Chapel Hill Partners, LP	F-1
Annex G: Form of Certificate of Amendment to Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock	G-1
Annex H: Form of Lock-up Agreement by and between Atlantic International Corp. and Chapel Hill Partners	H-1

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of Staffing 360, may have regarding the Merger and the other matters being considered at the Staffing 360 special meeting, and brief answers to those questions. You are urged to carefully read this proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus in their entirety because this section may not provide all the information that is important to you regarding these matters. Additional important information is contained in the annexes to this proxy statement/prospectus.

Unless the context otherwise requires, references in this proxy statement/prospectus to “Atlantic International” refers to Atlantic International Corp., a Delaware corporation; “Merger Sub” refers to A36 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic International, and “Staffing 360” refers to Staffing 360 Solutions, Inc., a Delaware corporation.

Q:     Why am I receiving this proxy statement/prospectus?

A:     You are receiving this proxy statement/prospectus because on November 1, 2024, Atlantic International, Staffing 360, and the Merger Sub, entered into an Agreement and Plan of Merger (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, the “Merger Agreement”), for the acquisition of Staffing 360 by Atlantic International. Pursuant to the terms of the Merger Agreement, Atlantic International will cause Merger Sub to merge with and into Staffing 360 (the “Merger”), with Staffing 360 surviving the Merger as a wholly-owned subsidiary of Atlantic International.

If the Merger is completed:

(i)      each holder of (i) outstanding shares of Staffing 360 common stock, (ii) outstanding shares of Series H Preferred Stock and (iii) outstanding shares of Series I Preferred Stock will be entitled to receive the number of shares of Atlantic International common stock equal to the number of such respective shares they hold multiplied by the exchange ratio of (i) 1.202, in the case of Staffing 360 common stock, (ii) 0.25, in the case of Series H Preferred Stock, and (iii) 1.00, in the case of Series I Preferred Stock (the “Exchange Ratio”), or an aggregate of approximately 11,075,773 shares of Atlantic International common stock at closing using the Exchange Ratio;

(ii)    each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent; and

(iii)   each outstanding warrant to purchase shares of common stock of Staffing 360 that has not been exercised prior to the closing of the Merger will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become a warrant to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such warrant multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed warrant to purchase Staffing 360 common stock will be equal to the exercise price per share of the warrant to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent. The Merger Agreement and the First Amendment thereto, are attached to this proxy statement/prospectus as Annex A-1 and A-2, respectively.

For the Merger to be consummated, the Merger Agreement, requires, among other things, unless otherwise waived by Atlantic International and Staffing 360, approval by Staffing 360 stockholders of the proposal to adopt the Merger Agreement and the transactions contemplated therein and in connection therewith (the “Merger Agreement Adoption Proposal”).

Staffing 360 is holding a special meeting of its stockholders to obtain approval of the Merger Agreement Adoption Proposal. Staffing 360 stockholders will also be asked to approve the proposal to adjourn the Staffing 360 special meeting to solicit additional proxies if there are not sufficient votes at the time of the Staffing 360 special meeting to approve the Merger Agreement Adoption Proposal (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares that you own. The approval of the Merger Agreement Adoption Proposal is a condition to the obligations of Atlantic International and Staffing 360 to complete the Merger. The approval of the Adjournment Proposal is not a condition to the obligations of Atlantic International or Staffing 360 to complete the Merger.

Q:     How can I access the virtual special meeting?

A:     A virtual meeting format offers the same participation opportunities as those opportunities available to stockholders at in-person meetings. Stockholders will be able to listen, vote, and submit questions. To participate in the special meeting webcast, you must register by visiting www.virtualshareholdermeeting.com/STAF2025SM on February 3, 2025 using your desktop or mobile device.

The special meeting will begin promptly at 10:00, Eastern Time, on February 3, 2025. Staffing 360 encourages you to access the virtual meeting website prior to the start time. Online check-in will begin 15 minutes prior to the start of the special meeting. You should allow ample time to ensure your ability to access the special meeting.

Q:     Are there any other matters to be acted upon at the special meeting?

A:     Management does not intend to present any business for a vote at the special meeting other than the matters set forth above and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the special meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Q:     Does my vote matter?

A:     Yes, your vote is very important, regardless of the number of shares that you own. The Merger cannot be completed unless Staffing 360 stockholders adopt the Merger Agreement.

If you do not return or submit your proxy or vote at the Staffing 360 special meeting as provided in this proxy statement/prospectus, the effect will be the same as a vote “AGAINST” the Staffing 360 Merger Agreement Adoption Proposal and the Adjournment Proposal. The Board of Directors of Staffing 360 (the “Staffing 360 Board of Directors”) recommends that you vote “FOR” the Staffing 360 Merger Agreement adoption proposal, and “FOR” the Staffing 360 adjournment proposal.

Q:     What will I receive if the Merger is completed?

A:     If the Merger is completed:

(i)     each holder of (i) outstanding shares of Staffing 360 common stock, (ii) outstanding shares of Series H Preferred Stock and (iii) outstanding shares of Series I Preferred Stock will be entitled to receive the number of shares of Atlantic International common stock equal to the number of such respective shares they hold multiplied by the applicable Exchange Ratio, or an aggregate of approximately 11,075,773 shares of Atlantic International common stock at closing using the Exchange Ratio;

(ii)    each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent; and

v

(iii)   each outstanding warrant to purchase shares of common stock of Staffing 360 that has not been exercised prior to the closing of the Merger will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become a warrant to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such warrant multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed warrant to purchase Staffing 360 common stock will be equal to the exercise price per share of the warrant to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

For more information regarding the Merger consideration to be received by Staffing 360 equity holders if the Merger is completed, see the section titled “The Merger Agreement — Merger Consideration” of this proxy statement/prospectus.

Q:     Will Staffing 360 options be affected by the Merger?

A:     At the effective time of the Merger, each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

Q:     Will Staffing 360 warrants be affected by the Merger?

A:     At the effective time of the Merger, each outstanding warrant to purchase shares of common stock of Staffing 360 that has not been exercised prior to the closing of the Merger will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become a warrant to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such warrant multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed warrant to purchase Staffing 360 common stock will be equal to the exercise price per share of the warrant to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

Q:     What respective equity stakes will Atlantic International stockholders and Staffing 360 stockholders hold in Atlantic International, immediately following the Merger?

A:     As of the date of this proxy statement/prospectus, based on the number of shares of Staffing 360 and Atlantic International common stock outstanding as of January 8, 2025 (the “Record Date”), and based on the Exchange Ratio, the holders of shares of Atlantic International common stock as of immediately prior to the completion of the Merger would hold, in the aggregate, approximately 90.6% of the issued and outstanding shares of common stock of Atlantic International as combined with Staffing 360 immediately following the completion of the Merger, and holders of shares of Staffing 360 common stock as of immediately prior to the completion of the Merger would hold, in the aggregate, approximately 8%, of the issued and outstanding shares of common stock of Atlantic International and excluding Equity Awards combined with Staffing 360 immediately following the completion of the Merger.

Q:     How does the Staffing 360 Board of Directors recommend that I vote at the Staffing 360 special meeting?

A:     The Staffing 360 Board of Directors recommends that you vote “FOR” the Staffing 360 Merger Agreement adoption proposal and “FOR” the Staffing 360 adjournment proposal.

In considering the recommendations of the Staffing 360 Board of Directors, Staffing 360 stockholders should be aware that Staffing 360 directors and executive officers have interests in the Merger that are different from, or in addition to, their interests as Staffing 360 stockholders. These interests include, among others:

•        after the Merger, each of Brendan Flood and Alicia Barker with continue to be employed within their respective roles with Staffing 360;

•        pursuant to the Merger Agreement, Atlantic International and Staffing 360 have agreed to negotiate and agree to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, respectively, prior to the filing with the SEC of the Registration Statement on Form S-4 in connection with the Merger, with such terms including an issuance of 1,263,020 of Atlantic common stock to each of Brendan Flood and Alicia Barker, which includes a six-month vesting period and a term of three years; and

•        the continued indemnification of current directors and officers of Staffing 360 and the continuation of directors’ and officers’ liability insurance after the Merger.

For a more complete description of these interests, see the information provided in the section titled “The Merger — Interests of Staffing 360’s Directors and Executive Officers in the Merger” of this proxy statement/prospectus.

Q:     Who is entitled to vote at the Staffing 360 special meeting?

A:     Stockholders of record of Staffing 360 common stock, par value $0.00001 per share (the “common stock”) and Staffing 360 Series H Convertible Preferred Stock (the “Series H Preferred Stock”) at the close of business on the Record Date may vote at the special meeting. On the Record Date, there were 1,643,738 shares of common stock and 9,000,000 shares of Series H Preferred Stock outstanding. A complete list of registered stockholders entitled to vote at the special meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the special meeting. The list will also be available online during the special meeting.

Pursuant to Staffing 360’s Amended and Restated Bylaws (the “Staffing 360 Bylaws”), each share of Staffing 360 common stock is entitled to one vote on all matters listed in this proxy statement/prospectus. Each holder of Series H Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series H Preferred Stock held by such holder is convertible with respect to any and all matters presented to the common stockholders for their action or consideration at the special meeting. Certain holders of Series H Preferred Stock have entered into a voting rights agreement related to the Series H Preferred Stock such that such holders have agreed, at every meeting of Staffing 360 stockholders, and at every adjournment or postponement thereof, to appear or issue a proxy to a third party to be present for purposes of establishing a quorum, and to vote all applicable shares in favor of each matter proposed and recommended for approval by Staffing 360 board of directors either in person or by proxy, amongst other provisions. As of the Record Date, the stockholder parties to the voting rights agreement own shares of the Series H Preferred Stock convertible into an aggregate of approximately 35,002 shares of common stock, representing approximately 2.3% of Staffing 360 common stock outstanding at such time. The voting rights agreement will terminate on the third anniversary of the date of its effectiveness.

Q:     What is a proxy?

A:     A stockholder’s legal designation of another person to vote such stockholder’s shares of common stock at a special meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of Staffing 360 common stock, is referred to as a proxy card.

Q:     What constitutes a quorum?

A:     The presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders constitutes a quorum for purposes of the special meeting. A quorum is necessary in order to conduct the special meeting. If you choose to have your shares represented by proxy at the special meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. See “What is a broker non-vote?”

If a quorum is not present at the special meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, Staffing 360 will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:     Where will the Atlantic International common stock that I receive in the Merger be publicly traded?

A:     The shares of Atlantic International common stock to be issued to Staffing 360 equity holders in the proposed Merger is expected be traded on the Nasdaq Capital Market under the symbol “ATLN.”

Q:     What is a “broker non-vote”?

A:     Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. None of proposals presented at the special meeting are considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposals, your broker will not permitted to exercise discretionary voting authority to vote your shares on such proposals.

Q:     Which proposals are considered “routine” or “non-routine”?

A:     None of the proposals currently scheduled to be voted on at the Staffing 360 special meeting are routine matters for which brokers may have discretionary authority to vote. Accordingly, it is not expected that there will be any broker non-votes.

Q:     What stockholder vote is required for the approval of each proposal at the Staffing 360 special meeting? What will happen if I fail to vote or abstain from voting on each proposal at the Staffing 360 special meeting?

A:     Assuming a quorum is present at the special meeting, the approval of the Merger Agreement Adoption Proposal requires the affirmative vote of the majority of the shares outstanding and entitled to vote and approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on the Adjournment Proposal represented in person or by proxy at the special meeting. For each proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the effect of votes “AGAINST” both proposals, and broker non-votes will have no effect on the proposals.

Q:     How do I vote my shares if I am a stockholder of record?

A:     If you are a stockholder of record, you may vote over the Internet, by telephone, by mail or during the special meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

•        Vote by Internet.    You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time on February 2, 2025. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

•        Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number found on the proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on February 2, 2025. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

•        Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the special meeting.

•        Vote online during the special meeting.    To vote online during the special meeting, you must be logged in and registered to virtually attend the special meeting and cast your vote before the announcement of the close of voting during the special meeting. You are entitled to virtually attend the special meeting only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the special meeting.

By completing and submitting the proxy card or by submitting your instructions via the Internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares at the special meeting in accordance with your instructions. The Board has appointed Brendan Flood or, in his absence, Alicia Barker, to serve as the proxy for the special meeting. Submitting a proxy will not affect your right to virtually attend the special meeting and change your vote online during the special meeting.

Q:     What if during the check-in time or during the Staffing 360 special meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:     We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website for the Staffing 360 special meeting. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the Staffing 360 special meeting, please call the technical support number found on the Staffing 360 special meeting website.

Q:     What is the difference between a stockholder of record and a “street name” holder?

A:     If your shares are registered directly in your name with Securities Transfer Corporation, Staffing 360 transfer agent, you are considered the stockholder of record with respect to those shares of stock, and Staffing 360 has sent the Notice directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.” Your broker, bank or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares.

Q:     How do I vote my shares if I hold my shares in “street name”?

A:     If you hold your shares in “street name,” your broker, bank or other nominee should provide you with a request for voting instructions along with the proxy materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you sign but do not fully complete the voting instruction card, then your nominee may be unable to vote your shares with respect to the proposals for which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares during the special meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the special meeting, you will not be able to vote your nominee-held shares during the special meeting.

Q:     Can I vote my shares at the special meeting?

A:     Yes. If you are a stockholder of record, you may vote your shares at the special meeting by submitting your vote electronically during the special meeting.

If you hold your shares in “street name,” you may vote your shares at the special meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the special meeting virtually, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the special meeting virtually or are unable to attend.

Q:     How are abstentions and broker non-votes treated for purposes of the special meeting?

A:     Abstentions are included in the determination of the number of shares present at the special meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the special meeting. Accordingly, an abstention will have the effect of a vote against the Merger Agreement Adoption Proposal and the Adjournment Proposal.

Broker non-votes will be included in the determination of the number of shares present at the special meeting for determining a quorum at the meeting. Broker non-votes will have no effect on the Merger Agreement Adoption Proposal and the Adjournment Proposal.

Q:     Who counts the votes?

A:     All votes will be tabulated by the inspector of election appointed for the special meeting. Votes for each proposal will be tabulated separately.

Q:     If a stockholder gives a proxy, how are the shares of Staffing 360 common stock voted?

A:     Regardless of the method by which you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Staffing 360 common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Staffing 360 common stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the special meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of the proxy materials (consisting of this proxy statement/prospectus, the accompanying Notice of Special Meeting of Stockholders of Staffing 360, and the proxy card or voting instruction form). For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a copy of the proxy materials, including a proxy card, for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:     How will my proxy vote my shares if I do not provide specific voting instructions?

A:     If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you did not provide any voting instructions, and such shares will be voted in the following manner:

•        “FOR” the Merger Agreement Adoption Proposal; and

•        “FOR” the Adjournment Proposal.

We do not intend to bring any other matter for a vote at the special meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the special meeting.

Q:     How do I change my vote?

A:     If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the special meeting by:

•        notifying Staffing 360 Corporate Secretary in writing at 757 Third Avenue, 27th Floor, New York, New York 10017, that you are revoking your proxy before 5:00 p.m., Eastern Time, on January 27, 2025;

•        submitting a new proxy at a later date via the Internet, phone or by signing and delivering a new proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the special meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•        virtually attending and voting online at the special meeting.

If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Logging in for virtual attendance at the special meeting alone will not revoke your proxy.

Q:     Where can I find the voting results of the special meeting?

A:     The preliminary voting results for the Staffing 360 special meeting will be announced at that special meeting. In addition, within four business days after completion of its special meeting, Staffing 360 intends to file the final voting results of its respective special meeting with the SEC on a Current Report on Form 8-K.

x

Q:     Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the special meeting?

A:     No. Staffing 360 stockholders do not have any dissenters’ or appraisal rights under Delaware law in connection with the proposed merger or with respect to any of the matters to be voted on at the special meeting.

Q:     Are there any risks that I should consider in deciding whether to vote for the approval of the Staffing 360 Merger Agreement adoption proposal?

A:     Yes. You should read and carefully consider the risk factors set forth in the section titled “Risk Factors” of this proxy statement/prospectus. You also should read and carefully consider the risk factors of Atlantic International and Staffing 360 contained in the documents that are incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

Q:     Who is soliciting proxies, how are they being solicited, and who pays the cost

A:     Proxies are being solicited by Staffing 360 officers, directors, and employees on behalf of Staffing 360 either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares registered in their names, will be asked to forward solicitation material to the beneficial owners of such shares. Staffing 360 will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Q:     What are the U.S. federal income tax consequences of the Merger to Staffing 360 stockholders?

A:     The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code (the “Code’), but no assurance can be given that the Merger will so qualify, that the U.S. Internal Revenue Service (the “IRS”), will not challenge such qualification or that a court would not sustain such a challenge. While the closing of the Merger is not conditioned upon achieving or receiving a ruling from the IRS or opinion of counsel with respect to, such qualification, Staffing 360 intends to obtain a tax opinion from its counsel, Haynes and Boone, LLP.

Assuming that the Merger qualifies as a “reorganization,” a U.S. holder (as defined in the section titled “U.S. Federal Income Tax Consequences of the Merger” of this proxy statement/prospectus) of Staffing 360 common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Staffing 360 common stock for Atlantic International common stock in the Merger. If the Merger does not so qualify, the exchange of Staffing 360 common stock for Atlantic International common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes.

See the section titled “U.S. Federal Income Tax Consequences of the Merger” of this proxy statement/prospectus for a more complete description of certain U.S. federal income tax consequences of the Merger. Please consult your tax advisors as to the specific tax consequences to you of the Merger, including the consequences if the Merger does not qualify as a “reorganization.”

Q:     When is the Merger expected to be completed?

A:     Subject to the satisfaction or waiver of the closing conditions described under the section titled “The Merger Agreement — Conditions to the Completion of the Merger” of this proxy statement/prospectus, including the adoption of the Merger Agreement by Staffing 360 stockholders, the Merger is expected to be completed on or before February 10, 2025. However, neither Atlantic International nor Staffing 360 can predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion of the Merger is subject to conditions and factors outside the control of both companies.

Q:     What are the conditions to the completion of the Merger?

A:     The Merger is subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others:

•        the Parties shall have performed and complied in all material respects with all terms, covenants and conditions of the Merger Agreement to be complied with and performed by the parties at or before closing of the Merger;

•        there shall be no pending or threatened material third party actions seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of the Merger Agreement or the transactions contemplated by the Merger Agreement, or which if successful could have a material adverse effect on any party, or any order providing for any of the foregoing;

•        Atlantic International shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by vote of the Atlantic International Board of Directors in accordance with the Delaware law, and Atlantic International’s governing documents; and

•        Staffing 360 shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by required vote of the Staffing 360 stockholders and the Staffing 360 Board of Directors in accordance with Delaware Law, and Staffing 360’s governing documents.

•        Staffing 360 shall have delivered to Atlantic International:

•        a signed agreement between the Internal Revenue Service and Staffing 360 concerning the terms of settlement mutually agreeable to Atlantic International; and

•        a signed settlement agreement with Jackson Investment Group (“Jackson”) converting Staffing 360’s indebtedness with the appropriate Jackson party whereby: (i) all interest accrued and payable to appropriate Jackson party will be waived or forgiven and (ii) the principal amount of the Loan will be converted into 5,600,000 shares of Series I Preferred Stock subject to adjustment. In the event the average closing price of Atlantic Common Stock over the five (5) trading days immediately preceding the date of the Closing is below $5.00, members of the management of Staffing 360 and Atlantic and Atlantic itself shall issue to Jackson such number of additional shares of Atlantic Common Stock to equal to (i) 5,600,000 shares multiplied by the quotient of $5.00 per share and the Average Closing Price (as defined herein) minus (ii) 5,600,000. Additionally, pursuant to the First Amendment and further agreement between the applicable parties, Jackson shall enter into a lock-up agreement such that the Merger Consideration (as defined in the Merger Agreement) for all of the Series I Preferred Stock are subject to a lock up period for the one year after the closing of the Merger, provided, however, that 600,000 shares of Merger Consideration shall be freely tradable following the closing of the Merger.

•        Signed agreements to be mutually agreed to by the Parties whereby the applicable parties shall: (i) convert any amounts owed in Earned Contingent Cash Payment into five million (5,000,000) shares of Series H Preferred Stock of Staffing 360 and waive any interest/dividends or other payments due from Staffing 360 related to the Series H Preferred Stock; and (ii) lock-up agreements such that the Merger Consideration for all of the shares of Series H Preferred Stock are; (A) subject to a lock up for the 6 months after Closing as follows; (B) 1,750,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 6 months after Closing until 9 months after Closing; (C) 875,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 9 months after Closing until 12 months after Closing; and (D) the lock-up shall terminate 12 months after Closing and (E) the lock-up shall not apply to the extent shares of Atlantic Common Stock must be sold to pay any taxes from such applicable holder.

No assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, even if all required consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Merger could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that Atlantic International and Staffing 360 expect to achieve if the Merger is successfully completed within the expected timeframe. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see the sections titled “The Merger Agreement — Conditions to the Completion of the Merger” and “The Merger — Regulatory Approvals” of this proxy statement/prospectus.

Q:     What happens if the Merger is not completed?

A:     If the Merger is not completed for any reason, Staffing 360 stockholders will not receive any Merger Consideration for their shares of Staffing 360 common stock in connection with the Merger. Instead, Staffing 360 will remain an independent public company and Staffing 360 common stock will continue to be traded on the Nasdaq Capital Market and Atlantic International common stock will continue to be quoted on the Nasdaq Global Market and Atlantic International will not complete the share issuance of Atlantic International common stock pursuant to the Merger Agreement.

Q:     How will I receive the Merger consideration to which I am entitled?

A:     If you hold your shares of Staffing 360 in book-entry form, whether through The Depository Trust Company, or otherwise, you will not be required to take any specific actions to exchange your shares of Staffing 360 for shares of Atlantic International common stock. Such shares will, following the effective time, be automatically exchanged for shares of Atlantic International common stock (in book-entry form). If you instead hold your shares of Staffing 360 in certificated form, then, after receiving the proper documentation from you following the effective time, the Exchange Agent will deliver to you the shares of Atlantic International common stock (in book-entry form). For more information, see the section titled “The Merger Agreement — Exchange of Shares.”

Q:     What is “householding” and how does it affect me?

A:     With respect to eligible stockholders who share a single address, Staffing 360 may send only one copy of the proxy materials to that address unless Staffing 360 receives instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce Staffing 360’s printing and postage costs. However, if a stockholder of record residing at such address wishes to receive separate proxy materials in the future, he or she may contact us by sending a request to Staffing 360’s Corporate Secretary at 757 Third Avenue, 27th Floor, New York, NY 10017. Eligible stockholders of record receiving multiple copies of Staffing 360’s proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary or by contacting us at the above address or phone number.

Staffing 360 hereby undertakes to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

Q:     What should I do now?

A:     You should read this proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope(s) or submit your voting instructions over the Internet, or by telephone, as soon as possible so that your shares will be voted in accordance with your instructions.

Q:     How can I find more information about Atlantic International and Staffing 360?

A:     You can find more information about Atlantic International and Staffing 360 by reading this proxy statement/prospectus and from various sources described under “Where You Can Find More Information.”

Q:     Whom do I call if I have questions about the Staffing 360 special meeting or the Merger?

A:     The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement/prospectus. We urge you to carefully read this entire proxy statement/prospectus, including the documents we refer to in this proxy statement/prospectus. If you have any questions, or need additional materials, please feel free to contact the Company at its e-mail address: companysecretary@staffing360solutions.com.

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this proxy statement/prospectus. This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that may be important to you as a Staffing 360 stockholder. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read carefully this entire proxy statement/prospectus, its annexes and the other documents to which you are referred. Items in this summary include a page reference directing you to a more complete description of those items. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

The Parties to the Merger (Page 90)

Atlantic International Corp.

Atlantic International Corp. was originally incorporated in Delaware under the name SeqLL Inc. on April 1, 2014 (“Atlantic International”). Atlantic International historically operated as a commercial-stage life science instrumentation and research services company engaged in development of scientific assets and novel intellectual property across multiple “Omics” fields.

On June 4, 2024, Atlantic International, SeqLL Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of SeqLL (“Purchaser Sub”), Atlantic Acquisition Corp, a Delaware corporation, Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer”), and IDC Technologies, a California corporation (“IDC”), entered into a Merger Agreement (the “Lyneer Merger Agreement”), pursuant to which (i) Atlantic Merger Sub was merged with and into Lyneer, with Lyneer continuing as the surviving entity and (ii) Purchaser Sub was merged with and into Lyneer with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of Atlantic International. Lyneer is a national strategic outsource services and workforce solutions firm, serving the commercial, professional, finance, direct placement and managed service provider verticals. Lyneer is a 28-year-old company that generated over $400 million in revenues in 2023 and adjusted EBITDA of $5.4 million.

On June 13, 2024, in preparation for the Merger described above, SeqLL changed its name from SeqLL Inc. to Atlantic International Corp. On June 18, 2024, Atlantic International completed the acquisition of Lyneer. Pursuant to the terms of the Merger with Lyneer, SeqLL changed its corporate name to Atlantic International Corp. and its trading symbol to ATLN.

Pursuant to the Lyneer Merger Agreement, all of SeqLL’s business operations have been sold to SeqLL Omics, a newly formed company owned by SeqLL’s former employees and management. Atlantic International’s operating business is now that of Lyneer.

Atlantic International’s principal executive office is located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Its main telephone number at that address is (201) 899-4470, and its website address is www.atlantic-international.com. The information on its website is not part of this proxy statement/prospectus. The website address was included as a factual reference and do not intend it to be an active link to the website.

A36 Merger Sub, Inc.

A36 Merger Sub, Inc. (the “Merger Sub”) is a newly formed, direct, wholly-owned subsidiary of Atlantic International. Merger Sub is a Delaware corporation that was formed on October 29, 2024, for the sole purpose of effecting the Merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (“Staffing 360”) is incorporated in the State of Delaware. Staffing 360 is a rapidly growing public company in the domestic staffing sector. Staffing 360’s high-growth business model is based on finding and acquiring suitable, mature, profitable, operating, U.S. based staffing companies. Staffing 360’s targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration (“Professional”) and light industrial (“Commercial”) disciplines. Staffing 360’s principal executive office is located at 757 Third Avenue 27th Floor, New York, NY 10017. Its telephone number is 646-507-5710.

The Staffing 360 Special Meeting (Page 106)

The Staffing 360 special meeting will be held on February 3, 2025, at 10:00 a.m., Eastern Time, at the Staffing 360 special meeting website, at www.virtualshareholdermeeting.com/STAF2025SM. The purposes of the Staffing 360 special meeting are as follows:

(1)    to adopt that certain Agreement and Plan of Merger, dated November 1, 2024, by and among Staffing 360, Atlantic International Corp., a Delaware corporation (“Atlantic International”), and A36 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (the “Merger Sub”) (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, “Merger Agreement”) and the transactions contemplated therein and in connection therewith, a copy of which is included as Annex A to the accompanying proxy statement/prospectus (the “Merger Agreement Adoption Proposal”); and

(2)    to approve the adjournment of the Staffing 360 special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Staffing 360 special meeting to approve the Merger Agreement Adoption Proposal (the “Adjournment Proposal”).

Completion of the Merger is conditioned on the approval of the Merger Agreement Adoption Proposal by Staffing 360 stockholders. Approval of the Adjournment Proposal is not a condition to the obligation of either Atlantic International or Staffing 360 to complete the Merger.

Only holders of record of outstanding shares of Staffing 360 common stock and Series H Preferred Stock as of the Record Date, are entitled to notice of, and to vote at, the Staffing 360 special meeting. Pursuant to Staffing 360 Bylaws, each share of Staffing 360 common stock is entitled to one vote on all matters listed in this proxy statement/prospectus. Each holder of Series H Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series H Preferred Stock held by such holder is convertible with respect to any and all matters presented to the common stockholders for their action or consideration at the special meeting.

Assuming a quorum is present at the Staffing 360 special meeting, approval the Merger Agreement Adoption Proposal requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote, and, if presented, the Adjournment Proposal, requires the affirmative vote of the holders of a majority of the shares entitled to vote on each such proposal represented in person or by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” such proposal, and broker non-votes will have no effect on the proposals.

The Merger and the Merger Agreement (Pages 89 and 101)

The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Staffing 360, referred to as the Merger, with Staffing 360 as the surviving corporation in the Merger.

Following the Merger, Staffing 360 common stock will be delisted from the Nasdaq Capital Market, deregistered under the Exchange Act and will cease to be publicly traded.

Treatment of Staffing 360 Common Stock, Series H Preferred Stock and Series I Preferred Stock; Merger Consideration (Page 101)

At the effective time, by virtue of the Merger and without any further action on the part of Atlantic International, Merger Sub, Staffing 360, or any stockholder of Staffing 360, each (i) share of Staffing 360 common stock, (ii) share of Series H Preferred Stock and (iii) share of Series I Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted automatically into the right to receive a number of validly issued, fully paid and non-assessable shares of Atlantic International common stock, par value of $.00001 per share, equal to their respective Exchange Ratio, which shares shall equal an aggregate of 4.9% of the issued and outstanding shares of the combined company (the “Merger Consideration”). Fractional shares will be rounded to the nearest whole share.

The market price of Atlantic International common stock has fluctuated since the date of the announcement of the Merger Agreement and may continue to fluctuate from the date of this proxy statement/prospectus to the date of the special meeting, the date the Merger is completed and thereafter. The market price of Atlantic International common stock, when received by Staffing 360 equity holders after the Merger are completed, could be greater than, less than or the same as the market price of Atlantic International common stock on the date of this proxy statement/prospectus or at the time of the special meeting.

Accordingly, you should obtain current market quotations for Atlantic International common stock and Staffing 360 common stock before deciding how to vote with respect to any of the proposals described in this proxy statement/prospectus. Atlantic International common stock is listed the Nasdaq Global Market under the symbol “ATLN” and Staffing 360 common stock is traded on the Nasdaq Capital Market under the symbol “STAF”.

Treatment of Staffing 360 Series H Preferred Stock

The Merger Consideration for the shares of Series H Preferred Stock are subject to a lock-up such that: (A) (i) all of the shares are subject to a lock up for the 6 months after closing of the Merger; (ii) 1,750,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 6 months after closing of the Merger until 9 months after closing of the Merger; (iii) 875,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 9 months after closing of the Merger until 12 months after closing of the Merger; and (iv) the lock-up shall terminate 12 months after closing of the Merger and (B) the lock-up shall not apply to the extent shares of Atlantic common stock must be sold to pay any taxes from such applicable holder.

Treatment of Staffing 360 Series I Preferred Stock

Pursuant to the First Amendment and further agreement between the applicable parties, Jackson shall enter into a lock-up agreement such that the Merger Consideration (as defined in the Merger Agreement) for all of the Series I Preferred Stock are subject to a lock up period for the one year after the closing of the Merger, provided, however, that 600,000 shares of Merger Consideration shall be freely tradable following the closing of the Merger.

Treatment of Staffing 360 Options

At the effective time of the Merger, each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

Treatment of Staffing 360 Warrants

At the effective time of the Merger, each outstanding warrant to purchase shares of common stock of Staffing 360 that has not been exercised prior to the closing of the Merger will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become a warrant to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such warrant multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed warrant to purchase Staffing 360 common stock will be equal to the exercise price per share of the warrant to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

Staffing 360’s Recommendation and Reasons for the Merger (Page 93)

The Staffing 360 Board of Directors recommends that Staffing 360 stockholders vote “FOR” the Merger Agreement Adoption Proposal, and, if presented, “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations, the Staffing 360 Board of Directors consulted with Staffing 360 senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information.

For a description of the factors considered by the Staffing 360 Board of Directors in reaching this decision, including potentially negative factors against which the anticipated advantages and opportunities of the Merger were weighed, and additional information on the recommendation of the Staffing 360 Board of Directors, see the section titled “The Merger — Recommendation of the Staffing 360 Board of Directors; Staffing 360’s Reasons for the Merger” of this proxy statement/prospectus.

Opinion of Cornerstone Valuation, Staffing 360’s Financial Advisor (Page 95 and Annex B)

Staffing 360 has retained Cornerstone Valuation, LLC (“Cornerstone Valuation”), as its financial advisor in connection with the Merger (including the delivery of the fairness opinion, defined below). On October 29, 2024, Cornerstone Valuations rendered a written opinion that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such written opinion, the Merger Consideration to be received by the Staffing 360 stockholders entitled to receive such Merger Consideration pursuant to the Merger is fair, from a financial point of view, to such holders.

The full text of the written opinion of Cornerstone Valuations, sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Cornerstone Valuations in connection with its opinion. The Cornerstone Valuations opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the Cornerstone Valuations opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Cornerstone Valuation opinion. We urge you to read carefully the Cornerstone Valuations opinion, together with the summary thereof in this proxy statement/prospectus, in its entirety.

Cornerstone Valuations provided its opinion for the information and assistance of the Staffing 360 board of directors in connection with its consideration of the Merger Consideration. The Cornerstone Valuations opinion addressed solely the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of shares of Staffing 360 common stock entitled to receive such Merger Consideration pursuant to the Merger and does not address any other aspect or implication of the Merger. The Cornerstone Valuations opinion was not a recommendation to the Staffing 360 board of directors as to how to vote in connection with the Merger Agreement and is not a recommendation to any Staffing 360 stockholder to take any action in connection with the Merger or any other matter.

Interests of Atlantic International’s Directors and Executive Officers in the Merger

In considering the recommendations of the Atlantic International Board of Directors with respect to approving the Merger, Staffing 360 stockholders should be aware that certain Atlantic International’s executive officers, and their affiliates, have interests in the Merger. Atlantic International’s Board of Directors was aware of these interests and considered them, among other matters, in approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.

•        pursuant to the terms and conditions of an Executive Employment Agreement dated as of June 18, 2024 by and between Atlantic International and Jeffrey Jagid, as Chief Executive Officer of Atlantic International, Mr. Jagid is entitled to receive a transaction bonus in the amount of $100,000 for a completed acquisition in excess of $8 million, including this Merger, in consideration for his assistance in closing such transaction.

•        pursuant to the terms and conditions of executive Employment Agreement dated as of June 18, 2024 by and between Atlantic International and Christopher Broderick, as Chief Financial Officer and Michael Tenore as General counsel, each of them is entitled to a transaction bonus of $75,000 upon the closing of the Merger transaction.

Interests of Staffing 360’s Directors and Executive Officers in the Merger (Page 96)

In considering the recommendations of the Staffing 360 Board of Directors, Staffing 360 stockholders should be aware that Staffing 360 directors and executive officers have interests in the Merger, including financial interests that may be different from, or in addition to, the interests of other Staffing 360 stockholders generally. The Staffing 360 Board of Directors was aware of and considered such interests, among other matters, in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement.

These interests include, among others:

•        after the Merger, each of Brendan Flood and Alicia Barker with continue to be employed within their respective roles with Staffing 360;

•        pursuant to the Merger Agreement, Atlantic International and the Staffing 360 have agreed to negotiate and agree to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, respectively, prior to the filing with the SEC of the Registration Statement on Form S-4 in connection with the Merger, with such terms including an issuance of 1,263,020 of Atlantic common stock to each of Brendan Flood and Alicia Barker, which includes a six-month vesting period and a term of three years; and

•        the continued indemnification of current directors and officers of Staffing 360 and the continuation of directors’ and officers’ liability insurance after the Merger.

For more information, see the sections titled “The Merger — Interests of Staffing 360’s Directors and Executive Officers in the Merger” and “The Merger — Background of the Merger” of this proxy statement/prospectus.

Regulatory Approvals (Page 99)

Atlantic International and Staffing 360 believe that the Merger does not raise substantial antitrust or other significant regulatory concerns and that both parties will be able to obtain all requisite regulatory approvals prior to the anticipated closing. Atlantic International and Staffing 360 must also comply with the applicable federal and state securities laws and the rules and regulations of The Nasdaq Stock Market LLC for the approval of the listing application to be submitted in connection with the Merger and the filing with the SEC of the registration statement of which this proxy statement/prospectus forms a part. For a more complete discussion of the regulatory approvals required in connection with the Merger, see the section titled “The Merger — Regulatory Approvals” of this proxy statement/prospectus.

Governance and Ownership of Atlantic International After Completion of the Merger (Page 98 and Annex A)

The Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, contains certain provisions relating to the governance of Atlantic International following completion of the Merger.

Directors and Management of Atlantic International After Completion of the Merger

The Merger Agreement provides that after Closing, Atlantic International will have the right to appoint the members of Staffing 360’s board of directors.

There will be no change to the members of the Board of Directors of Atlantic International (“Atlantic International Board of Directors”) or executive officers of Atlantic International as a result of the Merger.

Ownership of Atlantic International After Completion of the Merger

As of the date of this proxy statement/prospectus, based on the number of shares of Staffing 360 and Atlantic International common stock outstanding as of January 8, 2025, the Record Date, the holders of shares of Staffing 360 common stock as of immediately following the completion of the Merger would hold, in the aggregate, approximately 8% of the issued and outstanding shares of common stock of the combined company.

Certain Beneficial Owners of Staffing 360 Common Stock (Page 143)

At the close of business on the Record Date, directors and executive officers of Staffing 360 beneficially owned and were entitled to vote approximately 177,430 shares of Staffing 360 common stock, collectively representing 11.49% of the shares of Staffing 360 common stock outstanding on the Record Date. Staffing 360 currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Agreement Adoption Proposal and “FOR” the Adjournment Proposal. For more information regarding the security ownership of Staffing 360 and executive officers, see the information provided in the section titled “Certain Beneficial Owners of Staffing 360 Common Stock — Security Ownership of Staffing 360 Directors and Executive Officers” of this proxy statement/prospectus.

Appraisal Rights

Staffing 360 stockholders will not be entitled to appraisal rights in connection with the proposed Merger or with respect to any of the matters to be voted on at the Staffing 360 special meeting.

Conditions to the Completion of the Merger (Page 103)

Mutual Conditions

Each party’s obligation to effect the Merger and consummate the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver at or prior to closing of each of the following conditions:

•        the parties shall have performed and complied in all material respects with all terms, covenants and conditions of the Merger Agreement to be complied with and performed by the parties at or before closing of the Merger;

•        there shall be no pending or threatened material third party actions seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of the Merger Agreement or the transactions contemplated by the Merger Agreement, or which if successful could have a material adverse effect on any party, or any order providing for any of the foregoing;

•        Atlantic International shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by vote of the Atlantic International Board of Directors in accordance with Delaware law, and Atlantic International’s governing documents; and

•        Staffing 360 shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by required vote of the Staffing 360 stockholders and Staffing 360 Board of Directors in accordance with Delaware law, and Staffing 360’s governing documents.

The obligations of the Atlantic International to effect the Merger and consummate the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver at or prior to closing of each of the following additional conditions:

(a)     At or prior to the closing of the Merger, Staffing 360 shall execute and/or deliver, or cause to be delivered to Atlantic International all of the following:

•        the filing of a Current Report on Form 8-K filed reflecting approval of the Merger Agreement from Staffing 360 stockholders at a special meeting of stockholders and the transactions contemplated therein and in connection therewith;

•        written resignations of the members of the Staffing 360 Board of Directors, effective as of the closing of the Merger, executed by each such director;

•        the Certificate of Merger, in the form attached as Exhibit A to the Merger Agreement, duly executed by an authorized officer of Staffing 360;

•        a certificate substantially in the form described in Treasury Regulations Section 1.1445-2(c)(3), together with evidence that Staffing 360 has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), duly executed by Staffing 360; a signed agreement between the Internal Revenue Service and Staffing 360 concerning the terms of settlement mutually agreeable to Atlantic International;

•        a signed agreement between the Internal Revenue Service and Staffing 360 concerning the terms of settlement mutually agreeable to Atlantic International;

•        a signed settlement agreement with Jackson Investment Group LLC (“Jackson”) converting Staffing 360’s indebtedness with the appropriate Jackson party whereby: (i) all interest accrued and payable to appropriate Jackson party will be waived or forgiven and (ii) the principal amount of the Loan will be converted into 5,600,000 shares of Series I Preferred Stock. In the event the average closing price of Atlantic Common Stock over the five (5) trading days immediately preceding the date of the Closing is below $5.00, members of the management of Staffing 360 and Atlantic and Atlantic itself shall issue to Jackson such number of additional shares of Atlantic Common Stock equal to (i) 5,600,000 shares multiplied by the quotient of $5.00 per share and the Average Closing Price (as defined herein) minus (ii) 5,600,000. Additionally, pursuant to the First Amendment and further agreement between the applicable parties, Jackson shall enter into a lock-up agreement such that the Merger Consideration for all of the Series I Preferred Stock are subject to a lock up period for the one year after the closing of the Merger, provided, however, that 600,000 shares of Merger Consideration shall be freely tradable following the closing of the Merger;

•        signed agreements to be mutually agreed to by the parties whereby the applicable parties shall: (i) convert any amounts owed in Earned Contingent Cash Payment (as defined in the Merger Agreement) into five million (5,000,000) shares of Series H Preferred Stock and waive any interest/dividends or other payments due from Staffing 360 related to the Series H Preferred Stock; and (ii) lock-up agreements such that the Merger Consideration for all of the shares of Series H Preferred Stock are; (A) subject to a lock up for the 6 months after closing of the Merger as follows; (B) 1,750,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 6 months after closing of the Merger until 9 months after closing of the Merger; (C) 875,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 9 months after closing of the Merger until 12 months after closing of the Merger; and (D) the lock-up shall terminate 12 months after closing of the Merger and (E) the lock-up shall not apply to the extent shares of Atlantic common stock must be sold to pay any taxes from such applicable holder;

•        a signed agreement to be mutually agreed to by the parties whereby Staffing 360 shall issue to Chapel Hill Partners 100,000 shares of Staffing 360 common stock on terms to be mutually agreed to by the parties;

•        a closing balance sheet certified by Staffing 360’s CEO;

•        amended employment agreements, signed by Brendan Flood and Alicia Barker as President and Executive Vice President, respectively;

•        all minute books, stock books, ledgers and registers, corporate seals, if any, and other corporate records relating to the organization, ownership and maintenance of Staffing 360 and other Company Entities (as defined in the Merger Agreement), if not already located on the premises of Staffing 360; and

•        certain other customary certificates duly executed by the appropriate officers of Staffing 360.

(b)    Staffing 360 shall have delivered all other documents and other instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement.

The obligations of Staffing 360 to effect the Merger and consummate the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver at or prior to closing of each of the following additional conditions:

•        At or prior to the closing of the Merger, Atlantic International shall execute and/or deliver, or cause to be delivered, all of the following: (i) certificates duly executed by the appropriate officers of Atlantic International certifying as to (i) Atlantic International’s governing documents, (ii) resolutions of Atlantic International Board of Directors, authorizing the execution, delivery and performance of the Merger Agreement and all documents delivered by Atlantic International hereunder and in connection with the Merger, and (iii) incumbency and specimen signatures with respect to the officers of Atlantic International executing any document delivered by Atlantic International hereunder and in connection with the Merger, on behalf of Staffing 360, and containing certificates of good standing of Atlantic International and Merger Sub issued not earlier than five (5) Business Days prior to the closing of the Merger by the Secretary of State of the State of Delaware; and

•        Atlantic shall have delivered all other documents and other instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement.

Exclusive Dealing (Page 106)

The Merger Agreement contains provisions that make it more difficult for each of Atlantic International and Staffing 360 to: (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to any Company Acquisition Proposal (as defined in the Merger Agreement); (ii) furnish or disclose any non-public information to any person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any equity interests of Staffing 360 (or any affiliate or successor thereof); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any person to do or seek to do any of the foregoing.

Termination of the Merger Agreement (Page 110)

Termination by Mutual Consent

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time by mutual written consent of Atlantic International and Staffing 360.

•        by either Atlantic International or Staffing 360, if the Merger has not been consummated prior to March 31, 2025 (the “Termination Date”); provided that the right to terminate the Merger Agreement pursuant to this provision is not be available to any party if such party’s breach of any of its covenants or obligations under the Merger Agreement has proximately caused the failure to consummate the transactions contemplated by the Merger Agreement on or before the Termination Date;

•        if any governmental authority shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order or other action shall have become final and non-appealable; or

•        by Atlantic International or Staffing 360, if the special meeting of Staffing 360 has been held (including any adjournment or postponement thereof) and has concluded, and the Staffing 360 stockholders have duly voted and the required Staffing 360 stockholder approval was not obtained.

Termination by Atlantic International

Atlantic International may terminate the Merger Agreement and the Merger may be abandoned at any time prior to the effective time if there has been a material breach of any of the representations or warranties of Staffing 360 or any material breach by Staffing 360 of any covenant or agreement on the part of Staffing 360 set forth in the Merger Agreement and such failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Staffing 360 by Atlantic International, and (ii) the Termination Date; provided, however, that Atlantic is not then in breach of the Merger Agreement so as to prevent any of the mutual conditions to closing and/or Staffing 360 conditions to closing from being satisfied.

Termination by Staffing 360

Staffing 360 may terminate the Merger Agreement and the Merger may be abandoned at any time prior to the effective time if there has been a material breach of any representation or warranty of Atlantic International or any material breach by Atlantic International of any covenant or agreement set forth in the Merger Agreement and the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Atlantic International by Staffing 360 and (ii) the Termination Date; provided, however, that Staffing 360 is then not in breach of the Merger Agreement so as to prevent any of the mutual conditions to closing and/or Atlantic International conditions to closing from being satisfied.

For a more complete description of the foregoing termination rights, see the information provided in the section titled “The Merger Agreement — Termination of the Merger Agreement” of this proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences (Page 113)

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, but no assurance can be given that the Merger will so qualify, that the IRS will not challenge such qualification or that a court will not sustain such a challenge. While the closing of the Merger is not conditioned upon achieving, or receiving a ruling from the IRS or opinion of counsel with respect to, such qualification, Staffing 360 intends to obtain a tax opinion from its counsel, Haynes and Boone LLP.

Assuming that the Merger qualifies as a “reorganization,” a U.S. holder (as defined in the section titled “U.S. Federal Income Tax Consequences of the Merger” of this proxy statement/prospectus) of Staffing 360 common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Staffing 360 common stock for Atlantic International common stock in the Merger. If the Merger does not so qualify for any reason, the exchange of Staffing 360 common stock for Atlantic International common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes.

See the section titled “U.S. Federal Income Tax Consequences of the Merger” of this proxy statement/prospectus for a more complete description of certain U.S. federal income tax consequences of the Merger. Please consult your tax advisors as to the specific tax consequences to you of the Merger, including the consequences if the Merger do not qualify as a “reorganization” for any reason.

Comparison of Stockholders’ Rights (Page 122)

Upon completion of the Merger, Staffing 360 stockholders receiving shares of Atlantic International common stock based on the Exchange Ratio will become Atlantic International stockholders, and their rights will be governed by the governing documents of Atlantic International in effect at the effective time of the Merger. Staffing 360 stockholders will have different rights once they become Atlantic International stockholders due to differences between the governing documents of Staffing 360 and the governing documents of Atlantic International, as described in more detail under the section titled “Comparison of Stockholders’ Rights” of this proxy statement/prospectus.

Listing of Atlantic International Common Stock; Delisting and Deregistration of Staffing 360 Common Stock (Page 100)

Atlantic International common stock is traded on the Nasdaq Global Market under the symbol “ATLN.” In connection with the Merger, Atlantic International intends to submit a listing of additional shares for Staffing 360 stockholders on the Nasdaq Global Market.

If the Merger is completed, Staffing 360 common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Staffing 360 will no longer be required to file periodic reports with the SEC with respect to Staffing 360 common stock.

Staffing 360 has agreed to cooperate with Atlantic International to take, or cause to be taken, all actions necessary to permit the shares of Staffing 360 common stock to be delisted from Nasdaq and deregistered under the Exchange Act after the effective time.

Summary Risk Factors

Below is a summary of the principal risk factors related to the Merger. This summary does not address all of the risks related to the Merger. Additional discussion of the risks summarized in this summary of risk factors, and other risks related to the businesses of Atlantic International and Staffing 360, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this proxy statement/prospectus before deciding how to vote.

Risks Related to the Merger

•        The Merger may be delayed or may not be completed and the Merger Agreement may be terminated in accordance with its terms, which could negatively impact Atlantic International and/or Staffing 360.

•        The market price for shares of Atlantic International common stock following the completion of the Merger may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of shares of Atlantic International common stock and Staffing 360 common stock.

•        The shares of Atlantic International common stock to be received by Staffing 360 stockholders as a result of the Merger will have rights different from the shares of Staffing 360 common stock.

•        After the Merger, Staffing 360 stockholders will have a significantly lower ownership and voting interest in Atlantic International than they currently have in Staffing 360 and will exercise less influence over management and policies of Atlantic International after completion of the Merger.

•        Until the completion of the Merger or the termination of the Merger Agreement in accordance with its terms, Atlantic International and Staffing 360 are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Atlantic International or Staffing 360 and their respective stockholders.

•        The Merger, and uncertainty regarding the Merger, may cause current or future employees, consultants, vendors or strategic partners to delay or defer decisions concerning Atlantic International and Staffing 360 and adversely affect each company’s ability to effectively manage their respective businesses.

•        Whether or not the Merger is completed, the announcement and pendency of the Merger will continue to divert significant management resources to complete the Merger, which could have an adverse effect on Atlantic International’ and Staffing 360’s respective businesses, results of operations and/or market prices.

•        The directors and executive officers of Staffing 360 have interests and arrangements that may be different from, or in addition to, those of Atlantic International and Staffing 360 stockholders generally.

•        The Exchange Ratio is not adjustable based on the market price of Atlantic International common stock, so the Merger Consideration at the closing may have a greater or lesser value than at the time the Merger Agreement was signed.

•        The analysis received by the Staffing 360 Board of Directors from Cornerstone Valuation has not been, and is not expected to be, updated to reflect changes in circumstances that may have occurred since the date of the analysis.

•        If the Merger does not qualify as a “reorganization” under Section 368(a) of the Code, U.S. holders of Staffing 360 common stock may be required to pay additional U.S. federal income taxes.

•        Following the Merger, there can be no assurance that Atlantic International will be able to comply with the continued listing standards of Nasdaq.

•        The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what Atlantic International’s actual financial position or results of operations would have been.

Risks Relating to Atlantic International’s Business

•        Atlantic International’s ability to use its federal net operating loss carryforwards and certain other tax attributes may be limited.

•        Atlantic International’s principal stockholder owns approximately 43% of its outstanding common stock, subject to a pledge agreement which is in default and the stockholder’s interests may conflict with yours in the future.

•        Lyneer’s debt instruments contain covenants that could limit its financing options and liquidity position, which would limit its ability to grow its business.

•        Lyneer faces risks associated with litigation and claims.

•        Risks of our roll-up strategy.

•        Our strategy of growing our company through acquisitions may impact our business in unexpected ways.

•        The requirements of complying with the Exchange Act and the Sarbanes-Oxley Act may strain our resources and distract management.

•        Disruption of critical information technology systems or material breaches in the security of our systems could harm our business, customer relations and financial condition.

Risks Related to Ownership of Atlantic International’s Common Stock

•        The market price of our common stock recently listed on Nasdaq may be highly volatile, and you could lose all or part of your investment.

•        We may be subject to securities litigation, which is expensive and could divert our management’s attention.

•        If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

•        We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

•        Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

•        Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

•        Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders.

•        We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

In addition, Atlantic International and Staffing 360 face other business, financial operational, and legal risks and uncertainties discussed in the sections titled “RISK FACTORS” beginning on page 13 of this proxy statement/prospectus.

Comparative Market Price And Dividend Information

Atlantic International common stock is traded on the Nasdaq Global Market under the symbol “ATLN” and Staffing 360 common stock is traded on the Nasdaq Capital Market under the symbol “STAF.” Prior to uplisting, on November 5, 2024, the last full trading day immediately preceding the public announcement of the Merger Agreement, Atlantic International common stock was traded on the OTC Pink Market.

The following table sets forth the closing sale prices per share of each of Atlantic International common stock and Staffing 360 common stock on November 1, 2024, the last full trading day immediately preceding the public announcement of the Merger Agreement, and on January 22, 2025, the latest practicable date prior to the date of this proxy statement/prospectus:

	Atlantic International Common Stock	Staffing 360 Common Stock
November 1, 2024	$5.23	$1.70
January 22, 2025	$5.74	$3.37

Stockholders of Atlantic International and Staffing 360 are urged to obtain current market quotations for Atlantic International common stock and Staffing 360 and to review carefully the other information contained in this proxy statement/prospectus or documents filed with the SEC. See “Where You Can Find More Information” in this proxy statement/prospectus.

Holders

As of January 22, 2025, the latest practicable date prior to the date of this proxy statement/prospectus, there were 332 holders of record of Atlantic International common stock.

As of the Record Date, there were 508 holders of record of Staffing 360 common stock.

As of the Record Date, there were 23 holders of record of Staffing 360 Series H Preferred Stock.

Dividends

Atlantic International have not declared or paid cash dividends on its capital stock to date and does not anticipate or contemplate paying dividends in the foreseeable future. Atlantic International intend to retain future earnings, if any, to finance the expansion of its business, and does not anticipate that any cash dividends will be paid in the foreseeable future. Atlantic International’s future payment of dividends will depend on its earnings, capital requirements, expansion plans, financial condition and other relevant factors that Atlantic International Board of Directors may deem relevant. Atlantic International’s accumulated deficit currently limits our ability to pay cash dividends.

Staffing 360 initiated a dividend program in early 2019 under which Staffing 360 intended to pay a regular quarterly cash dividend of $0.10 per share to holders of Staffing 360 common stock. The first such dividend was paid on February 28, 2019, to stockholders of record as of February 15, 2019, but subsequent dividends were suspended by Staffing 360 Board of Directors. In the future, Staffing 360 Board of Directors may, without advance notice, determine to initiate, reduce or suspend Staffing 360 dividends in order to maintain financial flexibility and best position the company for long-term success. The declaration and amount of future dividends is at the discretion of Staffing 360 Board of Directors and will depend on Staffing 360’s financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements and other factors and restrictions Staffing 360 Board of Directors deems relevant. In addition, Staffing 360 is limited in its ability to pay dividends by certain of our existing agreements. In particular, Staffing 360’s debt agreements only permit the company to pay a quarterly cash dividend of one cent per share of common stock issued and outstanding, provided that such cash dividend does not exceed $100 in the aggregate per fiscal quarter.

RISK FACTORS

In deciding whether to vote for the adoption of the Merger Agreement, Staffing 360 stockholders are urged to carefully consider all of the information included or incorporated by reference in this proxy statement/prospectus, including the combined and consolidated financial statements and notes thereto. You should also consider carefully the following risks, together with all the other information in this proxy statement/prospectus, including the combined and consolidated financial statements and notes thereto, as well as the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by Atlantic International and Staffing 360, with the U.S. Securities and Exchange Commission (the “SEC”), before you vote your shares. The value of your investment following the completion of the Merger will be subject to significant risks affecting, among other things, Atlantic International’s business, financial condition, results of operations and prospects. If any of the following risks or the risks included in the public filings of Atlantic International actually materializes following the Merger, Atlantic International’s operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of the Atlantic International common stock could decline and you could lose part or all of your investment.

Risks Related to the Merger

The Merger may be delayed or may not be completed and the Merger Agreement may be terminated in accordance with its terms, which could negatively impact Atlantic International and/or Staffing 360.

The Merger is subject to a number of conditions that must be satisfied, some of which are beyond the control of Atlantic International and Staffing 360, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Merger may be delayed or not completed. These conditions include, among others:

•        the Parties shall have performed and complied in all material respects with all terms, covenants and conditions of the Merger Agreement to be complied with and performed by the parties at or before closing of the Merger;

•        there shall be no pending or threatened material third party actions seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of the Merger Agreement or the transactions contemplated by the Merger Agreement, or which if successful could have a material adverse effect on any party, or any order providing for any of the foregoing;

•        Atlantic International shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by vote of the Atlantic International Board of Directors in accordance with the Delaware aw, and Atlantic International’s governing documents;

•        Staffing 360 shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by required vote of the Staffing 360 stockholders in accordance with the Delaware law, and Staffing 360’s governing documents; and

•        Staffing 360 shall have delivered to Atlantic International:

•        a signed agreement between the Internal Revenue Service and Staffing 360 concerning the terms of settlement mutually agreeable to Atlantic International;

•        a signed settlement agreement with the appropriate Jackson Investment (“Jackson”) party converting Staffing 360’s indebtedness with the appropriate Jackson party whereby: (i) all interest accrued and payable to appropriate Jackson party will be waived or forgiven and (ii) the principal amount of the Loan will be converted into 5,600,000 shares of Series I Preferred Stock. In the event the average closing price of Atlantic Common Stock over the five (5) trading days immediately preceding the date of the Closing is below $5.00, members of the management of Staffing 360 and Atlantic and Atlantic itself shall issue to Jackson such number of additional shares of Atlantic Common Stock equal to (i) 5,600,000 shares multiplied by the quotient of $5.00 per share and the Average Closing Price (as defined herein) minus (ii) 5,600,000. Additionally, pursuant to the First Amendment and further agreement between the applicable parties, Jackson shall enter into a lock-up agreement such that the Merger Consideration for all of the Series I Preferred Stock are subject to a lock up period for the one year after the closing of the Merger, provided, however, that 600,000 shares of Merger Consideration shall be freely tradable following the closing of the Merger; and

•        signed agreements to be mutually agreed to by the Parties whereby the applicable parties shall: (i) convert any amounts owed in Earned Contingent Cash Payment into five million (5,000,000) shares of Series H Preferred Stock of Staffing 360 and waive any interest/dividends or other payments due from Staffing 360 related to the Series H Preferred Stock; and (ii) lock-up agreements such that the Merger Consideration for all of the shares of Series H Preferred Stock are; (A) subject to a lock up for the 6 months after Closing as follows; (B) 1,750,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 6 months after Closing until 9 months after Closing; (C) 875,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 9 months after Closing until 12 months after Closing; and (D) the lock-up shall terminate 12 months after Closing and (E) the lock-up shall not apply to the extent shares of Atlantic Common Stock must be sold to pay any taxes from such applicable holder.

No assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all required consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Merger could cause Atlantic International not to realize, or to be delayed in realizing, some or all of the benefits that Atlantic International expects to achieve if the Merger is successfully completed within the expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see the section titled “The Merger Agreement — Conditions to the Completion of the Merger” of this proxy statement/prospectus.

Additionally, either Atlantic International or Staffing 360 may terminate the Merger Agreement under certain circumstances.

If the Merger is not completed for any reason, including as a result of a failure to obtain the required Staffing 360 stockholder vote to approve the Merger Agreement Adoption Proposal, the ongoing businesses of Atlantic International and Staffing 360 may be adversely affected and, without realizing any of the benefits of having completed the Merger, Atlantic International and Staffing 360 would be subject to a number of risks, including the following:

•        each company may experience negative reactions from the financial markets, including negative impacts on its stock price;

•        each company may experience negative reactions from its partners, suppliers, employees and others;

•        each company will be required to pay their respective costs relating to the Merger, such as financial advisory, legal and accounting costs and associated fees and expenses, including, if applicable, a termination fee (with certain exceptions), whether or not the Merger is completed; and

•        matters relating to the Merger (including financial and accounting matters) will require substantial commitments of time and resources by Atlantic International management and Staffing 360 management, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to Atlantic International or Staffing 360, as applicable, as an independent company.

Furthermore, as previously reported by Staffing 360 on Current Report on Form 8-K, on June 20, 2024, Staffing 360 received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (the “Staff”) indicating that it was no longer in compliance with the minimum stockholders’ equity requirement (the “Minimum Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market (“Nasdaq”) pursuant to Nasdaq Listing Rule 5550(b)(1), which such rule requires listed companies to maintain stockholders’ equity of at least $2,500,000 or meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations, which Staffing 360 does not currently meet.

On August 13, 2024, following the Staff’s review of Staffing 360’s plan to regain compliance with the Minimum Stockholders’ Equity Requirement submitted on June 14, 2024, and on August 5, 2024, Staffing 360 received a letter (the “Notice”) indicating that the Staff determined to deny Staffing 360’s request for continued listing on Nasdaq. Pursuant to the Notice, based on the preliminary nature of Staffing 360’s plan, the Staff determined that Staffing 360 did not provide a definitive plan evidencing its ability to achieve near term compliance with the Minimum Stockholders’ Equity Requirement. Staffing 360 requested an appeal of the Staff’s determination, and a hearing before the Nasdaq Hearings Panel (the “Panel”) was held on October 3, 2024.

On October 8, 2024, Staffing 360 received a letter (the “Letter”) from the Nasdaq Hearings Panel (“Panel”) indicating that the Panel has determined to grant Staffing 360’s request to continue its listing on Nasdaq, subject to the Merger Agreement being signed by November 1, 2024, which, in fact, occurred and the Merger being completed by December 31, 2024. If the Merger is not completed, Staffing 360 may be unable to comply with certain milestone set forth in the Letter, which can result in delisting of Staffing 360 common stock from Nasdaq.

In addition, if the Merger is not completed, Atlantic International and Staffing 360 could be subject to litigation related to any failure to complete the Merger or to perform their respective obligations under the Merger Agreement. If the Merger is not completed, Atlantic International and Staffing 360 cannot assure their stockholders that these risks will not materialize and will not materially affect the business, financial condition, results of operations and stock prices of Atlantic International or Staffing 360.

The market price for shares of Atlantic International common stock following the completion of the Merger may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of shares of Atlantic International common stock and Staffing 360 common stock.

Upon consummation of the Merger, Staffing 360 stockholders will become Atlantic International stockholders. Atlantic International’s business differs from that of Staffing 360 in certain respects, and, accordingly, the financial condition and results of operations of Atlantic International after completion of the Merger, as well as the market price of shares of Atlantic International common stock, may be affected by factors that are different from those currently or historically affecting the financial condition and results of operations of Atlantic International or Staffing 360. In addition, the stock market has experienced significant price and volume fluctuations in recent times, which, if they continue to occur, could adversely affect the market for, or liquidity of, Atlantic International common stock, regardless of Atlantic International’s actual results of operations. For a discussion of the businesses of each of Atlantic International and Staffing 360 and some important factors to consider in connection with those businesses, please see the sections titled “Information About Atlantic International” and “Information About Staffing 360” of this proxy statement/prospectus and the documents and information included elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus and listed under the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

The shares of Atlantic International common stock to be received by Staffing 360 stockholders as a result of the Merger will have rights different from the shares of Staffing 360 common stock.

Upon consummation of the Merger, the rights of Staffing 360 stockholders, who will become Atlantic International stockholders, will be governed by the governing corporate documents of Atlantic International in effect at the effective time, including Atlantic International’s Amended and Restated Certificate of Incorporation (“Atlantic International Charter”) and Atlantic International’s Amended and Restated Bylaws (the “Atlantic International Bylaws). Despite the fact that both companies are governed by the DGCL, the rights associated with Staffing 360 common stock are different from the rights which will be associated with Atlantic International common stock. See the section titled “Comparison of Stockholders’ Rights” of this proxy statement/prospectus for a discussion of these rights.

After the Merger, Staffing 360 stockholders will have a significantly lower ownership and voting interest in Atlantic International than they currently have in Staffing 360 and will exercise less influence over management and policies of Atlantic International after completion of the Merger.

After completion of the Merger, the current common stockholders of Staffing 360 (including Senior Management pursuant to the terms of the Merger Agreement) will own approximately 5.9% of Atlantic International common stock compared with their last ownership of 100% of Staffing 360 prior to the Merger. Consequently, former Staffing 360 stockholders will have far less influence over the management and policies of Atlantic International after completion of the Merger than they currently have over the management and policies of Staffing 360.

Until the completion of the Merger or the termination of the Merger Agreement in accordance with its terms, Atlantic International and Staffing 360 are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Atlantic International or Staffing 360 and their respective stockholders.

From and after the date of the Merger Agreement and prior to completion of the Merger, the Merger Agreement:

•        restricts Atlantic International and Staffing 360 from taking specified actions without the consent of the other party; and

•        requires each of the parties to use reasonable efforts to take, or cause to be taken, all actions as are to be taken by each of them, respectively, or cause to be done all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by the Merger Agreement.

These restrictions may prevent Atlantic International or Staffing 360 from making certain changes to their respective businesses or organizational structures or from pursuing attractive business opportunities that may arise prior to the completion of the Merger, and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Merger could be exacerbated by any delays in consummation of the Merger or termination of the Merger Agreement. See the section titled “The Merger Agreement — Conduct of Business Prior to the Effective Time” of this proxy statement/prospectus.

The Merger, and uncertainty regarding the Merger, may cause current or future employees, consultants, vendors or strategic partners to delay or defer decisions concerning Atlantic International and Staffing 360 and adversely affect each company’s ability to effectively manage their respective businesses.

The Merger will happen only if the stated conditions are met, including the relevant stockholder approvals, among other conditions. Many of the conditions are outside the control of Atlantic International and Staffing 360, and both parties also have certain rights to terminate the Merger Agreement. Accordingly, there may be uncertainty regarding the completion of the Merger. This uncertainty may cause current or future employees, consultants, vendors, strategic partners or others that deal with Atlantic International or Staffing 360 to delay or defer entering into contracts with Atlantic International or Staffing 360 or making other decisions concerning Atlantic International or Staffing 360 or could cause such persons or others to seek to change or cancel existing business relationships with Atlantic International or Staffing 360, which could negatively affect their respective businesses. Any delay or deferral of those decisions or changes in existing agreements could have an adverse impact on the respective businesses of Atlantic International and Staffing 360, regardless of whether the Merger is ultimately completed.

Whether or not the Merger is completed, the announcement and pendency of the Merger diverted and will continue to divert significant management resources to complete the Merger, which could have an adverse effect on Atlantic International’ and Staffing 360’s respective businesses, results of operations and/or market prices.

Whether or not the Merger is completed, the announcement and pendency of the Merger diverted and will continue to cause disruptions in the businesses of Atlantic International and Staffing 360 by directing the attention of management of each of Atlantic International and Staffing 360 toward the completion of the Merger and, with respect to Staffing 360 and Atlantic International’s activities. Atlantic International and Staffing 360 have each diverted significant management resources in an effort to complete the Merger and are each subject to restrictions contained in the Merger Agreement on the conduct of their respective businesses in the period prior to the completion of the Merger. If the Merger is not completed, Atlantic International and Staffing 360 will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit.

The directors and executive officers of Staffing 360 have interests and arrangements that may be different from, or in addition to, those of Atlantic International and Staffing 360 stockholders generally.

When considering the recommendations of the Staffing 360 Board of Directors with respect to the proposals described in this proxy statement/prospectus, stockholders should be aware that the directors and executive officers of Staffing 360 have interests in the Merger that are different from, or in addition to, those of Staffing 360 stockholders generally. These interests include, among others:

•        after the Merger, each of Brendan Flood and Alicia Barker with continue to be employed within their respective roles with Staffing 360;

•        pursuant to the Merger Agreement, Atlantic International and Staffing 360 have agreed to negotiate and agree to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, respectively, prior to the filing with the SEC of the Registration Statement on Form S-4 in connection with the Merger, with such terms including an issuance of 1,263,020 of Atlantic common stock to each of Brendan Flood and Alicia Barker, which includes a six-month vesting period and a term of three years; and

•        the continued indemnification of current directors and officers of Staffing 360 and the continuation of directors’ and officers’ liability insurance after the Merger.

Staffing 360 stockholders should be aware of these interests when they consider the recommendation of the Staffing 360 board of directors that they adopt the Merger Agreement.

Atlantic International or Staffing 360 may waive one or more of the closing conditions without re-soliciting stockholder approval.

To the extent permitted by law, Atlantic International or Staffing 360 may determine to waive, in whole or part, one or more of the conditions to its obligations to consummate the Merger. Atlantic International and Staffing 360 currently expect to evaluate the materiality of any waiver and its effect on Atlantic International and Staffing 360 stockholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the Merger or as to re-soliciting stockholder approval or amending this proxy statement/prospectus as a result of a waiver will be made by Atlantic International and Staffing 360, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.

Each of Atlantic International and Staffing 360 will incur significant transaction and Merger-related costs in connection with the Merger.

Atlantic International and Staffing 360 have each incurred and expect to incur a number of non-recurring costs associated with Atlantic International’s acquisition of Staffing 360, as well as transaction fees and other costs related to the Merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by Atlantic International or Staffing 360, regardless of whether the Merger is completed. While both Atlantic International and Staffing 360 have assumed that certain expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, there are many factors beyond their control that could affect the total amount or the timing of any implementation expenses.

Staffing 360 warrants and options could increase the number of shares eligible for future resale in the public market and result in dilution to the stockholders.

As of December 12, 2024, Staffing 360 had outstanding warrants exercisable for 98,876 shares of Staffing 360 common stock with a weighted average exercise price of $240.77 per share and options exercisable for 5,118 shares of Staffing 360 common stock with a weighted average exercise price of $498.53 per share.

At the effective time of the Merger,

(i)     each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent; and

(ii)    each outstanding warrant to purchase shares of common stock of Staffing 360 that has not been exercised prior to the closing of the Merger will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become a warrant to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such warrant multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed warrant to purchase Staffing 360 common stock will be equal to the exercise price per share of the warrant to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

To the extent the trading price of Atlantic International common stock on the Record Date exceeds the applicable exercise price for the Staffing 360 warrants and options, the shares of Atlantic International common stock issued upon exercise of any of the Staffing 360 warrants or options will result in dilution to the then existing holders of Atlantic International common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Atlantic International common stock.

The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with either Staffing 360 or Atlantic International.

Staffing 360 is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to enter into or continue discussions or negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions. These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of either company from considering or proposing such an acquisition.

The Exchange Ratio is not adjustable based on the market price of Atlantic International common stock, so the Merger Consideration at the closing may have a greater or lesser value than at the time the Merger Agreement was signed.

The Merger Agreement has set a fixed Exchange Ratio of (i) 1.202, in the case of Staffing 360 common stock, (ii) 0.25, in the case of Series H Preferred Stock, and (iii) 1.00, in the case of Series I Preferred Stock. Any changes in the market price of common stock before the completion of the Merger will not affect the number of shares Staffing 360 securityholders will be entitled to receive pursuant to the Merger Agreement. Therefore, if before the completion of the Merger, the market price of Atlantic International common stock declines from the market price on the date of the Merger Agreement, then Staffing 360 securityholders could receive Merger Consideration with substantially lower value. Similarly, if before the completion of the Merger, the market price of Atlantic International common stock increases from the market price on the date of the Merger Agreement, then Staffing 360 securityholders could receive Merger Consideration with substantially more value for their shares of Staffing 360 securities than the parties had negotiated for in the establishment of the Exchange Ratio. For a discussion of the Exchange Ratio, see the section titled “The Merger Agreement — Exchange Ratio” in this proxy statement/prospectus.

The analysis received by the Staffing 360 Board of Directors from Cornerstone Valuation has not been, and is not expected to be, updated to reflect changes in circumstances that may have occurred since the date of the analysis.

Such analysis was one of many factors considered by the Staffing 360 Board of Directors in approving the Merger. The analysis does not speak as of the time the Merger will be completed or any date other than the date of such analysis. Subsequent changes in the operation and prospects of Staffing 360 or Atlantic International, general market and economic conditions and other factors that may be beyond the control of Staffing 360 or Atlantic International, may significantly alter the value of Staffing 360 or Atlantic International or the prices of the shares of Staffing 360 common stock and Atlantic International by the time the Merger is to be completed. The analysis does not address the fairness of the Merger Consideration from a financial point of view to Staffing 360 at the time the Merger is to be completed, or as of any other date other than the date of such analysis, and the Merger Agreement does not require that the analysis be updated, revised or reaffirmed prior to the closing of the Merger to reflect any changes in circumstances between the date of the signing of the Merger Agreement and the completion of the Merger as a condition to closing the Merger. See the section titled “The Merger — Opinion of Cornerstone Valuation, Staffing 360’s Financial Advisor” in this proxy statement/prospectus.

If the Merger does not qualify as a “reorganization” under Section 368(a) of the Code, U.S. holders of Staffing 360 common stock may be required to pay additional U.S. federal income taxes.

For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Haynes and Boone, LLP, counsel to Staffing 360, has delivered an opinion to the effect that it is more likely than not that the Merger will qualify as a “reorganization.” Such opinion of counsel is based on, among other things, certain factual representations made by Staffing 360 and Atlantic International and certain assumptions, all of which must be consistent with the state of facts existing at the time of the Merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion, including with respect to the uncertainties referred to above and discussed in more detail in the section titled “U.S. Federal Income Tax Consequences of the Merger.” The closing of the Merger is not conditioned upon achieving, or receiving a ruling from the IRS or opinion of counsel with respect to, such qualification.

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Staffing 360 common stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of Staffing 360 common stock surrendered in the Merger in an amount equal to the difference between the fair market value, at the time of the Merger, of the Atlantic International common stock received in the Merger and such holder’s adjusted tax basis in the Staffing 360 common stock surrendered in the Merger. Gain or loss must be calculated separately for each block of Staffing 360 common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss, and generally would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Staffing 360 common stock is more than one year at the effective time of the Merger. Long-term capital gain of certain non-corporate taxpayers, including individuals, generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in shares of Atlantic International common stock received in the Merger would be equal to the fair market value thereof as of the effective time of the Merger, and such U.S. holder’s holding period in such shares would begin on the day following the closing of the Merger.

See the section titled “U.S. Federal Income Tax Consequences of the Merger” of this proxy statement/prospectus for a more complete description of certain U.S. federal income tax consequences of the Merger. Please consult your tax advisors as to the specific tax consequences to you of the Merger, including the consequences if the Merger does not qualify as a “reorganization” for any reason.

Following the Merger, there can be no assurance that Atlantic International will be able to comply with the continued listing standards of Nasdaq.

Following the Merger, if Atlantic International fails to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum share price requirement, Nasdaq may take steps to delist Atlantic International’ securities. Such a delisting would likely have a negative effect on the price of the securities and would impair stockholders’ ability to sell or purchase the securities when they wish to do so. In the event of a delisting, Atlantic International can provide no assurance that any action taken by it to restore compliance with listing requirements would allow the securities to become listed again, stabilize the market price or improve the liquidity of the securities, prevent the securities from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if the securities are not listed on, or become delisted from Nasdaq, for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the securities may be more limited than if Atlantic International were quoted or listed on Nasdaq or another national securities exchange. Stockholders may be unable to sell their securities unless a market can be established or sustained.

Atlantic International may be exposed to increased litigation, which could have an adverse effect on Atlantic International’s business and operations.

Atlantic International may be exposed to increased litigation from stockholders, distributors, suppliers, consumers and other third parties after completion of the Merger. Such litigation may have an adverse impact on Atlantic International’s business and results of operations or may cause disruptions to Atlantic International’ operations.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what Atlantic International’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is presented solely for illustrative purposes and is not necessarily indicative of what Atlantic International’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated.

This unaudited pro forma condensed combined financial information reflects adjustments that were developed using preliminary estimates based on available information and various assumptions, and may be revised as additional information becomes available. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus.

While presented with numeric specificity, the Atlantic International and Staffing 360 unaudited pro forma condensed combined financial information provided in this proxy statement/prospectus is based on numerous variables and assumptions (including, but not limited to, those related to general business, staffing and related industries, and economic, market and financial conditions and additional matters specific to Atlantic International’s or Staffing 360’s business, as applicable) that are inherently subjective and uncertain and are beyond the control of the respective management teams of Atlantic International and Staffing 360. As a result, actual results may differ materially from the unaudited pro forma condensed combined financial information. Important factors that may affect actual results and cause these unaudited projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Atlantic International’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

Risks Relating to Atlantic International’s Business

Unless otherwise indicated, reference in this section and elsewhere in this proxy statement/prospectus to international business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, the business, reputation, financial condition, results of operations, revenue and future prospects. References in under this section, “Risks Relating to Atlantic International’s Business” to the “Company,” “we,” “our,” or “us,” generally refer to Atlantic International. References to the “Lyneer Merger” relate to the merger and other transactions contemplated by the Lyneer Merger Agreement consummated on June 4, 2024.

Our ability to use our federal net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2023, we had federal net operating loss carryforwards of approximately $21,893,488. The available net operating loss carryforwards, if not utilized by us to offset taxable income in subsequent taxable periods, will begin to expire in 2034, except for certain net operating losses that can be carried forward indefinitely. Under the Internal Revenue Code and the Treasury Regulations promulgated thereunder, certain ownership changes could limit a corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset its federal taxable income in subsequent taxable periods.

An “ownership change” (generally a 50% change in equity ownership over a three-year period) under Section 382 of the Code could limit our ability to utilize our net operating loss carryforwards to offset, post-change, our U.S. federal taxable income. Section 382 of the Code imposes an annual limitation on the amount of post-ownership change federal taxable income a corporation may offset with pre-ownership change net operating loss carryforwards. We believe the Merger may have caused an ownership change of our company that could limit our ability to utilize our pre-Merger net operating loss carryforwards, and as a result, increase our federal income tax liability in subsequent taxable periods.

Our principal stockholder owns approximately 43% of our outstanding share of majority of our common stock, under a pledge agreement which is in default and its interests may conflict with yours in the future.

All of IDC’s shares have been pledged to Lyneer’s lenders under a loan agreement which is in default. IDC has agreed on the terms of a forbearance agreement and is in the process of formalizing the agreement with its lenders. Each share of our common stock initially entitles its holder to one vote on all matters presented to stockholders generally. Accordingly, IDC our principal stockholder, owns approximately forty-three (43%) percent of our outstanding shares, and may be able to control the election and removal of the majority of our directors and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of the articles and by-laws and other significant corporate transactions of our company for so long as it retains significant ownership. This concentration of ownership may delay or deter possible changes in control of our company, which may reduce the value of an investment in our common stock. So long as IDC continues to own a significant amount of the voting power, even through such amount is less than 50% they will continue to be able to strongly influence or effectively control decisions of our company.

Our principal stockholder, has defaulted on its debt obligations which could result in a change of control of our company.

On August 31, 2021, Lyneer and IDC as co-borrowers entered into a Term Note in the amount of $30,300,000 (the “Term Note”) with an investment management firm as administrative agent and certain lenders. Our principal stockholder, IDC owns approximately forty-three (43%) percent of our issued and outstanding common stock. In order to secure the current joint and several debt obligations of IDC and Lyneer until such time as such indebtedness can be restructured or repaid, we pledged to a second secured lender our equity ownership of Lyneer and IDC pledged to the lender under the Term Note its equity ownership in our Company. IDC defaulted on its debt obligations under the joint and several debt obligations of IDC and Lyneer under the Term Note. IDC has agreed on the terms of a forbearance agreement and is in the process of formalizing the agreement with its lenders. Any foreclosure upon our equity in Lyneer and/or IDC’s common stock of our Company by the lender, or any sales by the lender of IDC’s common stock of our Company, may have an adverse effect on the market price of our common stock resulting in a diminution in the value of your investment. See “Certain Beneficial Owners of Atlantic International Common Stock.”

Lyneer operates in an intensely competitive and rapidly changing business environment, and there is a substantial risk that its services could become obsolete or uncompetitive.

The markets for Lyneer’s services are highly competitive. Lyneer’s markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, Lyneer faces competition from a number of sources, including other executive search firms and professional search, staffing and consulting firms. Several of Lyneer competitors have greater financial and marketing resources than Lyneer does. New and current competitors are aided by technology, and the market has low barriers to entry and similarly such technologies have allowed employers to find workers without the help of traditional agencies. Specifically, the increased use of the internet may attract technology-oriented companies to the professional staffing industry. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company.

Lyneer’s future success depends largely upon its ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than Lyneer’s services. In addition, Lyneer believes that, with continuing development and increased availability of information technology, the industries in which Lyneer competes may attract new competitors. If Lyneer’s capabilities and technologies become obsolete or uncompetitive, its related sales and revenue would decrease. Due to competition, Lyneer may experience reduced margins on its services, loss of market share, and loss of customers. If Lyneer is not able to compete effectively with current or future competitors as a result of these and other factors, Lyneer’s business, financial condition and results of operations could be materially adversely affected.

Lyneer’s debt instruments contain covenants that could limit its financing options and liquidity position, which would limit its ability to grow its business.

Covenants in Lyneer’s debt instruments impose operating and financial restrictions on Lyneer. These restrictions prohibit or limit its ability to, among other things:

•        pay cash dividends to its stockholders, subject to certain limited exceptions;

•        redeem or repurchase its common stock or other equity;

•        incur additional indebtedness;

•        permit liens on assets;

•        make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution);

•        sell, lease, license, lend or otherwise convey an interest in a material portion of our assets; and

•        sell or otherwise issue shares of its common stock or other capital stock subject to certain limited exceptions.

Lyneer’s failure to comply with the restrictions in its debt instruments could result in events of default, which, if not cured or waived, could result in Lyneer being required to repay these borrowings before their due date. The holders of Lyneer’s debt may require fees and expenses to be paid or other changes to terms in connection with waivers or amendments. If Lyneer is forced to refinance these borrowings on less favorable terms, Lyneer’s results of operations and financial condition could be adversely affected by increased costs and rates. In addition, these restrictions may limit its ability to obtain additional financing, withstand downturns in its business or take advantage of business opportunities.

Lyneer has a significant amount of debt obligations and its failure to restructure or pay such obligations when due could have a material adverse impact on Lyneer’s financial condition and long-term viability.

In connection with the closing of the Lyneer Merger, Atlantic International issued to IDC the a promissory note in the principal amount of $35,000,000 with an original maturity date of September 30, 2024, which was subsequently extended to the earlier of March 31, 2026 or the completion of at least a $40 million capital raise (the “Merger Note”). In addition to the IDC Merger Note, Lyneer’s existing debt obligations currently include all of the debt obligations of IDC as a co-borrower as all of the loan arrangements entered into by Lyneer and IDC provide that such parties are jointly and severally liable for the full amount of the indebtedness. While Lyneer is legally jointly and severally liable for IDC’s debt obligations, as of the date of the Lyneer Merger, the Company deconsolidated its joint and several debt obligations as it is reasonably probable that IDC has the ability to repay their portion. At September 30, 2024, such indebtedness totaled approximately $104,045,357. The joint indebtedness of Lyneer and IDC is made up of a revolving credit facility and a term loan from their senior lenders and promissory notes that are payable to the two prior owners of Lyneer. Currently, and until such obligations are either repaid in full or restructured by the lenders to release Lyneer as an obligor on such indebtedness, if IDC cannot, or does not, repay any portion of the debt owed by IDC, Lyneer could be responsible for repaying all of the outstanding obligations and Lyneer’s current operations are not expected to be sufficient to make all of the necessary payments. Pursuant to an Allocation Agreement dated as of December 25, 2023, IDC agreed with Lyneer to assume responsibility for all payments under the term loan and the promissory notes payable to the two prior owners of Lyneer (the “Assumed Debt”), and all but $42,778,061 that was outstanding under the revolving credit facility as of September 30, 2024. However, until such time as Lyneer’s joint and several debt obligations are restructured, the agreement of IDC to assume all but Lyneer’s $42,778,061 of the joint indebtedness is being given effect solely for accounting purposes, although Lyneer will remain a joint and several obligor on such indebtedness and will be obligated to pay such indebtedness if IDC does not do so.

In addition, under the Allocation Agreement, IDC and Prateek Gattani, IDC’s Chief Executive Officer and our Chairman of the Board, have agreed for IDC to work with Lyneer to implement a plan to refinance or otherwise satisfy the Assumed Debt and to restructure their revolving credit facility with current credit availability of up to $60,000,000 for which Lyneer is currently jointly and severally liable with IDC so that Lyneer will be obligated for only its portion under the facility. Lyneer intends to enter into a new revolving credit facility with its current lender or a new lender that will be supportable by Lyneer’s stand-alone borrowing base and is expected to be on terms similar to those of the existing agreement. It is contemplated that the new credit facility will provide credit availability to Lyneer of up to $40,000,000 and will replace Lyneer’s remaining obligations under the existing revolving credit facility. However, there can be no assurance that Lyneer will be able to support its continuing indebtedness, to generate revenues sufficient in amount to enable us to pay our indebtedness under the Merger Note, or to repay or refinance any such indebtedness when due. Lyneer’s failure to comply with its obligations under its existing indebtedness following the Lyneer Merger, or to repay or refinance such indebtedness when due, including our indebtedness under the Merger Note, would likely have a material adverse impact on our financial condition and long-term viability.

Lyneer will remain jointly and severally liable for the Assumed Debt until such indebtedness is restructured to remove Lyneer as an obligor or such indebtedness is paid in full.

As described in the previous risk factor, notwithstanding the deconsolidation of debt for accounting purposes, Lyneer will remain legally jointly and severally liable as a co-borrower with IDC on all loan arrangements for which they are now jointly liable until such time as such loan arrangements are restructured or paid in full. The assets of Lyneer have been pledged to the senior lender under the revolving credit facility and, in connection with the closing of the Lyneer Merger, were pledged to the lender under the term loan our equity interests in Lyneer, our sole operating subsidiary, as collateral for the repayment of such loan. While no action is being taken against Lyneer, IDC has agreed on the terms of a forbearance agreement and is in the process of formalizing the agreement with its lenders. The lenders under the revolving credit facility and the term loan would waive all existing defaults and extend the forbearance period until the earlier of March 28, 2025 or any new default. Notwithstanding the fact that IDC and Prateek Gattani have agreed to repay the joint and several indebtedness under the Allocation Agreement, in the event that IDC cannot or will not repay any of such indebtedness, Lyneer may be required to make such payments. In such event, IDC would then be required to repay Lyneer for the amounts paid on IDC’s behalf. The failure of IDC to either restructure the existing joint and several obligations to remove Lyneer as a co-borrower and/or to repay the joint and several indebtedness could have a material adverse impact on Lyneer’s financial condition and its long-term viability and the market price of our common stock and there is no guarantee that the lenders will continue to work with the Company amicably.

We will be required to raise additional funds prior to the maturity date of the Merger Note to repay such note and our other outstanding indebtedness and to support our future capital needs.

We believe our cash on hand and cash generated from operations, will not be sufficient to pay the Merger Note and our other outstanding indebtedness in full when due and to fund our ongoing operations. As stated above, Lyneer has been in default under its principal credit facilities and outstanding promissory notes and any future defaults by Lyneer under its credit facilities could have a material adverse impact on Lyneer’s financial condition and long-term viability. Lyneer has received conditional approval by a new ABL lender and expects to close on a new credit facility in February 2025.

We cannot assure you that we will be able to obtain additional funds on acceptable terms, or at all. Our ability to obtain additional financing will be subject to market conditions, our operating performance and investor sentiment, among other factors. If we raise additional funds by issuing equity or equity-linked securities, our stockholders may experience dilution. Future debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or equity financing may contain terms that are not favorable to us or our stockholders.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in substantial dilution for our current stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline further and existing stockholders may not agree with our financing plans or the terms of such financings.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and we ultimately could be forced to discontinue our operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares. Further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

Lyneer faces risks associated with litigation and claims.

Lyneer and certain of its subsidiaries may be named as defendants in lawsuits from time to time that could cause them to incur substantial liabilities. Lyneer and certain of its subsidiaries are currently defendants in several actual or asserted class and representative action lawsuits brought by or on behalf of their current and former employees alleging violations of federal and state law with respect to certain wage and hour related matters, among other claims. The various claims made in one or more of such lawsuits include, among other things, the misclassification of certain employees as exempt employees under applicable law, failure to comply with wage statement requirements, failure to compensate certain employees for time spent performing activities related to the interviewing process, and other related wage and hour violations. Such suits seek, as applicable, unspecified amounts for unpaid overtime compensation, penalties, and other damages, as well as attorneys’ fees. While all of Lyneer’s existing material litigation are subject to pending settlement approvals by the applicable courts, there can be no assurance that such settlements will be approved by the courts. As a result, it is not possible to predict the outcome of these lawsuits. Notwithstanding the proposed settlements, these lawsuits, and future lawsuits that may be brought against Lyneer or its subsidiaries, may consume substantial amounts of Lyneer’s financial and managerial resources and might result in adverse publicity, regardless of the ultimate outcome of the lawsuits. An unfavorable outcome with respect to these lawsuits and any future lawsuits or regulatory proceedings could, individually or in the aggregate, cause Lyneer to incur substantial liabilities or impact its operations in such a way that may have a material adverse effect upon Lyneer’s business, financial condition or results of operations. In addition, an unfavorable outcome in one or more of these cases could cause Lyneer to change its compensation plans for its employees, which could have a material adverse effect upon Lyneer’s business.

Lyneer’s revenue can vary because its customers can terminate their relationship with them at any time with limited or no penalty.

Lyneer focuses on providing mid-level professional and light industrial personnel on a temporary assignment-by-assignment basis, which customers can generally terminate at any time or reduce their level of use when compared with prior periods. To avoid large placement agency fees, large companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Lyneer’s business is also significantly affected by its customers’ hiring needs and their views of their future prospects. Lyneer’s customers may, on very short notice, terminate, reduce or postpone their recruiting assignments with Lyneer and, therefore, affect demand for its services. As a result, a significant number of Lyneer’s customers can terminate their agreements at any time, making Lyneer particularly vulnerable to a significant decrease in revenue within a short period of time that could be difficult to quickly replace. This could have a material adverse effect on Lyneer’s business, financial condition and results of operations.

Lyneer’s service revenue increased by $27,885,448, or 9.8% for the nine months ended September 30, 2024, as compared with the prior year. Lyneer’s service revenue declined by $40,169,416, or 9.1%, during the year ended December 31, 2023, as compared to the prior fiscal year. This decrease was predominantly due to the lower revenues from Lyneer’s temporary placement services business due primarily to general economic pressures and lower temporary job demand. Permanent placement and other services decreased by $2,606,962, or 36.0%, due to lower permanent job demand and a lack of qualified workers seeking permanent placement employment.

Most of Lyneer’s contracts do not obligate its customers to utilize a significant amount of Lyneer’s staffing services and may be cancelled on limited notice, so Lyneer’s revenue is not guaranteed. Substantially all of Lyneer’s revenue is derived from multi-year contracts that are terminable for convenience. Under Lyneer’s multi-year agreements, Lyneer contracts to provide customers with staffing services through work or service orders at the customers’ request. Under these agreements, Lyneer’s customers often have little or no obligation to request Lyneer’s staffing services. In addition, most of Lyneer’s contracts are cancellable on limited notice, even if Lyneer is not in default under the contract. Lyneer may hire employees permanently to meet anticipated demand for services under these agreements that may ultimately be delayed or cancelled. Lyneer could face a significant decline in revenues and its business, financial condition or results of operations could be materially adversely affected if:

•        Lyneer sees a significant decline in the staffing services requested under its service agreements; or

•        Lyneer’s customers cancel or defer a significant number of staffing requests; or Lyneer’s existing customer agreements expire or lapse and it cannot replace them with similar agreements.

Lyneer has client concentration and the loss of a significant client could adversely affect Lyneer’s business operations and operating results.

Lyneer has one client that represented approximately 16% and 18% of Lyneer’s 2023 and 2022 revenues, respectively. No other customer accounted for more than 10% of Lyneer’s revenues in either period. The client’s contract with Lyneer consists of a master service agreement (“MSA”) for temporary employee services with various customer locations entering into separate service annexes. None of the revenues from a specific location exceeded 5% of the aggregate revenue associated with the client. The current term of the MSA expires in January 2025 and automatically renews for one-year subsequent terms. However, the client may terminate the agreement for convenience at any time, subject to any accrued payment obligations. If this client were to terminate its relationship with Lyneer, Lyneer would face a material decrease in revenues if it is unable to replace the client’s lost revenues. This, in turn, would be expected to have a material adverse effect on Lyneer’s business and financial condition.

Lyneer could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of its business, Lyneer stores, processes and transmits a large amount of data, including personnel and payment information, about its employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. In doing so, Lyneer relies on its own technology and systems, and those of third-party vendors it uses for a variety of processes. Lyneer and its third-party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by Lyneer’s employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

While Lyneer maintains cyber insurance with respect to many such claims and has provisions of agreements with third-parties that detail security obligations and typically have indemnification obligations related to the same, any such unauthorized disclosure, loss or breach could harm Lyneer’s reputation and subject Lyneer to government sanctions and liability under its contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices that Lyneer and its third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which Lyneer provides services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to Lyneer’s reputation in the marketplace. Following consummation of the Lyneer Merger, our board of directors and its audit committee will consult with Lyneer’s management and will be briefed by, and receive appropriate recommendations from, management on matters associated with regulatory compliance and security.

Lyneer has been and may be exposed to employment-related claims and losses, including class action lawsuits that could have a material adverse effect on its business.

Lyneer employs people internally and in the workplaces of other businesses. Many of these individuals have access to customer information systems and confidential information. The risks of these activities include possible claims relating to:

•        discrimination and harassment;

•        wrongful termination or denial of employment;

•        violations of employment rights related to employment screening or privacy issues;

•        classification of temporary workers;

•        assignment of illegal aliens;

•        violations of wage and hour requirements;

•        retroactive entitlement to temporary worker benefits;

•        errors and omissions by Lyneer’s temporary workers;

•        misuse of customer proprietary information;

•        misappropriation of funds;

•        damage to customer facilities due to negligence of temporary workers; and

•        criminal activity.

Lyneer may incur fines and other losses or negative publicity with respect to these problems. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There can be no assurance that the corporate policies Lyneer has in place to help reduce its exposure to these risks will be effective or that Lyneer will not experience losses as a result of these risks. There can also be no assurance that the insurance policies Lyneer has purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in amount or scope of coverage.

Long-term contracts do not comprise a significant portion of Lyneer’s revenue.

Because long-term contracts are not a significant part of Lyneer’s staffing services business, future results cannot be reliably predicted by considering past trends or extrapolating past results. Additionally, Lyneer’s clients will frequently enter nonexclusive arrangements with several firms, which the client is generally able to terminate on short notice and without penalty. The nature of these arrangements further exacerbates the difficulty in predicting Lyneer’s future results.

Lyneer may be unable to find sufficient candidates for its talent solutions business.

Lyneer’s talent solutions services business consists of the placement of individuals seeking employment. There can be no assurance that candidates for employment will continue to seek employment through Lyneer. Candidates generally seek contract or permanent positions through multiple sources, including Lyneer and its competitors. Before the COVID-19 pandemic, unemployment in the U.S. was at historic lows and during the second half of 2021, as the economy recovered, competition for workers in a number of industries became intense. When unemployment levels are low, finding sufficient eligible candidates to meet employers’ demands is more challenging. Although unemployment has risen in some areas in which Lyneer operates, talent shortages have persisted in a number of disciplines and jurisdictions. Any shortage of candidates could materially adversely affect Lyneer’s business or financial condition.

Lyneer’s growth of operations could strain its resources and cause its business to suffer.

While Lyneer plans to continue growing its business organically through expansion, sales efforts, and strategic acquisitions, while maintaining tight controls on its expenses and overhead, lean overhead functions combined with focused growth may place a strain on its management systems, infrastructure and resources, resulting in internal control failures, missed opportunities, and staff attrition that could have a negative impact on its business and results of operations.

Lyneer is dependent on its management personnel and employees, and a failure to attract and retain such personnel could harm its business.

Lyneer is engaged in the services business. As such, its success or failure is highly dependent upon the performance of its management personnel and employees, rather than upon tangible assets (of which Lyneer has few). There can be no assurance that Lyneer will be able to attract and retain the personnel that are essential to its success.

Lyneer’s results of operations can be negatively impacted by variable costs.

Lyneer’s results of operations can be negatively impacted by, among other things, changes in unemployment tax rates, changes in workers’ compensation insurance rates and claims relating to audits, and write-offs of uncollectible customer receivables.

Lyneer’s expansion and acquisition strategy may not be executed effectively.

Lyneer’s plan for strategic growth is dependent upon finding suitable acquisition targets and executing upon the transactions in a viable manner. Lyneer has not reached any definitive agreement with any acquisition targets, and Lyneer cannot assure you that it will consummate any acquisition on favorable terms or at all.

Risks of our roll-up strategy.

Our roll-up strategy, assumes, in part, we will be able to convince smaller firms that they can increase their profitability and market share through an affiliation with us and the use of our infrastructure, systems and programs the strategy will be to purchase, or merge with, smaller businesses in the staffing industry, thus decreasing certain operating inefficiencies and increasing economics of sale. Should these assumptions be incorrect, our strategy is unlikely to succeed. We will depend upon the abilities of people who own the businesses we acquire, or on the managers they employ. In addition, we must be able to attract and retain qualified personnel at all levels of operations and maintain the same levels of quality control over our services as previously maintained by acquired operations. Although Atlantic’s senior management has extensive experience in managing acquired operations, there can be no assurance that any acquired operations will be profitable. Thus, there can be no assurance that we will be successful our or roll-up strategy, that such strategy will result in increased profits, or that we can obtain, on affordable terms, any additional financing that might be necessary to affect our growth strategy.

Our strategy of growing our company through acquisitions may impact our business in unexpected ways.

Our growth strategy involves acquisitions that will help us expand our service offerings and diversify our geographic footprint. It is expected that we will continuously evaluate acquisition opportunities. However, there can be no assurance that we will be able to identify acquisition targets that complement our strategy and are available at valuation levels accretive to our business. Even if we are successful in acquiring additional entities, our acquisitions may subject our business to risks that may impact our results of operations, including:

•        our inability to integrate acquired companies effectively and realize anticipated synergies and benefits from the acquisitions;

•        the diversion of management’s attention to the integration of the acquired businesses at the expense of delivering results for the legacy business;

•        our inability to appropriately scale critical resources to support the business of the expanded enterprise and other unforeseen challenges of operating the acquired business as part of Lyneer’s operations;

•        our inability to retain key employees of the acquired businesses and/or inability of such key employees to be effective as part of Lyneer’s operations;

•        the impact of liabilities of the acquired businesses undiscovered or underestimated as part of the acquisition due diligence;

•        our failure to realize anticipated growth opportunities from a combined business, because existing and potential customers may be unwilling to consolidate their business with a single supplier or to stay with the acquirer post-acquisition;

•        the impacts of cash on hand and debt incurred to finance acquisitions, thus reducing liquidity for other significant strategic objectives;

•        the internal controls over financial reporting, disclosure controls and procedures, corruption prevention policies, human resources and other key policies and practices of the acquired companies may be inadequate or ineffective;

•        as a public company, we are required to continue to comply with the rules and regulations of the SEC and, as a substantially larger company, we will require increased marketing, compliance, accounting and legal costs; and

•        notwithstanding the fact that any future acquisitions may or may not continue to operate as independent entities in their particular markets, keeping their own brand identity and management teams, we will, in all likelihood, require our lenders’ approval under existing loan covenants.

The requirements of complying with the Exchange Act and the Sarbanes-Oxley Act may strain our resources and distract management.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, we have maintained a small accounting staff and use supplemental resources such as contractors and consultants to provide additional accounting and finance support. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight may be required. This effort may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge. Failure to properly hire, train and supervise the work of our accounting staff could lead to a material weakness in our control environment and our internal controls, including internal controls over financial reporting.

Disruption of critical information technology systems or material breaches in the security of our systems could harm our business, customer relations and financial condition.

Information technology (“IT”) helps us to operate efficiently, interface with customers, maintain financial accuracy and efficiently and accurately produce our financial statements. IT systems are used extensively in virtually all aspects of our business, including sales forecast, order fulfilment and billing, customer service, logistics, and management of data from running samples on our products. Our success depends, in part, on the continued and uninterrupted performance of our IT systems. IT systems may be vulnerable to damage from a variety of sources, including telecommunications or network failures, power loss, natural disasters, human acts, computer viruses, computer denial-of-service attacks, unauthorized access to customer or employee data or company trade secrets, and other attempts to harm our systems. Certain of our systems are not redundant, and our disaster recovery planning is not sufficient for every eventuality. Despite any precautions we may take, such problems could result in, among other consequences, disruption of our operations, which could harm our reputation and financial results.

If we do not allocate and effectively manage the resources necessary to build and sustain the proper IT infrastructure, we could be subject to transaction errors, processing inefficiencies, loss of customers, business disruptions or loss of or damage to intellectual property through security breach. If our data management systems do not effectively collect, store, process and report relevant data for the operation of our business, whether due to equipment malfunction or constraints, software deficiencies or human error, our ability to effectively plan, forecast and execute our business plan and comply with applicable laws and regulations will be impaired, perhaps materially. Any such impairment could materially and adversely affect our reputation, financial condition, results of operations, cash flows and the timeliness with which we report our internal and external operating results.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our employees, on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our IT infrastructure may be vulnerable to attacks by hackers, computer viruses, malicious codes, unauthorized access attempts, and cyber- or phishing-attacks, or breached due to employee error, malfeasance, faulty password management or other disruptions. Third parties may attempt to fraudulently induce employees or other persons into disclosing usernames, passwords or other sensitive information, which may in turn be used to access our IT systems, commit identity theft or carry out other unauthorized or illegal activities. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disruption of our operations and damage to our reputation, which could divert our management’s attention from the operation of our business and materially and adversely affect our business, revenues and competitive position. Moreover, we may need to increase our efforts to train our personnel to detect and defend against cyber- or phishing-attacks, which are becoming more sophisticated and frequent, and we may need to implement additional protective measures to reduce the risk of potential security breaches, which could cause us to incur significant additional expenses.

We are subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations.

Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations.

Risks Related to Ownership of Atlantic International’s Common Stock

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The market price of our common stock may be highly volatile. You may be unable to sell your shares of common stock at or above the offering price. The market prices of our common stock could be subject to wide fluctuations in response to a variety of factors, which include:

•        actual or anticipated fluctuations in our financial condition and operating results;

•        announcements of technological innovations by us or our competitors;

•        announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;

•        overall conditions in our industry and market;

•        addition or loss of significant customers;

•        changes in laws or regulations applicable to our products;

•        actual or anticipated changes in our growth rate relative to our competitors;

•        announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or achievement of significant milestones;

•        additions or departures of key personnel;

•        competition from existing products or new services that may emerge;

•        fluctuations in the valuation of companies perceived by investors to be comparable to us;

•        disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;

•        announcement or expectation of additional financing efforts;

•        sales of our common stock or warrants by us or our stockholders;

•        stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•        reports, guidance and ratings issued by securities or industry analysts; and

•        general economic and market conditions.

If any of the forgoing occurs, it could cause our common stock or trading volumes to decline. Stock markets in general and the over-the-counter market and the market for companies in our industry in particular have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market prices of our common stock. You may not realize any return on your investment in us and may lose some or all of your investment.

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a smaller-capitalization company with a small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than larger-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and asked prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our common stock will be sustained. If an active market is not sustained, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we fail to maintain a listing on the Nasdaq Stock Market, and, if the price of the common stock trades at less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 2026 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our common stock that is held by non-affiliates exceeds $700,000,000 as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.235 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our amended certificate of incorporation and bylaws, as amended and restated, may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

•        authorize our board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock and up to 300,000,000 shares of authorized but unissued shares of common stock;

•        require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•        specify that special meetings of our stockholders can be called only by our board of directors, the Chairman of the Board, the Chief Executive Officer or the President;

•        establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•        provide that our directors may be removed only for cause; and

•        provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory law or Delaware common law, subject to certain exceptions: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to provisions of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. By agreeing to the exclusive forum provisions, investors will not be deemed to have waived our compliance obligations with any federal securities laws or the rules and regulations thereunder.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, any future loan arrangements we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock offered hereby will be your sole source of gain for the foreseeable future.

Risks Relating to Staffing 360’s Business

Unless otherwise indicated, reference in this section and elsewhere in this proxy statement/prospectus to Staffing 360’s business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, the business, reputation, financial condition, results of operations, revenue and future prospects.    References in this section under the heading “Risks Related to Staffing 360’s Business” to the “Company,” “we,” “our,” or “us,” generally refer to Staffing 360.

Risks Relating to Staffing 360’s Organization and Our Financial Condition

We have incurred significant losses since our inception and may continue to incur losses and thus may never achieve or maintain profitability.

We have incurred substantial losses since our inception, anticipate that we will continue to incur losses for the foreseeable future and may not achieve or sustain profitability. Because of the numerous risks and uncertainties associated with the staffing industry, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Expected future operating losses will have an adverse effect on our cash resources, stockholders’ equity and working capital. Our negative working capital and liquidity position raise substantial doubt about our ability to continue as a going concern.

Our failure to become and remain profitable could depress the value of our common stock and impair our ability to raise capital, expand our business, maintain our development efforts, diversify our portfolio of staffing companies, or continue our operations. A decline in the value of our common stock could also cause you to lose all or part of your investment.

Our independent registered public accounting firms have included an explanatory paragraph in its report as of and for the year ended December 30, 2023 expressing substantial doubt in our ability to continue as a going concern based on our negative working capital and liquidity position and other macro-economic indicators. Our consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty and have been prepared under the assumption that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. If we are unable to continue as a going concern, we may be forced to liquidate our assets which would have an adverse impact on our business and developmental activities. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The reaction of investors to the inclusion of a going concern statement by our independent registered public accounting firm and our potential inability to continue as a going concern may materially adversely affect our stock price and our ability to raise new capital or to enter into strategic alliances.

Our debt level could negatively impact our financial condition, results of operations and business prospects.

As of December 30, 2023, our total gross debt was approximately $19,116. Our level of debt could have significant consequences to our stockholders, including the following:

•        requiring the dedication of a substantial portion of cash flow from operations to make payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•        requiring a substantial portion of our corporate cash reserves to be held as a reserve for debt service, limiting our ability to invest in new growth opportunities;

•        limiting the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•        limiting the flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

•        increasing our vulnerability to both general and industry-specific adverse economic conditions

•        putting us at a competitive disadvantage versus less leveraged competitors; and

•        increasing vulnerability to changes in the prevailing interest rates.

Our ability to make payments of principal and interest, or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors. We had negative cash flows from operations for the fiscal year ended December 30, 2023, and we may not generate cash flow in the future sufficient to service our debt because of factors beyond our control, including but not limited to our ability to expand our operations. If we are unable to generate sufficient cash flows, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. A default on our debt obligations could have a material adverse effect on our business, financial condition and results of operations and may cause you to lose all or part of your investment.

Further, the outstanding Amended and Restated Senior Secured 12% Promissory Note (the “2022 Jackson Note”) and the 12% Senior Secured Promissory Note (the “2023 Jackson Note” and together with the 2022 Jackson Note, the “Jackson Notes”) each issued to Jackson Investment Group LLC (“Jackson”) and due October 14, 2024 contain certain customary financial covenants, and we have had instances of non-compliance. Management has historically been able to obtain, from Jackson, waivers of any non-compliance and management expects to continue to be able to obtain necessary waivers in the event of future non-compliance; however, there can be no assurance that we will be able to obtain such waivers, and should Jackson refuse to provide a waiver in the future, the outstanding debt under the agreement could become due immediately. Our financing with MidCap Funding X Trust (“MidCap”) includes customary financial covenants and we have had instances of non-compliance. We have been able to obtain forbearance of any non-compliance from MidCap, and management expects to continue to be able to obtain necessary forbearance in the event of future non-compliance; however, there can be no assurance that we will be able to obtain such forbearance, and should MidCap refuse to provide a forbearance in the future, the outstanding debt under the agreement could become due immediately, which exceeds our current cash balance.

Our debt instruments contain covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.

Covenants in our debt instruments impose operating and financial restrictions on us. These restrictions prohibit or limit our ability to, among other things:

•        pay cash dividends to our stockholders, subject to certain limited exceptions;

•        redeem or repurchase our common stock or other equity;

•        incur additional indebtedness;

•        permit liens on assets;

•        make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution);

•        sell, lease, license, lend or otherwise convey an interest in a material portion of our assets;

•        cease making public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•        sell or otherwise issue shares of our common stock or other capital stock subject to certain limited exceptions.

Our failure to comply with the restrictions in our debt instruments could result in events of default, which, if not cured or waived, could result in us being required to repay these borrowings before their due date. The holders of our debt may require fees and expenses to be paid or other changes to terms in connection with waivers or amendments. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected by increased costs and rates. In addition, these restrictions may limit our ability to obtain additional financing, withstand downturns in our business or take advantage of business opportunities.

The Jackson Notes are secured by substantially all of our assets that are not secured by our revolving loan facility with Midcap and the terms of the Jackson Notes may restrict our current and future operations. Additionally, Jackson may be able to exert significant influence over us as our senior secured lender.

The Jackson Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that we believe may be in our long-term best interests. The Jackson Notes include covenants limiting or restricting, among other things, our ability to:

•        incur or guarantee additional indebtedness;

•        pay distributions on, redeem or repurchase shares of our capital stock or redeem or repurchase any of our subordinated debt;

•        make certain investments;

•        sell assets;

•        enter into agreements that restrict distributions or other payments from our restricted subsidiaries;

•        incur or allow the existence of liens;

•        consolidate, merge or transfer all or substantially all of our assets; and

•        engage in transactions with affiliates.

In addition, the Jackson Notes contain financial covenants including, among other things, a fixed charge coverage ratio, minimum liquidity requirements and total leverage ratio. A breach of any of these financial covenants could result in a default under the Jackson Notes. If any such default occurs, Jackson may elect to declare all outstanding borrowings, together with accrued interest and other amounts payable thereunder, to be immediately due and payable, which would adversely impact our financial condition and operations. In addition, following an event of default under the Jackson Notes, Jackson will have the right to proceed against the collateral granted to it to secure the debt, which includes our available cash. If the debt under the Jackson Notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full our debt. As a condition to completing the Merger, Staffing 360 is required to deliver a Conversion Agreement and Waiver pursuant to which all outstanding indebtedness of approximately $10.1 million will be converted into 5.6 million shares of Series I Preferred Stock, exchangeable for 5,600,000 shares, subject to adjustment, of Atlantic International common stock pursuant to the terms of the Merger Agreement, upon completion of the Merger and all outstanding interest will be waived.

We review the recoverability of goodwill and other indefinite lived intangible assets annually as of the first day of our fiscal fourth quarter, and whenever events or circumstances indicate that the carrying value of a reporting unit, including goodwill, or an indefinite lived intangible asset may not be recoverable.

To evaluate goodwill and other indefinite lived intangible assets for impairment, we may use qualitative assessments to determine whether it is more likely than not that the fair value of a reporting unit, including goodwill, or an indefinite lived intangible asset is less than its carrying amount. The qualitative assessments require assumptions to be made regarding multiple factors, including the current operating environment, historical and future financial performance and industry and market conditions. If an initial qualitative assessment identifies that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, additional quantitative testing is performed. Alternatively, we may elect to bypass the qualitative assessment and instead perform a quantitative impairment test to calculate the fair value of the reporting unit in comparison to its associated carrying value.

The quantitative impairment tests require us to make an estimate of the fair value of our reporting units. An impairment could be recorded as a result of changes in assumptions, estimates or circumstances, some of which are beyond our control. Because a number of factors may influence determinations of fair value of goodwill, we are unable to predict whether impairments of goodwill will occur in the future, and there can be no assurance that continued conditions will not result in future impairments of goodwill. The future occurrence of a potential indicator of impairment could include matters such as (i) a decrease in expected net earnings; (ii) adverse equity market conditions; (iii) a decline in current market multiples; (iv) a decline in our common stock price; (v) a significant adverse change in legal factors or the general business climate; and (vi) a significant downturn in employment markets in the United States. Any such impairment would result in us recognizing a non-cash charge in our consolidated statement of operations, which could adversely affect our business, results of operations and financial condition.

We cannot accurately predict the effect of the weakness in the national economy on our future operating results or the market price of our voting common stock.

The national economy in general is currently facing challenges of a scope unprecedented in recent history. We cannot accurately predict the severity or duration of the current economic downturn, which has adversely impacted the markets we serve. Any further deterioration in national or local economic conditions would have an adverse effect, which could be material, on our business, financial condition, results of operations and prospects, and could also cause the market price of our voting common stock to decline. While it is impossible to predict how long these conditions may exist, the current economic downturn could present substantial risks for some time for the banking industry and for us. The Company currently does not have any exposure to Silicon Valley Bank (now owned by First Citizens Bank), Signature Bank (now owned by New York Community Bancorp), Republic Bank (now owned by JPMorgan Chase & Co.) or Pacific Western Bank (now owned by Bank of California) during the regional banking of crisis of 2023, nor does the Company believe that any of the banks with which it does business currently face a material risk of collapse.

We will need to raise additional capital to meet our business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of our common stock to decline.

As of September 30, 2024, we had a working capital deficiency of $7,343,793, an accumulated deficit of $66,828,192 and a net loss for the nine months ended September 30, 2024, of $66,828,192. We will need to raise additional capital to pursue growth opportunities, improve our infrastructure, finance our operations and otherwise make investments in assets and personnel that will allow us to remain competitive. Additional capital would be used to accomplish the following:

•        financing our current operating expenses;

•        pursuing growth opportunities;

•        making capital improvements to improve our infrastructure;

•        hiring and retaining qualified management and key employees;

•        responding to competitive pressures;

•        complying with regulatory requirements; and

•        maintaining compliance with applicable laws.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in substantial dilution for our current stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline further and existing stockholders may not agree with our financing plans or the terms of such financings. In connection with this offering, we may agree to amend the terms of certain of our outstanding warrants held by certain purchasers in this offering. Any such amendments may, among other things, decrease the exercise prices or increase the term of exercise of those warrants.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and we ultimately could be forced to discontinue our operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares. Further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We review the recoverability of goodwill and other indefinite lived intangible assets annually as of the first day of our fiscal fourth quarter, and whenever events or circumstances indicate that the carrying value of a reporting unit, including goodwill, or an indefinite lived intangible asset may not be recoverable.

To evaluate goodwill and other indefinite lived intangible assets for impairment, we may use qualitative assessments to determine whether it is more likely than not that the fair value of a reporting unit, including goodwill, or an indefinite lived intangible asset is less than its carrying amount. The qualitative assessments require assumptions to be made regarding multiple factors, including the current operating environment, historical and future financial performance and industry and market conditions. If an initial qualitative assessment identifies that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, additional quantitative testing is performed. Alternatively, we may elect to bypass the qualitative assessment and instead perform a quantitative impairment test to calculate the fair value of the reporting unit in comparison to its associated carrying value.

The quantitative impairment tests require us to make an estimate of the fair value of our reporting units. An impairment could be recorded as a result of changes in assumptions, estimates or circumstances, some of which are beyond our control. Because a number of factors may influence determinations of fair value of goodwill, we are unable to predict whether impairments of goodwill will occur in the future, and there can be no assurance that continued conditions will not result in future impairments of goodwill. The future occurrence of a potential indicator of impairment could include matters such as (i) a decrease in expected net earnings; (ii) adverse equity market conditions; (iii) a decline in current market multiples; (iv) a decline in our common stock price; (v) a significant adverse change in legal factors or the general business climate; and (vi) a significant downturn in employment markets in the U.S. Any such impairment would result in us recognizing a non-cash charge in our consolidated statement of operations, which could adversely affect our business, results of operations and financial condition.

We have significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our debt instruments, we may not be able to continue our operations.

We require significant amounts of working capital to operate our business. We often have high receivables from our customers, and as a staffing company, we are prone to cash flow imbalances because we have to fund payroll payments to temporary workers before receiving payments from clients for our services. Cash flow imbalances also occur because we must pay temporary workers even when we have not been paid by our customers. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business. In particular, we use working capital to pay expenses relating to our temporary workers and to satisfy our workers’ compensation liabilities. As a result, we must maintain sufficient cash availability to pay temporary workers and fund related tax liabilities prior to receiving payment from customers.

In addition, our operating results tend to be unpredictable from quarter to quarter. Demand for our services is typically lower during traditional national vacation periods when customers and candidates are on vacation. No single quarter is predictive of results of future periods. Any extended period of time with low operating results or cash flow imbalances could have a material adverse effect on our business, financial condition and results of operations.

We derive working capital for our operations through cash generated by our operating activities, equity raises, and borrowings under our debt instruments. If our working capital needs increase in the future, we may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms. The amount we are entitled to borrow under our debt instruments is calculated monthly based on the aggregate value of certain eligible trade accounts receivable generated from our operations, which are affected by financial, business, economic and other factors, as well as by the daily timing of cash collections and cash outflows. The aggregate value of our eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce our ability to react to changes in the market or industry conditions.

We face risks associated with litigation and claims.

We are a party to certain legal proceedings as further described under “Legal Proceedings”. In addition, from time to time, we may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business and relate to contractual and other obligations. Due to the uncertainties of litigation, we can give no assurance that we will prevail on any claims made against us in any such lawsuit. Also, we can give no assurance that any other lawsuits or claims brought in the future will not have an adverse effect on our financial condition, liquidity or operating results. Adverse outcomes in some or all of these claims may result in significant monetary damages that could adversely affect our ability to conduct our business.

Our revenue can vary because our customers can terminate their relationship with us at any time with limited or no penalty.

We focus on providing mid-level professional and light industrial personnel on a temporary assignment-by-assignment basis, which customers can generally terminate at any time or reduce their level of use when compared with prior periods. To avoid large placement agency fees, large companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Our business is also significantly affected by our customers’ hiring needs and their views of their future prospects. Our customers may, on very short notice, terminate, reduce or postpone their recruiting assignments with us and, therefore, affect demand for our services. As a result, a significant number of our customers can terminate their agreements with us at any time, making us particularly vulnerable to a significant decrease in revenue within a short period of time that could be difficult to quickly replace. This could have a material adverse effect on our business, financial condition and results of operations.

Most of our contracts do not obligate our customers to utilize a significant amount of our staffing services and may be cancelled on limited notice, so our revenue is not guaranteed.

Substantially all of our revenue is derived from multi-year contracts that are terminable for convenience. Under our multi-year agreements, we contract to provide customers with staffing services through work or service orders at the customers’ request. Under these agreements, our customers often have little or no obligation to request our staffing services. In addition, most of our contracts are cancellable on limited notice, even if we are not in default under the contract. We may hire employees permanently to meet anticipated demand for services under these agreements that may ultimately be delayed or cancelled. We could face a significant decline in revenues and our business, financial condition or results of operations could be materially adversely affected if:

•        we see a significant decline in the staffing services requested from us under our service agreements; or

•        our customers cancel or defer a significant number of staffing requests; or our existing customer agreements expire or lapse and we cannot replace them with similar agreements.

We could be adversely affected by risks associated with acquisitions and joint ventures.

We are engaged in the acquisition of staffing companies, and our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. To date, we have completed 10 acquisitions. We intend to expand our business through acquisitions of complementary businesses, services or products, subject to our business plans and management’s ability to identify, acquire and develop suitable investments or acquisition targets in both new and existing service categories. In certain circumstances, acceptable investments or acquisition targets might not be available. Acquisitions involve a number of risks, including:

•        difficulty in integrating the operations, technologies, products and personnel of an acquired business, including consolidating redundant facilities and infrastructure;

•        potential disruption of our ongoing business and the distraction of management from our day-to-day operations;

•        difficulty entering markets in which we have limited or no prior experience and in which competitors have a stronger market position;

•        difficulty maintaining the quality of services that such acquired companies have historically provided; potential legal and financial responsibility for liabilities of acquired businesses;

•        overpayment for the acquired company or assets or failure to achieve anticipated benefits, such as cost savings and revenue enhancements;

•        increased expenses associated with completing an acquisition and amortizing any acquired intangible assets;

•        challenges in implementing uniform standards, accounting policies, customs, controls, procedures and policies throughout an acquired business;

•        failure to retain, motivate and integrate key management and other employees of the acquired business; and

•        loss of customers and a failure to integrate customer bases.

Our business plan for continued growth through acquisitions is subject to certain inherent risks, including accessing capital resources, potential cost overruns and possible rejection of our business model and/or sales methods. Therefore, we provide no assurance that we will be successful in carrying out our business plan. We continue to pursue additional debt and equity financing to fund our business plan. We have no assurance that future financing will be available to us on acceptable terms or at all.

In addition, if we incur indebtedness to finance an acquisition, it may reduce our capacity to borrow additional amounts and require us to dedicate a greater percentage of our cash flow from operations to payments on our debt, thereby reducing the cash resources available to us to fund capital expenditures, pursue other acquisitions or investments in new business initiatives and meet general corporate and working capital needs. This increased indebtedness may also limit our flexibility in planning for, and reacting to, changes in or challenges relating to our business and industry. The use of our common stock or other securities (including those convertible into or exchangeable or exercisable for our common stock) to finance any such acquisition may also result in dilution of our existing shareholders.

The potential risks associated with future acquisitions could disrupt our ongoing business, result in the loss of key customers or personnel, increase expenses and otherwise have a material adverse effect on our business, results of operations and financial condition.

Our business is subject to cybersecurity risks and we could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

Our operations are increasingly dependent on information technologies and services and in connection with the operation of our business, we store, process and transmit a large amount of data, including personnel and payment information, about our employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. We rely on our own technology and systems, and those of third-party vendors we use for a variety of processes. We and our third-party vendors have established policies and procedures to help protect the security and privacy of this information. Threats to information technology systems associated with cybersecurity risks and cyber incidents or attacks continue to grow, and include, among other things, storms and natural disasters, terrorist attacks, utility outages, theft, viruses, phishing, malware, design defects, human error, and complications encountered as existing systems are maintained, repaired, replaced, or upgraded. Risks associated with these threats include, among other things:

•        theft or misappropriation of funds;

•        loss, corruption, or misappropriation of proprietary, confidential or personally identifiable information (including employee data);

•        disruption or impairment of our and our business operations and safety procedures;

•        damage to our reputation with our potential partners, clients, and the market;

•        exposure to litigation;

•        increased costs to prevent, respond to or mitigate cybersecurity events.

Additionally, unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. Moreover, we have no control over the information technology systems of third-party vendors and others with which our systems may connect and communicate. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

We have cybersecurity insurance coverage in the event we become subject to various cybersecurity attacks, however, we cannot ensure that it will be sufficient to cover any particular losses we may experience as a result of such cyberattacks. Any cyber incident could have a material adverse effect on our business, financial condition and results of operations.

We have been and may be exposed to employment-related claims and losses, including class action lawsuits, which could have a material adverse effect on our business.

We employ people internally and in the workplaces of other businesses. Many of these individuals have access to customer information systems and confidential information. The risks of these activities include possible claims relating to:

•        discrimination and harassment;

•        wrongful termination or denial of employment;

•        violations of employment rights related to employment screening or privacy issues;

•        classification of temporary workers;

•        assignment of illegal aliens;

•        violations of wage and hour requirements;

•        retroactive entitlement to temporary worker benefits;

•        errors and omissions by our temporary workers;

•        misuse of customer proprietary information;

•        misappropriation of funds;

•        damage to customer facilities due to negligence of temporary workers; and

•        criminal activity.

We may incur fines and other losses or negative publicity with respect to these problems. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There can be no assurance that the corporate policies we have in place to help reduce our exposure to these risks will be effective or that we will not experience losses as a result of these risks. There can also be no assurance that the insurance policies we have purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in amount or scope of coverage.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated certificate of incorporation, as amended (the “Staffing 360 Certificate of Incorporation”) and in Staffing 360 Bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors (the “Board”). Because our

Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include that:

•        our Board has the exclusive right to expand the size of our Board and to elect directors to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

•        a special meeting of stockholders may be called only by a majority of the Board, the executive chairman or the president, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        our stockholders do not have the right to cumulate votes in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        our Board may alter our Bylaws without obtaining stockholder approval;

•        stockholders must provide advance notice and additional disclosures in order to nominate individuals for election to the Board or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company; and

•        our Board is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror.

In addition, the terms of the Jackson Notes limit our ability to consolidate, merge, or transfer all or substantially all of our assets or to effect a change in control of ownership of our company. A breach of such restrictions could result in a default under the Jackson Notes, under which Jackson may elect to declare all outstanding borrowings under the Jackson Notes, together with accrued interest and other amounts payable thereunder, to be immediately due and payable.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Furthermore, our Certificate of Incorporation specifies that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders, which may include federal claims and derivative actions, except that if no state court located within the State of Delaware has jurisdiction over such claims (including subject matter jurisdiction), the sole and exclusive forum for such claim shall be the federal district court for the District of Delaware. We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, these provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action. Specifically, the choice of forum provision in requiring that the state courts of the State of Delaware be the exclusive forum for certain suits would (i) not be enforceable with respect to any suits brought to enforce any liability or duty created by the Exchange Act and (ii) have uncertain enforceability with respect to claims under the Securities Act of 1933, as amended (the “Securities Act”). The choice of forum provision in the Certificate of Incorporation does not have the effect of causing our stockholders to have waived our obligation to comply with the federal securities laws and the rules and regulations thereunder.

Certain of our warrants contain provisions that may prevent us from effectuating a change in control transaction, or obligate us to make cash payments to the holders of such warrants upon a change of control transaction, which may affect our liquidity, financial condition, and results of operations.

The warrants issued to H.C. Wainwright & Co., LLC and its designees as placement agent compensation in connection with the February 2023 Offering (the “February 2023 Wainwright Warrants”), contain certain provisions that may make it difficult for us to effectuate a change in control transaction, or obligate us to make cash payments to such holders upon a change in control transaction.

Pursuant to the terms of the February 2023 Wainwright Warrant, in the event of a fundamental transaction (as defined in the February 2023 Wainwright Warrants, and includes, among other events, any merger any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock), the holders of the February 2023 Wainwright Warrants will be entitled to receive upon exercise of the February 2023 Wainwright Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the February 2023 Wainwright Warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder of a February 2023 Wainwright Warrant will have the right to require us to repurchase such holder’s February 2023 Wainwright Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the February 2023 Wainwright Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction. Such amount calculated at the Black-Scholes value could be significantly more than the holders would otherwise receive if they were to exercise their warrants and receive the same consideration as the other holders of common stock, which in turn could reduce the consideration that holders of common stock would be concurrently entitled to receive in such fundamental transaction. The foregoing obligation to repurchase the February 2023 Wainwright Warrants in cash equal to the Black-Scholes value may impair our cash position, as well as delay, hinder or prevent us from completing such fundamental transaction or prevent a third party from acquiring us, which may in turn affect our liquidity and financial condition and results of operations.

Risks Relating to Our Business and Industry

Our growth of operations could strain our resources and cause our business to suffer.

While we plan to continue growing our business organically through expansion, sales efforts, and strategic acquisitions, while maintaining tight controls on our expenses and overhead, lean overhead functions combined with focused growth may place a strain on our management systems, infrastructure and resources, resulting in internal control failures, missed opportunities, and staff attrition which could impact our business and results of operations.

Our strategy of growing through acquisitions may impact our business in unexpected ways.

Our growth strategy involves acquisitions that help us expand our service offerings and diversify our geographic footprint. We continuously evaluate acquisition opportunities, but there are no assurances that we will be able to identify acquisition targets that complement our strategy and are available at valuation levels accretive to our business.

Even if we are successful in acquiring, our acquisitions may subject our business to risks that may impact our results of operations, including:

•        inability to integrate acquired companies effectively and realize anticipated synergies and benefits from the acquisitions;

•        diversion of management’s attention to the integration of the acquired businesses at the expense of delivering results for the legacy business;

•        inability to appropriately scale critical resources to support the business of the expanded enterprise and other unforeseen challenges of operating the acquired business as part of our operations;

•        inability to retain key employees of the acquired businesses and/or inability of such key employees to be effective as part of our operations;

•        impact of liabilities of the acquired businesses undiscovered or underestimated as part of the acquisition due diligence;

•        failure to realize anticipated growth opportunities from a combined business, because existing and potential clients may be unwilling to consolidate business with a single supplier or to stay with the acquirer post-acquisition;

•        impacts of cash on hand and debt incurred to finance acquisitions, thus reducing liquidity for other significant strategic or operational objectives; and

•        internal controls, disclosure controls, corruption prevention policies, human resources and other key policies and practices of the acquired companies may be inadequate or ineffective.

We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive.

The markets for our services are highly competitive. Our markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, we face competition from a number of sources, including other executive search firms and professional search, staffing and consulting firms. Several of our competitors have greater financial and marketing resources than we do. New and existing competitors are aided by technology, and the market has low barriers to entry. Furthermore, Internet employment sites expand a company’s ability to find workers without the help of traditional agencies. Personnel agencies often work as intermediaries, helping employers accurately describe job openings and screen candidates. Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of staffing companies obsolete. Specifically, the increased use of the internet may attract technology-oriented companies to the professional staffing industry. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company.

Our future success will depend largely upon our ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. In addition, we believe that, with continuing development and increased availability of information technology, the industries in which we compete may attract new competitors. If our capabilities and technologies become obsolete or uncompetitive, our related sales and revenue would decrease. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.

Risks Relating to Staffing 360 Common Stock

We may not meet the continued listing requirements of Nasdaq, which could result in a delisting of our common stock.

As previously reported, on June 20, 2024, we received a letter from the Staff of the Listing Qualifications Department of Nasdaq (the “Staff”) indicating that we were no longer in compliance with the minimum stockholders’ equity requirement (the “Minimum Stockholders’ Equity Requirement”) for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(1), which such rule requires listed companies to maintain stockholders’ equity of at least $2,500,000 or meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

On August 13, 2024, following the Staff’s review of our plan to regain compliance with the Minimum Stockholders’ Equity Requirement submitted on June 14, 2024, and on August 5, 2024, we received a letter (the “Notice”) indicating that the Staff determined to deny our request for continued listing on Nasdaq. Pursuant to the Notice, based on the preliminary nature of our plan, the Staff determined that we did not provide a definitive plan evidencing our ability to achieve near term compliance with the Minimum Stockholders’ Equity Requirement. We requested an appeal of the Staff’s determination, and a hearing before the Nasdaq Hearings Panel (the “Panel”) was held on October 3, 2024.

On October 8, 2024, we received a letter from the Nasdaq Hearings Panel (“Panel”) indicating that the Panel determined to grant our request to continue our listing on Nasdaq, subject to certain milestones being met on November 1, 2024 to sign the Merger agreement which was done and to complete the Merger by December 31, 2024. If we are unable to extend Nasdaq’s deadline of December 31, 2024 to complete the Merger it is not a condition precedent to complete the Merger. The Merger will be completed even if Staffing 360’s securities are delisted. However, if Atlantic International fails to meet Nasdaq’s listing standards for continued listing, an investor would likely find it significantly more difficult to dispose of or obtain Atlantic International’s shares, and its ability to raise future capital through the sale of its shares or issue its shares as consideration in acquisitions could be severely limited. Additionally, Atlantic International may not be able to list its common stock on another national securities exchange, which could result in its securities being quoted on an over-the-counter market. If this were to occur, Atlantic International’s stockholders could face significant material adverse consequences, including limited availability of market quotations for Atlantic International’s common stock and reduced liquidity for the trading of Atlantic International’s securities. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our common stock has fluctuated over a wide range. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained for Atlantic International Common Stock. Limited liquidity in the trading market for Atlantic International’s common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for Atlantic International stock, the market price for Atlantic International common stock may fluctuate significantly more than the stock market as a whole. Without a large float, Atlantic International common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of Atlantic International common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in Atlantic International common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of Atlantic International common stock could fluctuate widely in response to several factors, including:

•        our quarterly or annual operating results;

•        changes in our earnings estimates;

•        investment recommendations by securities analysts following our business or our industry;

•        additions or departures of key personnel;

•        changes in the business, earnings estimates or market perceptions of our competitors;

•        our failure to achieve operating results consistent with securities analysts’ projections;

•        changes in industry, general market or economic conditions; and

•        announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

Upon our dissolution, you may not recoup all or any portion of your investment.

In the event of our liquidation, dissolution or winding-up, our proceeds and/or assets remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such our liquidation, dissolution or winding-up. In this event, you could lose some or all of your investment.

General Risk Factors

Global, market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, geopolitical issues, the U.S. financial markets, capital and exchange controls, unstable global credit markets and financial conditions, have led to periods of significant economic instability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, and increased unemployment rates. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. In addition, there is a risk that one or more of our current or future service providers and other partners could be negatively affected by difficult economic times, which could adversely affect our ability to attain our operating goals on schedule and on budget or meet our business and financial objectives.

In addition, we face several risks associated with international business and are subject to global events beyond our control, including war, public health crises, such as pandemics and epidemics, trade disputes, economic sanctions, trade wars and their collateral impacts and other international events. Any of these changes could have a material adverse effect on our reputation, business, financial condition or results of operations. There may be changes to our business if there is instability, disruption or destruction in a significant geographic region, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest; and natural or man-made disasters, including famine, flood, fire, earthquake, storm or disease. In 2022, armed conflict escalated between Russia and Ukraine and in 2023, armed conflict escalated between Israel and Palestine. The sanctions announced by the U.S. and other countries, following Russia’s invasion of Ukraine against Russia to date include restrictions on selling or importing goods, services or technology in or from affected regions and travel bans and asset freezes impacting connected individuals and political, military, business and financial organizations in Russia. The U.S. and other countries could impose wider sanctions and take other actions should the conflict further escalate. It is not possible to predict the broader consequences of this conflict, which could include further sanctions, embargoes, regional instability, geopolitical shifts and adverse effects on macroeconomic conditions, currency exchange rates and financial markets, all of which could impact our business, financial condition and results of operations.

We depend on attracting, integrating, managing, and retaining qualified personnel.

Our success is substantially dependent upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our customers’ needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income. An overall tightening and competitive labor market in the U.S. employment market generally, has been observed in the U.S. A sustained labor shortage or increased turnover rates within our employee base, as a result of general macroeconomic factors, could lead to increased costs, such as increased overtime to meet demand and increased wage rates to attract and retain employees, and could negatively affect our ability to efficiently operate and our overall business. If we are unable to hire and retain employees capable of performing at a high-level, or if mitigation measures, we may take to respond to a decrease in labor availability have unintended negative effects, our business could be adversely affected. An overall labor shortage, lack of skilled labor, increased turnover or labor inflation as a result of general macroeconomic factors, could have a material adverse impact on our operations, results of operations, liquidity or cash flows.

We depend on our ability to attract and retain qualified temporary workers.

In addition to the members of our own team, our success is substantially dependent on our ability to recruit and retain qualified temporary workers who possess the skills and experience necessary to meet the staffing requirements of our customers. We are required to continually evaluate our base of available qualified personnel to keep pace with changing customer needs. Competition for individuals with proven professional skills is intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available.

If we are unable to retain existing customers or attract new customers, our business and results of operations could suffer.

Increasing the growth and profitability of our business is particularly dependent upon our ability to retain existing customers and capture additional customers. Our ability to do so is dependent upon our ability to provide high quality services and offer competitive prices. If we are unable to execute these tasks effectively, we may not be able to attract a significant number of new customers and our existing customer base could decrease, either or both of which could have an adverse impact on our business and revenues.

We are dependent upon technology services, and if we experience damage, service interruptions or failures in our computer and telecommunications systems, our customer relationships and our ability to attract new customers may be adversely affected.

Our business could be interrupted by damage to or disruption of our computer and telecommunications equipment and software systems, and we may lose data. Our customers’ businesses may be adversely affected by any system or equipment failure we experience. As a result of any of the foregoing, our relationships with our customers may be impaired, we may lose customers, our ability to attract new customers may be adversely affected and we could be exposed to contractual liability. Precautions in place to protect us from, or minimize the effect of, such events may not be adequate. If an interruption by damage to or disruption of our computer and telecommunications equipment and software systems occurs, we could be liable, and the market perception of our services could be harmed.

Our management has identified a material weakness in our internal control over financial reporting relating to the lack of a sufficient complement of competent finance personnel to appropriately account for, review and disclose the completeness and accuracy of transactions entered into by us. This material weakness, if not remediated, could result in material misstatements in our consolidated financial statements. We may be unable to develop, implement and maintain appropriate internal controls over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results and current and potential stockholders may lose confidence in our financial reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, and the Sarbanes-Oxley Act of 2002 and the SEC rules require that our management report annually on the effectiveness of our internal control over financial reporting and our disclosure controls and procedures. Among other things, our management must conduct an assessment of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. During the preparation of our financial statements for the year ended December 30, 2023, we and our auditors identified a material weakness in our internal control over financial reporting. We lack a sufficient complement of competent finance personnel to appropriately account for, review, and disclose the completeness and accuracy of transactions entered into by us. In addition, the Company has ineffective design and operating effectiveness over forecasts used in our annual goodwill and intangibles evaluation. As part of our remediation plan, we hired additional employees and external consultants who have the technical skillset to improve our financial reporting; implement new policies, procedures and controls; properly review transactions recorded and classified in the financial statements; provide effective design and operating effectiveness over forecasts; and ensure proper accounting and related disclosures for complex accounting matters when necessary.

Although we are working to remedy the material weaknesses in our internal controls over financial reporting discussed above and have so far implemented additional controls relating to payroll, treasury, and accounts payable, there can be no assurance as to when the remediation plan will be fully developed, when it will be fully implemented or the aggregate cost of implementation. Until our remediation plan is fully implemented, our management will continue to devote significant time and attention to these efforts. If we do not complete our remediation in a timely fashion, or at all, or if our remediation plan is inadequate, there will continue to be an increased risk that we will be unable to timely file future periodic reports with the SEC and that our future consolidated financial statements could contain errors that will be undetected. Further and continued determinations that there are material weaknesses in the effectiveness of our internal control over financial reporting relating the above items could also reduce our ability to obtain financing or could increase the cost of any financing we obtain and require additional expenditures of both money and our management’s time to comply with applicable requirements.

Any failure to implement or maintain required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, or could result in material misstatements in our consolidated financial statements. These misstatements could result in a restatement of our consolidated financial statements, cause us to fail to meet our reporting obligations, reduce our ability to obtain financing or cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

The ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002 require us to identify material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the U.S. Our management, including our Chief Executive Officer and Principal Financial Officer, does not expect that our internal controls and disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our business have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of our business or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

In addition, discovery and disclosure of a material weakness could have a material adverse impact on our financial statements. Such an occurrence could discourage certain customers or suppliers from doing business with us, cause downgrades in our future debt ratings leading to higher borrowing costs and affect how our stock trades. This could, in turn, negatively affect our ability to access public debt or equity markets for capital.

Our compliance with complicated regulations concerning corporate governance and public disclosure has resulted in additional expenses.

We are faced with expensive, complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure. In addition, as a staffing company, we are regulated by the U.S. Department of Labor, the Equal Employment Opportunity Commission, and often by state authorities. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing compliance work.

Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

The requirements of being a public company place significant demands on our resources.

As a public company, we incur significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules subsequently implemented by the SEC and Nasdaq, have imposed various requirements on public companies. New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and changes in required accounting practices and rules adopted by the SEC and Nasdaq, would likely result in increased costs to us as we respond to their requirements.

Shareholder activism, the current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and will make some activities more time consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain and maintain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the documents to which Atlantic International and Staffing 360 refer you to in this registration statement, as well as oral statements made or to be made by Atlantic International and Staffing 360, include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of Atlantic International and Staffing 360. Statements in or incorporated by reference into this registration statement regarding Atlantic International, Staffing 360, or the proposed Merger, referred to as the proposed transaction, that are forward-looking, including statements regarding the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Atlantic International’s and Staffing 360’s employees, business and future financial and operating results, the ability of the parties to complete the proposed transaction considering the various closing conditions, the closing date for the proposed transaction are based on Atlantic International’s and Staffing 360’s management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Atlantic International’s and Staffing 360’s control. These factors and risks include risks factors, contingencies and uncertainties applicable to Atlantic International and Staffing 360 described in the section titled “Risk Factors” of this proxy statement/prospectus and in Atlantic International’s and Staffing 360’s other filings with the SEC incorporated by reference into this proxy statement/prospectus.

All subsequent written or oral forward-looking statements attributable to Atlantic International or Staffing 360 or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The forward-looking statements included in this proxy statement/prospectus are made only as of the date of this proxy statement/prospectus. Neither Atlantic International nor Staffing 360 is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

INFORMATION ABOUT ATLANTIC INTERNATIONAL

Atlantic International Corp.

Atlantic International is a Delaware corporation incorporated on April 1, 2014 under the name SeqLL Inc. Atlantic International is a leading strategic staffing, outsourced services, and workforce solutions company executing a high-growth strategy. Through its principal operating subsidiary, Lyneer Investments LLC (“Lyneer”), Atlantic’s approximately 300 employees generated over $400 million in revenue for the twelve months ended December 31, 2023.

Lyneer’s management believes, based on their knowledge of the industry, that Lyneer is one of the prominent and leading staffing firms in the ever-evolving staffing industry. Lyneer, headquartered in Lawrenceville, New Jersey, has over 100 total locations and approximately 300 internal employees. Its management also believes that Lyneer is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields. Its deep expertise and extensive experience have helped world class companies revolutionize their operations, resulting in greater efficiency and streamlined processes. Its comprehensive suite of solutions covers all aspects of workforce management, from recruitment and hiring to time and attendance tracking, scheduling, performance management, and predictive analytics. Lyneer takes a personalized approach to each client, working closely with them to understand their unique needs and develop a tailored roadmap for success. In addition, Lyneer offers a comprehensive range of recruiting services, including temporary and permanent staffing, within the light industrial, administrative, and financial sectors. Its services are designed to meet each client’s needs, including payroll services and vendor management services/managed service provider solutions. Its extensive network of offices and onsite operations provide local support for its clients, while its national presence gives Lyneer the resources to tackle even the most complex staffing needs. With a focus on integrity, transparency and customer service and a commitment to results over a 25-year period, management believes Lyneer has earned a reputation as one of the premier workforce solutions partners in the United States.

Atlantic International common stock is listed quoted on the Nasdaq Global Market under the ticker symbol “ATLN.”

For more information about Atlantic International, please visit Atlantic International’ website at www.atlantic-international.com. The information contained on Atlantic International’s website or accessible through it (other than the documents specifically incorporated by reference herein) does not constitute a part of this proxy statement/prospectus or any other report or document on file with or furnished to the SEC.

ATLANTIC INTERNATIONAL MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Atlantic International’s financial condition and results of operations in conjunction with Atlantic International’s consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Atlantic International’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus. References to the “Company,” “we”, “us”, and “our” in this section refers to Atlantic International.

Results of Operations

The following discussion summarizes the key factors Atlantic’s management team believes are necessary for an understanding of Atlantic’s financial statements.

Comparison of the Three and Nine Months Ended September 30, 2024 and 2023:

Certain related party and non-related party financial statement line-item amounts have been aggregated for purposes of analysis below, which is consistent with management’s evaluation of its business results.

The following table summarizes our results of operations for the periods presented:

	Three Months Ended September 30,		Change
	2024	2023	Amount	Percent
Service revenue, net	$107,803,843	$97,785,156	$10,018,687	10.2%
Cost of revenue	95,918,373	86,179,981	9,738,392	11.3%
Gross profit	11,885,470	11,605,175	280,295	2.4%
Selling, general and administrative	17,151,567	10,372,122	6,779,445	65.4%
Change in fair value of contingent consideration liabilities	—	349,907	(349,907)	(100.0)%
Depreciation and amortization	1,245,557	1,263,820	(18,263)	(1.4)%
Loss from operations	(6,511,654)	(380,674)	(6,130,980)	+
Interest expense	1,472,564	4,887,247	(3,414,683)	(69.9)%
Other expense	285,483	—	285,483	+
Net loss before provision for income taxes	(8,269,701)	(5,267,921)	(3,001,780)	57.0%
Income tax benefit	1,220,072	1,346,969	(126,897)	(9.4)%
Net loss	$(7,049,629)	$(3,920,952)	$(3,128,677)	79.8%

Net loss per share, basic and diluted	$(0.16)	$(0.15)	$(0.01)	6.5%
Weighted average shares outstanding, basic and diluted	44,688,845	25,423,729	19,265,116	75.8%

	Nine Months Ended September 30,		Change
	2024	2023	Amount	Percent
Service revenue, net	$313,063,328	$285,177,880	$27,885,448	9.8%
Cost of revenue	279,222,830	250,888,387	28,334,443	11.3%
Gross profit	33,840,498	34,289,493	(448,995)	(1.3)%
Selling, general and administrative	46,045,754	31,701,396	14,344,358	45.2%
Change in fair value of contingent consideration liabilities	—	(150,093)	150,093	(100.0)%
Depreciation and amortization	3,754,165	3,784,624	(30,459)	(0.8)%
Loss from operations	(15,959,421)	(1,046,434)	(14,912,987)	+
Loss on debt extinguishment	1,213,379	—	1,213,379	+
Advisory fees paid in the merger	43,000,000	—	43,000,000	+
Interest expense	10,494,818	12,610,280	(2,115,462)	(16.8)%
Other expense	15,893,220	—	15,893,220	+
Net loss before provision for income taxes	(86,560,838)	(13,656,714)	(72,904,124)	+
Income tax benefit	19,732,646	3,791,387	15,941,259	+
Net loss	$(66,828,192)	$(9,865,327)	$(56,962,865)	+

Net loss per share, basic and diluted	$(2.04)	$(0.39)	$(1.65)	+
Weighted average shares outstanding, basic and diluted	32,774,837	25,423,729	7,351,108	28.9%

____________

+ - change greater than ± 100%

Service Revenue, Net

Service revenue, net of discounts, for the three and nine months ended September 30, 2024 and 2023 consisted of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Temporary placement services	$106,770,291	$96,427,450	$310,340,859	$281,788,801
Permanent placement and other services	1,033,552	1,357,706	2,722,469	3,389,079
Total service revenues, net	$107,803,843	$97,785,156	$313,063,328	$285,177,880

Service revenue, net was $107,803,843 and $97,785,156 for the quarters ended September 30, 2024 and 2023, respectively, an increase of $10,018,687, or 10.2%. This increase was predominately due to the higher revenues from the Company’s temporary placement services business, which increased $10,342,841 or 10.7% in the three months ended September 30, 2024 as compared to the same period in 2023 due primarily to a strong sales initiative by the Company. Permanent placement and other services decreased $324,154 or 23.9% due to lower permanent job demand as companies cut back on hiring permanent positions.

Service revenue, net was $313,063,328 and $285,177,880 for the nine months ended September 30, 2024 and 2023, respectively, an increase of $27,885,448, or 9.8%. This increase was predominately due to the higher revenues from the Company’s temporary placement services business, which increased $28,552,058 or 10.1% in the nine months ended September 30, 2024 as compared to the same period in 2023 due primarily to a strong sales initiative by the Company. Permanent placement and other services decreased $666,610 or 19.7% due to lower permanent job demand as companies cut back on hiring permanent positions.

Cost of Revenue and Gross Profit

Gross profit reflects the difference between realized service revenue, net and cost of revenues for providing temporary and permanent placement solutions. Cost of revenue consists primarily of fixed and variable directs costs, including payroll, payroll taxes and employee benefit costs. Cost of revenue and gross profit for the three and nine months ended September 30, 2024 and 2023 consisted of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Service revenue, net	$107,803,843	$97,785,156	$313,063,328	$285,177,880
Cost of revenue	95,918,373	86,179,981	279,222,830	250,888,387
Gross profit	$11,885,470	$11,605,175	$33,840,498	$34,289,493

Cost of revenue for the quarters ended September 30, 2024 and 2023 was $95,918,373 and $86,179,981, respectively, an increase of $9,738,392 or 11.3%. The increase in cost of revenue was due primarily to higher service revenue, net driven primarily by higher temporary placement services revenue, which increased $10,342,841 or 10.7%. Gross profit for the quarter ended September 30, 2024 and 2023 was $11,885,470 and $11,605,175, respectively, an increase of $280,295 or 2.4%. As a percentage of service revenue, net, gross profit was 11.0% and 11.9% for the quarter ended September 30, 2024 and 2023, respectively, which decreased due to increasing labor related costs and reduced permanent placements.

Cost of revenue for the nine months ended September 30, 2024 and 2023 was $279,222,830 and $250,888,387, respectively, an increase of $28,334,443 or 11.3%. The increase in cost of revenue was due primarily to higher service revenue, net driven primarily by higher temporary placement services revenue, which increased $28,552,058 or 10.1%. Gross profit for the nine months ended September 30, 2024 and 2023 was $33,840,498 and $34,289,493, respectively, a decrease of $448,995 or 1.3%. As a percentage of service revenue, net, gross profit was 10.8% and 12.0% for the nine months ended September 30, 2024 and 2023, respectively, which decreased due to increasing labor related costs and reduced permanent placements.

Total Operating Expenses

Total operating expenses for the three and nine months ended September 30, 2024 and 2023 consisted of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Selling, general and administrative	$17,151,567	$10,372,122	$46,045,754	$31,701,396
Change in fair value of contingent consideration liabilities	—	349,907	—	(150,093)
Depreciation and amortization	1,245,557	1,263,820	3,754,165	3,784,624
Total operating expenses	$18,397,124	$11,985,849	$49,799,919	$35,335,927

The changes in each financial statement line item for the respective periods are described below.

Selling, General and Administrative Costs

Selling, general and administrative expenses for the quarters ended September 30, 2024 and 2023 were $17,151,567 and $10,372,122, respectively, an increase of $6,779,445, or 65.4%, due primarily to higher transaction costs related to the Merger, offset partially by cost cutting measures. As a percentage of service revenue, net, selling, general and administrative costs were 15.9% in the quarter ended September 30, 2024 as compared to 10.6% in the quarter ended September 30, 2023. The increase in selling, general and administrative costs as a percentage of service revenue, net was due primarily to higher transactions costs in the quarter ended September 30, 2024 compared to the quarter ended September 30, 2023.

Selling, general and administrative expenses for the nine months ended September 30, 2024 and 2023 were $46,045,754 and $31,701,396, respectively, an increase of $14,344,358, or 45.2%, due primarily to higher transaction costs related to the Merger, offset partially by cost cutting measures. As a percentage of service revenue, net, selling, general and administrative costs were 14.7% in the nine months ended September 30,

2024 as compared to 11.1% in the nine months ended September 30, 2023. The increase in selling, general and administrative costs as a percentage of service revenue, net was due primarily to higher transactions costs in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023.

Changes in Fair Value of Contingent Consideration Liabilities

Changes in the fair value of contingent consideration liabilities for the quarters ended September 30, 2024 and 2023 were $0 and $349,907, respectively. The change of $(349,907) reflects the change in fair value of the liability balance. The measurement period for the contingent consideration arrangements expired on August 31, 2023, at which time amounts owed Lyneer to its former owners were computed and represent fixed amounts.

Changes in the fair value of contingent consideration liabilities for the nine months ended September 30, 2024 and 2023 were $0 and $(150,093), respectively. The change of $150,093 reflects the change in fair value of the liability balance. The measurement period for the contingent consideration arrangements expired on August 31, 2023, at which time amounts owed Lyneer to its former owners were computed and represent fixed amounts.

Depreciation and Amortization

Depreciation and amortization expense for the quarters ended September 30, 2024 and 2023 was $1,245,557 and $1,263,820, respectively, a decrease of $18,263 or 1.4%, a slight decrease on a year-over year basis.

Depreciation and amortization expense for the nine months ended September 30, 2024 and 2023 was $3,754,165 and $3,784,624, respectively, a decrease of $30,459 or 0.8%, which was essentially flat on a year-over year basis.

Loss on Debt Extinguishment

Loss on debt extinguishment, for the three and nine months ended September 30, 2024 and 2023 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Loss on debt extinguishment	$—	$—	$1,213,379	$—

Loss on debt extinguishment during the nine months ended September 30, 2024 relates to the Seventh Amendment and Forbearance Agreement to the Revolver being treated as a debt extinguishment after the Company’s analysis of Accounting Standards Codification (“ASC”) Topic 470 — Debt.

Advisory Fees Paid in the Merger

Advisory fees paid in the merger for the three and nine months ended September 30, 2024 and 2023 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Advisory fees paid in the merger	$—	$—	$43,000,000	$—

The stockholders of Atlantic Acquisition Corp. were issued an aggregate of 18,220,338 shares of Company’s common stock at a market value of $2.36 per share, or $43,000,000 in the aggregate, on the date of the Merger.

Interest Expense

Interest expense for the three and nine months ended September 30, 2024 and 2023 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest expense	$1,472,564	$4,887,247	$10,494,818	$12,610,280

Interest expense for the quarters ended September 30, 2024 and 2023 was $1,472,564 and $4,887,247, respectively. The decrease of $3,414,683, or 69.9%, in the quarter ended September 30, 2024 compared to the quarter ended September 30, 2023 was due to the Company deconsolidating the joint and several debt obligations as of the Merger date.

Interest expense for the nine months ended September 30, 2024 and 2023 was $10,494,818 and 12,610,280, respectively. The decrease of $2,115,462, or 16.8%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023 was attributed to the Company deconsolidating the joint and several debt obligations as of the Merger date, partially offset by higher interest rates on the revolving credit facility on a year-over-year basis, an increase in the rates on the term, seller and earnout notes due to amendments in May 2023 and August 2023, and, new earnout notes issued in January 2024.

Other Expense

Other expense for the three and nine months ended September 30, 2024 and 2023 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Other expense	$285,483	$—	$15,893,220	$—

Other expense for the three months ended September 30, 2024 related to stock compensation expense for third parties as advisors to the Company for RSUs that were granted on the date of the Merger. Other expense for the nine months ended September 30, 2024 related to accrued amounts pertaining to a potential settlement for legacy stockholders and stock compensation expense for to third parties as advisors to the Company for RSUs that were granted on the date of the Merger.

Income Tax Benefit

Provision for income taxes for the three and nine months ended September 30, 2024 and 2022 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income tax benefit	$1,220,072	$1,346,969	$19,732,646	$3,791,387

Income tax benefit for the quarters ended September 30, 2024 and 2023 was $1,220,072 and $1,346,969, respectively, a decrease of $126,897, which was driven primarily by the increase in net loss before taxes of $8,269,701 for the quarter ended September 30, 2024 compared to $5,267,921 for the quarter ended September 30, 2023, or an increase in the net loss before taxes of $3,001,780.

Income tax benefit for the nine months ended September 30, 2024 and 2023 was $19,732,646 and $3,791,387, respectively, an increase of $15,941,259, which was driven primarily by the increase in net loss before taxes of $86,560,838 for the nine months ended September 30, 2024 compared to $13,656,714 for the nine months ended September 30, 2023, or an increase in the net loss before taxes of $72,904,124.

Liquidity & Capital Resources

Atlantic’s primary sources of liquidity have historically been cash generated from operations and borrowings under its revolving credit agreement (the “Revolver”). Atlantic’s working capital requirements are primarily driven by personnel payments and client accounts receivable receipts. As receipts from client partners lag behind payments to personnel, working capital requirements increase substantially in periods of growth. Primary uses of cash are payments to engagement personnel, corporate personnel, related payroll costs and liabilities, operating expenses, capital expenditures, cash interest, cash taxes, and contingent consideration and debt payments.

If Atlantic and Lyneer are able to refinance their existing indebtedness as described below, Atlantic believes that the cash generated from operations, together with the borrowing availability under its portion of the Revolver or under any revolving credit facility that Lyneer may enter into to replace the Revolver, would be sufficient to meet its normal working capital needs for at least the 12-month period following the date of its September 30, 2024 financial statements, including investments made, and expenses incurred, in connection with opening new markets throughout the next year. Atlantic’s ability to continue to fund these items may be affected by general economic, competitive and other factors, many of which are outside of Atlantic’s control. If Atlantic’s future cash flow from operations and other capital resources are insufficient to fund its liquidity needs, Atlantic may be forced to obtain additional debt or equity capital or refinance all or a portion of its debt.

Atlantic’s working capital requirements are primarily driven by personnel payments and client accounts receivable receipts. As receipts from client partners lag behind payments to personnel, working capital requirements increase substantially in periods of growth.

In connection with the closing of the Merger, Atlantic issued to IDC the Merger Note in the principal amount of $35,000,000 with an original maturity date of September 30, 2024. The Merger Note does not bear interest and is not convertible prior to an event of default under the Merger Note. If an event of default should occur under the Merger Note, the Merger Note will bear interest at the rate of 7% per annum commencing upon the date of such event of default and will be convertible into shares of our common stock at a price per share that equals the lowest daily volume weighted average price per share (VWAP) during the five trading days immediately preceding the date on which the applicable conversion notice is delivered to us, but not less than 80% of the price per share in our Initial Capital Raise, provided, however, that the number of shares of our common stock issuable upon conversion of the Merger Note will not exceed 19.99% of the number of our outstanding shares of common stock without shareholder approval. An event of default under the Merger Note may result in an additional event of default under the Revolver and our other indebtedness for borrowed funds.

On September 12, 2024 the Company entered into Amendment No 1 to the Convertible Promissory Note (“Amendment 1 to the Merger Note”) which extended the maturity date to the earlier of March 31, 2026 or the completion of at least a $40 million capital raise.

On June 6, 2023, Lyneer and IDC were informed by a letter from the administrative agent of the lender under the Revolver that the borrowing base calculation under the Revolver was required to be changed from how it was historically calculated. This change caused Lyneer and IDC as co-borrowers to be over-advanced, and the agent required the co-borrowers to cure the over-advance. On December 31, 2023, the total over-advance was $22,518,585.

On August 31, 2023 and January 30, 2024, Lyneer and IDC entered into consent and forbearance agreements with its lender under the Revolver pursuant to which the lender waived all existing events of default as of the date of the agreements and agreed to forbear from exercising its rights and remedies with respect to such events of default under the credit facilities through November 17, 2023 and March 15, 2024, respectively. On April 17, 2024, Lyneer and IDC entered into a limited consent and amendment to the forbearance agreement with the lender under the Revolver under which the lender agreed to extend its forbearance with respect to all then-existing events of default until July 31, 2024. As a result of the Company being unable to complete its Initial Capital Raise by May 15, 2024, the Company was required to obtain additional forbearance agreements.

On June 18, 2024, Lyneer and IDC entered into consent and forbearance agreements with its lender under the Revolver under which the Lender agreed to extend its forbearance with respect to all then-existing events of default until July 15, 2024, subject to the satisfaction of various conditions, all of which have been satisfied, and agreed to a revised schedule for the repayment of the over-advance. The events of default of the borrowers under the Revolver included:

(i)     the failure to repay an over-advance in the amount of $4,662,495 as of May 31, 2024;

(ii)    failure to complete an initial capital raise (“Initial Capital Raise”) on or before May 15, 2024 and apply the proceeds thereof as specified;

(iii)   failure to have completed presentations to potential buyers under a sale and potential lenders in respect of a refinancing transaction resulting in payment in full of all Obligations (as defined);

(iv)   the failure to deliver to the administrative agent, on or before May 29, 2024, an executed letter of intent with respect to a Sale/Refinancing;

(v)    the failure to satisfy various financial covenants of the Revolver and failure to timely cure all of the foregoing defaults.

Under the Revolver, a “Sale/Refinancing” is defined as the sale of one of the borrowers under the Revolver, including possibly IDC or Lyneer, that will generate proceeds in an amount sufficient to pay in full all obligations of the borrowers under the Revolver.

The lenders’ consent to IDC’s transfer of ownership of the equity of Lyneer was conditioned upon: (i) our limited guaranty and pledge of our ownership of the equity of Lyneer upon the effective date of the Merger, (ii) IDC’s pledge to the lender of a security interest in the Merger Note and the shares of our common stock that IDC received in the Merger, as well as the proceeds thereof, and (iii) a replacement guaranty by Lyneer Management Holdings LLC to replace a $6 million letter of credit for the benefit of Employers Personnel, LLC; (iv) an executed amendment to the Term Note; (v) a consent and amendment to the Intercreditor Agreement with the lender under the Term Note; (vi) an executed Master Turnover Agreement pursuant to which the Company agreed, until payment in full of all Obligations, upon any disposition of Equity Interests (as defined including the Initial Capital Raise) or any Secondary Capital Raise proceeds to turn the proceeds to the lender under mandatory prepayment provisions; (vii) consent to a prepayment on the Lyneer Put Option note in the aggregate of $2 million (viii) an updated budget; and (ix) customary closing conditions.

The failure of Lyneer and IDC to comply with any of such additional covenants would create additional events of default under the Revolver and the Term Note that have not been waived by the lenders under the Revolver or the Term Note in the existing forbearance agreements.

On August 12, 2024 the Company entered into the Ninth Amendment and with its lender of the Revolver, under which the lender, waived all existing events of default as of the date of the agreement and agreed to forbear from exercising its rights and remedies with respect to such events of default under the Revolver through September 30, 2024. The maximum aggregate principal amount of $60,000,000 will be reduced by $500,000 on each Thursday starting August 15, 2024 and continuing through and including September 26, 2024. The Initial Capital Raise milestone was extended to September 15, 2024 with additional milestones including an uplisting milestone date of September 15, 2024.

The Company has received conditional approval by a new ABL lender and expects to close on a new credit facility in February 2025. One of our current lenders has committed to fund an approximately $7 million of the IDC shortfall on the Revolver. The Company will continue to borrow under the existing facility in its normal course of business until closing.

On June 18, 2024, IDC and Lyneer also entered into an amendment to the forbearance agreement with the lender under the Term Note pursuant to which, the lender (i) extended its forbearance with respect to all events of default until the earlier of July 15, 2024, or an Event of Default; (ii) requires a limited guaranty and continued pledge by us of our equity interest in Lyneer; (iii) requires the execution of new three-year employment agreements with Todd McNulty and James Radvany, CEO and CFO, respectively of Lyneer. The events of default under the Term Note included:

(i)     the failure to pay interest due on October 1, 2023 and January 2, 2024;

(ii)    failure to complete an Initial Capital Raise by May 15, 2024 and to apply the proceeds as specified therein;

(iii)   failure to complete management presentations to potential buyers and potential lenders;

(iv)   the failure to deliver on or before May 29, 2024, an executed letter of intent with respect to a Sale/Refinancing; and

(v)    the failure to satisfy various financial covenants of the Term Loan and failure to cure.

On August 12, 2024, the Company entered into the Tenth Amendment and with its lender of the Term Note, under which the lender, waived all existing events of default as of the date of the agreement and agreed to forbear from exercising its rights and remedies with respect to such events of default under the Term Note through September 30, 2024. The Initial Capital Raise milestone was extended to September 30, 2024 with additional milestones including an uplisting milestone date of September 15, 2024.

The Company has received conditional approval to extend the current milestone for the Company’s Initial Capital Raise to January 30, 2025. Additionally, the Term Note is covered by the Allocation agreement discussed below.

The Lenders’ consent to IDC’s transfer of ownership of the equity of Lyneer was conditioned upon substantially the same terms stated above under the Revolver, as well as issuance of a secured bridge loan (“Credit Agreement”) to the Company in the principal amount of $1,950,000 at an interest rate of 5% per annum. The Maturity date of the Credit Agreement was originally September 30, 2024. However, mandatory prepayments shall be made from the Initial Capital Raise, on the issuance of new debt or new Equity Interests, or upon a change of control.

On July 22, 2024, the Company entered into an amendment to extend the maturity date of the Credit Agreement to June 18, 2026.

In addition, on January 16, 2024, IDC and Lyneer entered into an amendment agreement with the holders of the Seller Notes and Earnout Notes to defer the missed July 31, 2023 and October 31, 2023 principal and interest payments on the Seller Notes and the Earnout Notes, each in the amount of $$1,575,000 plus accrued interest, until February 28, 2024, and to defer to February 28, 2024 the payment of $1,575,000 with accrued interest scheduled for January 31, 2024. Lyneer has not refinanced or restructured the credit facility and missed all payments of the Seller Notes and the Earnout Notes during 2024.

In accordance with ASC Topic 205-40, Going Concern, Atlantic evaluates whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern for one year from the date the financials are issued. This evaluation includes considerations related to financial and other covenants contained in Atlantic’s credit facilities, as well as Atlantic’s forecasted liquidity. Atlantic has concluded that there is no substantial doubt about its ability to continue as a going concern for at least one year from the date of issuance of its consolidated financial statements. The Company has received conditional approval by a new ABL lender and expects to close on the new credit facility in February 2025. One of our current lenders has committed to fund a minimum of $8 million of the IDC shortfall on the Revolver. The Company will continue to borrow under the existing facility in its normal course of business until closing.

IDC, Lyneer and Prateek Gattani, IDC’s Chief Executive Officer and our Chairman of the Board following the Merger, have entered into an Allocation Agreement dated as of December 31, 2023, pursuant to which IDC agreed that, subject to subordination to the taxes as between IDC and Lyneer, in connection with the Merger, the Term Note and the Seller Notes, will either be paid in full or assumed by IDC, and all but $35 million of the Revolver will be paid in full or assumed by IDC, and Lyneer will have no further liability or responsibility for such indebtedness. However, as IDC and Lyneer were unable to obtain the release of Lyneer from the holders of such indebtedness for accounting purposes, with respect to any of such indebtedness that was not repaid by IDC with the Allocation Agreement not being given effect for accounting purposes and Lyneer will remain jointly and severally liable with IDC to such lenders until such time as such joint and several indebtedness is restructured, at which time IDC will be obligated to repay in full all remaining amounts payable under the Term Note and the Seller Notes and will repay or assume all but approximately $35 million under Revolver. In the event IDC does not repay any of this debt and the Company is required to make payments, IDC will be obligated to repay the Company for the amounts paid on IDC’s behalf. Upon the consummation of the Merger, the Company determined that it was no longer probable that IDC would default on its portion of the joint and several obligations and deconsolidated the joint and several debt obligations in the accompanying condensed financial statements.

In the Allocation Agreement, IDC and Mr. Gattani have agreed to implement a plan to refinance or otherwise satisfy the joint and several indebtedness. IDC and Mr. Gattani are currently exploring refinancing opportunities with several lenders to address the assumed debt, as well as the IDC portion of the Revolver. However, it is expected that the Company will not be legally released from its joint and several obligations with respect to the indebtedness to be assumed by IDC until payment in full of the Merger Note, which originally matured on September 30, 2024. The maturity date of the Merger Note has been extended to March 31, 2026. The Company has received conditional approval by a new ABL lender and expects to close on a new credit facility in February 2025. One of our current lenders has committed to fund a minimum of $8 million of the IDC shortfall on the Revolver. It is expected that the new credit facility will be supportable by the Company’s stand-alone borrowing base, will be on terms similar to those of the existing credit agreement and will provide credit availability to the Company of up to $40,000,000.

Cash flows for the nine months ended September 30, 2024 and 2023 consisted of the following:

	Nine Months Ended September 30,
	2024	2023
Net cash (used in)/provided by operating activities	$(5,558,718)	$2,626,303
Net cash used in investing activities	(50,372)	(76,312)
Net cash provided by/(used in) financing activities	5,653,923	(3,077,175)
Net increase/(decrease) in cash and cash equivalents	$44,833	$(527,184)

Cash flows provided by operating activities for the nine months ended September 30, 2024 compared to the nine months September 30, 2023 was lower due to an increase in accounts receivable and accrued expenses and other current liabilities and due to related parties.

Investing Activities

Cash used in investing activities for the nine months ended September 30, 2024 decreased compared to September 30, 2023 and consisted entirely of purchases of property and equipment.

Financing Activities

Cash used in financing activities increased for the nine months ended September 30, 2024 compared to September 30, 2023 and consisted of borrowings and payments under the Company’s debt arrangements of the Revolver and Seller Notes (as described below). Additionally, during the nine months ended September 30, 2024, the Company issued shares, entered into additional debt obligations, and had a deemed contribution as a result of the Merger.

Revolver

The Company currently maintains the Revolver as a co-borrower with IDC with an available borrowing capacity of up to $60,000,000. The facility was partially used to finance the acquisition of Lyneer by IDC in August 2021, with additional borrowing capacity available under the Revolver to finance Lyneer’s working capital. All of Lyneer’s cash collections and disbursements are currently linked with bank accounts associated with the lender and funded using the Revolver. These borrowings are determined by Lyneer’s availability based on a formula of billed and unbilled accounts receivable as defined in the loan agreement.

As of September 30, 2024 and December 31, 2023, the total balance on the Revolver was $53,337,869 and $90,906,217, respectively. As of September 30, 2024 and December 31, 2023, the Company recorded a liability of $42,778,061 and $85,092,695, respectively, and IDC owed the remaining $10,559,808 and $5,813,522, respectively. Total available borrowing capacity on the Revolver as of September 30, 2024 was $(11,682,375), net of a $2,000,065 reserve required on the Revolver. The borrowing base calculation is based on Lyneer’s eligible assets.

Borrowings under the Revolver are classified as SOFR Revolving Credit Loans, SOFR FILO Loans, Base Rate Revolving Credit Loans, Base Rate FILO Loans or Swing-Line Loans (each as defined in the Revolver). Applicable margins for each loan type under the original facility are as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	1.75%	0.75%	2.75%	1.75%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.00%	1.00%	3.00%	2.00%
Less than $41,666,666.66	2.25%	1.25%	3.25%	2.25%

Swing Line Loans on the Revolver bear interest at a rate equal to the Base Rate (as defined) plus the applicable margin.

On May 5, 2023, Lyneer entered into the Third Amendment to the Revolver. The Third Amendment to the Revolver was treated as a modification based upon Lyneer’s analysis according to ASC 470 — Debt. As such, Lyneer is deferring the recognition of the amendment fee and will amortize such fee as an adjustment to interest expense over the remaining term of the Revolver, along with any existing unamortized costs, using the effective interest method. The amendment fee was $750,000 (paid by IDC), split evenly between IDC and Lyneer. Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

The Third Amendment increased the applicable margin thresholds for various products as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	2.25%	1.25%	3.25%	2.25%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.50%	1.50%	3.50%	2.50%
Less than $41,666,666.66	2.75%	1.75%	3.75%	2.75%

On July 14, 2023, Lyneer received notice from the administrative agent of the lender that Lyneer was in default under the Revolver due to its failure to repay the over-advance on the Revolver. Further, on July 21, 2023, Lyneer received notice from the lender advising Lyneer that it may not make payments on its Term Loan until the over-advance payment default has been cured or waived.

On August 31, 2023, Lyneer and IDC entered into the Fourth Amendment and Forbearance Agreement with the lender under the Revolver under which the lender waived all existing events of default as of the date of the agreement and agreed to forbear from exercising its rights and remedies with respect to such events of default under the Revolver through November 17, 2023. The Fourth Amendment and Forbearance Agreement was treated as a debt extinguishment after Lyneer’s analysis of ASC 470, and a loss of $189,951 was recorded. The total amendment fee was $1,550,000 and the structuring fee was $100,000, allocated evenly between IDC and Lyneer. This fee will be amortized as an adjustment to interest expense over the remaining term, along with any existing unamortized costs using the effective interest method. Fees paid other than to the lenders are expensed as incurred.

Lyneer and its lenders did not execute a fifth amendment and forbearance agreement. Instead on January 30, 2024, Lyneer and IDC entered into a consent and amendment to the forbearance agreement with the lender under the Revolver under which the lender extended its forbearance with respect to all events of default until March 15, 2024, revised certain financial ratio covenants, with March 31, 2024 as the first calculation date for such ratios, and agreed to a revised schedule for the repayment of the over-advance.

The January 2024 amendment to the forbearance agreement was treated as a modification after Lyneer’s analysis according to ASC 470 and as such, Lyneer is deferring the $750,000 amendment, forbearance and structuring fees, split evenly between IDC and Lyneer, and will amortize as an adjustment to interest expense over the remaining term, along with any existing unamortized costs using the effective interest method. Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

As described above, on April 17, 2024, Lyneer and IDC entered into an additional amendment to the forbearance agreement with the lender under the Revolver under which the lender waived all then-existing events of default as of the effective date of the agreement and agreed to forbear from exercising its rights and remedies with respect to such events of default under the Revolver through July 31, 2024 and eliminated certain financial ratios. The maturity date of the Revolver was accelerated to July 31, 2024 and the available borrowing capacity decreased to $70,000,000 and further decreasing to $40,000,000 upon the consummation of the Merger. Additionally, the sublimit for letters of credit was decreased to $6,000,000, further decreasing to $0 upon the consummation of the Merger.

As described above, on June 18, 2024, Lyneer and IDC entered into an additional amendment to the forbearance agreement with the lender under the Revolver under which the lender waived all then-existing events of default as of the effective date of the agreement and agreed to forbear from exercising its rights and remedies with respect to such events of default under the Revolver through July 15, 2024. The maturity date of the Revolver was extended to August 31, 2025 and the available borrowing capacity was decreased to $60,000,000, decreasing to $40,000,000 with the Initial Capital Raise (as defined) and further decreasing upon the Secondary Capital Raise (as defined). The maximum consolidated cash balance at the end of any business day was reduced to $1,000,000.

As described above, on August 12, 2024, the Company entered into the Ninth Amendment and with its lender, under which the lender, waived all existing events of default as of the date of the agreement and agreed to forbear from exercising its rights and remedies with respect to such events of default under the Revolver through September 30, 2024. The maximum aggregate principal amount of $60,000,000 will be reduced by $500,000 on each Thursday starting August 15, 2024 and continuing through and including September 26, 2024. The Initial Capital Raise milestone was extended to September 15, 2024 with additional milestones including an uplisting milestone date of September 15, 2024.

The Company has received conditional approval by a new ABL lender and expects to close on a new credit facility in February 2025. One of our current lenders has committed to fund approximately $7 million of the IDC shortfall on the Revolver.

Term Note

On August 31, 2021, Lyneer and IDC as co-borrowers entered into a Term Note in the amount of $30,300,000. The proceeds of this loan were primarily used to finance the acquisition of Lyneer by IDC in August 2021. The Term Note matures on February 28, 2026, at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Term Note prior to its maturity date. The Term Note is subordinated to the Revolver and initially bore interest at the stated interest rate of 14% per annum.

As of September 30, 2024 and December 31, 2023, Lyneer had recognized liability balances on the Term Note of $0, and $34,223,489, respectively.

On May 5, 2023, the Term Note was amended to amend the stated interest rate, which may vary between 14% and 16% per annum, with the cash portion of the stated rate varying from 10% to 11% per annum and the Paid-in-Kind (“PIK”) portion varying from 4% to 5% per annum, based on specified financial ratios and similar metrics.

The May 2023 amendment to the Term Note was treated as a modification pursuant to ASC 470 — Debt. As such, Lyneer is deferring recognition of the $100,000 amendment fee and will amortize such fee as an adjustment to interest expense over the remaining term of the Term Note, along with any existing unamortized costs, using the effective interest method. IDC paid the $100,000 amendment fee, which is included in “capital contribution” on the accompanying consolidated statements of mezzanine capital and members’ capital (deficit). Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

The Term Note was further amended on June 30, 2023 to defer the July 1, 2023 cash interest payment until August 1, 2023. However, Lyneer did not make this payment when due based upon the notice received from the administrative agent of the lender under the Revolver, which restricted payment on the Term Note as discussed above.

On August 4, 2023, Lyneer received a notice from the administrative agent of the Term Note advising Lyneer that it was in default under the loan agreement relating to the Term Note due to non-payment of the August 1, 2023 interest payment and that interest under the Term Note would accrue at the default rate of the stated rate plus 2% per annum. The Term Note contains certain customary financial and non-financial covenants with which Lyneer is required to comply.

The Term Note was further amended on August 31, 2023. Pursuant to such agreement, the lender waived all existing events of default as of the date of such amendment and agreed to forbear from exercising its rights and remedies through November 17, 2023. This amendment also increased the stated interest rate on the Term Note to 19% per annum and the cash portion of the stated rate increased to 14% per annum, with a default rate equal to the stated rate plus 2%. This amendment was treated as a modification after Lyneer’s analysis according to ASC 470 and as such, Lyneer will amortize any existing unamortized costs using the effective interest method, as an adjustment to interest expense over the remaining term. The structuring fee of $32,500 and the total forbearance fee of $325,000 is the responsibility of IDC. These fees were not paid and as such, were added to the principal amount of the Term Note. This amendment had the same contingencies as the forbearance agreement for the Revolver.

Lyneer and IDC did not execute a sixth amendment and forbearance agreement. Instead on January 30, 2024, Lyneer and IDC entered into an amendment to the forbearance agreement with its lender under the Term Note under which the lender agreed, subject to satisfaction of various conditions precedent, to waive all existing events of default under the Term Note as of the date of the amendment and to forbear from exercising its rights and remedies with respect to such events of default through March 15, 2024. The January 2024 amendment to the forbearance agreement was treated as a modification after Lyneer’s analysis according to ASC 470 and as such, Lyneer will amortize any existing unamortized costs using the effective interest method, as an adjustment to interest expense over the remaining term. The structuring fee of $100,000, the forbearance fee of $500,000 and the amendment fee of $150,000 are the responsibility of IDC. These fees were not paid and as such, was added to the principal of the Term Note. Fees paid other than to the lenders are expensed as incurred, and no gain or loss was recorded on the modification.

As described above, on April 17, 2024, Lyneer and IDC entered into an additional amendment to the forbearance agreement with its lender under the Term Note under which the lender waived all then-existing events of default under the Term Note and agreed to forbear from exercising its rights and remedies with respect to such events of default through July 31, 2024. IDC has agreed with Lyneer under an Allocation Agreement that IDC will assume all payment obligations under the Term Note. However, it is not expected that Lyneer will be legally released as an obligor under the Term Note until the Merger Note is paid in full and the indebtedness evidenced by the Term Note is restructured.

As described above, on June 18, 2024, Lyneer and IDC entered into an additional amendment to the forbearance agreement with its lender under the Term Note under which the lender waived all then-existing events of default under the Term Note and agreed to forbear from exercising its rights and remedies with respect to such events of default through July 15, 2024. IDC has agreed with Lyneer under an Allocation Agreement that IDC will assume all payment obligations under the Term Note. However, it is not expected that Lyneer will be legally released as an obligor under the Term Note until the Merger Note is paid in full and the indebtedness evidenced by the Term Note is restructured.

As described above, on August 12, 2024, the Company entered into the Tenth Amendment and with its lender, under which the lender, waived all existing events of default as of the date of the agreement and agreed to forbear from exercising its rights and remedies with respect to such events of default under the Term Note through September 30, 2024. IDC has agreed on the terms of a forbearance agreement and is in the process of formalizing the agreement with its lenders. The Lender will waive all defaults until March 28, 2025, unless a prior default occurs. No action is being taken against Lyneer.

Seller Notes

As part of the purchase price consideration for the Transaction, Lyneer and IDC as co-borrowers issued various Seller Notes to former owners in the aggregate principal amount of $15,750,000. Principal payments on the Seller Notes are due in quarterly instalments of $1,575,000, and $3,150,000 is due at their amended maturity dates of April 30, 2024.

The Seller Notes bear interest at an amended fixed rate of 11.25% per annum. The Seller Notes represent unsecured borrowings and are subordinated to the Revolver and to the Term Note.

Lyneer had recognized Seller Note liability balances of $0 and $7,875,000 as of September 30, 2024 and December 31, 2023, respectively.

Lyneer and IDC did not make the principal and interest payments due July 31, 2023 and October 31, 2023 on the Seller Notes as payments to any other debt holders was prohibited by the administrative agent of the lender under the Revolver.

Pursuant to the terms of the August 31, 2023 forbearance agreements, IDC agreed to use a portion of the Merger Consideration to pay down the Seller Notes upon the consummation of the Merger, following which Lyneer will have no further liability or responsibility for the payment of the Seller Notes. However, under the allocation agreement between IDC and Lyneer, IDC agreed with Lyneer that IDC will assume all payment obligation under the Seller Notes. It is not expected that Lyneer will be released as an obligor under the Seller Notes until the Merger Note is paid in full and the indebtedness evidenced by the Seller Notes is restructured.

Earnout Notes

As contingent consideration milestones are met in connection with the Transaction Agreement, Lyneer and IDC can elect to pay the milestone payments in cash or to issue notes payable. During 2022, Lyneer and IDC as co-borrowers have issued nine promissory notes in the aggregate principal amount of $13,494,133. Payments on each of the Earnout Notes are due in quarterly installments through their amended maturity date of January 31, 2025 and each note bears an amended stated interest rate of 11.25% per annum. On January 16, 2024, Lyneer and IDC as co-borrowers issued six notes payable with an aggregate value of $6,941,521. Payments on each of the Earnout Notes are due in quarterly installments through their maturity date of January 16, 2026 and each note bears interest at a rate of 6.25% per annum. The Company missed the March 31, 2024 principal and interest payment and the interest rate increased to the default rate of 11.25%.

The Earnout Notes are subordinated to the Revolver and the Term Note and represent unsecured borrowings.

The Earnout Note liability was $0 and $13,494,133 at the periods ended September 30, 2024 and December 31, 2023, respectively.

Lyneer and IDC did not make the principal and interest payments due July 31, 2023, October 31, 2023, February 28, 2024 and March 31, 2024 on the Earnout Notes as payments to any other debt holders was prohibited by the administrative agent of the lender under the Revolver.

Pursuant to the terms of the August 31, 2023 forbearance agreements, IDC agreed to use a portion of the Merger Consideration to pay down the Earnout Notes upon the consummation of the Merger, following which Lyneer will have no further liability or responsibility for the payment of the Earnout Notes. However, under the Allocation Agreement, IDC agreed with Lyneer that IDC will assume all payment obligation under the Earnout Notes. It is not expected that Lyneer will be released as an obligor under the Earnout Notes until the Merger Note is paid in full and the indebtedness is restructured.

2023 Amendment to Seller and Earnout Notes

Lyneer and IDC did not make the principal and interest payments due on the Seller Notes and the Earnout Notes during 2023 or the first six months of 2024. On May 14, 2023, Lyneer signed an amendment, dated as of May 11, 2023 (the “Omnibus Amendment”), to defer the missed payments under the Seller Notes and Earnout Notes until the amended maturity dates of such notes of April 30, 2024 and January 31, 2025, respectively. The Omnibus Amendment changed the interest rate of the Seller Notes and the Earnout Notes to 11.25% per annum from 6.25% per annum for all remaining payments.

The Omnibus Amendment was treated as a modification based upon Lyneer’s analysis according to ASC 470 — Debt. As such, Lyneer is deferring its recognition of the $40,000 amendment fee and will amortize such fee as an adjustment to interest expense over the remaining terms of such notes, along with any existing unamortized costs, using the effective interest method. Lyneer paid the $40,000 amendment fee and will be reimbursed from IDC. These fees were included in “capital contribution” on the accompanying consolidated statements of mezzanine capital and members’ capital (deficit) for the year ended June 30, 2023. Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

As described above, on January 16, 2024, Lyneer and IDC signed an amendment to the Omnibus Agreement with the holders of the Seller Notes and the Earnout Notes to defer the missed July 31, 2023 and October 31, 2023 principal and interest payments, each in the amount of $1,575,000 plus accrued interest, together with the principal payment in the amount of $1,575,000 plus accrued interest that is payable on January 31, 2024, all of which will now be payable on February 28, 2024. Lyneer missed the February 28, 2024 payment and is in default of the Seller Notes and Earnout Notes.

The January 2024 Omnibus Amendment was treated as a modification after Lyneer’s analysis according to ASC 470 and as such, Lyneer is deferring the $19,500 amendment fee and will amortize as an adjustment to interest expense over the remaining term, along with any existing unamortized costs using the effective interest method. Lyneer paid the $19,500 amendment fee and will be reimbursed from IDC. These fees were included in “capital contribution” on the accompanying consolidated statements of mezzanine capital and members’ capital (deficit). Fees paid to third parties are expensed as incurred, and no gain or loss was recorded on the modification.

Credit Agreement

On June 18, 2024, the Company entered into a secured bridge loan (“Credit Agreement”) in the principal amount of $1,950,000 at an interest rate of 5% per annum. The maturity date of the Credit Agreement was originally September 30, 2024. However, mandatory prepayments shall be made from the Initial Capital Raise, on the issuance of new debt or new equity interests, or upon a change of control.

On July 22, 2024, the Company entered into an amendment to extend the maturity date of the Credit Agreement to June 18, 2026.

Promissory Note

From April 29, 2019 to April 29, 2020, the Company entered into a series of non-convertible promissory notes (the “Promissory Notes”) with St. Laurent Investments LLC amounting to $1,375,0000. The Promissory Notes had a one-year term, most recently extended through July 31, 2025 or a later date to be mutually agreed upon. The Promissory Notes bear interest accruing at the rate of 5% per annum, and increased to 10% for the period from August 1, 2024 through July 31, 2025.

Merger Note

In connection with the closing of the Merger, we issued to IDC the Merger Note in the principal amount of $35,000,000 that originally matured on September 30, 2024. The Merger Note does not bear interest and is not convertible prior to an event of default under the Merger Note. If an event of default should occur under the Merger Note, the Merger Note will bear interest at the rate of 7% per annum commencing upon the date of such event of default and will be convertible into shares of our common stock at a price per share that equals the lowest daily volume weighted average price per share (VWAP) during the five trading days immediately preceding the date on which the applicable conversion notice is delivered to us, but not less than 80% of the price per share in our Initial Capital Raise, provided, however, that the number of shares of our common stock issuable upon conversion of the Merger Note will not exceed 19.99% of the number of our outstanding shares of common stock without shareholder approval if our common stock is then listed on a National Stock Exchange. As we do not believe we will have sufficient liquidity and capital resources to pay the Merger Note in full when due, as well as to restructure our joint and several debt obligations, we believe we will have to sell additional equity or debt securities prior to the maturity date of the Merger Note to pay or refinance the Merger Note when due. However, as Prateek Gattani, our Chairman of the Board following the Merger, is also the Chief Executive Officer and controlling stockholder of IDC, we also believe we will be able to negotiate an extension of the Merger Note if we are unable to pay it in full at maturity. An event of default under the Merger Note may result in an additional event of default under the Revolver and our other indebtedness for borrowed funds.

On September 10, 2024, the Company entered into Amendment No 1 to the Convertible Promissory Note (“Amendment 1 to the Merger Note”) which extended the maturity date to the earlier of March 31, 2026 or the completion of at least a $40 million capital raise. Amendment 1 to the Merger Note was treated as a modification after the Company’s analysis according to ASC 470 and as such, the Company is deferring the $300,000 amendment fee and will amortize as an adjustment to interest expense over the remaining term using the effective interest method.

Interest Expense

Total interest expense is comprised of a cash and non-cash component as described in the debt arrangements described above.

For the three and nine months ended September 30, 2024, total interest expense totaled $1,472,564 and $10,494,818, respectively. For the three and nine months ended September 30, 2023 total interest expense totaled $4,887,247 and $12,610,280, respectively. Total cash paid for interest for the three and nine months ended September 30, 2024 totaled $1,386,833 and $5,437,928, respectively, and $3,881,382 and $9,021,326 for the three and nine months ended September 30, 2023, respectively, with the remaining portion of the interest expense as non-cash due to the PIK interest and change in values of the accrued interest liability and amortization of deferred financing costs.

Assessment of Liquidity Position

Lyneer has assessed its liquidity position as of September 30, 2024 and December 31, 2023. As of September 30, 2024 and December 31, 2023, the total committed resources available were as follows:

	September 30, 2024	December 31, 2023
Cash and Cash Equivalents	$1,397,760	$1,352,927
Committed Liquidity Resources Available:
Short-term Revolving Credit Facility	(11,682,375)	(22,518,585)
Total Committed Resources Available	$(10,284,615)	$(21,165,658)

As noted above under the caption Liquidity and Capital Resources, pursuant to the Forbearance Agreement, following the payment of the Merger Note, Lyneer intends to replace its obligations under the Revolver with a new revolving credit facility with a borrowing capacity of up to $60,000,000. Lyneer believes the borrowing capacity under such new credit facility, its cash flow from operations and the available net proceeds from the Merger will provide sufficient liquidity and capital resources to conduct its planned operations for at least one year.

Refer To Note 3: Summary of Significant Accounting Policies, Liquidity.

Related Party Transactions

Transactions with Lyneer Management Holdings LLC (“LMH”)

LMH is owned by Lyneer’s Chief Financial Officer, James Radvany, and its Chief Executive Officer, Todd McNulty, each of whom owns 44.5% of LMH. On November 15, 2022, Lyneer and IDC as co-borrowers issued Year 1 Earnout Notes to LMH with total balances of November 15, 2022. The balance of the Year 1 Earnout Notes payable to LMH was $0 and $5,127,218 as of September 30, 2024 and December 31, 2023, respectively. On January 16, 2024, Lyneer and IDC as co-borrowers issued Year 2 Earnout Notes to LMH with total balances of $2,013,041. The balance of the Year 2 Earnout Notes payable to LMH was $0 for both September 30, 2024 and December 31, 2023.

The principal balance of the combined Earnout Notes payable to LMH was $0 and $5,127,218 as of September 30, 2024 and December 31, 2023, respectively, and was included in “notes payable, current” on the accompanying consolidated balance sheets. Interest expense incurred on the Earnout Notes to LMH totaled $347,766 and $236,457 for the nine months ended September 30, 2024 and 2023, respectively.

Transactions with IDC

Lyneer and IDC are co-borrowers and are jointly and severally liable for principal and interest payments under the Revolver, the Term Note, the Seller Notes and the Earnout Notes. In the case of certain of those obligations, IDC generally makes certain interest and principal payments to the lenders and collects reimbursement from Lyneer. When interest or principal payments of that nature are made by IDC, Lyneer recognizes interest expense and a payable to IDC, which is removed from Lyneer’s balance sheet upon remittance of the funds to IDC.

Lyneer and IDC file consolidated income tax returns in certain states. In connection with this arrangement, Lyneer has recorded a liability payable to IDC for taxes payable by IDC, which represent taxes attributable to Lyneer’s operations included on consolidated state and local income tax returns filed by IDC. These amounts are calculated by determining Lyneer’s taxable income multiplied by the applicable tax rate. These amounts totaled $543,547 and $522,472 as of September 30, 2024 and December 31, 2023, respectively, and are included in “due to related parties” on the accompanying consolidated balance sheets.

Total amounts payable to IDC, including the above IDC taxes payable, amounted to $2,833,169 and $4,384,178 on September 30, 2024 and December 31, 2023, respectively, and are included in “due to related parties” on the accompanying consolidated balance sheets. There are no formalized repayment terms.

On June 18, 2024, the Company entered into a $35,000,000 Merger Note with IDC. Additionally, IDC was issued 25,423,729 shares of the Company’s common stock at a market value of $2.36 per share, or $60,000,000 in the aggregate. The Merger Note was subsequently amended on September 12, 2024, extending the term of the Merger Note extended until the earlier of (a) March 31, 2026; or (b) completion of debt or equity offerings by the Company in which the Company receives gross proceeds of at least forty million ($40,000,000) dollars.

Advance to Officer

The Company advanced $400,000 to Lyneer’s Chief Executive Officer in 2022. The advance was settled from a portion of the recapitalization proceeds at the closing of the Merger. This advance is recorded in “other assets” on the accompanying consolidated balance sheets as of December 31, 2023.

INFORMATION ABOUT STAFFING 360

General

Staffing 360 Solutions, Inc. (“we,” “us,” “our,” “Staffing 360,” or the “Company”) was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., ticker symbol “STAF”, on March 16, 2012. On June 15, 2017, we changed our domicile to the State of Delaware. As a rapidly growing public company in the domestic staffing sector, our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration and light industrial disciplines. All amounts in this section, “Information About Staffing 360,” are expressed in thousands, except share and per share amounts, or unless otherwise indicated.

Business Model and Acquisitions

We are a high-growth domestic staffing company engaged in the acquisition of United States (“U.S.”) based staffing companies. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, IT, engineering, administration (collectively, the “Professional Business Stream”) and commercial (“Commercial Business Stream”) disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed 10 acquisitions since November 2013.

Operating History

We generated revenue of $190,876 and $184,884 for the years ended December 30, 2023 (“Fiscal 2023”) and December 31, 2022 (“Fiscal 2022”), respectively. This increase was primarily caused by the acquisition of Headway Workforce Solutions (“Headway”), partly offset due to the decline in commercial staffing revenue.

Headway Acquisition and Series H Convertible Preferred Stock

On April 18, 2022, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Headway and Chapel Hill Partners, LP, as the representatives of all the stockholders of Headway (“Chapel Hill”), pursuant to which, among other things, we agreed to purchase all of the issued and outstanding securities of Headway in exchange for (i) a cash payment of $14, and (ii) 9,000,000 shares of our Series H Convertible Preferred Stock (the “Series H Preferred Stock”), with a value equal to the Closing Payment, as defined in the Stock Purchase Agreement (the “Headway Acquisition”). On May 18, 2022, the Headway Acquisition closed. The purchase price in connection with the Headway Acquisition was approximately $9,000. Pursuant to certain covenants in the Stock Purchase Agreement, the Company may be subject to a Contingent Payment of up to $4,450 based on the Adjusted EBITDA (such term as defined in the Stock Purchase Agreement) of Headway during the Contingent Period (such term as defined in the Stock Purchase Agreement), subject to additional potential adjustments tied to customary purchase price adjustments described in the Stock Purchase Agreement.

Industry Background

The staffing industry is divided into three major segments: temporary staffing services, professional employer organizations (“PEOs”) and placement agencies. Temporary staffing services provide workers for limited periods, often to substitute for absent permanent workers or to help during periods of peak demand. These workers, who are often employees of the temporary staffing agency, will generally fill clerical, technical, or industrial positions. PEOs, sometimes referred to as employee leasing agencies, contract to provide workers to customers for specific functions, often related to human resource management. In many cases, a customer’s employees are hired by a PEO and then contracted back to the customer. Placement agencies, sometimes referred to as executive recruiters or headhunters, find workers to fill permanent positions at customer companies. These agencies may specialize in placing senior managers, mid-level managers, technical workers, or clerical and other support workers.

We consider ourselves a temporary staffing company within the broader staffing industry. However, we provide permanent placements at the request of existing clients and some consulting services clients.

Staffing companies identify potential candidates through online advertising and referrals, and interview, test and counsel workers before sending them to the customer for approval. Pre-employment screening can include skills assessment, drug tests and criminal background checks. The personnel staffing industry has been radically changed by the internet. Many employers list available positions with one or several internet personnel sites like www.monster.com or www.careerbuilder.com, and on their own sites. Personnel agencies operate their own sites and often still work as intermediaries by helping employers accurately describe job openings and by screening candidates who submit applications.

Major end-use customers include businesses from a wide range of industries such as manufacturing, construction, wholesale and retail. Marketing involves direct sales presentations, referrals from existing clients and advertising. Agencies compete both for customers and workers. Depending on market supply and demand at any given time, agencies may allocate more resources either to finding potential employers or potential workers. Permanent placement agencies work either on a retained or on a contingency basis. Clients may retain an agency for a specific job search or on contract for a specific period. Temporary staffing services charge customers a fixed price per hour/day or a standard markup on prevailing hourly/daily rates.

For many staffing companies, demand is lower late in the fourth calendar quarter and early in the first calendar quarter, partly because of holidays, and higher during the rest of the year. Staffing companies may have high receivables from customers. Temporary staffing agencies and PEOs must manage a high cash flow because they funnel payroll payments from employers. Cash flow imbalances also occur because agencies must pay workers even though they haven’t been paid by clients.

STAFFING 360 MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Staffing 360’s financial condition and results of operations in conjunction with Staffing 360’s consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Staffing 360’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus. References to the “Company,” “we”, “us”, and “our” in this section refers to Staffing 360. All Staffing 360 financial information is presented in thousands.

Results of Operations

The following discussion summarizes the key factors Staffing 360’s management team believes are necessary for an understanding of Staffing 360’s financial statements.

Three and Nine Months Ended September 28, 2024 and September 30, 2023

	Three Months Ended September 28, 2024	% of Revenue	Three Months Ended September 30, 2023	% of Revenue	Growth
Revenue	$46,098	100.0%	$49,537	100.0%	(6.9)%
Cost of revenue	39,936	86.6%	41,874	84.5%	(4.6)%
Gross profit	6,162	13.4%	7,663	15.5%	(19.6)%
Operating expenses	7,470	16.2%	9,154	18.5%	(18.4)%
Loss from operations	(1,308)	(2.8)%	(1,491)	(3.0)%	12.3%
Interest Expense	(487)	(1.1)%	(1,197)	(2.4)%	(59.3)%
Discontinued Operations	—	0.0%	(1,190)	(2.4)%	(100.0)%
Other (expenses) income	(998)	(2.2)%	(356)	(0.7)%	180.1%
Provision for income taxes	(51)	(0.1)%	(21)	0.0%	149.2%
Net loss	$(2,844)	(6.2)%	$(4,255)	(8.6)%	(33.2)%

For the nine months ended September 28, 2024 and September 30, 2023

	Nine Months Ended September 28, 2024	% of Revenue	Nine Months Ended September 30, 2023	% of Revenue	Growth
Revenue	$131,719	100.0%	$145,776	100.0%	(9.6)%
Cost of revenue	114,432	86.9%	123,600	84.8%	(7.4)%
Gross profit	17,287	13.1%	22,176	15.2%	(22.0)%
Operating expenses	21,450	16.3%	25,498	17.5%	(15.9)%
Loss from operations	(4,163)	(3.2)%	(3,322)	(2.3)%	25.3%
Interest Expense	(2,954)	(2.2)%	(3,338)	(2.3)%	(11.5)%
Discontinued Operations	901	0.7%	(2,879)	(2.0)%	(131.3)%
Other (expenses) income	(1,003)	(0.8)%	(383)	(0.3)%	161.9%
Provision for income taxes	(151)	(0.1)%	(67)	0.0%	125.4%
Net loss	$(7,370)	(5.6)%	$(9,989)	(6.9)%	(26.2)%

Revenue

For the nine months ended September 28, 2024, revenue decreased by 9.6% to $131,719 as compared with $145,776 in revenue for the nine months ended September 30, 2023. The decline in revenue was more prevalent in Commercial Staffing as a result of a challenging U.S. operating environment. Commercial Staffing declined by 17.1% and Professional Staffing Business was down by 2.6%. In the Quarter-ended September 28, 2024, the Commercial Staffing business was down by 19.1% year-on-year with Professional Staffing up by 4.3%.

Revenue for the nine months ended September 28, 2024, was comprised of $130,922 of temporary contractor revenue and $797 of permanent placement revenue, compared with $144,864 and $913 of temporary contractor revenue and permanent placement revenue, respectively, for the nine months ended September 30, 2023.

Cost of revenue, Gross profit and Gross margin

Cost of revenue includes the variable cost of labor and various non-variable costs (e.g., workers’ compensation insurance) relating to employees (temporary and permanent) as well as sub-contractors and consultants. For the nine months ended September 28, 2024, cost of revenue was $114,432, a decrease of 7.4% from $123,600 for the nine months ended September 30, 2023, compared with a decline in revenue of 9.6%. Overall gross profit margin declined from 15.2% to 13.1% mainly driven by the proportion of the revenue driven by lower margin Employer of Record (EOR) being 38.6% in the nine months ended September 28, 2024 versus 32.1% in the nine months ended September 30, 2023.

Operating expenses

Total operating expenses for the nine months ended September 28, 2024, were $21,450, a decrease of 15.9% from $25,498 for the nine months ended September 30, 2023. The decrease in operating expenses was driven primarily by reductions in force put into effect in May 2023 and again in February 2024.

Other expenses, net

Total other income (expenses), net for the nine months ended September 28, 2024 were ($102), an increase of 96.9% from ($3,262) for the nine months ended September 30, 2023. The increase was driven by an income recognized for discontinued operations of $901 as of July 29, 2024 versus an expense of $2,879 as of September 30, 2023.

Amortization of debt discount and deferred financing costs for the nine months ended September 28, 2024 were $347, an increase of $27, compared with amortization of debt discount and deferred financing costs for the nine months ended September 30, 2023, which were $321. In addition, for the nine months ended September 28, 2024, we had other income of $127 compared with other loss of $63 for the nine months ended September 30, 2023.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we also use non-GAAP financial measures and key performance indicators (“KPIs”) in addition to our GAAP results. We believe non-GAAP financial measures and KPIs may provide useful information for evaluating our cash operating performance, ability to service debt, compliance with debt covenants and measurement against competitors. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

We present the following non-GAAP financial measure and KPIs in this report:

Revenue and Gross Profit by Business Streams    We use this KPI to measure our mix of Revenue and respective profitability between our two main lines of business due to their differing margins. For clarity, these lines of business are not our operating segments, as this information is not currently regularly reviewed by the chief operating decision maker to allocate capital and resources. Rather, we use this KPI to benchmark our business against the industry.

The following table details Revenue and Gross Profit by sector:

	Three Months Ended
	September 28, 2024	Mix	September 30, 2023	Mix
Revenue
Commercial Staffing – US	$19,172	42%	$23,714	48%
Professional Staffing – US	26,926	58%	25,823	52%
Total Service Revenue	$46,098		$49,537

Gross Profit
Commercial Staffing – US	$3,127	51%	$5,185	68%
Professional Staffing – US	3,035	49%	2,478	32%
Total Gross Profit	$6,162		$7,663

Gross Margin
Commercial Staffing – US	16.3%		21.9%
Professional Staffing – US	11.3%		9.6%
Total Gross Margin	13.4%		15.5%
	Nine Months Ended
	September 28, 2024	Mix	September 30, 2023	Mix
Revenue
Commercial Staffing – US	$58,970	45%	$71,106	49%
Professional Staffing – US	72,749	55%	74,670	51%
Total Service Revenue	$131,719		$145,776

Gross Profit
Commercial Staffing – US	$9,417	54%	$13,294	60%
Professional Staffing – US	7,870	46%	8,882	40%
Total Gross Profit	$17,287		$22,176

Gross Margin
Commercial Staffing – US	16.0%		18.7%
Professional Staffing – US	10.8%		11.9%
Total Gross Margin	13.1%		15.2%

Adjusted EBITDA.    This measure is defined as net income (loss) attributable to common stock before: interest expense, benefit from income taxes; depreciation and amortization; acquisition, capital raising and other non-recurring expenses; other non-cash charges; impairment of goodwill; re-measurement gain on intercompany note; restructuring charges; other income (loss); and charges the Company considers to be non-recurring in nature such, as legal expenses associated with litigation, professional fees associated with potential and completed acquisitions. We use this measure because we believe it provides a more meaningful understanding of our profit and cash flow generation.

	Three Months Ended		Nine Months Ended		Trailing Twelve Months
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net loss	$(2,844)	$(4,255)	$(7,370)	$(9,989)	$(17,695)	$(18,140)

Interest expense	487	1,197	2,954	3,338	4,625	3,497
Expense (benefit) from income taxes	51	21	151	67	382	(178)
Depreciation and amortization	561	632	1,774	1,708	2,427	3,660
EBITDA	$(1,745)	$(2,405)	$(2,491)	$(4,876)	$(10,261)	$(11,161)

Acquisition, capital raising and other non-recurring expenses(1)	1,267	646	2,832	2,260	3,420	7,782
Other non-cash charges(2)	56	—	418	73	110	922
Discontinued Operations	—	1,190	(901)	2,879	7,535	9,341
Other loss (income)	911	237	656	63	349	(613)
Adjusted EBITDA	$489	$(332)	$514	$399	$1,153	$6,271

Adjusted Gross Profit					$23,639	$33,526

Adjusted EBITDA as percentage of Adjusted Gross Profit					4.9%	18.7%

____________

(1)      Acquisition, capital raising, and other non-recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses, and legal expenses incurred in relation to matters outside the ordinary course of business.

(2)      Other non-cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.

Operating Leverage.    This measure is calculated by dividing the growth in Adjusted EBITDA by the growth in adjusted gross profit, on a trailing 12-month basis. We use this KPI because we believe it provides a measure of our efficiency for converting incremental gross profit into Adjusted EBITDA.

	September 28, 2024	September 30, 2023
Gross Profit – TTM (Current Period)	$23,639	$33,526
Gross Profit – TTM (Prior Period)	33,526	32,793
Gross Profit – Growth (Decline)	$(9,887)	$733

Adjusted EBITDA – TTM (Current Period)	$1,153	$6,271
Adjusted EBITDA – TTM (Prior Period)	6,271	2,180
Adjusted EBITDA – Growth (Decline)	$(5,118)	$4,091

Operating Leverage	51.8%	558.2%

Leverage Ratio.    Calculated as total debt, net, gross of any original issue discount, divided by pro forma adjusted EBITDA for the trailing 12-months. We use this KPI as an indicator of our ability to service debt prospectively.

	September 28, 2024	December 30, 2023
Total Term Debt, Net	$19,629	$18,453
Addback: Total Debt Discount and Deferred Financing Costs	187	663
Total Debt	$19,816	$19,116

TTM Adjusted EBITDA	$1,153	$6,271

Pro Forma TTM Adjusted EBITDA	$1,153	$6,271

Pro Forma Leverage Ratio	17.19x	3.05x

Operating Cash Flow Including Proceeds from Accounts Receivable Financing.    Calculated as net cash (used in) provided by operating activities plus net proceeds from accounts receivable financing. Because much of our temporary payroll expense is paid weekly and in advance of clients remitting payment for invoices, operating cash flow is often weaker in staffing companies where revenue and accounts receivable are growing. Accounts receivable financing is essentially an advance on client remittances and is primarily used to fund temporary payroll. As such, we believe this measure is helpful to investors as an indicator of our underlying operating cash flow.

	Nine Months Ended
	September 28, 2024	September 30, 2023
Net cash flow (used in) provided by operating activities	$(549)	$672

Financing (repayments) on accounts receivable financing, net	2,140	(2,239)

Net cash provided by (used in) operating activities including proceeds from accounts receivable financing	$1,591	$(1,567)

The leverage ratio and operating cash flow including proceeds from accounts receivable financing should be considered together with the information in the “Liquidity and Capital Resources” section, immediately below.

Operating activities

For the nine months ended September 28, 2024, net cash used in continuing operating activities of $549 was primarily attributable to net loss of $7,370 an increase in accounts receivable of $1,744, a decrease in accounts payable of $1,552 and an increase in and accrued payroll costs of $6,049. The net cash used in all operating activities was impacted by $3,007 from discontinued operations to give a total cash used in operating activities of $3,556.

For the nine months ended September 30, 2023, net cash provided by continuing operating activities of $672 was primarily attributable to net loss of $9,989, increases in Other Assets of $7,403 and the impact of non-cash items of $3,869. A negative impact of $11,397 for discontinued operations brought the total cash used in operating activities to $10,725.

Investing activities

For the nine months ended September 28, 2024, net cash provided by investing activities totaled $1,993, primarily due to $2,046 related discontinued operations offset by $53 purchase of property and equipment.

For the nine months ended September 30, 2023, net cash provided by investing activities totaled $4,718, primarily due to $138 purchase of property and equipment and $4,856 related to discontinued operations.

Financing activities

For the nine months ended September 28, 2024, net cash provided by financing activities totaled $2,340, due to additional cash received of $2,140 on accounts receivable financing, net, conversion of dividends on Series H preferred stock to principal $700 offset by payments made on earnouts $500.

For the nine months ended September 30, 2023, net cash provided by financing activities totaled $4,677 primarily due to repayments of $3,139, net proceeds from the sale of common stock and a warrant inducement transaction of $4,433 and $2,292, respectively, third party financing costs of $633 and discontinued operations of $256.

Year Ended December 30, 2023, Compared to Year Ended December 31, 2022

	Twelve Months Ended December 30, 2023	% of Revenue	Twelve Months Ended December 31, 2022	% of Revenue	Growth
Revenue	$190,876	100.0%	$184,884	100.0%	3.2%
Cost of revenue	162,347	85.1%	152,135	82.3%	6.7%
Gross profit	28,529	14.9%	32,749	17.7%	(12.9)%
Operating expenses	40,115	21.0%	34,515	18.7%	16.2%
Gain (Loss) from operations	(11,586)	(6.1)%	(1,766)	(1.0)%	556.0%
Other (expenses) income	(5,137)	(2.7)%	(2,954)	(1.6)%	73.9%
Loss from discontinued operations	(9,014)	(4.7)%	(12,496)	(6.8)%	(27.9)%
Benefit (Provision) for income taxes	(304)	0.2%	222	(0.1)%	(236.9)%
Net (loss) income	$(26,041)	(13.6)%	$(16,994)	(2.4)%	53.2%

Revenue

For the year ended December 30, 2023 (“Fiscal 2023”), revenue increased by 3.2% to $190,876 as compared to $184,884 for the year ended December 31, 2022 (“Fiscal 2022”). Of that increase, $23,554 was attributable to the Headway Acquisition, organic revenue declined by $17,512 from the prior year. Our Commercial Staffing business consists of our Monroe Staffing Services and Key Resources brands while our Professional Staffing business is made up of Lighthouse Professional Services and Headway. The following graph shows how our business has become more balanced in 2023 versus 2022.

99.3% of our revenue in 2023 was for hourly paid workers (either temporary contracts or EOR) and was essentially unchanged against the 99.1% split in 2022.

Gross profit and gross margin

The main differences between revenue and gross profit are the payroll and related tax/benefits/burden costs of our temporary contracting/payrolling/EOR workforce. As Direct Hire has none of these costs its revenue and gross profit are the same. Our direct hire gross profit dropped from $1,663 in 2022 to $1,281 in 2023 as the increase in post-Covid hiring ended.

Gross profit for the year ended December 30, 2023, was $28,529, a decrease of 12.9% from $32,749 from the year ended December 31, 2022, representing gross margin of 14.9% and 17.7% for each period, respectively. There are a number of moving parts within the analysis of our gross profit. The following charts show the same breakdown between our Professional and Commercial segments.

2023 Gross Profit Split
58.8%
41.2%
Professional Staffing
Commercial Staffing

2022 Gross Profit Split
59%
41%
Professional Staffing
Commercial Staffing

2023 Gross Profit Split
95.3%
4.7%
Temp/Contracting
Direct Hire

2022 Gross Profit Split
95.0%
5.0%
Temp/Contracting
Direct Hire

The Headway business is affected by political cycles. As the year ended December 31, 2022 year involved more interim elections than the year ended December 30, 2023, the EOR business as related to election research was higher in Fiscal 2022 as compared to Fiscal 2023. As the gross margin for the EOR business is lower than traditional recruiting an increase in revenue in this business segment does not always reflect an increase in gross profit overall when the mix of products being sold skews towards EOR. The gross margins for our Commercial Staffing business was 18.3% and while Professional Staffing was 11.8% as compared to 17.7% and 17.7% in such segments for the year ended December 31, 2022, respectively. In the year ended December 30, 2023 Headway delivered a gross margin of 9.6% while Lighthouse contributed 25.2%. The EOR business requires significantly less internal resources to manage and deliver versus traditional staffing and, therefore, its contribution at the AEBITDA level is comparable.

Operating expenses

Operating expenses for the year ended December 30, 2023, were $40,115 an increase of 21.0% from $34,515 for the year ended December 31, 2022. The increase was a reflection of the integration of Headway into the group and also headcount reductions recognizing the challenged economic environment in which the whole staffing industry faced in 2023.

Other (Expenses) Income

Other (expenses) income including the loss for discontinued operations for the year ended December 30, 2023, were ($14,151), a decrease of 7.4% from ($15,450) for the year ended December 31, 2022. The decrease was driven primarily by interest expense, divesting of the UK business, restructuring costs, legal fees and insurance restructuring. During Q4 2023 the Board decided to discontinue its operation in the UK and Grant Thornton UK LLP was engaged in December to manage any possible Administration process related to the discontinuation. In January 2024, a Notice of Intention to Appoint an Administrator was filed with High Court of Justice and the Administrator was appointed on February 12, 2024, and the UK operations were then sold. As a consequence, we have noted the impact on our Financial Statements of a charge for the discontinued operation of $9,014. Interest expense and amortization of debt discount and deferred financing costs were $5,461 in the year ended December 30, 2023, compared with $3,680 in the year ended December 31, 2022, with increases due to the floating rates of interest governing the Company’s asset-based lines of credit being substantially offset by reductions in secured indebtedness relating to the issuance of equity securities during both fiscal periods. Other income of $324 for the year ended December 30, 2023 related primarily to a prior year overstated tax liability accrual as compared to $726 for the year ended December 31, 2022.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we also use non-GAAP financial measures and Key Performance Indicators (“KPIs”) in addition to our GAAP results. We believe non-GAAP financial measures and KPIs may provide useful information for evaluating our cash operating performance, ability to service debt, compliance with debt covenants and measurement against competitors. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

We present the following non-GAAP financial measure and KPIs in this report:

Revenue and Gross Profit by Business Streams We use this KPI to measure the Company’s mix of Revenue and respective profitability between its two main lines of business due to their differing margins. For clarity, these lines of business are not the Company’s operating segments, as this information is not currently regularly reviewed by the chief operating decision maker to allocate capital and resources. Rather, we use this KPI to benchmark the Company against the industry.

The following table details Revenue and Gross Profit by Business Streams:

	Twelve Months Ended
	December 30, 2023	Mix	December 31, 2022	Mix
Revenue
Commercial Staffing – US	$91,874	48%	$108,205	59%
Professional Staffing – US	99,002	52%	76,679	41%
Total Service Revenue	$190,876		$184,884

Gross Profit
Commercial Staffing – US	$16,805	59%	$19,182	59%
Professional Staffing – US	11,724	41%	13,567	41%
Total Gross Profit	$28,529		$32,749

Gross Margin
Commercial Staffing – US	18.3%		17.7%
Professional Staffing – US	11.8%		17.7%
Total Gross Margin	14.9%		17.7%

Adjusted EBITDA This measure is defined as net income (loss) attributable to common stock before: interest expense, benefit from income taxes; depreciation and amortization; acquisition, capital raising and other non-recurring expenses; other non-cash charges; impairment of goodwill; re-measurement gain on intercompany note; restructuring charges; other income; and charges the Company considers to be non-recurring in nature such as legal expenses associated with litigation, professional fees associated potential and completed acquisitions. We use this measure because we believe it provides a more meaningful understanding of the profit and cash flow generation of the Company.

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Net loss	$(26,041)	$(16,994)

Interest expense	5,009	3,077
Expense (benefit) from income taxes	304	(222)
Depreciation and amortization	1,901	1,959
EBITDA loss	$(18,827)	$(12,180)

Acquisition, capital raising and other non-recurring expenses(1)	15,609	6,169
Other non-cash charges(2)	195	790
Disposition of UK	9,014	12,496
Other loss	(324)	(726)
Adjusted EBITDA	$5,667	$6,549

Adjusted Gross Profit	$28,529	$32,749

Adjusted EBITDA as percentage of Adjusted Gross Profit	19.9%	20.0%

____________

(1)      Acquisition, capital raising, and other non-recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses, and legal expenses incurred in relation to matters outside the ordinary course of business. Due to government mandated restrictions, the Company had to temporarily close some of its offices and, due to social distancing restrictions, could not make full use of these facilities for significant periods of time during the year ended January 1, 2022.

(2)      Other non-cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.

Operating Leverage This measure is calculated by dividing the growth in Adjusted EBITDA by the growth in Gross Profit, on a trailing 12-month basis. We use this KPI because we believe it provides a measure of the Company’s efficiency for converting incremental gross profit into Adjusted EBITDA.

	December 30, 2023	December 31, 2022
Gross Profit – TTM (Current Period)	$28,529	$32,749
Gross Profit – TTM (Prior Period)	32,749	33,867
Gross Profit – Growth (Decline)	$(4,220)	$(1,118)

Adjusted EBITDA – TTM (Current Period)	$5,667	$6,549
Adjusted EBITDA – TTM (Prior Period)	6,549	2,434
Adjusted EBITDA – Growth (Decline)	$(883)	$4,115

Leverage Ratio This measure is calculated as Total Debt, Net, gross of any Original Issue Discount, divided by Pro Forma Adjusted EBITDA for the trailing 12-months. We use this KPI as an indicator of the Company’s ability to service its debt prospectively.

	December 30, 2023	December 31, 2022
Total Term Debt, Net	$18,453	$17,303
Addback: Total Debt Discount and Deferred Financing Costs	663	962
Total Debt	$19,116	$18,265

TTM Adjusted EBITDA	$5,667	$6,549

Pro Forma TTM Adjusted EBITDA	$5,667	$6,549

Pro Forma Leverage Ratio	3.37x	2.79x

Operating Cash Flow Including Proceeds from Accounts Receivable Financing This measure is calculated as net cash (used in) provided by continuing operating activities plus net proceeds from accounts receivable financing. Because much of the Company’s temporary payroll expenses are paid weekly and in advance of clients remitting payment for invoices, operating cash flow is often weaker in staffing companies where revenue and accounts receivable are growing. Accounts receivable financing is essentially an advance on client remittances and is primarily used to fund temporary payroll. As such, we believe this measure is helpful to investors as an indicator of the Company’s underlying operating cash flow.

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Net cash flow used in continuing operating activities	$(13,794)	$(18,177)

Repayments on accounts receivable financing	(3,510)	(2,624)

Net cash used in operating activities including proceeds from accounts receivable financing	$(17,304)	$(20,801)

The Leverage Ratio and Operating Cash Flow Including Proceeds from Accounts Receivable Financing should be considered together with the information in the “Liquidity and Capital Resources” section, immediately below.

Liquidity, Capital Resources and Going Concern

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Historically, we have funded our operations through term loans, promissory notes, bonds, convertible notes, private placement offerings and sales of equity.

Our primary uses of cash have been for professional fees related to our operations and financial reporting requirements and for the payment of compensation, benefits and consulting fees. The following trends may occur as the Company continues to execute on its strategy:

•        an increase in working capital requirements to finance organic growth,

•        addition of administrative and sales personnel as the business grows,

•        increases in advertising, public relations and sales promotions for existing and new brands as we expand within existing markets or enter new markets,

•        a continuation of the costs associated with being a public company, and

•        capital expenditures to add technologies.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations could significantly increase our legal and financial compliance costs and increase the use of resources.

For the year ended December 30, 2023, the Company had a working capital deficit of $45,419, an accumulated deficit of $127,056, and a net loss of $26,041.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the U.S. (“GAAP”), which contemplate continuation of the Company as a going concern. The Company has unsecured payments due in the next 12 months associated with a historical acquisition and secured current debt arrangements representing approximately $18,453 which are in excess of cash and cash equivalents on hand as of December 30, 2023, in addition to funding operational growth requirements. Historically, the Company has funded such payments either through cash flow from operations or the raising of capital through additional debt or equity. If the Company is unable to obtain additional capital, such payments may not be made on time. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

In addition, beginning in January 2024, the Company has numerous contractual lease obligations representing an aggregate of approximately $5,248 related to current lease agreements. The Company intends to fund the majority of this by a combination of cash flow from operations, as well as the raising of capital through additional debt or equity.

The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lenders will remain available to us.

Operating activities

For Fiscal 2023, net cash used in operating activities of $11,667 was primarily attributable to changes in operating assets and liabilities totaling $7,088 and a net loss of $26,041, offset by non-cash adjustments of $5,159 and net cash provided by discontinued operations of $2,127. Changes in operating assets and liabilities primarily relate to a decrease in accounts receivable of $3,431, increase in accounts payable and accrued expenses of $4,508, decrease in other current liabilities of $152, decrease in other assets of $3,157, and decrease in prepaid expenses of $457, and a decrease in other long-term liabilities of $4,313. Non-cash add backs of $5,159 primarily relate to depreciation and amortization of intangible assets of $1,901, right of use assets depreciation of $1,317, amortization of debt discount and deferred financing of $452 and stock-based compensation of $1,393.

For Fiscal 2022, net cash used in operating activities of $9,331 was primarily attributable to changes in operating assets and liabilities totaling $5,474 and a net loss of $16,994, offset by non-cash adjustments of $4,291 and net cash provided by discontinued operations of $8,844. Changes in operating assets and liabilities primarily relate to an decrease in accounts receivable of $3,414, decrease in accounts payable and accrued expenses of $712, decrease in other current liabilities of $439, increase in other assets of $2,178, and increase in prepaid expenses of $1,768, offset by increase in accounts payable — related party of $218 and decrease in other long-term liabilities of $4,009. Non-cash add backs of $4,291 primarily relates to depreciation and amortization $1,959, right of use assets depreciation of $1,390, amortization of debt discount and deferred financing of $603 and stock-based compensation of $623.

Investing activities

For Fiscal 2023, net cash flows used in investing activities was $2,028, primarily due to the disposal of the UK operation $1,708 and the purchase of fixed assets of $320.

For Fiscal 2022, net cash flows provided by investing activities was $1,702, primarily due to the Headway Acquisition. Acquisition of business net of cash acquired totaled $2,498, offset by equipment purchases of $215 and discontinued operations of $581.

Financing activities

For Fiscal 2023, net cash flows provided by financing activities totaled $10,711, of which $4,993 related to proceeds from common stock, $2,000 related to proceeds from term loan, $2,292 related to proceeds from a warrant inducement offset by $738 of repayments on term loan, $3,510 of repayments on accounts receivable financing, net, payment of third-party financing costs of $1,223 and $6,897 related to discontinued operations.

For Fiscal 2022, net cash flows provided by financing activities totaled $7,361, of which $4,013 related to proceeds from common stock, $67 related to proceeds from term loan, offset by $14 of repayments on term loan, $2,624 of repayments on accounts receivable financing, net, payment of third-party financing costs of $619, earnout payments $160 and $6,698 related to discontinued operations.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected. Significant estimates for Fiscal 2023 and Fiscal 2022 include the measurement of credit losses, valuation of intangible assets, including goodwill, borrowing rate consideration for right-of-use (“ROU”), liabilities associated with earn-out obligations, testing long-lived assets for impairment, valuation reserves against deferred tax assets and penalties in connection with outstanding payroll tax liabilities, stock based compensation and fair value of warrants and options.

Legal Contingencies and Expenses

From time to time, the Company may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business and relate to contractual and other obligations. The Company assesses its potential contingent and other liabilities by analyzing its claims, disputes and legal and regulatory matters using all available information and developing its views on estimated losses in consultation with its legal and other advisors. The Company determines whether a loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. If the contingency is not probable or cannot be reasonably estimated, disclosure of the contingency shall be made when there is at least a reasonable possibility that a loss may be incurred. Expenses associated with legal contingencies are expensed as incurred.

Income Taxes

The Company utilizes Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company applies the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of the date of this filing, the Company is current on all corporate, federal and state tax returns. The Company’s policy is to record interest and penalties related to unrecognized tax benefits as income tax expense.

Business Combinations

In accordance with ASC 805, “Business Combinations,” the Company records acquisitions under the purchase method of accounting, under which the acquisition purchase price is allocated to the assets acquired and liabilities assumed based upon their respective fair values. The Company utilizes management estimates and, in some instances, may retain the services of an independent third-party valuation firm to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration granted. Such estimates and valuations require us to make significant assumptions, including projections of future events and operating performance.

Goodwill

Goodwill relates to amounts that arose in connection with various acquisitions and represents the difference between the purchase price and the fair value of the identifiable intangible and tangible net assets when accounted for using the purchase method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, a decline in the equity value of the business, a significant adverse change in certain agreements that would materially affect reported operating results, business climate or operational performance of the business and an adverse action or assessment by a regulator.

In accordance with ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350) Testing Goodwill for Impairment, or ASU 2011-08, the Company is required to review goodwill by reporting unit for impairment at least annually or more often if there are indicators of impairment present. During the year ended December 31, 2022, the Company changed its annual measurement date from the last day of the fiscal year end to the first day of the fiscal fourth quarter. A reporting unit is either the equivalent of, or one level below, an operating segment. The Company early adopted the provisions in ASU 2017-04, which eliminates the second step of the goodwill impairment test. As a result, the Company’s goodwill impairment tests include only one step, which is a comparison of the carrying value of each reporting unit to its fair value, and any excess carrying value, up to the amount of goodwill allocated to that reporting unit, is impaired.

The carrying value of each reporting unit is based on the assignment of the appropriate assets and liabilities to each reporting unit. Assets and liabilities were assigned to each reporting unit if the assets or liabilities are employed in the operations of the reporting unit and the asset and liability is considered in the determination of the reporting unit fair value.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740), which establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The new guidance requires consistent categorization and greater disaggregation of information in the rate reconciliation, as well as further disaggregation of income taxes paid. This change is effective for annual periods beginning after December 15, 2024. This change will apply on a prospective basis to annual financial statements for periods beginning after the effective date. However, retrospective application in all prior periods presented is permitted. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

Known Trends, Events and Uncertainties

Demand for staffing and permanent placement services is highly dependent on growth in specific industries, geographic economic activity, workforce flexibility trends, and the overall strength of the economy. This creates a high degree of volatility in the industry based on overall economic conditions. Historically, economic recovery periods have resulted in growth primarily in the temporary contractor segment. It is uncertain whether this trend will continue or whether the reopening of key contractor industries will present a recovery that is more in line with historical trends.

THE STAFFING 360 SPECIAL MEETING

This proxy statement/prospectus is being mailed on or about January 23, 2025 to holders of record of Staffing 360 common stock, par value $0.00001 per share (the “common stock”) and holders of Staffing 360 Series H Convertible Preferred Stock (the “Series H Preferred Stock”) as of the close of business on January 8, 2025 and constitutes notice of the Staffing 360 special meeting in conformity with the requirements of the DGCL and the Staffing 360 Bylaws, which are referred to as the Staffing 360 Bylaws.

This proxy statement/prospectus is being provided to Staffing 360 stockholders as part of a solicitation of proxies by the Staffing 360 board of directors for use at the Staffing 360 special meeting and at any adjournments or postponements of the Staffing 360 special meeting. Staffing 360 stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place of the Staffing 360 Special Meeting

The Staffing 360 special meeting is scheduled to be held at the Staffing 360 special meeting website, at www.virtualshareholdermeeting.com/STAF2025SM, on February 3, 2025, beginning at 10:00 a.m., Eastern Time, unless adjourned or postponed to a later date and/or time.

Matters to be Considered at the Staffing 360 Special Meeting

The purposes of the Staffing 360 special meeting are as follows, each as further described in this proxy statement/prospectus:

(1)    to adopt that certain Agreement and Plan of Merger, dated November 1, 2024, by and among Staffing 360, Atlantic International Corp., a Delaware corporation (“Atlantic International”), and A36 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (the “Merger Sub”) (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, “Merger Agreement”) and the transactions contemplated therein and in connection therewith, a copy of which is included as Annex A to the accompanying proxy statement/prospectus (the “Merger Agreement Adoption Proposal”); and

(2)    to approve the adjournment of the Staffing 360 special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Staffing 360 special meeting to approve the Merger Agreement Adoption Proposal (the “Adjournment Proposal”).

Recommendation of the Staffing 360 Board of Directors

The Staffing 360 board of directors recommends that Staffing 360 stockholders vote:

•        “FOR” the Merger Agreement Adoption Proposal; and

•        “FOR” the Adjournment Proposal.

After careful consideration, the Staffing 360 board of directors (1) determined that the transactions contemplated by the Merger Agreement, including the Merger, is advisable and fair to, and in the best interests of Staffing 360 and its stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, and (3) resolved to recommend the adoption of the Merger Agreement by Staffing 360 stockholders.

See also the section titled “The Merger — Recommendation of the Staffing 360 Board of Directors; Staffing 360’s Reasons for the Merger” of this proxy statement/prospectus.

Record Date for the Staffing 360 Special Meeting and Voting Rights

Stockholders of record of Staffing 360 common stock and Series H Preferred Stock at the close of business on the Record Date may vote at the special meeting. On the Record Date, there were 1,643,738 shares of common stock and 9,000,000 shares of Series H Preferred Stock outstanding. A complete list of registered stockholders entitled to vote at the special meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the special meeting. The list will also be available online during the special meeting.

Pursuant to Staffing 360 Bylaws, each share of Staffing 360 common stock is entitled to one vote on all matters listed in this proxy statement/prospectus. Each holder of Series H Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series H Preferred Stock held by such holder is convertible with respect to any and all matters presented to the common stockholders for their action or consideration at the special meeting. Certain holders of Series H Preferred Stock have entered into a voting rights agreement related to the Series H Preferred Stock such that such holders have agreed, at every meeting of Staffing 360 stockholders, and at every adjournment or postponement thereof, to appear or issue a proxy to a third party to be present for purposes of establishing a quorum, and to vote all applicable shares in favor of each matter proposed and recommended for approval by Staffing 360 board of directors either in person or by proxy, amongst other provisions. As of the Record Date, the stockholder parties to the voting rights agreement own shares of the Series H Preferred Stock convertible into an aggregate of approximately 35,002 shares of common stock, representing approximately 2.3% of Staffing 360 common stock outstanding at such time. The voting rights agreement will terminate on the third anniversary of the date of its effectiveness.

Quorum

A quorum of stockholders is necessary to conduct the Staffing 360 special meeting. The presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders constitutes a quorum for purposes of the special meeting. On the Record Date, there were 1,643,738 shares of Staffing 360 common stock outstanding and entitled to vote and 9,000,000 shares of Series H Preferred Stock outstanding and entitled to vote. Thus, the holders of 559,580 shares must be present or represented by proxy at the Staffing 360 special meeting to establish a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you virtually attend the Staffing 360 special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the Staffing 360 special meeting will be adjourned or postponed until the holders of the number of shares of Staffing 360 common stock required to constitute a quorum are present.

Required Votes; Vote of Staffing 360’s Directors and Executive Officers

The required votes for each of the proposals to be presented at the Staffing 360 special meeting are summarized below:

Proposal		Votes Necessary
Staffing 360 Proposal #1	Merger Agreement Adoption Proposal

Assuming a quorum is present at the Staffing 360 special meeting, approval requires the affirmative vote of the holders of a majority of the outstanding shares of Staffing 360’s common stock entitled to vote at the Staffing 360 special meeting. Abstentions will have the effect of votes “AGAINST” such proposal, and broker non-votes will have no effect on the proposal.

Proposal		Votes Necessary
Staffing 360 Proposal #2	Adjournment Proposal

Assuming a quorum is present at the Staffing 360 special meeting, approval requires the affirmative vote of the holders of a majority of the shares entitled to vote on each such proposal represented in person or by proxy at the special meeting. Abstentions will have the effect of votes “AGAINST” such proposal, and broker non-votes will have no effect on the proposal.

Methods of Voting

If you are a stockholder of record, you may vote over the Internet, by telephone, by mail or during the special meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

•        Vote by Internet.    You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time on February 2, 2025. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

•        Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number found on the proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on February 2, 2025. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

•        Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the special meeting.

•        Vote online during the special meeting.    To vote online during the special meeting, you must be logged in and registered to virtually attend the special meeting and cast your vote before the announcement of the close of voting during the special meeting. You are entitled to virtually attend the special meeting only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the special meeting.

By completing and submitting the proxy card or by submitting your instructions via the Internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares at the special meeting in accordance with your instructions. The Board has appointed Brendan Flood or, in his absence, Alicia Barker, to serve as the proxy for the special meeting. Submitting a proxy will not affect your right to virtually attend the special meeting and change your vote online during the special meeting.

If your shares are registered in your name, even if you plan to attend the virtual special meeting or any postponement or adjournment of the special meeting, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the special meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the special meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to vote your shares at or prior to the virtual special meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the special meeting.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the special meeting by:

•        notifying Staffing 360 Corporate Secretary in writing at 757 Third Avenue, 27th Floor, New York, New York 10017, that you are revoking your proxy before 5:00 p.m., Eastern Time, on January 27, 2025;

•        submitting a new proxy at a later date via the Internet, phone or by signing and delivering a new proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the special meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•        virtually attending and voting online at the special meeting.

If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Logging in for virtual attendance at the special meeting alone will not revoke your proxy.

Proxy Solicitation Costs

Proxies are being solicited by Staffing 360 Board of Directors of Staffing 360 on behalf of Staffing 360. Staffing 360 officers, directors, and employees may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares registered in their names, will be asked to forward solicitation material to the beneficial owners of such shares. Staffing 360 will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Attending the Staffing 360 Special Meeting

You are entitled to attend the Staffing 360 special meeting only if you are a stockholder of record of Staffing 360 at the close of business on the Record Date or you hold your shares of Staffing 360 beneficially in the name of a broker, bank or other nominee as of the Staffing 360 record date, or you hold a valid proxy for the Staffing 360 special meeting.

If you plan to attend the virtual special meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. The special meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

Householding

With respect to eligible stockholders who share a single address, Staffing 360 may send only one copy of the proxy materials to that address unless Staffing 360 receives instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce Staffing 360’s printing and postage costs. However, if a stockholder of record residing at such address wishes to receive separate proxy materials in the future, he or she may contact us by sending a request to Staffing 360’s Corporate Secretary at 757 Third Avenue, 27th Floor, New York, NY 10017. Eligible stockholders of record receiving multiple copies of Staffing 360’s proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary or by contacting us at the above address or phone number.

Staffing 360 hereby undertakes to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

Tabulation of Votes

The Staffing 360 board of directors will appoint an independent inspector of election for the Staffing 360 special meeting. The inspector of election will, among other matters, determine the number of shares of Staffing 360 common stock represented electronically or by proxy at the Staffing 360 special meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to Staffing 360 stockholders.

Adjournments

If a quorum is present at the Staffing 360 special meeting but there are not sufficient votes at the time of the Staffing 360 special meeting to approve the Merger Agreement proposal, then Staffing 360 stockholders may be asked to vote on the Adjournment Proposal.

Appraisal Rights

Staffing 360 stockholders do not have any dissenters’ or appraisal rights under Delaware law in connection with the proposed Merger or with respect to any of the matters to be voted on at the special meeting.

Assistance

If you have any questions, or need additional materials, please feel free to contact the company at companysecretary@staffing360solutions.com.

STAFFING 360 STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGER. IN PARTICULAR, STAFFING 360 STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

THE MERGER AGREEMENT ADOPTION PROPOSAL

This proxy statement/prospectus is being furnished to you as a Staffing 360 stockholder in connection with the solicitation of proxies by the Staffing 360 board of directors for use at the Staffing 360 special meeting. At the Staffing 360 special meeting, Staffing 360 is asking Staffing 360 stockholders to consider and vote upon a proposal to adopt the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus, pursuant to which (i) Merger Sub will merge with and into Staffing 360, with Staffing 360 as the surviving corporation of the Merger. Upon completion of the Merger, each share of Staffing 360 common stock issued and outstanding immediately prior to the effective time (other than excluded Staffing 360 shares) will be converted into the right to receive the Merger Consideration described in this proxy statement/prospectus.

The Staffing 360 board of directors, after careful consideration, (i) determined that the Merger is advisable and fair to, and in the best interests of, Staffing 360 and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, and (iii) resolved to recommend the adoption of the Merger Agreement by Staffing 360 stockholders.

The Merger and a summary of the terms of the Merger Agreement are described in more detail in this proxy statement/prospectus under “The Merger” and “The Merger Agreement,” and Staffing 360 stockholders are encouraged to read the full text of the Merger Agreement, which is attached as Annex A hereto.

It is a condition to the completion of the Merger that Staffing 360 stockholders approve the Staffing 360 Merger Agreement proposal. The Staffing 360 board of directors accordingly recommends that Staffing 360 stockholders vote “FOR” the Staffing 360 Merger Agreement proposal.

Required Vote and Recommendation

Assuming a quorum is present at the Staffing 360 special meeting, the approval of the Merger Agreement proposal by Staffing 360 stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Staffing 360 entitled to vote at the Staffing 360 special meeting. An abstention, a broker non-vote or the failure of a Staffing 360 stockholder to vote (including the failure of a Staffing 360 stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote cast “AGAINST” the proposal to adopt the Merger Agreement.

IF YOU ARE A STAFFING 360 STOCKHOLDER, THE STAFFING 360 BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MERGER AGREEMENT PROPOSAL
(STAFFING 360 PROPOSAL #1).

THE ADJOURNMENT PROPOSAL

Staffing 360 believes that if the number of shares outstanding and entitled to vote at the special meeting and voting in favor of the Merger Agreement is insufficient to approve the Merger Agreement proposal, it is in the best interests of the stockholders to enable Staffing 360 to continue to seek to obtain a sufficient number of additional votes to approve the Merger Agreement proposal.

Staffing 360 is asking its stockholders to authorize the holder of any proxy solicited by the Staffing 360 board of directors to vote in favor of any adjournment of the Staffing 360 special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Staffing 360 special meeting to approve the Staffing 360 Merger Agreement proposal.

Required Vote and Recommendation

Assuming a quorum is present at the Staffing 360 special meeting, approval of the Staffing 360 adjournment proposal requires the affirmative vote of a majority of the shares entitled to vote on the proposal represented in person or by proxy at the special meeting. An abstention, a broker non-vote or the failure of a Staffing 360 stockholder to vote (including the failure of a Staffing 360 stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have no effect on the outcome of the Staffing 360 adjournment proposal.

IF YOU ARE A STAFFING 360 STOCKHOLDER, THE STAFFING 360 BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE STAFFING 360 ADJOURNMENT PROPOSAL (STAFFING 360 PROPOSAL #2).

THE MERGER

The following discussion contains certain information about the Merger. The discussion is subject, and qualified in its entirety by reference, to the Merger Agreement attached as Annex A to this proxy statement/prospectus. Staffing 360 and Atlantic International urge you to read carefully this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A hereto, for a more complete understanding of the Merger.

General

The Merger Agreement provides that, at the effective time of the Merger (the “Effective Time”), Merger Sub, a wholly-owned subsidiary of Atlantic International, will merge with and into Staffing 360. Upon completion of the Merger, the separate corporate existence of Merger Sub will cease, and Staffing 360 will continue as the surviving corporation and as a wholly-owned subsidiary of Atlantic International.

Each of Staffing 360 and Atlantic International’s respective boards of directors has approved the Merger Agreement and the transactions contemplated therein, including the Merger.

Merger Consideration

At the Effective Time, by virtue of the Merger and without any further action on the part of Atlantic International, Merger Sub, Staffing 360, or any stockholder of Staffing 360, each (i) share of Staffing 360 common stock, (ii) share of Series H Preferred Stock and (iii) share of Series I Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled and will cease to exist and will be converted automatically into the right to receive a number of validly issued, fully paid and non-assessable shares of Atlantic International common stock, par value of $0.00001 per share, equal to the Exchange Ratio of (i) 1.202, in the case of Staffing 360 common stock, (ii) 0.25, in the case of Series H Preferred Stock, and (iii) 1.00, in the case of Series I Preferred Stock (the “Merger Consideration”). Fractional shares will be rounded to the nearest whole share.

The market price of Atlantic International common stock has fluctuated since the date of the announcement of the Merger Agreement and may continue to fluctuate from the date of this proxy statement/prospectus to the date of the special meeting, the date the Merger is completed and thereafter. The market price of Atlantic International common stock, when received by Staffing 360 stockholders after the Merger is completed, could be greater than, less than or the same as the market price of Atlantic International common stock on the date of this proxy statement/prospectus or at the time of the special meeting.

Accordingly, you should obtain current market quotations for Atlantic International common stock and Staffing 360 common stock before deciding how to vote with respect to any of the proposals described in this proxy statement/prospectus. Atlantic International common stock is listed on the Nasdaq Global Market under the symbol “ATLN” and Staffing 360 common stock is traded on the Nasdaq Capital Market under the symbol “STAF.”

The treatment of Staffing 360 Series H Preferred Stock, Staffing 360 Series I Preferred Stock, Staffing 360 options and Staffing 360 warrants is described in the section titled “The Merger Agreement — Effects of the Merger; Merger Consideration” of this proxy statement/prospectus.

Completion and Effectiveness of the Merger

The closing of the Merger is subject to the satisfaction or waiver of all of the conditions precedent to the completion of the Merger (other than conditions to be satisfied on the closing date), which conditions are described below under “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 103 of this proxy statement/prospectus. The date on which the closing actually takes place is referred to herein as the closing date. Subject to the satisfaction or waiver of the conditions to the closing of the Merger, including receipt of the required Staffing 360 stockholder approval, it is anticipated that the Merger will close on or before February 10, 2025. However, neither Atlantic International nor Staffing 360 can predict the actual date on which the Merger will be completed, or if the completion will occur at all, because completion is subject to conditions and factors outside the control of both companies. It is possible that factors outside the control of both companies could result in the Merger being completed at a different time, or not at all.

On the closing date, Staffing 360, the Merger Sub will, as applicable, file, with the Secretary of State of the State of Delaware as provided under the DGCL the Certificate of Merger relating to the Merger. The Merger will become effective at the time of the filing of the certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Atlantic International and Staffing 360 and specified in the Certificate of Merger.

Background of the Merger

Atlantic International Overview

Atlantic International has regularly evaluated capital raising opportunities along with potential strategic transactions. These assessments have included various transactions, including mergers, private placements, public offerings and reverse merger transactions as a means to enhance stockholder value and secure capital.

Staffing 360 Overview

Staffing 360 has regularly evaluated capital raising opportunities along with potential strategic transactions. These assessments have included various transactions, including mergers, private placements, public offerings and reverse merger transactions as a means to enhance stockholder value and secure capital.

Background of the Merger Between Atlantic International and Staffing 360

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among Staffing 360 Board of Directors, the Atlantic International Board of Directors, or respective committees thereof or the representatives of Staffing 360, Atlantic International and/or other parties.

In August and September 2023, Staffing 360 Board of Directors was approached by interested parties to acquire certain operating assets of Staffing 360.

On November 7, 2023, Staffing 360 Board of Directors engaged Cornerstone Valuation as its financial advisor to evaluate certain proposed transactions involving Staffing 360 and to render a fairness opinion in case any of the proposed transactions are pursued by Staffing 360.

On November 9, 2023, Allan Harley, a shareholder of Atlantic International and Managing Partner at NextWave LLC introduced Brendan Flood, Chairman and Chief Executive Office of Staffing 360 to Jeffrey Jagid, Chief Executive Officer of Atlantic International and Andrew Bressman, Senior Strategic Advisor. On November 13, 2023, the group held a conference call to discuss potential transaction opportunity.

On November 16, 2023, Andrew Bressman introduced Brendan Flood to Chris Broderick, Chief Financial Officer of Atlantic International and Michael Tenore, General Counsel, to start a preliminary due diligence process.

Between November 2023 and January 2024, Staffing 360 and Atlantic International conducted preliminary due diligence process.

On January 24, 2024, Atlantic International issued a draft Letter of Intent to Staffing 360.

On February 15, 2024, Staffing 360 filed with the SEC a Current Report on Form 8-K disclosing that Staffing 360 had disposed of its operations in the United Kingdom and would, moving forward, concentrate on the United States market. Staffing 360 also disclosed that it was evaluating various options through which it would successfully execute on this strategy.

On February 15, 2024, Staffing 360 engaged Transact Capital Partners (“Transact Capital”), as an advisor, to provide Staffing 360 with guidance in creating and evaluating strategic options. Following the engagement, Transact Capital compiled a Confidential Information Presentation (“CIP”) and a potential list of buyers.

On February 23, 2024, Atlantic International sent an updated draft Letter of Intent to Staffing 360 and J.P. Sakey and Patrick Morin of Transact Capital.

On March 6, 2024, Staffing 360 initiated marketing process for a potential transaction, which yielded the following results:

•        Total number of buyers contacted: 76

•        Total number of CIPs distributed: 25

•        Total number of Letters of Intent received: 8

Through the rest of March 2024, Transact Capital completed detailed analysis of the 8 Letters of Intent received during the marketing process.

On April 15, 2024, the Staffing 360 Board of Directors reviewed the comparative results of the analysis and provided feedback and queries to Transact Capital.

On April 17, 2024, the Staffing 360 Board of Directors held a meeting and decided that a proposed transaction with Atlantic Acquisition Corp (subsequently Atlantic International Corp.) was superior to alternatives and the Staffing 360 Board of Directors instructed management to proceed with negotiating and consummating a transaction with Atlantic International.

Between May 2024 and June 2024, the parties held various meetings to discuss the overall terms of the proposed transaction.

On June 25, 2024, Patrick Morin sent Atlantic International an updated redline draft of the Letter of Intent along with draft deal calendar timeline.

On July 1, 2024, the parties signed a Letter of Intent in connection with the proposed transaction.

Between July 2024 and November 2024, the parties negotiated the terms of the conversion of Staffing 360 debt to equity of Atlantic International for Jackson Investment Group, the holders of Series H Preferred Stock, and the persons entitled to earnout payments associated with the acquisition of Headway Workforce Solutions, Inc.

Between July 2024 and October 2024, Staffing 360 and Haynes and Boone, LLP, counsel to Staffing 360 (“Haynes and Boone”), on the one hand, and Atlantic International and Davidoff Hutcher & Citron, LLP, counsel to Atlantic International (“DHC”), on the other hand, engaged in discussions and negotiations of the Merger Agreement. Throughout this period, Staffing 360 and Atlantic International continued to conduct discussions on key legal issues.

On August 5-6, 2024, Jeffrey Jagid of Atlantic International and Brendan Flood of Staffing 360 flew to Atlanta, Georgia and met with Rick Jackson, Chief Executive Officer of Jackson, to present the proposed transaction and discussed converting debt to equity.

On October 29, 2024, Staffing 360 Board of Directors received the fairness opinion of Cornerstone Valuation on the proposed transaction between Staffing 360 and Atlantic International.

On November 1, 2024, the parties executed the Merger Agreement.

Recommendation of the Atlantic International Board of Directors; Atlantic International’s Reasons for the Merger

Atlantic International’s Board of Directors considered many factors in making its decision to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger agreement. In arriving at its decision., Atlantic International’s Board of Directors consulted with Atlantic International’s management and consultants and legal and financial advisors, reviewed a significant amount of information, and reviewed a number of factors, including the following material facts (not in any relative order of importance).

•        Enhanced scale and liquidity with potential for premium valuation:    With a pro forma revenue base of approximately $620 million, Atlantic International’s Board of Directors believes that Atlantic International and Staffing 360 stockholders will benefit from the scale, liquidity and capital alternatives of a significantly larger combined company. Additionally, larger capitalized human capital management and workforce solutions companies have historically carried premium valuations.

•        Improved cost structure:    Atlantic International expects that the combination of Atlantic International and Staffing 360 will create cost efficiencies and decrease Atlantic International’s operating expense ratio, leading to improved profitability. Atlantic has identified opportunities to further enhance operating cost efficiencies in the year following the close of the transaction.

•        Benefit from a more diversified customer base:    Atlantic International’s broad customer base has grown organically and through M&A and is positioned to withstand periods of market volatility. Together with Staffing 360, the combined company will service over 1,500 customers, with no customer generating more than 5% of combined revenues.

•        the historical and current information concerning Staffing 360’s business, including its financial performance and condition, operations, and management;

•        the likelihood that the Merger would be consummated on a reasonably timely basis, including the likelihood that the Merger would receive all necessary approvals;

•        the terms and conditions of the Merger Agreement, including without limitation the following:

•        the expectation that the Merger will be treated as a reorganization for U.S. federal income tax purposes, with the result that in the Merger, Staffing 360’s stockholders, warrant holders and optionholders would generally not recognize taxable gain or loss for U.S. federal income tax purposes;

•        the structure of the Merger and the level of certainty as to the percentage of the total shares of common stock of the Atlantic International that current Staffing 360 and Atlantic International stockholders would own after the Merger;

•        the conclusion of Atlantic International’s Board of Directors that Atlantic International’s remedies in the event of a breach or termination of the Merger Agreement by Staffing 360 were sufficient to protect the interests of Atlantic International’s and its stockholders; and

•        the view that the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

In the course of its deliberations, Atlantic International’s board of directors also considered a variety of risks, uncertainties and other countervailing factors related to entering into the Merger Agreement and consummating the merger, including:

•        the time, effort and substantial costs involved in connection with entering into the Merger Agreement and consummating the Merger and the related disruptions to the operation of Atlantic International’s business and development activities, including the risk of diverting management’s attention from other strategic priorities to the Merger, and the risk that the operations of Atlantic International would be disrupted by employee concerns or departures or by changes to or termination of Atlantic International’s relationships with its vendors, contractors, and other third parties;

•        the restrictions on the conduct of Atlantic International’s business during the pendency of the Merger, which may delay or prevent Atlantic International from undertaking potential business opportunities that may arise or may negatively affect Atlantic International’s ability to attract, retain and motivate key personnel;

•        the possibility that the anticipated benefits of the Merger may not be realized or that they may be lower than expected;

•        the trading price of the combined company’s common stock may be subject to significant fluctuations and volatility;

•        the risk that future sales of common stock by existing stockholders of the combined company may cause the price of such common stock to fall, thus reducing the potential value of common stock held by Atlantic International stockholders following the Merger;

•        the possibility that the Merger might not be completed and the potential adverse effect of the public announcement of the Merger on the reputation of Atlantic International, its common stock, and the ability of Atlantic International to obtain financing in the future in the event the Merger is not completed;

•        the expectation that the anticipated cash resources of the combined company that may be available at the Effective Time of the Merger would provide the combined company insufficient capital to execute its near-term business strategy before a subsequent financing may be completed;

•        the fact that the representations and warranties in the Merger Agreement do not survive the closing of the Merger and the potential risk of liabilities that may arise post-closing; and

•        various other risks associated with the combined company and the Merger, including those described in the section titled “RISK FACTORS” beginning on page 13 of this proxy statement/prospectus.

The foregoing discussion of the factors considered by Atlantic International Board of Directors is not intended to be exhaustive, but, rather, includes the material factors considered by Atlantic International Board of Directors in determining whether to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated thereby. In reaching its decision, Atlantic International’s Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Atlantic International’s Board of Directors considered the factors as a whole, including discussions with, and questioning of, Staffing 360 management and Staffing 360’s outside financial and legal advisors, and considered the factors overall to be favorable to, and to support, its determination to approve and adopt the Merger Agreement, the Merger and the transactions contemplated thereby.

Recommendation of Staffing 360 Board of Directors; Staffing 360’s Reasons for the Merger

Staffing 360 Board of Directors considered many factors in making its decision to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and to recommend that its stockholders approve the Merger Agreement Adoption Proposal. In arriving at its decision, Staffing 360 Board of Directors consulted with Staffing 360’s management and scientific and technical advisors and consultants and legal and financial advisors, reviewed a significant amount of information, and reviewed a number of factors, including the following material facts (not in any relative order of importance):

•        if the Merger is not consummated, Staffing 360 would have to raise a significant amount of additional equity capital to comply with the continued listing on the Nasdaq Capital Market, including with respect to minimum stockholders’ equity requirement (the “Minimum Stockholders’ Equity Requirement”) pursuant to Nasdaq Listing Rule 5550(b)(1), which such rule requires listed companies to maintain stockholders’ equity of at least $2,500,000 or meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations, which Staffing 360 does not currently meet. Taking into account the company’s burn rate, Staffing 360 management estimates that the Company would need to raise equity capital of as much as $25 million, to regain compliance with the Minimum Stockholders’ Equity Requirement. Such equity raise would result in significant dilution to the current stockholders of Staffing 360, reducing the pro forma ownership of the Company by current stockholders to less than 10%;

•        the fairness opinion of Cornerstone Valuation, which provided that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such written opinion, the Merger Consideration to be received by Staffing 360 stockholders entitled to receive such Merger Consideration pursuant to the Merger is fair, from a financial point of view, to such holders;

•        the historical and current information concerning Atlantic International’s business, including its financial performance and condition, operations, and management;

•        the competitive nature of the industry in which Staffing 360 operates;

•        the likelihood that the Merger would be consummated on a reasonably timely basis, including the likelihood that the Merger would receive all necessary approvals;

•        the terms and conditions of the Merger Agreement, including without limitation the following:

•        the determination by Staffing 360 Board of Directors that the relative percentage ownership of Staffing 360 and Atlantic International stockholders is fair and based on the valuations of each company at the time of Staffing 360 Board of Directors’ approval of the Merger Agreement;

•        the expectation that the Merger will be treated as a reorganization for U.S. federal income tax purposes, with the result that in the Merger, Staffing 360’s stockholders, warrant holders and optionholders would generally not recognize taxable gain or loss for U.S. federal income tax purposes;

•        the structure of the Merger and the level of certainty as to the percentage of the total shares of common stock of the Atlantic International that current Staffing 360 and Atlantic International stockholders would own after the Merger;

•        the conclusion of Staffing 360 Board of Directors that Staffing 360’s remedies in the event of a breach or termination of the Merger Agreement by Atlantic International were sufficient to protect the interests of Staffing 360 and its stockholders;

•        the view that the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

In the course of its deliberations, Staffing 360’s board of directors also considered a variety of risks, uncertainties and other countervailing factors related to entering into the Merger Agreement and consummating the merger, including:

•        the time, effort and substantial costs involved in connection with entering into the Merger Agreement and consummating the Merger and the related disruptions to the operation of Staffing 360’s business and development activities, including the risk of diverting management’s attention from other strategic priorities to the Merger, and the risk that the operations of Staffing 360 would be disrupted by employee concerns or departures or by changes to or termination of Staffing 360’s relationships with its vendors, contractors, and other third parties;

•        the restrictions on the conduct of Staffing 360’s business during the pendency of the Merger, which may delay or prevent Staffing 360 from undertaking potential business opportunities that may arise or may negatively affect Staffing 360’s ability to attract, retain and motivate key personnel;

•        the risk that Staffing 360’s stockholders may fail to approve the Merger;

•        the possibility that the anticipated benefits of the Merger may not be realized or that they may be lower than expected;

•        the trading price of the combined company’s common stock may be subject to significant fluctuations and volatility;

•        the risk that future sales of common stock by existing stockholders of the combined company may cause the price of such common stock to fall, thus reducing the potential value of common stock received by Staffing 360 stockholders following the Merger;

•        the possibility that the Merger might not be completed and the potential adverse effect of the public announcement of the Merger on the reputation of Staffing 360, its common stock, and the ability of Staffing 360 to obtain financing in the future in the event the Merger is not completed;

•        the expectation that the anticipated cash resources of the combined company expected to be available at the Effective Time of the Merger would provide the combined company insufficient capital to execute its near-term business strategy before a subsequent financing may be completed;

•        the risk to the business, operations and financial results of Staffing 360 in the event that the Merger is not consummated in a timely manner or at all;

•        the fact that the representations and warranties in the Merger Agreement do not survive the closing of the Merger and the potential risk of liabilities that may arise post-closing; and

•        various other risks associated with the combined company and the Merger, including those described in the section titled “RISK FACTORS” beginning on page 13 of this proxy statement/prospectus.

The foregoing discussion of the factors considered by Staffing 360 Board of Directors is not intended to be exhaustive, but, rather, includes the material factors considered by Staffing 360 Board of Directors in determining whether to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated thereby and to submit the same to its stockholders for approval and adoption. In reaching its decision, Staffing 360 Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Staffing 360 Board of Directors considered the factors as a whole, including discussions with, and questioning of, Atlantic International’s management and Atlantic International’s outside financial and legal advisors, and considered the factors overall to be favorable to, and to support, its determination to approve and adopt the Merger Agreement, the Merger and the transactions contemplated thereby and to recommend that Staffing 360’s stockholders approve and adopt the same.

Opinion of Cornerstone Valuation, Staffing 360’s Financial Advisor

Staffing 360 has retained Cornerstone Valuation (“Cornerstone Valuation”) as its financial advisor in connection with the Merger (including the delivery of the fairness opinion, defined below). On October 29, 2024, Cornerstone Valuations rendered a written opinion (the “fairness opinion”) that, as of the date thereof and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such written opinion, the Merger Consideration to be received by Staffing 360 stockholders entitled to receive such Merger Consideration pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In connection with rendering its fairness opinion, Cornerstone Valuations has, among other things:

(i)     reviewed certain publicly available business and financial information relating to Staffing 360 and Atlantic International deemed to be relevant, including publicly available research analysts’ estimates;

(ii)    reviewed certain non-public historical financial statements and other nonpublic historical and operating data related to Staffing 360 and Atlantic International, provided to Cornerstone Valuation by the management of Staffing 360;

(iii)   reviewed certain non-public projected financial data relating to Staffing 360 and Atlantic International, prepared by Atlantic International and provided to Cornerstone Valuation by the management of Staffing 360;

(iv)   reviewed the reported prices and the historical trading activity of Staffing 360 and Atlantic International common stock;

(v)    compared the financial performance of Staffing 360 and its stock market trading multiples with those of other certain other publicly traded companies that Cornerstone Valuation deemed relevant;

(vi)   identified certain historical M&A transactions that Cornerstone Valuation deemed relevant for the purpose of obtaining implied pricing multiples;

(vii)  reviewed a draft of the Merger Agreement, provided by the management of the Company, on October 25, 2024; and

(viii) performed analyses and examinations, consistent with generally accepted business valuation principles, as we deemed appropriate.

In rendering its opinion, Cornerstone Valuation has not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Staffing 360, nor have it been furnished with any such appraisals, nor have it evaluated the solvency or fair value of Staffing 360 under any state or federal laws relating to bankruptcy, insolvency or similar matters. The fairness opinion is based upon information made available to Cornerstone Valuation as of the date thereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date thereof. Cornerstone Valuation does not have any obligation to update, revise or reaffirm this opinion for any subsequent developments.

The full text of the fairness opinion of Cornerstone Valuations, sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Cornerstone Valuations in connection with its opinion. The Cornerstone Valuations opinion is attached as Annex B to this proxy statement/prospectus. The summary of the Cornerstone Valuations opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Cornerstone Valuations opinion. We urge you to read carefully the Cornerstone Valuations opinion, together with the summary thereof in this proxy statement/prospectus, in its entirety.

Interests of Atlantic International’s Directors and Executive Officers in the Merger

In considering the recommendations of the Atlantic International Board of Directors with respect to approving the Merger, Staffing 360 stockholders should be aware that certain Atlantic International’s executive officers have interests in the Merger. Atlantic International’s Board of Directors was aware of these interests and considered them, among other matters, in approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.

•        pursuant to the terms and conditions of an Executive Employment Agreement dated as of June 18, 2024 by and between Atlantic International and Jeffrey Jagid, as Chief Executive Officer of Atlantic International., Mr. Jagid is entitled to receive a transaction bonus in the amount of $100,000 for a completed acquisition in excess of $8 million, including this Merger, in consideration for his assistance in closing such transaction.

•        pursuant to the terms and conditions of an Executive Employments dated as of June 18, 2024 by and between Atlantic International and Christopher Broderick, as Chief Financial officer and Michael Tenore as General counsel, each of them is entitled to a transaction bonus of $75,000 upon the closing of the Merger transaction, in consideration for his assistance in closing such transaction.

Interests of Staffing 360’s Directors and Executive Officers in the Merger (Page 96)

In considering the recommendation of the Staffing 360 Board of Directors with respect to approving the Merger, Staffing 360 stockholders should be aware that certain of Staffing 360’s directors and executive officers, and their affiliates, have interests in the Merger that may be different from, or in addition to, the interests of Staffing 360 stockholders generally. However, Staffing 360’s officers and directors owning shares, warrants and/or options to purchase shares of Staffing 360 common stock, and their affiliates, will be treated as other stockholders of Staffing 360 and will experience the same stock appreciation, if any, as a result of the Merger. Staffing 360 Board of Directors was aware of these interests and considered them, among other matters, in approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement. These interests are described below.

These interests include, among others:

•        after the Merger, each of Brendan Flood and Alicia Barker with continue to be employed within their respective roles with Staffing 360;

•        pursuant to the Merger Agreement, Atlantic International and Staffing 360 have agreed to negotiate and agree to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, respectively, with such terms including an issuance of 1,263,020 of Atlantic common stock to each of Brendan Flood and Alicia Barker, which includes a six-month vesting period and a term of three years; and

•        the continued indemnification of current directors and officers of Staffing 360 and the continuation of directors’ and officers’ liability insurance after the Merger.

For more information, see the sections titled “The Merger — Interests of Staffing 360’s Directors and Executive Officers in the Merger” and “The Merger — Background of the Merger” of this proxy statement/prospectus.

Directors and Executive Officers of Staffing 360

The following table sets forth the name and position of each individual who is currently a director or executive officer of Staffing 360.

Name and Address	Age	Positions
Brendan Flood	60	Chairman, Chief Executive Officer, President and Director
Joe Yelenic	62	Senior Vice President, Corporate Finance (Principal Financial Officer)
Melanie Grossman	58	Senior Vice President, Corporate Controller (Principal Accounting Officer)
Alicia Barker	54	Chief Operating Officer, Executive Vice President and Director
Dimitri Villard	81	Director
Nicholas Florio	61	Director
Vincent Cebula	61	Director

Common Stock Ownership

As of November 30, 2024, the most recent practicable date prior to the filing of this proxy statement/prospectus, Staffing 360’s current directors and executive officers beneficially owned, in the aggregate approximately 7.93% of the shares of Staffing 360 common stock, which for purposes of this subsection excludes any Staffing 360 shares issuable upon exercise or settlement of Staffing 360 stock options, if any, or Staffing 360 warrants, if any, held by such individual.

Stockholder	Number of Shares of Common Stock held
Brendan Flood	53,595
Joe Yelenic	121
Melanie Grossman	—
Alicia Barker	29,281
Dmitri Villard	29,149
Nicholas Florio	23,204
Vincent Cebula	29,080

Series H Preferred Stock Ownership

At the effective time of the Merger, all outstanding shares of Series H Preferred Stock of Staffing 360 will convert into shares of Atlantic International common stock at the applicable Exchange Ratio. The Merger Consideration for the shares of Series H Preferred Stock are subject to a lock-up such that: (A) (i) all of the shares are subject to a lock up for the 6 months after closing of the Merger; (ii) 1,750,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 6 months after closing of the Merger until 9 months after closing of the Merger; (iii) 875,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 9 months after closing of the Merger until 12 months after closing of the Merger; and (iv) the lock-up shall terminate 12 months after closing of the Merger and (B) the lock-up shall not apply to the extent shares of Atlantic common stock must be sold to pay any taxes from such applicable holder.

Joe Yelenic, an executive officer, of Staffing 360, also holds 31,050 shares of Series H Preferred Stock, as of November 30, 2024.

Series I Preferred Stock Ownership

At the effective time of the Merger, all outstanding shares of Series I Preferred Stock of Staffing 360 will convert into shares of Atlantic International common stock at the applicable Exchange Ratio. Pursuant to the First Amendment and further agreement between the applicable parties, Jackson shall enter into a lock-up agreement such that the Merger Consideration for all of the Series I Preferred Stock are subject to a lock up period for the one year after the closing of the Merger, provided, however, that 600,000 shares of Merger Consideration shall be freely tradable following the closing of the Merger.

Stock Options

At the Effective Time of the Merger, each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

The table below sets forth information regarding the Staffing 360 stock options held as of November 30, 2024, by each of Staffing 360’s current executive officers, directors, and their affiliates.

Option holder	Number of Shares of Common Stock Subject to Staffing 360 Options	Exercise Price	Grant Date
Brendan Flood	5,000	$7.80	1/27/2022

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Merger Agreement, Staffing 360 directors and officers will be entitled to certain on-going indemnification and coverage under the existing Staffing 360 directors’ and officers’ liability insurance policies following the Merger. For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification, see the section titled “The Merger Agreement — Directors’ and Officers’ Insurance and Indemnification.”

Amendments to Brendan Flood’s and Alicia Barker’s Employment Agreements

Each of Brendan Flood and Alicia Barker with continue to be employed within their respective roles with Staffing 360. Pursuant to the Merger Agreement, Atlantic International and Staffing 360 have agreed to negotiate and agree to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, respectively, prior to the filing with the SEC of the Registration Statement on Form S-4 in connection with the Merger, with such terms including an issuance of 1,263,020 of Atlantic common stock to each of Brendan Flood and Alicia Barker, which includes a six-month vesting period and a term of three years.

Board Composition and Management of Atlantic International After Completion of the Merger

There will be no change to the members of the Atlantic International board of directors or executive officers of Atlantic International as a result of the Merger.

As of the Effective Time, the Atlantic International board of directors will consist of Prateek Gattani, Robert Machinst, Jeffrey Jagid, Jeff Kurtz, David Pfeffer and David Solimine. Atlantic International’s Chair of the board of directors Prateek Gattani and its Chief Executive Officer Jeffrey Jagid as of immediately prior to the Effective Time, will continue to serve as the Chair of the board of directors and Chief Executive Officer, respectively, of the combined company.

Ownership of Atlantic International After Completion of the Merger

As of the date of this proxy statement/prospectus, based on the number of shares of Staffing 360 and Atlantic International common stock outstanding as of the Record Date, and based on the Exchange Ratio, holders of shares of Atlantic International common stock as of immediately prior to the completion of the Merger would hold, in the aggregate, approximately 90.6% of the issued and outstanding shares of common stock of Atlantic International (based on fully diluted shares outstanding of the combined company including equity awards (using the treasury stock method)) immediately following the completion of the Merger, and holders of shares of Staffing 360 common stock as of immediately prior to the completion of the Merger would hold, in the aggregate, approximately 9.4% of the issued and outstanding shares of common stock of Atlantic International excluding equity awards, outstanding options, warrants,

RSUs and restricted share awards immediately following the completion of the Merger. The actual equity ownership of Atlantic International stockholders and Staffing 360 stockholders in Atlantic International immediately following the Merger will depend on the number of shares of Atlantic International common stock and Staffing 360 common stock outstanding immediately prior to the Merger.

Tax Treatment of the Merger

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code, but no assurance can be given that the Merger will so qualify, that the IRS will not challenge such qualification or that a court will not sustain such a challenge.

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Haynes and Boone, counsel to Staffing 360, has delivered an opinion to the effect that it is more likely than not that the Merger will qualify as a “reorganization.” Such opinion of counsel is based on, among other things, certain factual representations made by Staffing 360 and Atlantic International and certain assumptions, all of which must be consistent with the state of facts existing at the time of the Merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion, including with respect to the uncertainties referred to above and discussed in more detail in the section titled “U.S. Federal Income Tax Consequences of the Merger.”

The closing of the Merger is not conditioned upon achieving, or receiving a ruling from the IRS or opinion of counsel with respect to, the qualification of the Merger as a “reorganization.”

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for any reason, the exchange of Staffing 360 common stock for Atlantic International common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes.

Accounting Treatment

Atlantic International prepares its financial statements in accordance with US GAAP. Excluding cash and cash equivalents, the net assets being acquired are comprised primarily of one asset class, marketable securities. Also, there are no inputs, processes, and outputs being acquired in the Merger. Accordingly, accounting guidance would require the Merger to be accounted for as an asset acquisition. However, since the Merger is taking place principally for capital-raising purposes, the Merger will be accounted for primarily as a capital-raising transaction with an asset acquisition component for the long-lived assets held by Staffing 360. Atlantic International would be considered the accounting acquirer of Staffing 360’s net assets under the provisions of ASC 805, Business Combinations, due to Atlantic International remaining in control of the combined entity after the Merger.

The excess of the fair value of the net assets acquired over the fair value of the consideration transferred (representing the fair value of Atlantic International’ common stock to be issued in the Merger) will be allocated between the capital-raising transaction and the asset acquisition. The amount allocated to the asset acquisition will adjust the initial carrying value of the long-lived assets, such that the value recorded for these acquired assets will be equal to the fair value of the Atlantic International common stock issued for such assets. The remaining excess which is allocated to the capital-raising component (as described in Note 3 Basis of Proforma Presentation) will be recognized in equity such that the value recorded for these acquired assets will be equal to the fair value of the Atlantic International common stock issued for such assets.

The allocation of the purchase price is estimated and is dependent upon estimates of certain valuations that are subject to change. In addition, the final purchase price will not be known until the date of the completion of the Merger and could vary materially from the preliminary purchase price. Accordingly, the final accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented.

Regulatory Approvals

Completion of the Merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the Merger Agreement, Atlantic International and Staffing 360 agreed to use all reasonable efforts to take, or cause to be taken, all actions as are to be taken by each of them, respectively, or cause to be done all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, each of Atlantic International and Staffing 360 shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any consents of any governmental authorities necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement or the ancillary documents.

Atlantic International and Staffing 360 believe that the Merger does not raise substantial antitrust or other significant regulatory concerns and that both parties will be able to obtain all requisite regulatory approvals prior to the anticipated closing. Atlantic International and Staffing 360 must also comply with the applicable federal and state securities laws and the rules and regulations of the applicable stock exchange for the approval of the listing application to be submitted in connection with the Merger and the filing with the SEC of the registration statement of which this proxy statement/prospectus forms a part.

Atlantic International must also comply with the applicable federal and state securities laws and the rules and regulations of The Nasdaq Stock Market LLC for the approval of the listing application to be submitted in connection with the issuance of shares of Atlantic International common stock in the Merger and the filing with the SEC of the registration statement of which this proxy statement/prospectus forms a part.

The foregoing is a summary of the material regulatory requirements for the merger, satisfaction or waiver of certain of which requirements is a condition to the completion of the Merger. There can be no guarantee as to if and when any of the consents or approvals required for the merger will be obtained or as to the conditions that such consents and approvals may contain.

Appraisal Rights

Neither Atlantic International nor Staffing 360 stockholders are entitled to appraisal rights in connection with the merger.

Exchange of Shares

Promptly after the Effective Time, Atlantic International shall cause each person who was, at the Effective Time, a holder of record of Staffing 360 common stock entitled to receive the Merger Consideration to receive instructions for use in effecting the surrender of the non-certificated Staffing 360 common stock represented by book-entry in exchange for the Merger Consideration. The holder of such Staffing 360 common stock shall be entitled to receive in exchange therefor the Merger Consideration, pursuant to the Exchange Ratio and the terms of the Merger Agreement.

More information can be found in the section titled “The Merger Agreement — Exchange of Shares” of this proxy statement/prospectus.

Restrictions on Sales of Shares of Atlantic International Common Stock Received in the Merger

The shares of Atlantic International common stock to be issued in connection with the Merger will be registered under the Securities Act and will be freely transferable, except for the shares of Atlantic International common stock to be issued to any Staffing 360 equity holder who may be deemed to be an “affiliate” of Atlantic International for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Atlantic International include individuals or entities that control, are controlled by, or are under common control with, Atlantic International and may include the executive officers, directors and significant stockholders of Atlantic International.

Delisting and Deregistration of Staffing 360 Common Stock

If the Merger is completed, Staffing 360 common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and Staffing 360 will no longer be required to file periodic reports with the SEC with respect to Staffing 360 common stock.

Staffing 360 has agreed to cooperate with Atlantic International to take, or cause to be taken, all actions necessary to delist Staffing 360 common stock from Nasdaq and to terminate Staffing 360’s registration under the Exchange Act after the Effective Time.

The Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this joint proxy and consent solicitation statement/prospectus as Annex A, to this proxy statement/prospectus. You should read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger and the other transactions contemplated thereby.

The Merger Agreement has been included to provide you with information regarding its terms and the transactions described in this proxy statement/prospectus. Neither Atlantic International nor Staffing 360 intends that the Merger Agreement will be a source of business or operational information about Atlantic International or Staffing 360. The Merger Agreement contains representations and warranties made by and to Atlantic International, Staffing 360 and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Merger Agreement. In addition, certain representations and warranties were made as of a specified date and may be subject to contractual standards of materiality different from those generally applicable to stockholders. For the foregoing reasons, the representations and warranties should not be read alone or relied upon as characterizations of the actual state of facts or condition of Atlantic International, Staffing 360, Merger Sub, or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus.

Form, Effective Time and Closing of Merger

The Merger Agreement provides that, at the Effective Time of the Merger, Merger Sub, a wholly-owned subsidiary of Atlantic International, will merge with and into Staffing 360. Upon completion of the Merger, the separate corporate existence of Merger Sub will cease, and Staffing 360will continue as the surviving corporation and as a wholly-owned subsidiary of Atlantic International.

The closing of the Merger is subject to the satisfaction or waiver of all of the conditions precedent to the completion of the Merger (other than conditions to be satisfied on the closing date), which conditions are described below under “— Conditions to the Completion of the Merger” beginning on page 103 of this proxy statement/prospectus, or on such other date as Atlantic International and Staffing 360 may mutually agree. At the closing, Atlantic International, Staffing 360 and Merger Sub will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware. The Merger will become effective upon the acceptance of such certificate or at such later time as may be specified in such certificate of merger.

Effects of Merger; Merger Consideration

Treatment of Common Stock

At the Effective Time, by virtue of the Merger and without any further action on the part of Atlantic International, Merger Sub, Staffing 360, or any stockholder of Staffing 360, each (i) share of Staffing 360 common stock, (ii) share of Series H Preferred Stock and (iii) share of Series I Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled and will cease to exist and will be converted automatically into the right to receive a number of validly issued, fully paid and non-assessable shares of Atlantic International common stock, par value of $0.00001 per share, equal to their respective Exchange Ratio. Fractional shares will be rounded to the nearest whole share.

Each share held in the treasury of Staffing 360 or owned by any direct or indirect wholly-owned subsidiary of Staffing 360 and each share owned by the Merger Sub, Atlantic International or any direct or indirect wholly-owned subsidiary of Atlantic International immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

Each share of common stock, par value $0.00001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of Staffing 360.

Treatment of Staffing 360 Series H Preferred Stock

The Merger Consideration for the shares of Series H Preferred Stock are subject to a lock-up such that: (A) (i) all of the shares are subject to a lock up for the 6 months after closing of the Merger; (ii) 1,750,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 6 months after closing of the Merger until 9 months after closing of the Merger; (iii) 875,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 9 months after closing of the Merger until 12 months after closing of the Merger; and (iv) the lock-up shall terminate 12 months after closing of the Merger and (B) the lock-up shall not apply to the extent shares of Atlantic common stock must be sold to pay any taxes from such applicable holder.

Treatment of Staffing 360 Series I Preferred Stock

At the effective time of the Merger, all outstanding shares of Series I Preferred Stock of Staffing 360 will convert into 5,600,000 shares of Atlantic International common stock (subject to adjustment, as described below) at the applicable Exchange Ratio. Pursuant to the First Amendment and further agreement between the applicable parties, Jackson shall enter into a lock-up agreement such that the Merger Consideration for all of the Series I Preferred Stock are subject to a lock up period for the one year after the Closing, provided, however, that 600,000 shares of Merger Consideration shall be freely tradable following the Closing.

Treatment of Staffing 360 Options

At the Effective Time of the Merger, each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

Treatment of Staffing 360 Warrants

At the Effective Time of the Merger, each outstanding warrant to purchase shares of common stock of Staffing 360 that has not been exercised prior to the closing of the Merger will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become a warrant to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such warrant multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed warrant to purchase Staffing 360 common stock will be equal to the exercise price per share of the warrant to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

Exchange Ratio

The Merger Agreement has set a fixed Exchange Ratio of (i) 1.202, in the case of Staffing 360 common stock, (ii) 0.25, in the case of Series H Preferred Stock, and (iii) 1.00, in the case of Series I Preferred Stock.

Exchange Procedures

On or prior to the closing date of the Merger, Atlantic International will select its transfer agent or another reputable bank or trust company reasonably acceptable to Staffing 360 to act as exchange agent in connection with the Merger. Promptly after the Effective Time, Atlantic International shall cause each person who was, at the Effective Time, a holder of record of shares of Staffing 360 common stock, Series H Preferred Stock and Series I Preferred Stock entitled to receive the Merger Consideration to receive instructions for use in effecting the surrender of the non-certificated Staffing 360 common stock represented by book-entry in exchange for the Merger Consideration. The holders of such shares of Staffing 360 common stock, Series H Preferred Stock and Series I Preferred Stock are entitled to receive in exchange therefor the Merger Consideration, pursuant to the applicable Exchange Ratio and the terms of the Merger Agreement. Until surrendered as contemplated by the Merger Agreement, each book-entry share will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which holder of such book-entry share is entitled to.

Directors and Executive Officers of the Combined Company Following the Merger

The Merger Agreement provides that after Closing, Atlantic International will have the right to appoint the members of Staffing 360’s board of directors.

There will be no change to the members of the Board of Directors of Atlantic International or executive officers of Atlantic International as a result of the Merger.

Each of Brendan Flood and Alicia Barker with continue to be employed within their respective roles with Staffing 360. Pursuant to the Merger Agreement, Atlantic International and Staffing 360 have agreed to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, respectively, prior to the filing with the SEC of the Registration Statement on Form S-4 in connection with the Merger, with such terms including an issuance of 1,263,020 of Atlantic common stock to each of Brendan Flood and Alicia Barker, which includes a six-month vesting period and a term of three years.

Conditions to the Closing of the Merger

Mutual Conditions

Each party’s obligation to effect the Merger and consummate the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver at or prior to closing of each of the following conditions:

•        the Parties shall have performed and complied in all material respects with all terms, covenants and conditions of the Merger Agreement to be complied with and performed by the parties at or before closing of the Merger;

•        there shall be no pending or threatened material third party actions seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of the Merger Agreement or the transactions contemplated by the Merger Agreement, or which if successful could have a material adverse effect on any party, or any order providing for any of the foregoing;

•        Atlantic International shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by vote of the Atlantic International Board of Directors in accordance with the Delaware law, and Atlantic International’s governing documents; and

•        Staffing 360 shall have obtained approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement by required vote of the Staffing 360 stockholders and Board of Directors in accordance with the Delaware law, and Staffing 360’s governing documents.

The obligations of the Atlantic International to effect the Merger and consummate the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver at or prior to closing of each of the following additional conditions:

•        At or prior to the closing of the Merger, Staffing 360 agreed to execute and/or deliver, or cause to be delivered to Atlantic International all of the following:

•        a Current Report on Form 8-K reflecting approval of the Staffing 360 stockholder at a special meeting of stockholders of the Merger Agreement and the transactions contemplated therein and in connection therewith;

•        written resignations of the members of the Staffing 360 Board of Directors, effective as of the closing of the Merger, executed by each such director;

•        the Certificate of Merger, in the form attached as Exhibit A to the Merger Agreement, duly executed by an authorized officer of Staffing 360;

•        a certificate substantially in the form described in Treasury Regulations Section 1.1445-2(c)(3), together with evidence that Staffing 360 has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), duly executed by Staffing 360; a signed agreement between the Internal Revenue Service and Staffing 360 concerning the terms of settlement mutually agreeable to Atlantic International;

•        a signed agreement between the Internal Revenue Service and Staffing 360 concerning the terms of settlement mutually agreeable to Atlantic International;

•        a signed settlement agreement with the appropriate Jackson Investment (“Jackson”) party converting Staffing 360’s indebtedness with the appropriate Jackson party whereby: (i) all interest accrued and payable to appropriate Jackson party will be waived or forgiven and (ii) the principal amount of the Loan will be converted into 5,600,000 shares of Series I Preferred Stock. In the event the average closing price of Atlantic Common Stock over the five (5) trading days immediately preceding the date of the Closing is below $5.00, members of the management of Staffing 360 and Atlantic and Atlantic itself shall issue to Jackson such number of additional shares of Atlantic Common Stock equal to (i) 5,600,000 shares multiplied by the quotient of $5.00 per share and the Average Closing Price (as defined herein) minus (ii) 5,600,000. Additionally pursuant to the First Amendment and further agreement between the applicable parties, Jackson shall enter into a lock-up agreement such that the Merger Consideration for all of the Series I Preferred Stock are subject to a lock up period for the one year after the closing of the Merger, provided, however, that 600,000 shares of Merger Consideration shall be freely tradable following the closing of the Merger;

•        signed agreements to be mutually agreed to by the parties whereby the applicable parties shall: (i) convert any amounts owed in Earned Contingent Cash Payment (as defined in the Merger Agreement) into five million (5,000,000) shares of Series H Preferred Stock and waive any interest/dividends or other payments due from Staffing 360 related to the Series H Preferred Stock; and (ii) lock-up agreements such that the Merger Consideration for all of the shares of Series H Preferred Stock are; (A) subject to a lock up for the 6 months after closing of the Merger as follows; (B) 1,750,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 6 months after closing of the Merger until 9 months after closing of the Merger; (C) 875,000 shares of Atlantic common stock are subject to a lock-up for the period starting on 9 months after closing of the Merger until 12 months after closing of the Merger; and (D) the lock-up shall terminate 12 months after closing of the Merger and (E) the lock-up shall not apply to the extent shares of Atlantic common stock must be sold to pay any taxes from such applicable holder;

•        a signed agreement to be mutually agreed to by the parties whereby Staffing 360 shall issue to Jean-Pierre Sakey 100,000 shares of Staffing 360 common stock on terms to be mutually agreed to by the parties;

•        a closing balance sheet certified by Staffing 360’s CEO;

•        amended employment agreements, signed by Brendan Flood and Alicia Barker as President and Executive Vice President, respectively;

•        all minute books, stock books, ledgers and registers, corporate seals, if any, and other corporate records relating to the organization, ownership and maintenance of Staffing 360 and other Company Entities (as defined in the Merger Agreement), if not already located on the premises of Staffing 360; and

•        certain other customary certificates duly executed by the appropriate officers of Staffing 360.

•        Staffing 360 agreed to deliver all other documents and other instruments as Staffing 360 may reasonably request in connection with the transactions contemplated by the Merger Agreement.

The obligations of Staffing 360 to effect the Merger and consummate the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver at or prior to closing of each of the following additional conditions:

•        At or prior to the closing of the Merger, Atlantic International agreed to execute and/or deliver, or cause to be delivered, all of the following: (i) certificates duly executed by the appropriate officers of Atlantic International certifying as to (i) Atlantic International’s governing documents, (ii) resolutions of Atlantic International Board of Directors, authorizing the execution, delivery and performance of the Merger Agreement and all documents delivered by Atlantic International and in connection with the Merger, and (iii) incumbency and specimen signatures with respect to the officers of Atlantic International executing any document delivered by Atlantic International and in connection with the Merger, on behalf of Staffing 360, and containing certificates of good standing of Atlantic International and Merger Sub issued not earlier than five (5) Business Days prior to the closing of the Merger by the Secretary of State of the State of Delaware; and

•        Atlantic agreed to deliver all other documents and other instruments as Staffing 360 may reasonably request in connection with the transactions contemplated by the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Atlantic International, Merger Sub, and Staffing 360 for a transaction of this type relating to, among other things:

•        corporate organization, organizational and governing documents, authority and power, and similar corporate matters;

•        books and records;

•        enforceability;

•        brokers;

•        capitalization;

•        SEC filings;

•        related party transactions;

•        litigation;

•        compliance with applicable legal requirements;

•        Merger Sub activities;

•        internal controls; listing; financial statements;

•        no undisclosed liabilities;

•        consents; conflicts;

•        tax matters;

•        investigation; no other representations;

•        absence of certain changes or events;

•        no conflicts; required consents; no violations;

•        with respect to Staffing 360:

•        change of control payments; Staffing 360 entities;

•        financial statements;

•        title to assets;

•        insurance;

•        conduct of business;

•        contracts;

•        customers and suppliers;

•        employees and employee benefit plans;

•        permits;

•        environmental matters;

•        real estate;

•        intellectual property; IT assets; data privacy;

•        absence of improper payments;

•        accuracy of information supplied; and

•        no other representations.

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the Merger, but their accuracy forms the basis of some of the conditions to the obligations of Atlantic International and Staffing 360 to complete the Merger.

Exclusive Dealing

The Merger Agreement contains provisions that make it more difficult for each of Atlantic International and Staffing 360 to: (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to any Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any equity interests of Staffing 360 (or any affiliate or successor thereof); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any person to do or seek to do any of the foregoing.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any person(s), directly or indirectly, (i) acquires or otherwise purchases Staffing 360 or (ii) all or a material portion of assets or businesses of Staffing 360 (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any material equity or similar investment in Staffing 360.

Staffing 360 agreed to (i) notify Atlantic International promptly upon receipt of any Company Acquisition Proposal by Staffing 360, describing the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the persons making such Company Acquisition Proposal, and (ii) keep Atlantic International fully informed on a current basis of any modifications to such offer or information.

Staffing 360 Special Meeting

At or prior to the closing of the Merger, Staffing 360 agreed to conduct a special meeting of its stockholders to obtain requisite vote, consent or approval of the execution, delivery and performance of the Merger Agreement and each of the ancillary documents to which Staffing 360 is or is required to be a party or bound, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger. If on the date for which the special meeting is scheduled, Staffing 360 has not received proxies representing a sufficient number of shares to obtain the required stockholder approval, whether or not a quorum is present, Staffing 360 may make one or more successive postponements or adjournments of the special meeting.

Covenants; Conduct of Business Pending the Merger

In addition to other obligations contained in the Merger Agreement, each of Staffing 360 and Atlantic International have agreed to the following covenants:

Mutual Covenants

Reasonable Efforts

Each of Staffing 360 and Atlantic International agreed to use all reasonable efforts to take, or cause to be taken, all actions as are to be taken by each of them, respectively, or cause to be done all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by Merger Agreement, including using reasonable best efforts to obtain, file with or deliver to, as applicable, any consents of any governmental authorities necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement or the ancillary documents.

Amended Employment Agreements

Atlantic International and Staffing 360 agreed to negotiate and agree to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, of Staffing 360, following the consummation of the Merger, respectively, prior to the filing with the SEC of the registration statement on Form S-4, with such terms including an issuance of 1,263,020 of Atlantic International common stock to each of Brendan Flood and Alicia Barker which includes a six-month vesting period and a term of three years.

The Proxy Statement/Prospectus

Each of Staffing 360 and Atlantic International agreed to cooperate in connection with the preparation of and the filing of (i) a proxy statement for the purpose of soliciting proxies from Staffing 360 stockholders for the matters to be acted upon at the special meeting in favor of stockholder approval matters and a registration statement on Form S-4 in connection with the distribution of Merger Consideration and all other documents to be filed by Staffing 360 and/or the Atlantic International with the SEC in connection with the Merger and other transactions contemplated by the Merger Agreement.

Certain Pre-Closing Covenants of Staffing 360

Negative Covenants

From and after the date of the Merger Agreement until the earlier of (i) the closing of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, Atlantic International agreed, except as expressly contemplated by the Merger Agreement or any ancillary document, as required by applicable law, or as expressly consented to in writing by Atlantic International (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), and provided that in no event shall Staffing 360’s compliance with the following constitute a breach of the Merger Agreement, Staffing 360 agreed to:

(a)     (i) operate its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, assets, properties and material business relations; and

(b)    not to:

(i)     enter into, amend, modify, waive any material benefit or right under or terminate any material contract, subject to certain exceptions, and other than ordinary course of business and not material in amount, either individually or in the aggregate;

(ii)    amend, supplement, restate or modify its governing documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(iii)   sell, transfer, pledge, dispose of or encumber any assets or properties, other than (i) dispositions of inventory and supplies in the ordinary course of business and not material in amount, either individually or in the aggregate, or (ii) pursuant to an existing contract;

(iv)   sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any intellectual property, or amend or modify in any material respect any existing agreements with respect to any intellectual property;

(v)    permit the attachment of any encumbrance against any of the assets or properties owned or leased by Staffing 360, except permitted encumbrances;

(vi)   issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of Staffing 360, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any person or division thereof other than issuances of Staffing 360 common stock;

(vii)  incur any indebtedness in excess of $50,000 in the aggregate for borrowed money, other than in the ordinary course of business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans, advances or enter into any financial commitments;

(viii) make or commit to make any capital expenditure in excess of $100,000 in the aggregate other than previously disclosed currently contemplated capital expenditures;

(ix)   declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in Staffing 360, or repurchase, redeem or acquire any ownership interests in Staffing 360;

(x)    make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Staffing 360, (ii) any increase in the compensation payable or to become payable to any employee of Staffing 360or (iii) any modification, termination or renewal of any company benefit arrangement, or entry into any new such arrangement or plan, except as required by applicable legal requirements except as required by applicable law or pursuant to the terms of any company plan;

(xi)   change any accounting policies or procedures, unless required by statutory accounting principles or GAAP;

(xii)  make any tax election or settle or compromise any federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations with respect thereto;

(xiii) pay, discharge, satisfy or settle any action or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve (x) the payment of non-material amounts of cash and no admission being made with respect to (i) any criminal wrongdoing, or (ii) the invalidity or unenforceability of, or any infringement with respect to, any company intellectual property or (y) payment for applicable insurance policies, including worker’s compensation policies;

(xiv) except in the ordinary course of business, make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person in excess of $50,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the ordinary course of business;

(xv)  except as required pursuant to applicable law, (a) amend, modify, adopt, enter into or terminate any material employee plan of Staffing 360, other than in the ordinary course of business, (b) materially increase the compensation or benefits payable to any current or former director, manager, officer, or employee at the level of senior vice president or above with annual fees of $100,000 or above, other than in each case annual and merit-based raises made in the ordinary course of business, as applicable, (c) take any action to accelerate any material payment or benefit payable to any current or former director, manager, officer, employee, or contingent worker of Staffing 360, (d) waive or release any non-competition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, or employee at the level of senior vice president or above of Staffing 360, or (e) terminate (other than for cause) or furlough the employment of certain specified individuals;

(xvi) enter into any settlement, conciliation or similar contract the performance of which would involve the payment by Staffing 360 in excess of $50,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on the Staffing 360 (or Atlantic International (or any of its affiliates after the closing of the Merger);

(xvii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Staffing 360;

(xviii)  enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement;

(xix)  subject to previously disclosed payments, make any change of control payment; or

(xx)  authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

No Poison Pill

Staffing 360 agreed to take any and all necessary action to ensure that, as of the Effective Time, there shall be no rights plan, rights agreement, “poison pill” or similar agreement or arrangement that is in force and applicable to Staffing 360 in connection with the Merger Agreement or the consummation of the Merger or any of the other ancillary documents.

Certain Pre-Closing Covenants of Atlantic International

Negative Covenants

From and after the date of the Merger Agreement until the earlier of (i) the closing of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, Atlantic International agreed, except as expressly contemplated by the Merger Agreement or any ancillary document, as required by applicable law, under its credit facilities, or in connection with any secondary public offering, or as expressly consented to in writing by Atlantic International and Staffing 360 (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), to (i) operate its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of Atlantic; provided that in no event shall Atlantic International’s compliance with the foregoing constitute a breach of the Merger Agreement.

Stock Exchange De-Listing

In the event Staffing 360 securities are not de-listed from Nasdaq prior to the Effective Time, Atlantic International agreed to reasonably cooperate with Staffing 360 to accomplish the foregoing and agreed to use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable law and rules and policies of Nasdaq to enable the delisting by Staffing 360 of the shares from Nasdaq and the deregistration of the shares under the Exchange Act promptly after the Effective Time.

Atlantic Uplisting

Atlantic agreed to cause its common stock to be uplisted to a National Securities Exchange prior to the filing with the SEC of the registration statement on Form S-4 which, in fact, occurred.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time

•        by mutual written consent of Atlantic International and Staffing 360.

•        by either Atlantic International or Staffing 360, if the Merger has not been consummated prior to March 31, 2025 (the “Termination Date”); provided that (i) the right to terminate the Merger Agreement pursuant to this provision is not available to any party if such party’s breach of any of its covenants or obligations under the Merger Agreement has proximately caused the failure to consummate the transactions contemplated by the Merger Agreement on or before the Termination Date;

•        by either Atlantic International or Staffing 360, if any governmental authority shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order or other action shall have become final and non-appealable; or

•        by either Atlantic International or Staffing 360, if the special meeting of Staffing 360 has been held (including any adjournment or postponement thereof) and has concluded, and the Staffing 360 stockholders have duly voted and the required Staffing 360 stockholder approval was not obtained.

•        by Atlantic International, if there has been a material breach of any of the representations or warranties of Staffing 360 or any material breach by Staffing 360 of any covenant or agreement on the part of Staffing 360 set forth in the Merger Agreement and such failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Staffing 360 by Atlantic International, and (ii) the Termination Date; provided, however, that Atlantic is not then in breach of the Merger Agreement so as to prevent any of the mutual conditions to closing and/or Staffing 360 conditions to closing from being satisfied; and

•        by Staffing 360, if there has been a material breach of any representation or warranty of Atlantic International or any material breach by Atlantic International of any covenant or agreement set forth in the Merger Agreement and the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Atlantic International by Staffing 360 and (ii) the Termination Date; provided, however, that Staffing 360 is then not in breach of the Merger Agreement so as to prevent any of the mutual conditions to closing and/or Atlantic International conditions to closing from being satisfied.

Effect of Termination

Subject to certain exceptions set forth in the Merger Agreement, in the event of the termination of the Merger Agreement as described above, the Merger Agreement will become void and there will be no liability or obligation on the part of any party thereto or any of their respective directors, officers, managers, employees, agents, consultants, advisors, accountants, financial advisors, legal counsel or other representative of that party.

Amendment

The Merger Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the parties thereto.

THE ANCILLARY AGREEMENTS

The following section sets forth the principal terms of the ancillary agreements. The rights and obligations of the parties to the respective ancillary agreements are governed by their express terms and conditions and not by this section, which is summary in nature. This section is not complete and is qualified in its entirety by reference to the complete text of the respective ancillary agreements. Capitalized terms used in this section and not defined have the meaning ascribed to such terms in the applicable ancillary agreement attached in the Annexes hereto.

Lock-up Agreements

Lock-Up Agreements with Senior Management of Staffing 360

The executive officers of Staffing 360 have agreed that, subject to certain exceptions, into, without the prior written consent of both Atlantic International for a period of six (6) months after the closing of the Merger: (i) offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Atlantic International common stock or any securities convertible into or exercisable or exchangeable for Atlantic International common stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Atlantic International common stock; or (iii) make any demand for or exercise any right with respect to the registration of any Atlantic International common stock or any security convertible into or exercisable or exchangeable for Atlantic International common stock, whether any such transaction described above is to be settled by delivery of Atlantic International common stock or such other securities, in cash or otherwise.

Lock-Up Agreement with Series H Holders

In connection with the conversion of Series H Preferred Shares into shares of Atlantic International common stock; (i) all of the shares are subject to a lock up for the 6 months after Closing; (ii) 1,750,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 6 months after Closing until 9 months after Closing; (iii) 875,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 9 months after Closing until 12 months after Closing; and (iv) the lock-up shall terminate 12 months after Closing and (B) the lock-up shall not apply to the extent shares of Atlantic Common Stock must be sold to pay any taxes from such applicable holder (the “Series H Lock-up Agreement”), in the form attached hereto as Annex H.

Lock-Up Agreement with Series I Holders

In connection with the conversion of Series I Preferred Shares into shares of Atlantic International Common Stock to Jackson Investment Group, all such shares are subject to a lock-up for the twelve (12) months after Closing (the “Series I Lock-up Agreement”), the form of which is attached hereto as Annex E.

Conversions and Waivers

Conversion, Amendment and Waiver Agreement for Series H Preferred Stock

In connection with the Merger, Staffing 360 and Chapel Hill will enter into a Conversion, Amendment and Waiver Agreement, in the form attached hereto as Annex F, effective immediately prior to the closing of the Merger, pursuant to which the parties shall (i) amend the terms of the Series H Preferred Stock to, among other things, increase the number of shares of Staffing 360 preferred stock designated as Series H Preferred Stock to up to 14,000,000 shares and (ii) (a) convert any amounts owed in Earned Contingent Cash Payment (as defined in the Merger Agreement) into five million (5,000,000) shares of Series H Preferred Stock and (b) waive any outstanding interest, dividends or other payments related to the Series H Preferred Stock. In addition, Chapel Hill agreed to enter into the Series H Lock-up Agreement, in the form attached hereto as Annex H.

Conversion Agreement and Waiver for Series I Preferred Stock

In connection with the Merger, Staffing 360 and Jackson will enter into a Conversion Agreement and Waiver, in the form attached hereto as Annex C, to be effective immediately prior to the closing of the Merger, pursuant to which Jackson shall agree, among other things, to (i) convert the aggregate outstanding principal balance of $10,116,249 under the Jackson Notes into 5,600,000 shares of Series I Preferred Stock, (ii) waive all aggregate accrued and unpaid interest under the Jackson Notes and (iii) enter into the Series I Lock-up Agreement in the form attached hereto as Annex E. Additionally, pursuant to the Conversion Agreement and Waiver, if the last closing price of Atlantic International (as reported on the Nasdaq Stock Market LLC) over the five (5) trading days immediately preceding the closing date of the Merger is below $5.00 (the “Average Closing Price”), then Atlantic International and/or members of management of Staffing 360 and of Atlantic shall issue to Jackson such number of additional shares of Atlantic International common stock equal to (i) 5,600,000 multiplied by the quotient of $5.00 and the Average Closing Price, minus (ii) 5,600,000 (the “Pro Rata Shares”), which such Pro Rata Shares, if issued, shall be subject to a one-year lock-up period.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Staffing 360 common stock that exchange their Staffing 360 common stock for Atlantic International common stock in the Merger. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this discussion and could adversely affect a U.S. holder. There can be no assurance the IRS or a court will not take a position contrary to the discussion below regarding the tax consequences. This discussion assumes that the Merger will be consummated in accordance with the Merger Agreement and as further described in this proxy statement/prospectus. This discussion is not a complete description of all of the tax consequences of the Merger and, in particular, does not address any tax consequences arising under the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, the consequences that may arise under the Foreign Account Tax Compliance Act (including the U.S. Treasury regulations proposed or promulgated thereunder and any intergovernmental agreements entered into pursuant thereto or in connection therewith) or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences).

This discussion applies only to U.S. holders of Staffing 360 common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to U.S. holders of Staffing 360 common stock in light of their particular circumstances and does not apply to U.S. holders of Staffing 360 common stock subject to special treatment under the U.S. federal income tax laws including, without limitation:

•        banks or other financial institutions;

•        partnerships, S corporations and other pass-through entities (and investors in partnerships, S corporations and other pass-through entities);

•        insurance companies;

•        tax-exempt organizations or governmental organizations;

•        dealers or brokers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting;

•        persons that actually or constructively owned at least five percent of Staffing 360 common stock (by vote or value);

•        regulated investment companies;

•        real estate investment trusts;

•        tax-qualified retirement plans;

•        persons that hold Staffing 360 common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•        individuals who are U.S. expatriates and former citizens or long-term residents of the United States;

•        holders who acquired their shares of Staffing 360 common stock through the exercise of an employee stock option, in connection with a restricted stock unit or otherwise as compensation; and

•        persons that have a “functional currency” other than the U.S. dollar.

The following discussion does not address the tax consequences of any transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, the tax consequences to holders of options, warrants or similar rights to purchase shares of Staffing 360 common stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Staffing 360 common stock that is, for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes; or

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Staffing 360 common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Staffing 360 common stock and any partners in such partnership should consult their tax advisors regarding the tax consequences of the Merger to them.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER. ALL HOLDERS OF STAFFING 360 COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Staffing 360 Common Stock

For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code. It is the opinion of Haynes and Boone, LLP, counsel to Staffing 360, that it is more likely than not that the Merger qualify as a “reorganization.” However, no assurance can be given that the IRS will accept such tax treatment. Moreover, such opinion is based on, among other things, certain factual representations made by Staffing 360 and Atlantic International and certain assumptions, all of which must be consistent with the state of facts existing at the time of the Merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion, including with respect to the uncertainties referred to above.

Neither Atlantic International nor Staffing 360 intends to obtain a ruling from the IRS with respect to the tax consequences of the Merger. In addition, it is not a closing condition to the completion of the Merger that Staffing 360 or Atlantic International receive an opinion of counsel that the Merger qualify as a reorganization. If the IRS were to successfully challenge the “reorganization” status of the Merger, the tax consequences would differ materially from those described in this proxy statement/prospectus, as discussed below under “— Tax Consequences if the Merger Fail to Qualify as a “Reorganization”.”

You are urged to consult with your tax advisors regarding the proper U.S. federal income tax treatment of the Merger, including with respect to their qualification as a “reorganization” within the meaning of Section 368(a) of the Code in light of the uncertainties discussed above.

Tax Consequences if the Merger Qualify as a “Reorganization”

Assuming that the Merger, taken together, qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, generally, a U.S. holder of Staffing 360 common stock that exchanges its Staffing 360 common stock for Atlantic International common stock in the Merger:

•        will not recognize any gain or loss upon the exchange of Staffing 360 common stock for Atlantic International common stock in the Merger;

•        will have a tax basis in the Atlantic International common stock received in the Merger equal to the tax basis of the Staffing 360 common stock surrendered in exchange therefor; and

•        will have a holding period for the Atlantic International common stock received in the Merger that includes its holding period for its Staffing 360 common stock surrendered in exchange therefor.

The Atlantic International common stock received in the Merger by a U.S. holder that acquired different blocks of Staffing 360 common stock at different times or at different prices will be allocated to each block of Staffing 360 common stock of such U.S. holder, and the basis and holding period of such shares of Atlantic International common stock will be determined using a block for block approach and will depend on the basis and holding period of each block of Staffing 360 common stock exchanged for such Atlantic International common stock.

Tax Consequences if the Merger Fail to Qualify as a “Reorganization”

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Staffing 360 common stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of Staffing 360 common stock surrendered in the Merger in an amount equal to the difference between the fair market value, at the time of the Merger, of the Atlantic International common stock received in the Merger and such holder’s adjusted tax basis in the Staffing 360 common stock surrendered in the Merger. Gain or loss must be calculated separately for each block of Staffing 360 common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss, and generally would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Staffing 360 common stock is more than one year at the effective time of the Merger. Long-term capital gain of certain non-corporate taxpayers, including individuals, generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in shares of Atlantic International common stock received in the Merger would be equal to the fair market value thereof as of the effective time of the Merger, and such U.S. holder’s holding period in such shares would begin on the day following the closing of the Merger.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSEQUENCES RELATING TO THE MERGER, AND IS NOT, AND IS NOT INTENDED TO BE, TAX ADVICE. ALL STOCKHOLDERS ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT THEIR LEGAL AND TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, give effect to the proposed Merger of Staffing 360 Solutions and A360 Merger Sub, representing a capital transaction with Lyneer being the continuing entity for accounting purposes. The unaudited pro forma condensed combined financial information give effect to the Merger and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma combined financial information set forth below has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, gives effect to the Merger as if they took place on January 1, 2023. The unaudited pro forma condensed combined statements of operations for the periods presented give effect to the Merger as if it took place on January 1, 2023.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of Atlantic International for the applicable periods.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	As of September 30, 2024
	Atlantic International Corp (Historical)	Staffing 360 Solutions (Historical)	Note	S360 Net Asset Adjustments	Note	Transaction Terms	Total Adjustments	Pro Forma As Adjusted
Assets
Current assets
Cash and cash equivalents	$1,397,760	$1,497,872		$—		$—	$—	$2,895,632
Accounts receivable, net	48,813,643	19,527,178		—		—	—	68,340,821
Unbilled accounts receivable	10,924,993	—		—		—	—	10,924,993
Deposits, current	8,000,000	—		—		—	—	8,000,000
Prepaid income taxes	1,289,891	—		—		—	—	1,289,891
Prepaid expenses and other current assets	4,053,576	1,735,420		—		—	—	5,788,996
Total current assets	74,479,863	22,760,470		—		—	—	97,240,333

Noncurrent assets
Property and equipment, net	323,902	410,945		—		—	—	734,847
Intangible assets, net	32,593,889	9,949,866	2b	(9,949,866)	2a	42,386,370	32,436504	74,980,259
Goodwill	—	19,890,643	2b	(19,980,643)	2a	38,898,059	19,007,416	38,898,059
Right-of-use assets	2,306,152	4,448,730		—		—	—	6,754,882
Deferred tax assets, net	25,019,377	—		—		—	—	25,019,377
Other assets	914,935	4,761,298		—		—	—	5,676,233
Total noncurrent assets	61,158,255	39,461,482		(28,840,509)		81,284,428	51,443,919	152,063,657
Total assets	$135,638,118	$62,221,953		$(29,840,509)		$81,284,428	$51,443,919	$249,303,990

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,384,977	$5,969,998		$—		$—	$—	$7,354,975
Accrued expenses and other current liabilities	32,026,902	6,457,995	1a	(687,334)	4	475,000	(212,334)	38,272,563
Accrued payroll taxes	—	12,241,867		—		—	—	12,241,867
Due to related parties	2,833,169	812,064		—		—	—	3,645,233
Accounts receivable financing	—	16,837,599		—		—	—	16,837,599
Current operating lease liabilities(1)	1,425,547	1,074,934		—		—	—	2,500,481
Notes payable, current portion	1,375,000	—		—		—	—	1,375,000
Line of credit, current portion	42,778,061	—		—		—	—	42,778,061
Current debt – related party	—	10,101,177	1a	(10,101,177)		—	(10,101,77)	—
Redeemable Series H preferred stock, net	—	9,527,736	1a	(9,527,736)		—	(9,527,736)	—
Earnout liabilities	—	8,554,395	1a	(5,000,000)		—	(5,000,000)	3,554,395
Total current liabilities	81,823,656	71,577,767		(25,316,247)		475,000	(28,841,247)	128,560,176

Total noncurrent liabilities
Line of credit, net of current portion	1,950,000	—		—		—	—	1,950,000
Notes payable, net of current portion	34,706,522	—		—		—	—	34,706,522
Noncurrent operating lease liabilities	933,678	3,781,728		—		—	—	4,715,406
Other liabilities	—	1,494,313		—		—	—	1,494,313
Total noncurrent liabilities	37,590,200	5,276,041		—		—	—	42,866,241
Total liabilities	119,413,856	76,853,808		(25,316,247)		475,000	(28,841,247)	171,426,417

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS — (Continued)

	As of September 30, 2024
	Atlantic International Corp (Historical)	Staffing 360 Solutions (Historical)	Note	S360 Net Asset Adjustments	Note	Transaction Terms	Total Adjustments	Pro Forma As Adjusted
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;	—	17		—	2a	(17)	(17)	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 44,024,715 shares issued and outstanding	453	1,684	1a	85	2a	111	(1,573)	564
					2a	(1,769)
Additional paid-in capital	83,052,001	119,758,964	1a	5,791,6174	2a	65,908,295	(53,850,669)	148,960,296
			1a	4,054,167	2a	(129,604,747)
Accumulated deficit	(66,828,192)	(134,423,953)	1a	15,470,379	2a	(3,780,095)	130,168,858	(71,083,287)
			2b	(29,840,509)	2a	148,794,083
					4	(475,000)
Accumulated other comprehensive income	—	31,433		—	2a	(31,433)	(31,4133)	—
Total stockholders’ equity (deficit)	16,224,262	(14,631,855)		(4,524,262)		80,809,428	76,285,166	77,877,573
Total Liabilities and stockholders’ equity	$135,638,118	$62,221,953		$(29,840,509)		$81,284,428	$51,443,919	$249,303,990

UNAUDITED PRO FORMA CONDESNED COMBINED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2024

	Atlantic International Corp (Historical)	Staffing 360 Solutions (Historical)	Note	Pro Forma Adjustments	Pro Forma As Adjusted
Revenue
Service revenue, net	$313,063,328	$131,718,917		$—	$444,782,245
Total revenue	313,063,328	131,718,917		—	444,782,245
Cost of revenues/sales	279,222,830	114,432,131		—	393,654,961
Operating Expenses
Selling, general and administrative	46,045,755	20,023,102	9	(3,491,672)	62,577,184
Depreciation and amortization	3,754,164	1,427,031	8	2,530,617	7,711,812
Total operating expenses	49,799,919	21,450,133		(961,056)	70,288,996
Interest expense	10,494,818	2,954,194	5	(2,954,194)	11,752,587
			6	1,257,769
Advisory fees paid in merger	43,000,000	—	9	—	43,000,000
Loss on extinguishment of debt	1,213,379	—	5	(14,270,416)	(13,057,037)
Amortization of debt discount and deferred financing costs		346,943		—	346,943
Other expense	15,893,220	656,022		—	16,549,242
Total other expenses	70,601,417	3,957,159		(15,966,841)	58,591,735
Net operating loss	$(86,560,838)	$(8,120,507)		$16,927,896	$(77,753,448)
Discontinued Operations	—	901,298	7	(901,298)	—
Net loss before provision for income taxes	$(86,560,838)	$(7,219,208)		$16,026,598	$(77,753,4480
Income tax provision (benefit)	(19,732,646)	150,546		—	(19,582,100)
Net loss	$(66,828,192)	$(7,369,754)		$16,026,598	$(58,171,348)
Other comprehensive income
Weighted average number of common shares – basic and diluted	32,774,837	739,336		13,597,198	46,372,035
Net income (loss) per share – basic and diluted	$(2.04)	$(11.19)			$(1.25)

Note 1.  Basis of Pro Forma Presentation

On November 1, 2024, the Company entered in an acquisition agreement with Staffing 360 Solutions, Inc. (collectively the “Acquisition” and individually “S360”). The Acquisition will be accounted for as a business combination under Accounting Standards Codification 805 — Accounting for Business Combinations (or “ASC 805) for financial reporting purposes. The unaudited pro forma condensed combined financial statements present the pro forma effects of the Acquisition for purposes of this section, and other related events as described in Note 1 to the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements were prepared in accordance with GAAP and pursuant to Article 11 of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the Merger and the adjustments described in these footnotes.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on September 30, 2024 and the pro forma condensed combined statement of operations is presented as if the Merger had occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information has been prepared using the following assumptions with respect to the Merger and related transactions:

We have included the conversion of S360 debt and $5 million of the earnout liability into S360 preferred shares prior to the acquisition and all S360 preferred shares (issued and outstanding and hypothetically issued) in exchange for stock in the Company (part of the Acquisition).

•        We have excluded any post-Acquisition compensation associated with any potential awards to be granted; and

•        An estimate of acquired intangible assets including goodwill allocated based on available information and any associated amortization of intangible assets during the pro forma periods.

If actual facts differ from these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The transaction accounting adjustments have been made solely for the purpose of providing the pro forma financial statements presented below. Any increases or decreases in the fair values of assets acquired and liabilities assumed upon completion of the final valuation related to the Business Combinations will result in adjustments to the pro forma balance sheet and if applicable, the pro forma statement of operations. The final transaction accounting adjustments described herein may be materially different from the preliminary amounts previously reflected in the pro forma financial statements.

The unaudited pro forma condensed combined financial statements and accompanying notes as of September 30, 2024, have been derived from and should be read in conjunction with:

•        Management’s discussion and analysis included in the most recent filing;

•        the unaudited financial statements of the Company as of September 30, 2024 and the related notes;

•        the unaudited financial statements of S360 as of September 28, 2024;

•        the audited financial statements of the Company as of December 31, 2023;

•        the audited financial statements of S360 as of December 30, 2023

The unaudited pro forma condensed combined financial statements and accompanying notes as of December 31, 2023, have been derived from and should be read in conjunction with:

•        the audited financial statements of the Company as of December 31, 2023

•        the audited financial statements of S360 as of December 30, 2023

Note 2.  Accounting Policies

Upon consummation of the Acquisition, management will perform a comprehensive review of the combined entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities that, when conformed, could have a material impact on the financial statements of the Company following the Acquisition. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3.  Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed:

1.      Reflects transactions not associated with the Acquisition:

(a)     Reflects the conversion of S360 loan into a new series of preferred stock. $5 million of the earnout liability previously recorded will be converted into Series H preferred stock. S360 has reflected an extinguishment for both debt instruments and the conversion of all currently outstanding Series H preferred shares for pro forma purposes using the price per share of S360 stock at September 30, 2024 to calculate a value to the preferred shares exchanged resulting from an induced conversion of the debt in order to complete the Acquisition.

2.      Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related to the Acquisition and recapitalization:

(a)     Adjustment to eliminate our accumulated deficit, additional paid in capital, common stock, preferred stock, and accumulated other comprehensive income.

(b)    Changes in goodwill and intangible assets in connection with the Acquisition

(c)     Does not give effect to any stock compensation awards as bonuses

3.      Determination of any deferred tax effects as a result of the Acquisition or other pro forma adjustments.

4.      Reflects transaction bonus amounts to be incurred for the executive management team.

Note 4.  Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of new shares of our common stock outstanding, assuming the Acquisition occurred on January 1, 2023.

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed.

The pro forma transaction adjustments included in the unaudited pro forma combined statement of operations are as follows:

5.      Represents elimination of interest expense incurred on various debt obligations that are being extinguished at the closing of the Acquisition.

6.      Represents interest expense to be incurred on outstanding debt post-Acquisition.

7.      Reflects the elimination of Staffing 360 Solutions discontinued operations.

8.      Reflects changes in amortization of intangible assets.

9.      Reduction in Selling, General and Administrative costs due to costs incurred for 2024 transactions.

10.    An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of our company following the consummation of the Merger.

11.    Reflects the effect of the IRC Section 754 election taken to adjust the partnership basis for the consideration transferred in the transaction. An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of our company following the consummation of the Merger. An IRC Section 382 analysis has not yet been performed with respect to the potential limitation of tax attributes of the Merger for Atlantic International and its subsidiaries, nominations or any and our company. This will be performed with the closing of the Merger.

COMPARISON OF STOCKHOLDERS’ RIGHTS

If the Merger is completed, Staffing 360 stockholders will receive Atlantic International common stock. At the effective time of the Merger, the Atlantic International Charter will be the combined company charter. At the effective time of the Merger, the Atlantic International Bylaws will be the combined company’s bylaws.

Atlantic International and Staffing 360 are both Delaware corporations subject to the DGCL. If the Merger is completed, the rights of Atlantic International stockholders and Staffing 360 stockholders who become Atlantic International stockholders through the exchange of shares will continue to be governed by the DGCL, but will also be governed by the combined company charter and the combined company bylaws.

The following description summarizes certain material differences between the current rights of Staffing 360 stockholders and the rights of Atlantic International’ stockholders. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary and is qualified in its entirety by reference to the complete text of the applicable provision or statute. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the DGCL, the Atlantic International Charter, the Atlantic International Bylaws, the Staffing 360 Certificate of Incorporation, and the Staffing 360 Bylaws. Copies of the documents referred to in this summary may be obtained as described under the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

STAFFING 360	ATLANTIC INTERNATIONAL
Authorized Capital Stock

Staffing 360 is authorized to issue 270,000,000 shares of stock, consisting of 250,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

As of the close of business on the Staffing 360 record date, Staffing 360 had 1,643,738 shares of common stock and 9,000,000 shares of preferred stock issued and outstanding.

Atlantic International is authorized to issue 320,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

As of the close of business on the Atlantic International record date, Atlantic International had [•] shares of common stock and no shares of preferred stock issued and outstanding.

Rights of Preferred Stock

Staffing 360 is authorized to issue preferred stock in one or more series. The Staffing 360 Board of Directors may establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent permitted by Staffing 360 Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof.

Atlantic International is authorized to issue preferred stock in one or more series. No express provisions re “rights of preferred stock”.
Voting Rights
Each Staffing 360 stockholder is entitled to one vote for each share of Staffing 360 common stock held by such stockholder.	Each Atlantic International stockholder is entitled to one vote for each share of Atlantic International common stock having voting power held by such stockholder.

STAFFING 360	ATLANTIC INTERNATIONAL
Voting — Other than for Election of Directors

Except as otherwise required by law, the Staffing 360 Certificate of Incorporation, Staffing 360 Bylaws, the rules and regulations of any stock exchange applicable to Staffing 360 or pursuant to any other rule or regulation applicable to Staffing 360 or its stockholders, the vote of a majority of the shares entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

Under the Atlantic International charter, when a quorum is present, the affirmative vote of the majority of the votes on a matter is controlling, unless the matter is one upon which by express provision of applicable law, rule or regulation applicable to Atlantic International or its securities or of the Atlantic International charter, required a different standard, in which case such express provision shall govern and control the decision of such question.

Quorum

Except as otherwise required by law or by Staffing 360 Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, provided, however, that where a separate vote by a class or series is required, the holders of one-third in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.

The Atlantic International Bylaws provide that, except as otherwise provided by law, the Atlantic International Charter or Atlantic International Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

Stockholder Inspection Rights; Stockholder Lists

Staffing 360 Bylaws provide that the officer of Staffing 360 who has charge of the stock ledger of Staffing 360 shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

The Atlantic International Bylaws provide that the officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company’s principal executive office. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

STAFFING 360	ATLANTIC INTERNATIONAL
Classified Board

Staffing 360 Board of Directors is classified into three classes, designated Class I, Class II and Non-Classified. Class I and Class II directors have a term of two years or until such director’s successor is duly elected or qualified. Non-Classified Directors serve a term of one-year or until such director’s successor is duly elected or qualified. The terms of the Class II directors and the Non-Classified director expire at the 2024 Annual Meeting of Stockholders, and the term of Class I directors will expire at the Company’s annual meeting of stockholders to be held in 2025.

The Atlantic International’s board of directors is currently not divided into staggered classes. Pursuant to the Atlantic International Amended and Restated Certificate of Incorporation the Board of Directors is classified into three classes, designated Class I, Class II and Class III. Each director has a term of three (3) years or until such director’s successor is duly elected or qualified. A Class I director shall serve a term of one (1) year from when elected or until such director’s successor is duly elected or qualified. The term of the Class II director shall expire in two (2) years from when elected and the Class III director’s term shall expire in three (3) years from when elected.

Number of Directors

The Staffing 360 Bylaws provide for the number of directors constituting the board of directors shall be the number (which shall not be less than three) that is fixed from time to time exclusively by resolution of the board of directors, subject to any rights of the holders of shares of any class or series of preferred stock, if in effect.

The Atlantic International Bylaws provide that the number of directors shall be determined from time to time by resolution of the Board, provided that the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Election of Directors

The Staffing 360 Bylaws provide that at each meeting of the stockholders for the election of directors, provided a quorum is present, each director subject to election shall be elected by a majority of the votes validly cast with respect to that director in such election, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

The Atlantic International Bylaws provide that at all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect.
Filling Vacancies on the Board of Directors

The Staffing 360 Bylaws provide that, subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect additional directors pursuant to Staffing 360 Certificate of Incorporation (including any certificate of designation thereunder), and except as otherwise provided by law, any vacancy in the board of directors that results from the death, disability, resignation, disqualification, removal of any director or from any other cause shall be filled solely by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or newly created directorship shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires or until such director’s successor shall have been duly elected and qualified.

The Atlantic International Bylaws provide that, unless otherwise stated in the Atlantic International Charter or Atlantic International Bylaws:

(i)      Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

STAFFING 360	ATLANTIC INTERNATIONAL

(ii)     Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Atlantic International Charter or Atlantic International Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

Cumulative Voting
Staffing 360 Bylaws do not authorize cumulative voting.	The Atlantic International Bylaws do not authorize cumulative voting.
Removal of Directors

The Staffing 360 Bylaws provide that, subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect additional directors pursuant to Staffing 360 Certificate of Incorporation (including any certificate of designation thereunder), any director may be removed by the affirmative vote of holders of at least a majority of the votes to which all the stockholders of the Staffing 360 would be entitled to cast in any election of directors acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, Staffing 360 Certificate of Incorporation and Staffing 360 Bylaws, provided that each director may only be removed for cause in this manner.

The Atlantic International Bylaws provide that, unless otherwise restricted by statute, the Atlantic International Charter or Atlantic International Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

STAFFING 360	ATLANTIC INTERNATIONAL
Director Nominations by Stockholders and Stockholder Proposals

The Staffing 360 Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) as specified in Staffing 360’s notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors for such purpose, or (C) by any stockholder of Staffing 360 who is entitled to vote at the meeting, who complies with the notice procedures and other provisions set forth in Staffing 360 Bylaws as to such nominations or other business and who was a stockholder of record at the time of the giving of the stockholder’s notice required by Staffing 360 Bylaws to the Secretary of Staffing 360 and on the record date for the determination of stockholders entitled to vote at the meeting. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors or propose business to be considered (other than business properly brought under and in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and included in Staffing 360’s proxy statement that has been prepared to solicit proxies for such annual meeting) at an annual meeting of stockholders.

The Bylaws provide that for any nominations or any other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the corporation, the stockholder must provide to the Secretary of the corporation any updates or supplements to such notice at the times and in the forms specified in Staffing 360’s Bylaws and any such proposed business other than nominations must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the annual meeting was held in the previous year, the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.

The Atlantic International Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) as specified in the corporation’s notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee thereof appointed by the Board for such purpose, or (C) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures and other provisions set forth in the Section 1.13(a) of Atlantic International’s Bylaws as to such Nominations or other business and who was a stockholder of record at the time of the giving of the stockholder’s notice required in Section 1.13(a) to the Secretary of the corporation and on the record date for the determination of stockholders entitled to vote at the meeting.

The Bylaws provide that for any nominations or any other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the corporation, the stockholder must provide to the Secretary of the corporation any updates or supplements to such notice at the times and in the forms specified in Atlantic International’s Bylaws and any such proposed business other than nominations must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting was held in the previous year, the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.

STAFFING 360	ATLANTIC INTERNATIONAL
Stockholder Action by Written Consent

The Staffing 360 Bylaws provide that, as permitted by law and except as otherwise provided in Staffing 360 Certificate of Incorporation, any action required or permitted to be taken at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, are:

(i)      signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law); and

(ii)     delivered to Staffing 360 to its registered office in the State of Delaware, its principal place of business, or an officer or agent of Staffing 360 having custody of the book in which proceedings of meetings of stockholders are recorded within 60 days of the earliest dated consent so delivered to Staffing 360.

The Atlantic International Bylaws provide that, unless otherwise provided in the certificate of incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, must be taken at a duly held meeting of stockholders of the corporation at which a quorum is present or represented and may not be effected by any consent in writing by such stockholders.

Certificate of Incorporation Amendments
Subject to applicable provisions of DGCL, Staffing 360 may from time to time alter, amend, repeal or adopt, in whole or in part, any provisions of the Staffing 360 Certificate of Incorporation.

The Atlantic International charter provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal the Atlantic International Charter.

Bylaw Amendments

The Staffing 360 Bylaws provide that, subject to the provisions of Staffing 360 Certificate of Incorporation, Staffing 360 Bylaws may be amended, altered or repealed:

(a)     by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, or

The Atlantic International ByLaws provide that they may be adopted, amended or repealed by two-thirds of the stockholders entitled to vote or by the Board of Directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

STAFFING 360	ATLANTIC INTERNATIONAL

(b)     at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Staffing 360 entitled to vote in any election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, provided, that provisions regarding special meetings, stockholder action by written consent), notice of stockholder business and nominations), number and term of office; chairman of the board), removal of directors, vacancies and newly created directorships), indemnification) and amendment of Bylaws shall not be amended, altered or repealed pursuant to this section without the affirmative vote of holders of at least two-thirds of the votes to which all the stockholders of Staffing 360 would be entitled to cast in any election of directors.

Notwithstanding the foregoing, no amendment, alteration or repeal of indemnification provisions contained in Staffing 360 Bylaws shall adversely affect any right or protection existing under thereunder immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment.

Special Meetings of Stockholders

The Staffing 360 Bylaws provide that special meetings of the stockholders for any purpose may be called at any time only by or at the direction of (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office, (ii) the Executive Chairman or (iii) the President.

Any special meeting of the stockholders shall be held at such place, if any, within or without the State of Delaware, and on such date and at such time, as shall be specified in such resolution.

The stockholders of Staffing 360 do not have the power to call a special meeting.

The Atlantic International Charter and Atlantic International Bylaws provide that a special meeting of the stockholders may be called at any time by the Board, Chairperson of the Board, Chief Executive Officer or President (in the absence of a Chief Executive Officer).

If any person(s) other than the Board calls a special meeting, the request shall:

(i)      be in writing;

(ii)     specify the time of such meeting the place, if any, and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting and the general proposal nature of the business purpose to be transacted; and

(iii)   be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board, the Chief Executive Officer, the President (in the absence of a Chief Executive Officer) or the Secretary of the Company.

STAFFING 360	ATLANTIC INTERNATIONAL

The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with Atlantic International Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders.

Notice of Meetings of Stockholders

The Staffing 360 Bylaws provide that the Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL.

The notice shall specify (i) the place, if any, date and time of such meeting of the stockholders, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called and (iv) such other information as may be required by law or as may be deemed appropriate by the Board of Directors, the Executive Chairman or the Secretary of Staffing 360.

If the stockholder list is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If a stockholder meeting is to be held solely by means of electronic communications, the notice of such meeting must provide the information required to access such stockholder list.

A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

The Atlantic International Bylaws provide that all notices of meetings of stockholders shall be sent or otherwise given in accordance with either section 1.13 or section 72 of Atlantic International’s Bylaws not less than 90 or more than 120 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Notice of any meeting of stockholders shall be given:

(i)      if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Company’s records; or

(ii)     if electronically transmitted, without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, Atlantic International Charter or Atlantic International Bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the certificate of incorporation or Atlantic International Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

STAFFING 360	ATLANTIC INTERNATIONAL
Limitation of Personal Liability of Directors

Staffing 360 shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Staffing 360, or is or was serving at the request of Staffing 360 as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not Staffing 360 would have the power to indemnify him or her against such liability under indemnification provisions of Staffing 360 Bylaws, provided that such insurance is available on commercially reasonable terms consistent with then prevailing rates in the insurance market.

No express provision.
Indemnification of Directors and Officers

The Staffing 360 by-laws provides that Staffing 360 shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or officer of Staffing 360, or while serving as a director or officer of Staffing 360, is or was serving or has agreed to serve at the request of Staffing 360 as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Staffing 360, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Staffing 360 unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Atlantic International Bylaws provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Company who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The Company shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

STAFFING 360	ATLANTIC INTERNATIONAL

Notwithstanding the foregoing, Staffing 360 shall not be obligated to indemnify a director or officer of Staffing 360 in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the Board of Directors.

The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Staffing 360, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

To the extent that a present or former director or officer of Staffing 360 has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, he or she shall be indemnified by Staffing 360 against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The Company shall pay the expenses incurred by any officer or director of the Company, and may pay the expenses incurred by any employee or agent of the Company, in defending any Proceeding in advance of its final disposition; provided that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under Article VI or otherwise.

If a claim for indemnification or payment of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor has been received by the Company the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, Atlantic International Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

STAFFING 360	ATLANTIC INTERNATIONAL
Change of Control Laws

In general, Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a Staffing 360 and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the Staffing 360 approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Staffing 360 outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) at or subsequent to such time, the business combination is approved by the board of directors of Staffing 360 and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock of Staffing 360 which is not owned by the interested stockholder.

The Staffing 360 Bylaws do not contain any provision regarding electing not to be governed by Section 203 of the DGCL, therefore Section 203 of the DGCL is applicable.

Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a Staffing 360 and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the Staffing 360 approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Staffing 360 outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) at or subsequent to such time, the business combination is approved by the board of directors of Staffing 360 and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock of Atlantic International which is not owned by the interested stockholder.

The Atlantic International Bylaws do not contain any provision regarding electing not to be governed by Section 203 of the DGCL, therefore Section 203 of the DGCL is applicable.

Forum Selection
The Staffing 360 Bylaws do not contain a forum selection clause.	Atlantic International Bylaws do not contain a forum selection clause.

DESCRIPTION OF COMBINED COMPANY SECURITIES

As a result of the Merger, Staffing 360 stockholders who receive shares of Atlantic International common stock in the Merger will become stockholders of Atlantic International. The rights of stockholders of Atlantic International will be governed by Delaware law, the Atlantic International Charter and the Atlantic International Bylaws. The following briefly summarizes the material terms of Atlantic International’s common stock after giving effect to the Merger and the other transactions contemplated hereunder. Atlantic International urges you to read the applicable provisions of the DGCL, the Atlantic International Charter and the Atlantic International Bylaws carefully in their entirety.

General

Following the consummation of the Merger, the authorized capital stock of Atlantic International will consist of 300,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, $0.00001 par value per share.

Common Stock

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of common stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Atlantic International Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of Atlantic International common stock, shall be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Rights and Preferences

All outstanding shares of Atlantic International common stock are fully paid and non-assessable. The holders of Atlantic International common stock have no pre-emptive or other subscription rights.

Classification of the Board of Directors

The Atlantic International Charter divides the Atlantic International board of directors into three classes, as nearly equal in number as possible, with staggered three-year terms. Under the Atlantic International Charter and Atlantic International Bylaws, any vacancy on the Atlantic International board of directors, including a vacancy resulting from an enlargement of the Atlantic International board of directors, may be filled only by the affirmative vote of a majority of the Atlantic International directors then in office, even though less than a quorum of the board of directors.

Stock Exchange Listing

The Atlantic International common stock is listed on the Nasdaq Global Market under the symbol “ATLN.” In connection with the Merger, Atlantic International intends to submit a listing of additional shares for the Staffing 360 shareholders on Nasdaq Global Market.

Warrants

Legacy Atlantic International Warrants

Atlantic International has outstanding warrants to purchase an aggregate of 95,777 shares of its common stock, with a weighted average exercise price of $170.38 per share that were scheduled to expire between January 30, 2024 and August 26, 2026.

Legacy Staffing 360 Warrants

At the effective time of the Merger, each outstanding warrant to purchase shares of common stock of Staffing 360 that has not been exercised prior to the closing of the Merger will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become a warrant to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such warrant multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed warrant to purchase Staffing 360 common stock will be equal to the exercise price per share of the warrant to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

The following is a description of the material terms of the classes of warrants of Atlantic International following the consummation of the Merger. However, share amounts underlying the warrants and related exercise price disclosed below do not reflect the application of the Exchange Ratio, which is necessary to determine the number of shares of Atlantic International common stock which the holder would be entitled to receive as a result of the Merger. Following the consummation of the Merger, Atlantic International will have warrants to purchase up to 116,264 shares of Atlantic International common stock in connection with outstanding Staffing 360 warrants described below to be assumed by Atlantic International at the effective time of the Merger.

Jackson Warrants

In connection with the Third Amended and Restated Note Purchase Agreement, dated as of October 27, 2022, Staffing 360 (i) issued to Jackson Investment Group, LLC (“Jackson”) five year warrants to purchase up to an aggregate of 2,434 shares of Staffing 360 common stock at an exercise price of $30.60 per share, which expire on October 27, 2027, and (ii) amended certain existing warrants held by Jackson to purchase up to an aggregate of 1,510 shares of common stock such that the exercise price was reduced from $600.00 per share to $30.60 per share, and the expiration date of such warrant was extended from January 26, 2026 to October 27, 2027.

December 2021 Offerings

On December 23, 2020, and December 30, 2020, Staffing 360 entered into an underwriting agreement and a securities purchase agreement in an underwritten offering and a registered direct offering, respectively, for the offer and sale of certain securities. In connection with the aforementioned transactions, Staffing 360 issued to H.C. Wainwright & Co., LLC (“Wainwright”) or its designees as compensation in connection with such offerings, warrants to purchase up to 605 and 335 shares of Staffing 360 common stock at exercise prices of $491.30 and $450.00 and expiration dates of December 29, 2025, and December 30, 2025, respectively.

February 2021 Offering

On February 9, 2021, Staffing 360 announced the pricing of a public offering, which closed on February 12, 2021. In connection with the offering, Staffing 360 issued to Wainwright or its designees as compensation in connection with the offering, warrants to purchase up to 1,823 shares of Staffing 360 common stock at an exercise price of $675.00 per share and an expiration date of February 12, 2026.

April 2021 Offering

On April 21, 2021, Staffing 360 entered into a securities purchase agreement with the investors named therein in a registered direct offering for the offer and sale of certain securities. In connection with the offering, Staffing 360 issued to Wainwright or its designees as compensation in connection with the offering, warrants to purchase up to

981 shares of Staffing 360 common stock at an exercise price of $675.00 per share and an expiration date of April 21, 2026. Additionally, in connection with such offering, there remain outstanding warrants to purchase up to 4,447 shares of Staffing 360 common stock at an exercise price of $360.00 per share and an expiration date of October 23, 2026.

July 2021 Offering

On July 20, 2021, Staffing 360 entered into a securities purchase agreement with the investors named therein in a registered direct offering for the offer and sale of certain securities. In connection with the offering, Staffing 360 issued to Wainwright or its designees as compensation in connection with the offering, warrants to purchase up to 1,651 shares of Staffing 360 common stock at an exercise price of $431.25 per share and an expiration date of October 23, 2026. Additionally, in connection with such offering, there remain outstanding warrants to purchase up to 4,500 shares of Staffing common stock at an exercise price of $380.00 per share and an expiration date of October 23, 2026.

August 2021 Offerings

On August 5, 2021, and August 22, 2021, Staffing 360 entered into securities purchase agreements with the investors named therein in registered direct offerings for the offer and sale of certain securities. In connection with the aforementioned transactions, we issued to Wainwright or its designees as compensation in connection with such offerings, warrants to purchase up to 1,040 and 1,023 shares of Staffing 360 common stock, with exercise prices of $330.31 and $262.50 and expiration dates of August 9, 2026, and August 24, 2026, respectively. Additionally, in connection with such offering, there remain outstanding warrants to purchase up to 2,839 and 2,409 shares of Staffing 360 common stock at an exercise price of $258.00 and $204.00 per share, respectively, and expiration dates of August 9, 2026, and August 24, 2026, respectively.

October/November 2021 Private Placement

On October 28, 2021, Staffing 360 entered into a securities purchase agreement with the investors named therein in a private placement for the offer and sale of certain securities. In connection with the private placement, Staffing 360 issued to Wainwright or its designees as compensation in connection with the offering, warrants to purchase up to 3,515 shares of Staffing 360 common stock at an exercise price of $246.88 per share and an expiration date of November 1, 2026. Additionally, in connection with such private placement, there remain outstanding warrants to purchase up to 26,584 shares of Staffing common stock at an exercise price of $185.00 per share and an expiration date of November 1, 2026.

July 2022 Private Placement

On July 1, 2022, Staffing 360 entered into a securities purchase agreement with the investors named therein in a private placement for the offer and sale of certain securities. In connection with the private placement, Staffing 360 issued to Wainwright or its designees as compensation in connection with the offering, warrants to purchase up to 4,936 shares of Staffing 360 common stock at an exercise price of $76.25 per share and an expiration date of January 1, 2028. Additionally, in connection with such private placement, there remain outstanding warrants to purchase up to 21,957 shares of Staffing 360 common stock at an exercise price of $58.40 per share and an expiration date of January 1, 2028.

February 2023 Offering

On February 7, 2023, Staffing 360 entered into a securities purchase agreement with the investors named therein for the offer and sale of certain securities in a public offering. In connection with the public offering, Staffing 360 issued to Wainwright or its designees as compensation in connection with the offering, warrants to purchase up to 14,136 shares of Staffing 360 common stock at an exercise price of $33.165 per share and an expiration date of February 7, 2028.

Options

At the effective time of the Merger, each outstanding option to purchase Staffing 360 common stock that is outstanding and has not been exercised prior to the closing of the Merger, whether or not vested, will be assumed by Atlantic International, subject to certain terms contained in the Merger Agreement, and become an option to purchase a number of shares of the Atlantic International common stock equal to the number of shares of Staffing 360 common stock underlying such option multiplied by the Exchange Ratio, and the exercise price for each share of Atlantic International common stock underlying an assumed option to purchase Staffing 360 common stock will be equal to the exercise price per share of the option to purchase Staffing 360 common stock in effect immediately prior to the completion of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

Following the consummation of the merger, Atlantic International will have options to purchase up to 6,151 shares of Atlantic International common stock in connection with outstanding Staffing 360 stock options to be assumed by Atlantic International at the effective time of the Merger.

Anti-Takeover Effects of Provisions of the Atlantic International Certificate of Incorporation and the Atlantic International Bylaws

Some provisions of Delaware law, the Atlantic International Charter and the Atlantic International Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

Atlantic International will be subject to Section 203 of the DGCL. Section 203 generally prohibits a publicly traded corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•        prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•        at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•        any merger or consolidation involving the corporation and the interested stockholder;

•        any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•        subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•        subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•        the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•        the owner of 15% or more of the outstanding voting stock of the corporation;

•        an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•        the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

The Atlantic International Charter and Atlantic International Bylaws do not exclude Atlantic International from the restrictions of Section 203. Atlantic International anticipates that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Undesignated Preferred Stock

The ability of the Atlantic International board of directors, without action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

The Atlantic International Bylaws provide that a special meeting of stockholders may be called only by the Atlantic International chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Atlantic International Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

The Atlantic International Charter and Atlantic International Bylaws do not allow stockholders to act by written consent without a meeting.

Removal of Directors

The Atlantic International Charter provides that no member of the Atlantic International board of directors may be removed from office by the Atlantic International stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of outstanding voting stock of Atlantic International then entitled to vote in the election of directors.

Staggered Board

The Atlantic International Charter provides for a staggered board of directors whereby directors serve staggered three-year terms.

Stockholders Not Entitled to Cumulative Voting

The Atlantic International Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Choice of Forum

The Atlantic International Charter provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware Statutory or Common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or the Atlantic International stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The Atlantic International Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences to our stockholders.

Amendment Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66⅔ of the total voting power of all of our outstanding voting stock.

The provisions of the DGCL, the Atlantic International Charter and the Atlantic International Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Preferred Stock

As the date of this proxy statement/prospectus, we have no shares of our preferred stock outstanding, but our board of directors is authorized, without further action by the stockholders, to create and issue one or more series of preferred stock and to fix the rights, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•        the number of shares constituting the series and the distinctive designation of the series;

•        the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

•        whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•        whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

•        whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

•        whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

•        the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Although we presently have no plans to issue any shares of preferred stock upon completion of the Merger, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP will pass upon the validity of the shares of Atlantic International common stock offered hereby. Certain U.S. federal income tax consequences relating to the transactions will be passed upon for Staffing 360 by Haynes and Boone, LLP.

EXPERTS

The financial statements of Lyneer Investments, LLC and subsidiaries as of and for the periods ended December 31, 2023 and 2022 incorporated in this proxy statement/prospectus by reference, to Atlantic International’s Current Report on SEC Form 8-K dated June 18,2024 and filed with the SEC on June 25, 2024, have been audited by RBSM, LLP, an independent registered public accounting firm and set forth in their report and as included in reliance upon such report, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Staffing 360 Solutions, Inc. appearing in Staffing 360 Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 30, 2023 and December 31, 2022, have been audited by RBSM LLP, independent registered public accounting firm to the Company, as set forth in its report thereon and included therein, and Baker Tilly US, LLP, previous independent registered public accounting firm to the Company. Such consolidated financial statements are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF ATLANTIC INTERNATIONAL COMMON STOCK

Security Ownership of Atlantic International Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Atlantic International’s common stock as of the Record Date and following the Merger by (i) each of the persons who serves as one of its directors or executive officers, (ii) all of the persons who serve as directors and executive officers of Atlantic International as a group (iii) each executive officer of Staffing 360, and (iv) each person who is known by us who will beneficially own more than 5% of our common stock following the Merger.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this proxy statement/prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. The applicable percentage ownership before this offering is based on 62,241,187 shares of common stock that are outstanding on January 22, 2025, and includes the 4,586,173 shares of our common stock held in escrow to satisfy potential claims of our pre-Merger stockholders due to our cancellation of the stock dividend contemplated by the Merger Agreement as originally executed and approximately 75,843,000 shares of common stock expected to be outstanding post Merger.

Name and Address of Beneficial Owner	Number of Shares		Percentage Ownership Pre-Merger	Post-Merger(1)
Executive Officers and Directors
Prateek Gattani	26,723,729	(1)	42.9%	35.3%
Robert B. Machinist(3)	728,814		1.2%	1.0%
Jeffrey Jagid(3)	6,521,025		10.5%	8.6%
Christopher Broderick(3)	2,581,408		4.1%	3.4%
Michael Tenore(3)	1,578,865		2.5%	2.0%
Jeff Kurtz(3)	161,290	(4)	*	*
David Solimine(3)	161,290	(4)	*	*
David Pfeffer(3)	162,820	(5)	*	*
All directors and executive officers as a group (8 persons)	34,579,043		55.6%	45.7%
Senior Management of Staffing 360
Brendan Flood	1,297,611	(6)	-0-	1.7%
Alicia Barker	1,268,165	(7)	-0-	1.7%
5% or Greater Shareholders
IDC Technologies, Inc. 920 Hillview Court, Suite 250 Milpitas, California 95035	25,423,729	(8)	40.8%	33.6%
Jackson Investment Group, LLC 2655 Northwinds Parkway Alpharetta, Georgia	5,649,683	(9)	-0-	9.1%
Former Holders of Series H Preferred Stock	3,500,000	(10)	-0-	4.6%
Andrew Bressman(3)(11)	5,946,272		9.6%	7.8%
Pequod Consulting LLC(12) Hankins Waterfront Plaza, Suite 556 Main Street, Charlestown Nevis	4,301,012		6.9%	5.7%
Raymond and Katrina Jones, JT 12 Wergs Hau Road, Wolverhampton, West Midlands, WV69DA United Kingdom	3,302,870		5.3%	4.4%

____________

*        Represents ownership of less than one (1%) percent.

(1)      There are expected to be approximately 75,843,000 shares issued and outstanding based on there being 62,241,187 shares currently issued and outstanding 1,975,773 shares to be issued to Staffing 360 stockholders; 2,526,040 shares to be issued to Staffing 360 senior management, and an aggregate of 9,100,000 shares of common stock to be issued to lenders of Staffing 360. Does not include (i) an aggregate of an aggregate of 116,264 shares of Atlantic common stock issuable upon the exercise of certain outstanding warrants of Staffing 360 to be assumed by Atlantic International at the effective time of the Merger to become warrants to purchase shares of Atlantic International common stock, (ii) an aggregate of 6,151 shares of Atlantic International common stock issuable upon the exercise of certain outstanding stock options of Staffing 360 to be assumed by Atlantic International at the effective time of the Merger to become stock options to purchase shares of Atlantic International common stock, and (iii) Pro Rata Shares, if any, to be issued to Jackson Investment Group, LLC.

(2)      As the Chief Executive Officer and sole shareholder of IDC, Mr. Gattani has the power to vote and dispose of the 25,423,729 shares held by IDC. However, as per note (10) below, these shares are subject to foreclosure proceedings. Mr. Gattani holds 1,3000,000 shares of common stock issued upon the issuance of RSUs. The address of Mr. Gattani is c/o IDC Technologies, Inc. (IDC), 920 Hillview Court, Suite 250, Milpitas, California 95035.

(3)      The address of this person is c/o Atlantic International Corp., 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632.

(4)      Consists of 161,290 RSUs. The address of this person is c/o Atlantic International Corp., 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632.

(5)      Includes (i) 500 shares of common stock, (ii) 1,030 shares of common stock issuable upon the exercise of currently exercisable stock options and (iii) 161,290 RSUs granted as directors fees that will vest on a monthly basis starting July 18, 2024.

(6)      Include 34,591 shares issuable upon exchange of 28,778 shares of Staffing 360, as well as 1,263,020 shares of Atlantic International common stock issuable under his amended employment contract.

(7)      Includes 5,145 shares issuable upon exchange of 4,280 shares of Staffing 360, as well as 1,263,020 shares of Atlantic International common stock issuable under her amended employment contract.

(8)      These shares were issued to IDC upon consummation of the Lyneer Merger as merger consideration. These shares are subject to a pledge agreement entered into with the lender under the Term Note. IDC is in default under the Term Note. The lenders under the Term Note are able to foreclose upon IDC’s equity interest in our company, which would result in a change in control of our company.

(9)      Includes 37,391 of common stock owned and outstanding warrants to purchase up to 3,942 shares of common stock issuable upon the exercise of certain warrants issued to Jackson and exercisable within 60 days of this proxy statement/prospectus. Additionally includes 5,600,000 shares of Atlantic International common stock will be issued to Jackson Investment Group. LLC, or its designees (“Jackson”) upon the completion of the Merger pursuant to the terms and conditions of a Conversion Agreement and Waiver (the “Conversion Agreement”). Under the Conversion Agreement Jackson will convert approximately $10.1 million of indebtedness and waive all accrued interest into 5,600,000 shares of Series I Preferred Stock of Staffing 360 exchangeable for 5,600,000 shares of Atlantic International Common Stock pursuant to the terms of the Merger Agreement, however excludes any Pro Rata Shares that may be issued.

(10)    These shares shall be issued upon the completion of the Merger pursuant to the terms and condition of Series H Preferred Stock of Staffing 360.

(11)    Mr. Bressman serves as a Strategic Advisor to Atlantic International pursuant to a Consulting Agreement dated as of June 18, 2024, with SAB Management LLC, of which Mr. Bressman is Manager.

(12)    These shares were issued to Pequod Consulting LLC (“Pequod”) pursuant to a Consulting Agreement dated June 17, 2024 with Atlantic International.

CERTAIN BENEFICIAL OWNERS OF STAFFING 360 COMMON STOCK

To Staffing 360’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Staffing 360 common stock as of the Record Date, and with respect to:

•        each person known by Staffing 360 to be the beneficial owner of more than 5% of Staffing 360’s voting securities;

•        each member of the Staffing 360 board of directors;

•        each named executive officer of Staffing 360; and

•        the members of the Staffing 360 board of directors and Staffing 360’s executive officers as a group.

Staffing 360 has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Staffing 360 believes, based on the information furnished to Staffing 360, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Staffing 360 common stock that they beneficially own, subject to applicable community property laws.

For purposes of this table, the Staffing 360 “named executive officers” are the executive officers of Staffing 360 appearing in Staffing 360’s last proxy statement.

Applicable percentage ownership and voting power is based on 1,643,738 shares of Staffing 360 common stock outstanding and 9,000,000 shares of Series H Preferred Stock outstanding as of the Record Date. Staffing 360 has deemed shares of Staffing 360 common stock subject to warrants or options that are currently exercisable or exercisable within 60 days following the Record Date to be considered outstanding and beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Staffing 360 did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

At the close of business on the Record Date, directors and executive officers of Staffing 360 beneficially owned and were entitled to vote approximately 177,430 shares of Staffing 360 common stock, collectively representing 11.49% of the shares of Staffing 360 common stock outstanding as of the Record Date.

Security Ownership of Staffing 360 Directors and Executive Officers

Unless otherwise noted below, the address of each beneficial owner listed in the table below is c/o Staffing 360 Solutions, Inc., 757, Third Avenue, 27th Fl., New York, NY 10017.

Name of Beneficial Owner	Address	Common Stock Beneficially Owned Pre- Merger(1)	Shares of Series H Preferred Stock Owned Pre- Merger	Percent of Common Stock Owned Pre- Merger	Percent of Series H Preferred Stock Owned Pre- Merger	Percentage of Voting Power Pre- Merger(2)	Common Stock Beneficially Owned Post- Merger(15)	Percentage of Voting Power Post- Merger
Brendan Flood(3)	757 Third Avenue, 27th Floor, New York, NY 10017	57,095	—	3.573%	—	6.5%	2.01%	2.01%
Joe Yelenic(4)	757 Third Avenue, 27th Floor, New York, NY 10017	1,621	31,050	*	*	*	*	*
Melanie Grossman	757 Third Avenue, 27th Floor, New York, NY 10017	—	—	—	—	—	—	—
Dimitri Villard(5)	8721 Santa Monica Blvd, Suite 100 Los Angeles, CA 90069	29,149	—	1.90%	—	1.86%	*	*
Nicholas Florio(6)	Citrin Cooperman & Company LLP 529 Fifth Avenue New York, NY 10017	29,204	—	1.91%	—	1.86%	*	*
Alicia Barker(7)	757 Third Avenue, 27th Floor, New York, NY 10017	31,281	—	2.04%	—	2.00%	1.96%	1.96%
Vincent Cebula(8)	757 Third Avenue, 27th Floor, New York, NY 10017	29,080	—	1.90%	—	1.86%	*	*
Directors and officers as a group (7 persons)		177,430	31,050	11.49%	*	14.981%	3.99%	3.99%

Name of Beneficial Owner	Address	Common Stock Beneficially Owned Pre- Merger(1)	Shares of Series H Preferred Stock Owned Pre- Merger	Percent of Common Stock Owned Pre- Merger	Percent of Series H Preferred Stock Owned Pre- Merger	Percentage of Voting Power Pre- Merger(2)	Common Stock Beneficially Owned Post- Merger(15)	Percentage of Voting Power Post- Merger
Greater than 5% Holders:
RScube Investment, LLC(9)	Rscube Investment, LLC 24 Hayhurst Drive Newtown, PA 18940	64,235	—	4.2%	—	4.1%	*	*
Chapel Hill Partners, L.P.(10)	Chapel Hill Partners, LP Jean-Pierre Sakey, GP 33 Bella Casa Way Clayton, NC 27527	35,002	9,000,000	2.29 *	100%	2.24 *	*	*
KLS Investments LLC(11)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	2,551	655,755	*	7.29%	*	*	*
Ausdauer HW Staffing, LLC(12)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	6,730	1,730,483	*	19.23%	*	*	*

____________

*        Represents less than 1%

(1)      Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the Record Date, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)      All shares of Series H Preferred Stock shall vote on an as-converted basis, subject to certain beneficial ownership limitations.

(3)      Includes 48,275 shares of common stock owned and options to purchase up to 5,320 shares of common stock.

(4)      Mr. Yelenic owns 31,050 shares of Series H Preferred Stock, convertible into an aggregate of approximately 121 shares of common stock.

(5)      Includes 29,098 shares of common stock held personally by Mr. Villard, 51 shares of common stock held through Byzantine Productions, Inc., for which Mr. Villard is deemed the beneficial owner with sole voting and dispositive power over the securities held by the entity, and options held by Mr. Villard to purchase up to 2 shares of common stock.

(6)      Includes 29,099 shares of common stock held personally by Mr. Florio, and 105 shares of common stock and options to purchase up to 2 shares of common stock held in the name of Citrin Cooperman, for which Mr. Florio is deemed the beneficial owner with sole voting and dispositive power over the securities held by the firm.

(7)      Ms. Barker owns 29,281 shares of common stock.

(8)      Mr. Cebula owns 29,080 shares of common stock.

(9)      Consists of 64,235 shares of common stock directly owned by RScube Investment, LLC (“Rscube”), as reported on the Schedule 13D/A filed jointly by RScube, Satvinder Singh and Anil Sharma with the SEC on September 22, 2023. Mr. Singh beneficially owns 50% of the outstanding shares of Rscube. Mr. Sharma beneficially owns the remaining 50% of the outstanding shares of Rscube. Accordingly, each of Rscube, Mr. Singh and Mr. Sharma may be deemed to beneficially own the shares owned directly by Rscube.

(10)    Consists of 9,000,000 shares of Series H Preferred Stock, convertible into an aggregate of approximately 35,002 shares of common stock. Pursuant to a voting rights agreement (the “Voting Rights Agreement”), dated as of May 18, 2022, by and among the Company, Headway Workforce Solutions, Inc., a Delaware corporation (“Headway”), Chapel Hill Partners, L.P., as the representative of all the stockholders of Headway (“Chapel Hill”) and the certain stockholders of the Series H Preferred Stock party to the Voting Rights Agreement, from the date of the Voting Rights Agreement until the third anniversary of such date, Chapel Hill (in its capacity as a stockholder) shall, among others, appear at every meeting of the stockholders, including any adjournments or postponements thereof, or otherwise cause all of the Company’s voting stock owned by Chapel Hill or issue a proxy to a third party to vote such voting stock, in favor of each matter proposed and recommended for approval by the Board. Pursuant to the Voting Rights Agreement, Chapel Hill may be deemed to hold voting power of the 9,000,000 shares of Series H Preferred Stock.

(11)    Consists of 655,755 shares of Series H Preferred Stock beneficially owned by KLS Investments LLC (“KLS”), which are convertible into an aggregate of approximately 2,551 shares of common stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(12)    Consists of 1,730,483 shares of Series H Preferred Stock beneficially owned by Ausdauer HW Staffing, LLC (“Ausdauer”), which are convertible into an aggregate of approximately 6,730 shares of common stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(13)    Consists of 648,194 shares of Series H Preferred Stock beneficially owned by Jean Neustadt, Jr. Irrevocable Trust II (the “Jean Neustadt, Jr. Trust”), which are convertible into an aggregate of approximately 2,521 shares of common stock. The shares of Series H Preferred Stock held by the Jean Neustadt, Jr. Trust is accurate to the best of the Company’s knowledge.

(14)    Consists of 914,641 shares of Series H Preferred Stock beneficially owned by Tristar Partners of Texas LP (“Tristar”), which are convertible into an aggregate of approximately 3,558 shares of common stock. The shares of Series H Preferred Stock held by Tristar is accurate to the best of the Company’s knowledge.

(15)    Does not reflect shares of Series H Preferred Stock, which will be converted into an aggregate of 35,002 shares of common stock prior to the Merger.

MANAGEMENT OF THE COMBINED COMPANY

Directors and Executive Officers

The following table sets forth the name and position of each person who is and shall remain an executive officer or director of Atlantic International upon the consummation of the Merger.

Name	Age	Position
Prateek Gattani	45	Chairman of the Board
Robert B. Machinist	71	Vice Chairman of the Board
Jeffrey Jagid	55	Chief Executive Officer and Director
Christopher Broderick	63	Chief Operating Officer and Chief Financial Officer
Michael Tenore	49	General Counsel and Secretary
Jeff Kurtz	55	Director
David Solimine	44	Director
David Pfeffer	63	Director

Prateek Gattani was elected to serve as our Chairman of the Board upon the completion of the Lyneer Merger and has been Chief Executive Officer of IDC since 2007. Mr. Gattani acquired IDC in 2007, which, in turn, acquired Lyneer in August 2021. Prior to 2007, Mr. Gattani was a resource manager at e-Solutions Incorporated. IDC, founded in India in 2003, is a major information technology company. IDC currently provides business process outsourcing, IT consulting, revenue sources and software as a service (SaaS). According to Forbes India (August 2022), IDC ranks in the 95th percentile market share and had three-year growth of 488% from 2020 to 2022. IDC is headquartered in Milpitas, California and has offices throughout the world. IDC is a multinational technology company that provides the highest level of knowledge and experience to assist its customers to redesign and recreate their ventures in order to stay in the competition in the changing business environment. IDC’s ability to know the business and personal environment of its clients helps them to provide tailored services according to the areas of operation, in the fields of innovation, as well as in culture. We believe Mr. Gattani’s business and financial experience in the staffing business, and his vision for future operations, gives him the qualifications and skills to lead us following the Merger as Chairman of the Board.

Robert B. Machinist was elected to serve as our Vice Chairman of the Board upon the completion of the Lyneer Merger. He has served as Chairman of the Board of Atlantic since its formation in October 2022. He previously served as Chief Executive Officer and Chairman of the Board of Troika Media Group (Nasdaq: TRKA) from March 2018 until May 2022. Mr. Machinist has extensive experience both as a principal investor/operator in a broad range of businesses as well as an owner-operator of diversified investment banking operations. He has been the Vice Chairman of Pyrolyx A.G. (S26.DU), the first environmentally-friendly and sustainable method of recovering high-grade carbon black from end-of-life-tires. Most recently, he has been Chairman and an original founding Board member of CIFC Corp. (Nasdaq: CIFC), a publicly-listed credit manager with over $14.0 billion of assets under management, which was sold in December 2016. In addition, he has been Chairman, Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions, which was sold to Houlihan Lokey in 2016. He has also been a partner of Columbus Nova, a leading private investment fund. He runs a private family investment company, the activities of which include The Collectors Car Garage and a number of real estate development businesses.

Mr. Machinist previously served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. Mr. Machinist was also previously president and one of the principal founders of Patricof & Co. Capital Corp. (APAX Purchasers) and its successor companies.

He is currently Vice-Chairman of the Maimonides Medical Center, serves on its Board of Directors, is Chairman of its Investment Committee and a member of its various other Board of Overseers for the Albert Einstein College of Medicine. Most recently, he has been Chairman of the American Committee for the Weizmann Institute of Science as well as a member of its Board of Directors and presently serves on its International Board of Governors and its Executive Committee. He has been a trustee and Vice Chairman of Vassar College, a member of its Executive Committee, and one of three trustees responsible for managing the College’s Endowment. He is currently a board member of ECD Autodesign (Nasdaq: ECDA).

Mr. Machinist earned a Bachelor of Arts in Philosophy and Chemistry from Vassar College in Poughkeepsie, New York. He undertook graduate work in biochemistry at the Weizmann Institute of Science in Rehovot, Israel. We believe Mr. Machinist’s broad entrepreneurial, financial and business expertise and his experience with growth companies give him significant qualifications and skills to serve as Vice Chairman of our board of directors following the Merger.

Jeffrey Jagid was elected to serve as our Chief Executive Officer and a Director upon completion of the Lyneer Merger. He has served as CEO of Atlantic since February 1, 2023. He is a results-producing business executive with a strong track record of optimizing revenue and profitability within a global organization. He has demonstrated success building and leading businesses at all stages of growth.

Prior to joining Atlantic, Mr. Jagid was a director of ThinkEco Inc. since 2014 and became that company’s Chairman and Chief Executive Officer in 2017. Prior to joining ThinkEco, Mr. Jagid held various management positions at I.D. Systems, Inc. (Nasdaq: IDSY), including Chief Executive Officer and Chairman of the Board of Directors. Under Mr. Jagid’s leadership, I.D. Systems was named by Deloitte as one of North America’s fastest growing technology companies in 2005, 2006 and 2012. During his tenure at I.D. Systems, Mr. Jagid was named as a finalist for the Deloitte Entrepreneur of the Year award. Under Mr. Jagid’s leadership, I.D. Systems became a leading global provider of wireless IoT based technology solutions for securing, managing, and tracking high-value enterprise assets. He has been awarded 14 patents in wireless communications, mobile data, asset tracking, and connected car technology. Among his other achievements, he led that company’s initial public offering, as well as several other capital raises totaling nearly $100,000,000.

From 2001 to June 2014, Mr. Jagid also served on the board of directors of Coining Technologies, Inc., a privately-held company in the coining, forming, drawing, and piercing of specialty metals, mass-producing close-tolerance complex parts quickly and cost-effectively.

Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. He is member of the Bar of the States of New York and New Jersey.

Christopher Broderick was elected to serve as our Chief Financial Officer upon the completion of the Lyneer Merger. He has served as Chief Operating Officer and Chief Financial Officer of Atlantic since February 1, 2023. From July 2017 until June 8, 2022, he served as Chief Operating Officer of Troika Media Group (“Troika”). On December 7, 2023, Troika and certain of its subsidiaries filed voluntary petitions under Chapter 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of New York. From March 27, 2015 until October 2016, he was Chief Operating Officer and Interim Chief Financial Officer. Prior thereto, he had served as Chief Operating Officer of Signal Point Holdings Corp. (SPHC) from October 17, 2012. Mr. Broderick has 30 years of experience in the telecommunications industry and was responsible for that company’s domestic network operations of wired and wireless topologies, supporting voice, data, internet products and services. He was also the operational leader for the development and build-out of SPHC’s continued network expansion. Prior to joining SPHC, Mr. Broderick served as Senior Director of Business Client Services for FairPoint Communications from 2008 to 2011. Mr. Broderick was responsible for Retail Business segment, outside sales support, billing, and SMB sales across Northern New England. Previously, Mr. Broderick served as Chief Operating Officer and Vice President of Operations at IntelliSpace and Wave2Wave from February 2000 to January 2008. Mr. Broderick was responsible for the design, implementation and day-to-day U.S. and U.K. operations of that company.

Mr. Broderick spent the majority of his career at New York Telephone, NYNEX, and Bell Atlantic where he was highly successful in the management of all facets of the telephone company’s Field Operations, Central Offices and outside plant facilities in New York City business districts. He also led sales and support “mega” call-center operations, for complex business accounts. In addition to his technical background, Mr. Broderick has an extensive education in quality process management, systems efficiency and design. He has utilized his extensive background to help build SPHC into one of the most reliable “Converged Networks” in the USA. Atlantic determined that Mr. Broderick’s 30 years of particular knowledge and experience in the telecommunications industry, and his position with SPHC, strengthens the Board’s collective qualifications, skills and experience.

Michael Tenore was elected to serve as our General Counsel and Secretary upon the completion of the Lyneer Merger. He has served as General Counsel of Atlantic since March 2023. He was first appointed General Counsel, and Vice President of Regulatory Affairs for Troika in March 2015. In July 2017, Mr. Tenore was elected Corporate Secretary. He served in those positions until March 31, 2023. On December 7, 2023, Troika and certain of its subsidiaries filed voluntary petitions under Chapter 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of New York. Prior to joining Troika in March 2015 upon the merger with Signal Point Holdings Corp., he held various legal and regulatory positions, including General Counsel, at RNK, Inc. a regional telecommunications carrier. Mr. Tenore is a member of the adjunct staff of Suffolk University Law School and belongs to the Federal Communications Bar Association and the Association of Corporate Counsel. Mr. Tenore received his B.A. in Communications from Emerson College and his J.D. from Suffolk University Law School both degrees with Latin Honors. Mr. Tenore has been on the board of directors for youth hockey and charitable organizations for the past 10 years.

Jeff Kurtz was be elected to our board of directors upon the completion of the Lyneer Merger. Since 1991, he has been the President of The Kamson Corporation, which currently owns and operates over 100 investment properties in the Northeast. Currently, he oversees extensive rehabilitation projects among over 100 projects and is presently involved in several building projects consisting of multifamily apartments, hi-rise buildings, and mixed-use properties which have retail and apartment components. In the past, Mr. Kurtz has built multifamily units for sale along with other building projects. Mr. Kurtz personally owns or is a general partner and/or manages, through the Kamson Corporation, a New Jersey corporation, 14,000+ apartments, in addition to office buildings and shopping centers. A graduate of the University of Miami, Mr. Kurtz is a member of the 1987 National Championship Football Team at the University of Miami. He continues as an active member of the university alumni. For the past 20 years, Mr. Kurtz has been on the Board of the Hope & Heroes Children’s Cancer Fund golf event and chairs this outing each year.

We believe Mr. Kurtz’s broad entrepreneurial, financial and business expertise and his experience give him the qualifications and skills to serve as a director of our company following the Merger.

David Solimine was elected to our board of directors upon the completion of the Lyneer Merger. Mr. Solimine is the President & Chief Executive Officer of Kore Insurance Holdings, LLC., a privately-owned high-volume insurance agency established in 2012 with offices in New Jersey and Florida. He plays an integral part in providing a competitive insurance product with the utmost level of professional service to meet client satisfaction in all aspects. Prior thereto, from 2001-2008, Mr. Solimine was a principal, as well as the President of Sales and Marketing for EMAR Group, Inc., when it was acquired by Wells Fargo Insurance Services. Thereafter, while at Wells Fargo, he remained the largest Insurance Sales Producer on the East Coast for many consecutive years. He also served as Head of Marketing for Princeton Securities from 1999-2001. Mr. Solimine holds a Bachelor of Science in Business/Economics from Brown University. He is Property and Casualty Insurance Licensed throughout the United States.

We believe Mr. Solimine’s extensive business and financial experience in the insurance industry, in particular dealing with employment related issues, makes him qualified to serve on our board of directors following the Merger.

David Pfeffer has served as a member of our board of directors since September 2018 and is currently our Audit Committee Chairman. He retained these positions upon the completion of the Lyneer Merger. Mr. Pfeffer has over 30 years of experience in diverse roles in financial services; leading companies, developing and executing strategy, building businesses up from the ground floor and driving innovation to grow in today’s ultra-competitive and dynamic global economy. Mr. Pfeffer is currently CEO of Brick Citi Capital, LLC, an investment services and business advisory firm founded in 2019. Previously, he was Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager, from 2004 to 2019. He was a Management Director on the Oppenheimer Funds, Inc. board and President of Oppenheimer Funds Harbourview Asset Management. From 2009 to 2019, Mr. Pfeffer served as an Independent Director at ICI Mutual Insurance Co., including a role as Audit Committee Chairman. From 2000 to 2004, Mr. Pfeffer worked as Institutional Chief Financial Officer and Director at Citigroup Asset Management. Mr. Pfeffer was at J.P. Morgan from 1984 to 2000, where he gained significant international experience serving as Chief Financial Officer and Director of JPM Brazil for five years in São Paulo and supported JPM’s international businesses during his 16 year tenure there. Mr. Pfeffer worked as a public accountant at Ernst & Whinney from 1981 to 1984. Mr. Pfeffer is a Certified Public Accountant, a Chartered Global Management Accountant and has his FINRA Series 99 Operations Professional license. He graduated Cum Laude from the University of Delaware with a B.S. in Accounting.

We believe Mr. Pfeffer’s experience in corporate governance and capital markets qualifies him to continue to serve on our board of directors following the Merger.

Senior Management

Name	Age	Position
Todd McNulty	55	Chief Executive Officer of Lyneer Staffing Solutions LLC
James Radvany	63	Chief Financial Officer of Lyneer Staffing Solutions LLC

Todd McNulty has served and continues to serve as Chief Executive Officer of Lyneer Staffing Solutions LLC. Mr. McNulty studied Business Administration and Marketing at York College of Pennsylvania. After college in 1990, Mr. McNulty started his career as a Marketing Representative for the Players Club International at Resorts Casino in Atlantic City. In August 1992, Mr. McNulty relocated back home to Central NJ and began a 30-year staffing career. Mr. McNulty worked for Staffing Alternatives, a New Jersey four office family-owned boutique company, focusing on clerical and light industrial staffing. He led sales from 1992 to September 1997, achieving a record $5,000,000 in new sales his first year. In October 1997, Mr. McNulty joined Jim Radvany with a plan and a mission to become the Delaware Valley’s leading staffing company. He opened multiple offices and achieved robust growth and profitability within months of office openings. Throughout the years, Mr. McNulty assumed the role of Chief Executive Officer with responsibility for its current day-to-day operations and working closely with Lyneer’s Business Development Team in building brand strength and growth throughout the country.

James Radvany has served and continues to serve as Chief Finance Officer of Lyneer Staffing Solutions. Mr. Radvany is a graduate of Susquehanna University. He started his career as a CPA with Coopers and Lybrand in Philadelphia in 1982 and was promoted to Manager in four years instead of the customary six-year period. Mr. Radvany joined Romac and Associates in 1986 as a Senior Recruiting Manager for accounting and finance professionals. He was consistently one of the top producers in Lyneer’s Northeast region throughout his seven-year tenure. Mr. Radvany founded his initial staffing company in 1993 and with the addition of Todd McNulty, led Lyneer Staffing Solutions to become one of the top staffing firms in the Delaware Valley in the 1990s. Lyneer Staffing Solutions started to expand outside of the Delaware Valley in the late 1990s and grew throughout the East Coast and into the Southeast and Midwest sectors of the country. With the addition of seven West Coast branches in early 2015, Lyneer expanded into a true national staffing company. In his role as Chief Financial Officer of Lyneer, Mr. Radvany handles all accounting, acquisitions, financing, legal and insurance issues for Lyneer. He also works with Mr. McNulty in running Lyneer’s day-to-day operations. He has successfully negotiated a $55,000,000 asset-based loan, integrated some smaller acquisitions, set up a very cost-effective workers compensation insurance program and oversees a 12-person accounting and legal department.

Family Relationships between Directors

Directors are elected until their successors are duly elected and qualified. No family relationship exists between any of the directors and executive officers of Atlantic International and Staffing 360. There are no arrangements or understandings with major stockholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or member of senior management.

To our knowledge, none of the individuals who will serve as a director or executive officer of our company following the Merger has, during the past 10 years, been involved in any of the legal proceedings listed in Item 401(f) of Regulation S-K.

Executive Officers of Staffing 360 Following the Merger

Following the Merger, the management team of Staffing 360 is expected to be led by Brendan Flood as President, Alicia Barker, as Executive Vice President. In connection with the consummation of the merger and in order to accommodate the appointment of such directors and officers of the combined company, each of Mr. Flood, Ms. Barker, Joe Yelenic, Melanie Grossman, Dimitri Villard, Nicholas Florio and Vincent Cebula will tender resignations with respect to their positions as executive officers and directors, as applicable, of Staffing 360, with such resignations to become effective at or immediately prior to the effective time of Merger.

The following table lists the names and positions of the individuals who are expected to serve as executive officers of the combined company upon the completion of the Merger:

Name	Age	Position
Brendan Flood	60	Chief Executive Officer, President and Director of Staffing 360
Alicia Barker	54	Chief Operating Officer, Executive Vice President and Director of Staffing 360

Brendan Flood, Chairman, Chief Executive Officer, President and Director of Staffing 360.    Mr. Flood has been the Chairman or Executive Chairman and a Director of Staffing 360 since January 7, 2014. He assumed the role of Chairman and Chief Executive Officer (“CEO”) of Staffing 360 on December 19, 2017, and has been in the staffing industry for over 20 years. Mr. Flood joined Staffing 360 upon the sale to us of his business, Initio International Holdings Limited (“Initio”), on January 3, 2014, where he was the chairman and chief executive officer. He had previously acquired Initio as part of a management buy-out, which he led, in January 2010. Prior to Initio, Mr. Flood worked in several staffing companies, including Hudson Global Resources Inc. (“Hudson Global Resources”), which he brought to the Nasdaq National Market on April 1, 2003, as a spin-off from Monsterworldwide Inc. (“Monsterworldwide”). His experience while at Monsterworldwide included numerous M&A transactions, operational management in both London and New York, and various senior financial roles. Mr. Flood graduated from Dublin City University in Ireland with a Bachelor of Arts Degree in Accounting and Finance. Mr. Flood’s strong financial background and years of experience at major staffing firms like Monsterworldwide and Hudson Global Resources qualifies him to be the President and Chief Executive Officer and Chairman of the Board of Directors given our core business in the staffing industry. Mr. Flood has served as Chairman of the Staffing 360 Mergers and Acquisitions Committee since its inception in October 2021.

Alicia Barker, Chief Operating Officer, Executive Vice President and Director of Staffing 360.    Ms. Barker has served as a director on the Staffing 360 board of directors since April 2018 and as Executive Vice President and Chief Operating Officer of Staffing 360 since July 2018. Ms. Barker brings over two decades of extensive human resources, communication and operational expertise to her role. From July 2016 to July 2018, she served as principal and owner of Act II Consulting, providing human resources consulting and professional coaching services to individuals and corporations. From May 2014 to May 2016, Ms. Barker served as senior vice president, Human Resources at Barker, a full-service advertising agency where she led talent procurement and executive development. She also previously served on the executive team as vice president, Human Resources at Hudson North America, a global talent solutions company, as vice president, Human Resources, at Grey Group, a global advertising and marketing agency, and before that, as Human Resources Director at Icon/Nicholson, which designs, develops, and produces prepackaged computer software. Over the past several years, Ms. Barker has held positions on not-for-profit boards in her local community. Ms. Barker was also solicited to be the Campaign Manager for the Mayoral Campaign in the town of Westfield, New Jersey during the 2018 election. Ms. Barker’s educational background includes a major in Communications, a SHRM-CP Certification in HR and a Professional Coaching Certification. Ms. Barker’s extensive human resources expertise qualifies her to be a director on the Staffing 360 board of directors. Ms. Barker has served on the Staffing 360 Mergers and Acquisitions Committee since its inception in October 2021.

Independence of the Board of Directors

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

The Atlantic International board of directors has reviewed the composition of proposed board of directors of the combined company. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Robert Machinst, Jeff Kurtz, David Solimine and David Pfeffer is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that the directors who serve on our audit committee, our compensation committee and our nominating and corporate governance committee satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Oversight of Risk

Upon the consummation of the Merger, one of the key functions of the combined company’s board of directors will be informed oversight of its risk management process. The Atlantic International board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Following the Merger, the Atlantic International board of directors will have oversight responsibility relating to risks that could affect its corporate strategy, business objectives, compliance, operations, and the financial condition and performance. The Atlantic International board of directors focuses its oversight on the most significant risks facing us and, on our processes, to identify, prioritize, assess, manage and mitigate those risks. The Atlantic International board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While the Atlantic International board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the combined company.

Board Committees

Effective upon the consummation of the merger, the combined company (i) will continue to have the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee and (ii) will adopt amended written charters for each of these committees, which will comply with the applicable requirements Nasdaq. Copies of the charters for each committee will be available on the investor relations portion of the combined company’s website. The composition and function of each committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Audit Committee

The Atlantic International audit committee (the “audit committee”) following the Merger will consist of David Pfeffer, who is the chair of the committee, and Jeff Kurtz and David Solimine. The Atlantic International board of directors has determined that each of the members of our audit committee will satisfy the Nasdaq Marketplace Rules and SEC independence requirements. The functions of the audit committee include, among other things:

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•        reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•        reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•        reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

The Atlantic International board of directors has determined that David Pfeffer qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. In making this determination, the Atlantic International board of directors has considered Mr. Pfeffer’s extensive financial experience and business background. Both of Atlantic International’s independent registered public accounting firm and management periodically meets privately with our audit committee.

The audit committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the audit committee charter is available on Atlantic International website at www.atlantic-international.com.

Compensation Committee

The compensation committee of Atlantic International (the “compensation committee”) following the Merger will consist of Jeff Kurtz, who is the chair of the committee, and David Solimine. Our Board has determined that each of the members of our compensation committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•        reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

•        reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•        reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•        reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

•        preparing the report that the SEC requires in our annual proxy statement.

None of Atlantic International’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee has been at any time one of our officers or employees.

The compensation committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. A copy of the compensation committee charter is available on our website at www.atlantic-international.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of Atlantic International following the Merger will consist of David Solimine, who will be the chair of the committee, and Jeff Kurtz and Prateek Gattani. The Atlantic International board of directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•        evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;

•        evaluating, nominating and recommending individuals for membership on our board of directors; and

•        evaluating nominations by stockholders of candidates for election to our board of directors.

The nominating and corporate governance committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. A copy of the nominating and corporate governance committee charter is available on our website at www.atlantic-international.com.

Director Nominations Process

Code of Ethics

The Atlantic International board of directors has adopted a written code of conduct that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code is posted on Atlantic International’s website, which is located at www.seqll.com.

Anti-Hedging Policy

No Director, officer or employee of Atlantic International or its Subsidiaries or, to the extent practicable, any other person (or their associates) in a special relationship (within the meaning of applicable securities laws) with Atlantic International, may, at any time, purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds that are based on fluctuations of Atlantic International’s debt or equity instruments and that are designed to or that may be reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of Atlantic International.

Any violation of this Policy will be regarded as a serious offence. Anyone violating this Policy will be subject to disciplinary action which may include, but is not limited to, termination of employment and/or restrictions on future participation in Atlantic International’s incentive equity plans. This policy may be amended by the Board from time to time. Changes to this policy will be communicated to all persons to whom this Policy applies.

Compensation Committee Interlocks and Insider Participation

The Atlantic International compensation committee currently consists of Jeff Kurtz, as Chairman and David Solimine. During the year ended December 31, 2023, and until the Lyneer Merger our Compensation Committee consisted of Douglas Miscoll, David Pfeffer, and Dr. Patrice M. Milos. None of the foregoing persons was an officer or employee of the registrant; nor a former office of the registrant, or had a relationship requiring disclosure by the registrant. There were no disclosable relationships that existed during 2023 or the current fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to Atlantic International’s executive officers as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
Daniel Jones	4,460	—	$98.40	9/5/2028	—	$—
Daniel Jones	2,396	2,604	$69.20	1/13/2032	—	—

Employment and Consulting Agreements

Consulting Agreement with Robert Machinist

Upon the closing of the Lyneer Merger, Robert Machinist entered into a one-year consulting agreement with our company as Executive Vice Chairman of the Board. Mr. Machinist’s consulting fee is $180,000 per annum. Mr. Machinist will receive a $100,000 transaction bonus following the completion of the Lyneer Merger. Mr. Machinist is eligible for discretionary annual bonuses as determined by the compensation committee of our board of directors.

If the consulting agreement is terminated for any reason other than for Cause (as defined) or if Mr. Machinist voluntarily terminates his consulting engagement for any reason, he will be entitled to full benefits and all previously-granted restricted stock, restricted stock units and warrants will immediately vest. He will be entitled to six months of severance payments of his base salary upon termination, in equal monthly installments, other than for Cause. For Cause, he will be entitled to three months of severance paid in three equal monthly installments, and all unvested restricted stock, restricted stock units and warrants then held by Mr. Machinist will be forfeited.

Employment Agreement with Jeffrey Jagid

Upon the closing of the Lyneer Merger, Jeffrey Jagid entered into an employment agreement with our Company as Chief Executive Officer. The agreement is for a term of five years with an additional one-year extension unless terminated by either party upon 90 days written notice prior to the end of the initial term. Mr. Jagid’s base salary is $500,000 per annum. Mr. Jagid is entitled to a true-up payment in an amount equal to the pro-rated difference between his salary of $120,000 per year under his employment contract dated February 1, 2023 with Atlantic and $500,000 per annum. Mr. Jagid is eligible to receive an annual bonus in an amount equal to his base salary for every year commencing in 2023. The bonus will be predicated upon our recording a minimum of $250,000,000 in revenues. Mr. Jagid will also be paid a $200,000 transaction bonus as a result of the closing of the Lyneer Merger and he will be paid additional transaction bonuses in the amount of $100,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000, including the Staffing 360 Merger. He is also eligible for an annual discretionary bonus to be set by the compensation committee of our board of directors.

If we terminate the employment agreement for any reason other than Cause (as defined), all of Mr. Jagid’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Jagid will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if we are on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Jagid, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Jagid is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Jagid’s non-vested equity will immediately vest in full, and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with our company. Mr. Jagid will be subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if termination is for Cause, and six months if termination is for any other reason. He will be subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if he is terminated for any other reason. He will also be covered under our directors and officers liability insurance for up to one year from termination of his employment.

Employment Agreement with Christopher Broderick

Upon the closing of the Lyneer Merger, Christopher Broderick entered into an employment agreement with our company as Chief Financial Officer. The employment agreement is for three years with an additional one-year extension unless terminated by either party upon 90 days’ written notice prior to the end of the initial term. Mr. Broderick’s base salary is $300,000 per annum. He is also entitled to a true-up payment equal to the pro-rated difference between his salary of $120,000 per year under his employment agreement dated February 1, 2023 with Atlantic and $300,000 per annum. Mr. Broderick will be eligible to receive a yearly bonus equal to his annual base salary for every year commencing in 2023. The bonus will be predicated upon our recording a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Broderick will also be paid a $150,000 transaction bonus as a result of the closing of the Lyneer Merger and he will be paid additional transaction bonuses in the amount of $75,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000 including the Staffing 360 Merger. He also will be eligible for an annual discretionary bonus to be set by the compensation committee of the board of directors.

If we terminate the employment agreement for any reason other than Cause (as defined), all of Mr. Broderick’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Broderick will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if we are on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Broderick, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Broderick is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Broderick’s non-vested equity will immediately vest in full, and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with our company. Mr. Broderick will be subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if termination is for Cause, and six months if his termination is for any other reason. He will be subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if he is terminated for any other reason. He will also be covered under our directors and officers liability insurance for up to one year from termination of employment.

Employment Agreement with Michael Tenore

Upon the closing of the Lyneer Merger, Michael Tenore entered into an employment agreement with our company as General Counsel and Secretary. The employment agreement is for three years with an additional one-year extension unless terminated by either party upon 90 days written notice prior to the end of the initial term. Mr. Tenore’s base salary is $300,000 per annum. He is also entitled to a true-up payment equal to the pro-rated difference between his salary of $120,000 per year under his employment agreement dated April 1, 2023 with Atlantic and $300,000 per annum. Mr. Tenore is entitled to receive an annual bonus of $100,000 for every year commencing in 2023. The bonus is predicated upon our receiving a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Tenore will also be paid a $75,000 transaction bonus as a result of the closing of the Lyneer Merger and he will be paid additional transaction bonuses in the amount of $75,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000 including the Staffing 360 Merger. He also will be eligible for an annual discretionary bonus to be set by the compensation committee of our board of directors.

If we terminate the employment agreement for any reason other than Cause (as defined), all of Mr. Tenore’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Tenore will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if we are on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Tenore, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Tenore is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Tenore’s non-vested equity will immediately vest in full and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with our company. Mr. Tenore will be subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if his termination is for Cause, and six months if termination is for any other reason. He will be subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if terminated for any other reason. He also will be covered under our directors and officers liability insurance for up to one year from termination of employment.

Employment Agreement with Todd McNulty

On June 18, 2024, Lyneer entered into a new employment agreement, with Todd McNulty to be its Chief Executive Officer. The employment agreement is for three years with successive one-year extensions unless terminated by either party upon 90 days’ prior written notice. Mr. McNulty’s current base salary is $750,000 per annum. Mr. McNulty is entitled to receive: (a) a transaction bonus of $100,000; (b) accrued compensation of $300,000 on or before June 28, 2024; (c) a 2024 Special Bonus of $1,375,000 on or before September 28, 2024; (d) an additional cash bonus of $1,375,000 on or before December 18, 2024; (e) beginning in 2024 and each fiscal year thereafter an annual bonus increasing from $100,000 to $300,000 on total revenues increasing from $350 million to $390 million, and (f) restricted stock units equal to 1% of the Company’s issued and outstanding shares of common stock. He is also eligible for an annual discretionary bonus to be set by the compensation committee of our board of directors.

In case of termination without Cause (as defined), or termination by Mr. McNulty with Good Reason (as defined), or termination upon expiration date with notice of termination/non-renewal by Lyneer, unless Lyneer provides notice of termination prior to the expiration of the Agreement in which case Mr. McNulty shall receive the severance amount. Mr. McNulty will be entitled to severance defined as: (i) in the event of a termination date on or prior to the second anniversary date of the Merger, an amount equal to 1.5 times his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits, as provided on the termination date until the end of the applicable severance term (as defined, or, at the sole discretion of Lyneer, reimburse Mr. McNulty for COBRA insurance; (ii) in the event of a termination date after the second anniversary of the Merger, an amount equal to one time his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits or COBRA insurance until the end of the applicable severance term; or (iii) in the case of non-renewal of the employment agreement by Lyneer after the initial term or any renewal term and the subsequent termination of employment within three months following such non-renewal of the employment agreement by Lyneer, an amount equal to six months of his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits or COBRA insurance. In case of termination by Lyneer with Cause or by Mr. McNulty without Good Reason, Mr. McNulty will only be entitled to accrued obligations consisting of accrued but unpaid base salary; unreimbursed expenses; accrued but unpaid benefits; and any unpaid bonus for any then completed fiscal year. Mr. McNulty is subject to one-year non-compete and non-solicitation covenants from termination of his employment.

Employment Agreement with James Radvany

On June 18, 2024, Lyneer entered into a new employment agreement with James Radvany to continue as its Chief Financial Officer. The employment agreement has a term of three years with successive one-year extensions unless terminated by either party upon 90 days’ prior written notice. Mr. Radvany’s base salary is $500,000 per annum. Mr. Radvany is entitled to the same transactions bonus, accrued compensation, 2024 Special Bonuses, annual bonuses starting in 2024, discretionary bonuses and 1% restricted stock units as Mr. McNulty is entitled to. Mr. Radvany’s employment agreement provides for the same severance provisions, non-competition and non-solicitation covenants as those in Mr. Radvany’s employment agreement discussed above. In case of termination by Lyneer with Cause or by Mr. Radvany without Good Reason, Mr. Radvany will only be entitled to accrued obligations consisting of accrued but unpaid base salary; unreimbursed expenses; accrued but unpaid benefits; and any unpaid bonus for any then completed fiscal year.

2014 Equity Incentive Plan

Our board of directors and our stockholders originally approved our 2014 Equity Incentive Plan, or the 2014 Plan, in April 2014. Our 2014 Plan allows for the grant of equity-based awards to our and our affiliates’ officers, employees, directors and key persons. On March 18, 2021, our board of directors and stockholders approved an amendment and restatement of our 2014 Plan to increase the number of shares of common stock available for equity awards under the 2014 plan to 87,500 shares.

As of December 31, 2023, a total of 87,500 shares of our common stock were authorized for issuance under our 2014 Plan, and at such date, stock grants of an aggregate of 67,845 shares had been made under the 2014 Plan. Upon the effectiveness of the Incentive Plan, no additional stock awards will be granted under our existing 2014 Equity Incentive Plan as in effect immediately prior to the consummation of the Lyneer Merger.

2023 Equity Incentive Plan

The Atlantic International Corp. 2023 Equity Incentive Plan, which is referred to herein as the “Incentive Plan,” became effective upon the consummation of the Lyneer Merger and will allow us to continue to provide equity awards as part of our compensation program, an important tool for motivating, attracting and retaining talented employees and for providing incentives that promote our business and increased stockholder value.

The following is a summary of the material features of the Incentive Plan. This summary is qualified in its entirety by the full text of the Incentive Plan, a copy of which is available at the SEC’s website, www.sec.gov.

Purpose

The purpose of the Incentive Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company following the Lyneer Merger by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Eligibility

Persons eligible to participate in the Incentive Plan will be our officers, employees, non-employee directors, and consultants and those of our subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this proxy statement/prospectus, approximately 314 individuals currently employed by, or affiliated with, Atlantic International or Lyneer are eligible to participate in the Incentive Plan, which includes four officers, approximately 300 employees who are not officers, seven non-employee directors, and three consultants.

Administration

The Incentive Plan is administered by the compensation committee of our board of directors, our board of directors or such other similar committee pursuant to the terms of the Incentive Plan. The plan administrator, is initially the compensation committee of our board of directors, has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The plan administrator may delegate to one or more of our officers, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

A number of shares of our common stock equal to 15% of the number of shares of common stock issued and outstanding, not to exceed 15% outstanding immediately following consummation of an Initial Capital Raise following the Lyneer Merger, are reserved for issuance under the Incentive Plan. Following the Lyneer Merger, we assumed Atlantic International Corp’s obligations with respect to restricted stock units granted to and held by those members of Atlantic Acquisition Corp management and certain persons who are key consultants to our company post-Lyneer Merger listed under “Management” and “Senior Management,” and it is expected that all of the shares of common stock initially reserved for issuance under the Incentive Plan will be reserved for issuance upon the vesting of such restricted stock units.

Shares underlying any awards under the Incentive Plan that are forfeited, cancelled, held back to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Incentive Plan. The payment of dividend equivalents in cash shall not count against the share reserve.

Annual Limitation on Awards to Non-Employee Directors

The Incentive Plan contains a limitation whereby the grant date value of all awards under the Incentive Plan and all other cash compensation paid by us to any non-employee director may not exceed $250,000 in any calendar year, although our board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances.

Types of Awards

The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards, or collectively, awards. Unless otherwise set forth in an individual award agreement, each award shall vest over a four-year period, with one-quarter of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

Stock Options

The Incentive Plan permits the granting of both options to purchase shares of our common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Incentive Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees and employees of our subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the Incentive Plan.

The exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the exercise price must be paid in full either in cash, check, or, with the approval of the plan administrator, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock

The plan administrator may award restricted shares of common stock subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with our company or our subsidiaries through a specified vesting period. Unless otherwise provided in the applicable award agreement, the participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units and Dividend Equivalents

The plan administrator may award restricted stock units which represent the right to receive common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with our company or our subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares of common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

A participant holding restricted stock units will have no voting rights as a stockholder. Prior to settlement or forfeiture, restricted stock units awarded under the Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of common stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, shares of common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Other Stock or Cash Based Awards

Other stock or cash based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Incentive Plan and/or cash awards made outside of the Incentive Plan. The plan administrator will have authority to determine the persons to whom and the time or times at which such awards will be made, the amount of such awards, and all other conditions, including any dividend and/or voting rights.

Changes in Capital Structure

The Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Incentive Plan, to certain limits in the Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control

Except as set forth in an award agreement issued under the Incentive Plan, in the event of a change in control (as defined in the Incentive Plan), each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (i) our continuation of such outstanding stock awards (if we are the surviving corporation); (ii) the assumption of such outstanding stock awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (iv) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (A) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (B) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (v) provide that such award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Incentive Plan or the provisions of such award; or (vi) provide that the award will terminate and cannot vest, be exercised or become payable after the applicable event.

The Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon a change in control as may be provided in the award agreement for such stock award, but in the absence of such provision, no such acceleration will occur.

Tax Withholding

Participants in the Incentive Plan are responsible for the payment of any federal, state or local taxes that we or our subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of our company or our subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of our company or our subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us or our subsidiaries in an amount that would satisfy the withholding amount due.

Transferability of Awards

The Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution; however, the plan administrator has the discretion to permit awards (other than incentive stock options) to be transferred by a participant.

Term

The Incentive Plan became effective upon consummation of the Lyneer Merger and, unless terminated earlier, the Incentive Plan will continue in effect for a term of ten (10) years ending June 18, 2034, after which time no awards may be granted under the Incentive Plan.

Amendment and Termination

Our board of directors and the plan administrator may each amend, suspend, or terminate the Incentive Plan and the plan administrator may amend or cancel outstanding awards, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Incentive Plan will require the approval of our stockholders. Generally, without stockholder approval, (i) no amendment or modification of the Incentive Plan may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in a stock award agreement as our board of directors determines necessary or appropriate.

Form S-8 Registration Statement

We filed with the SEC a registration statement on Form S-8 (No. 333-280946) registering the shares of our common stock issuable under the Incentive Plan.

Director Compensation

The following table sets forth the director compensation Atlantic International accrued in the year ended December 31, 2024 (excluding compensation to our executive officers set forth in the summary compensation table above).

Name	Fees Earned or Paid in Cash	Option Awards	Total ($)
David Pfeffer	30,000	—	30,000
Total:	$30,000	$—	$30,000

General.    The following discussion describes the significant elements of the existing compensation program for members of our current board of directors and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our stockholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

Director Compensation Arrangements.    Our existing non-employee director compensation program is designed to attract and retain qualified individuals to serve on our board of directors. Our board of directors, on the recommendation of its compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

Our board of directors has approved the following compensation program for the non-employee members of our pre-Merger board of directors. This program will be terminated upon the completion of the Merger and options or restricted stock units will be awarded by the Compensation Committee going forward.

Cash Compensation.    Under such program, we currently pay each non-employee director a cash fee, payable quarterly, of $4,167 per month for service on our pre-Merger board of directors.

Equity Awards.    Each non-employee director currently receive a one-time initial stock option award for 161,290 shares of our common stock, which options shall vest in arrears in during the one-year period commencing June 18, 2024. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the compensation committee of our board of directors, from any equity compensation plan approved by the compensation committee of our Board.

In addition to such compensation, we reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our board of directors.

Our board of directors reviews our current director compensation policy and determine if any changes to such policy are desired or required.

Pension Benefits

Lyneer’s 401(k) benefit plan was adopted upon the completion of the Lyneer Merger.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law (“DGCL”). Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•        any breach of their duty of loyalty to us or our stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

•        any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We plan on obtaining directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than as disclosed below, as of the date of this proxy statement/prospectus, there are no material arrangements, agreements and transactions since January 1, 2022, or any currently proposed transactions, in which we were or are to be a participant and in which any person who will serve as an executive officer or director of our company following the consummation of the Merger had a direct or indirect material interest (other than compensation described under “Compensation of Executive Officers and Directors”).

At December 31, 2023 and 2022, we had the following outstanding payables to affiliated parties for past services:

The following entities are affiliated with (i) William C. St. Laurent, a former member of our board of directors, (ii) relatives of Mr. St. Laurent or (iii) entities controlled by the St. Laurent family, who may be deemed to be controlling stockholders of our company. St. Laurent Realty, Inc. and Genomic Diagnostic Technologies assisted us by previously providing corporate accounting support; St. Laurent Institute, a non-for-profit company, provided bioinformatics specialist support for certain sequencing services.

From April 29, 2019 to April 29, 2020, we issued a series of non-convertible promissory notes (the “Promissory Notes”) to St. Laurent Investments LLC amounting to $1,375,000. The Promissory Notes had a one-year term with interest accruing at 10% per annum. In October 2021, we entered into an agreement with St. Laurent Investments LLC to reduce the interest on $1,375,000 principal amount of the Promissory Notes from 10% to 5% per year starting on October 1, 2021. On May 30, 2024, we entered into an agreement with St. Laurent Investments LLC to extend the maturity date of the $1,375,000 Promissory Note, to July 31, 2025. The interest rate from August 1, 2024 through July 31, 2025 shall be 10% per annum.

SeqLL Omics was formed by Daniel Jones, SeqLL’s Chairman of the Board and Chief Executive Officer, and certain SeqLL employees, for the purpose of carrying on our pre-Merger business after the Lyneer Merger. SeqLL Omics currently performs research and development services for us in order to facilitate our pre-Merger research and development efforts. We incurred expenses of $73,764 in relation to the services provided by SeqLL Omics during the year ended December 31, 2023.

See “Executive Compensation” for the terms and conditions of employment agreements and senior management consulting agreements and options and warrants issued and/or to be issued to Atlantic International’s officers, directors, consultants and senior management.

Staffing 360 Related Party Transactions

Since January 1, 2022, there were no transactions with executive officers, directors or their immediate family members which were in an amount in excess of $120,000, and in which any of the expected directors, executive officers or holders of more than 5% of capital stock of the continuing company, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

For information concerning the holdings of Staffing 360’s directors and officers, please refer to “Certain Beneficial Owners of Staffing 360 Common Stock” in this proxy statement/prospectus. For a description of the compensation arrangements of Staffing 360’s directors and officers, please refer to “The Merger — Interests of Staffing 360’s Directors and Executive Officers in the Merger”, “Management of The Combined Company — Staffing 360’s Executive Officer Compensation,” and “Management of The Combined Company — Staffing 360’s Directors Compensation” of this proxy statement/prospectus.

Policy for Approval of Related Person Transactions

Pursuant to a written charter adopted by the audit committee of our board of directors, the audit committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•        our executive officers;

•        our directors;

•        the beneficial owners of more than five percent of our securities;

•        the immediate family members of any of the foregoing persons; and

•        any other persons whom our board of directors determines may be considered related persons.

For purposes of this policy, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or five percent beneficial owner.

In reviewing and approving such transactions, our audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

Our audit committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, our best interest and our stockholders’ best interests, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of our audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

FUTURE STOCKHOLDER PROPOSALS

Staffing 360 expects to hold its 2024 annual meeting of stockholders on December 27, 2024.

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in Staffing 360’s proxy statement for the 2025 annual meeting of stockholders must be received no later than July 21, 2025. However, pursuant to such rule, if the 2025 annual meeting of stockholders is held on a date that is before November 27, 2025, or after January 26, 2026, then a stockholder proposal submitted for inclusion in Staffing 360’s proxy statement for the 2025 annual meeting of stockholders must be received by Staffing 360 at a reasonable time before Staffing 360 begins to print and mail its proxy statement for the 2025 annual meeting of stockholders. Stockholder proposals should be addressed to Staffing 360’s Secretary at 757 Third Avenue, 27th Floor, New York NY 10017.

Proposals submitted outside Rule 14a-8 of the Exchange Act must comply with Staffing 360’s Bylaws. To be timely in connection with Staffing 360’s next annual meeting, the 2025 annual meeting of stockholders, a stockholder proposal concerning director nominations or other business must be received by Staffing 360 at its principal executive offices between August 29, 2025, and September 28, 2025; provided, however, if and only if the 2025 annual meeting of stockholders is scheduled to be held before November 27, 2025, or after March 7, 2026, such stockholder’s notice must be delivered not earlier than 120 days prior to the date of the 2025 annual meeting of stockholders and not later than the later of (A) 10 days following the date that Staffing 360 makes the first public announcement of the date of the 2025 annual meeting of stockholders, or (B) the date which is 90 days prior to the date of the 2025 annual meeting of stockholders. Recommendations from stockholders which are received after the applicable deadline likely will not be considered timely for consideration by Staffing 360’s Nominating and Corporate Governance Committee for next year’s annual meeting.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Staffing 360’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of Staffing 360’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Requests for additional copies of this proxy statement/prospectus should be directed to, as applicable: Atlantic International Corp., 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632, Telephone 201-899-4470, or Staffing 360 Solutions, Inc., 757, Third Avenue, 27th Floor, New York, NY 10017, Telephone 646-507-5710.

WHERE YOU CAN FIND MORE INFORMATION

Staffing 360 stockholders should rely only on the information contained in this proxy statement/prospectus and in the documents that Atlantic International and Staffing 360 have incorporated by reference into this proxy statement/prospectus. Atlantic International and Staffing 360 have not authorized anyone to provide Staffing 360 stockholders with information that is different from or in addition to the information contained in this document or incorporated by reference into this proxy statement/prospectus.

Atlantic International and Staffing 360 file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both Atlantic International and Staffing 360, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents Atlantic International files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to Atlantic International’s Internet website at www.atlantic-interntional.com, and you may obtain free copies of the documents Staffing 360 files with the SEC by going to Staffing 360’s Internet website at www.staffing360solutions.com. The Internet website addresses of Atlantic International and Staffing 360 are provided as inactive textual references only. The information provided on the Internet websites of Atlantic International and Staffing 360, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows Atlantic International to “incorporate by reference” into this proxy statement/prospectus documents Atlantic International files with the SEC including certain information required to be included in the registration statement on Form S-4 of which this proxy statement/prospectus forms a part. This means that Atlantic International can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that Atlantic International files with the SEC will update and supersede that information. Atlantic International incorporates by reference the documents listed below and any documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of its applicable special meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).

Atlantic International (SEC File No. 001-40760):

The following documents, which were filed by Atlantic International with the SEC, are incorporated by reference into this proxy statement/prospectus (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K, or exhibits thereto under Item 9.01) contain important information about Atlantic International’ business and financial performance:

•        Atlantic International’s (previously SeqLL Inc.) Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 10, 2024;

•        Atlantic International’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 17, 2024;

•        Atlantic International’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 14, 2024;

•        Atlantic International’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 filed with the SEC on November 14, 2024;

•        Atlantic International’s Current Report on Form 8-K filed on January 13, 2025;

•        Atlantic International’s Current Report on Form 8-K filed on November 7, 2024;

•        Atlantic International’s Current Report on Form 8-K filed with the SEC on September 16, 2024;

•        Atlantic International’s Current Report on Form 8-K filed with the SEC on June 25, 2024 and amended on July 24, 2024;

•        Atlantic International’s Current Report on Form 8-K filed with the SEC on June 18, 2024;

•        Atlantic International’s Current Report on Form 8-K filed with the SEC on June 6, 2024;

•        Atlantic International’s Current Report on Form 8-K filed with the SEC on April 18, 2024;

•        Atlantic International’s Current Report on Form 8-K filed with the SEC on March 25, 2024; and

•        the descriptions of Atlantic International’s common stock which is registered under Section 12 of the Exchange Act, in Atlantic International’s registration statement on Form S-1 (No. 333-280653), filed on July 2, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of this proxy statement/prospectus or any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Atlantic International, without charge, by written or telephonic request to:

Atlantic International Corp

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, New Jersey 07632

(201) 899-4470
Attention: Michael S. Tenore, Corporate Secretary

or from the SEC through the SEC website at the address provided above.

You may request a copy of this proxy statement/prospectus or any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Staffing 360, without charge, by written or telephonic request to:

Staffing 360 Solutions, Inc.

757 3rd Avenue, 27th Floor

New York, New York 10017

(646) 507-5710
Attention: Corporate Secretary

or from the SEC through the SEC website at the address provided above.

STAFFING 360 SOLUTIONS, INC.
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Staffing 360 Solutions, Inc. and subsidiaries
New York, NY

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Staffing 360 Solutions, Inc. and its subsidiaries (the Company) as of December 30, 2023, the related consolidated statement of operations, stockholders’ deficit and cash flows for the year ended December 30, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 30, 2023, and the results of its operations and its cash flow for the year ended December 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial operating losses and will require additional capital to continue as a going concern. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Retrospective Adjustment for Disposal of Operations in the United Kingdom (UK)

We also have audited the retrospective adjustments to the 2022 consolidated financial statements to retrospectively apply the reclassifications to discontinued operations the Company’s UK operations for the year ended December 31, 2022, as described in Note 19. In our opinion, such retrospective adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2022 consolidated financial statements of the Company other than with respect to these retrospective adjustments for the discontinued operations and, accordingly, we do not express an opinion or any other form of assurance on the 2022 consolidated financial statements taken as a whole.

Basis for Opinion

These financial statement are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill and Other Intangibles Impairment Assessments

Critical Audit Matter Description

As described in Note 7 to the consolidated financial statements, the Company’s goodwill asset balance was $19,891 as of December 30, 2023. As described in Note 6, the Company also has amortizable identifiable intangible assets of $11,193 which are being amortized over their estimated useful lives. Management tests these assets annually for impairment or more frequently when potential impairment triggering events are present. Goodwill is tested for impairment by comparing the estimated fair value of a reporting unit to its carrying value. Management uses a weighted approach to estimate the fair value of its reporting unit.

The principal considerations for our determination that performing procedures relating to the goodwill and intangible asset impairment assessments is a critical audit matter because (i) the significant judgment used by management when determining the fair value estimates of the reporting units; (ii) the high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating the significant assumptions used in management’s fair value estimates; and (iii) the audit effort involved in the use of professionals with specialized skill and knowledge.

How the Critical Audit Matter Was Addressed in the Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements.

•        These procedures included, among others, (i) testing management’s process for determining the fair value estimates; (ii) testing the completeness and accuracy of the underlying data used in the market approach; and (iii) evaluating the reasonableness of the significant assumptions used by management related to market multiples, peer group and comparable transaction selection and selection of relevant financial matrices for concluding the fair value of reporting unit and future levels of revenue growth.

•        Evaluating management’s assumptions related to the future levels of revenue growth involved evaluating whether the assumptions were reasonable considering (i) current and past performance of the reporting units; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.

•        Professionals with specialized skill and knowledge were used to assist in evaluating (i) the appropriateness of the market approach and (ii) the reasonableness of significant assumptions related to the market multiples, peer group and comparable transaction selection and selection of relevant financial matrices for concluding the fair value of reporting unit and future levels of revenue growth.

/s/ RBSM LLP

We have served as the Company’s auditor since 2024.

New York, NY

June 11, 2024

PCAOB ID Number 587

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Staffing 360 Solutions, Inc.:

Opinion on the Consolidated Financial Statements

We have audited, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 19, the accompanying consolidated balance sheet of Staffing 360 Solutions, Inc. (the “Company”) as of December 31, 2022, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows, for the year ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). The 2022 consolidated financial statements before the effects of the adjustments described in Note 19 are not presented herein. In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 19, present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting described in Note 19 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP
We served as the Company’s auditor from 2022 to 2023.
Uniondale, New York
May 19, 2023

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(All amounts in thousands, except share and par values)

	As of December 30, 2023	As of December 31, 2022
ASSETS
Current Assets:
Cash	$721	$1,455
Accounts receivable, net	17,783	21,310
Prepaid expenses and other current assets	1,080	1,537
Current assets held for sale	9,116	10,689
Total Current Assets	28,700	34,991

Property and equipment, net	536	471
Goodwill	19,891	19,891
Intangible assets, net	11,193	12,839
Other assets	5,592	7,789
Right of use asset	4,813	5,678
Total Assets	$70,725	$81,659

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$13,976	$10,734
Accrued payroll taxes	6,193	3,189
Accrued expenses – related party	257	218
Current Debt – related party	9,826	—
Redeemable Series H preferred stock, net	8,627	—
Earnout liabilities	9,054	8,344
Accounts receivable financing	14,698	18,176
Leases – current liabilities	1,035	1,044
Other current liabilities	376	2,856
Current liabilities held for sale	10,077	6,403
Total Current Liabilities	74,119	50,964

Long-term debt – Related party	—	8,661
Redeemable Series H preferred stock, net	—	8,393
Leases – non current	4,213	5,110
Other long-term liabilities	203	178
Total Liabilities	78,535	73,306

Commitments and contingencies	—	—

Stockholders’ (Deficit) Equity:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;
Common stock, $0.00001 par value, 250,000,000 shares authorized; 5,601,020 and 2,629,199 shares issued and outstanding, as of December 30, 2023 and December 31, 2022, respectively	1	1
Additional paid in capital	119,214	111,586
Accumulated other comprehensive (loss) income	31	(2,219)
Accumulated deficit	(127,056)	(101,015)
Total Stockholders’ (Deficit) Equity	(7,810)	8,353
Total Liabilities and Stockholders’ (Deficit) Equity	$70,725	$81,659

The accompanying notes are an integral part of these consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except share and per share values)

	Fiscal Years Ended
	December 30, 2023	December 31, 2022
Revenue	$190,876	$184,884

Cost of Revenue, excluding depreciation and amortization stated below	162,347	152,135

Gross Profit	28,529	32,749

Operating Expenses:
Selling, general and administrative expenses	38,214	32,556
Depreciation and amortization	1,901	1,959
Total Operating Expenses	40,115	34,515

Net Loss From Operations	(11,586)	(1,766)

Other (Expenses) Income:
Interest expense	(5,009)	(3,077)
Amortization of debt discount and deferred financing costs	(452)	(603)
Other income, net	324	726
Total Other Income (Expenses), net	(5,137)	(2,954)

Net Operating Loss	(16,723)	(4,720)

Discontinued Operations	(9,014)	(12,496)

Net Loss Before Benefit from Income Tax	(25,737)	(17,216)

Benefit (Provision) from Income taxes	(304)	222

Net Loss	(26,041)	(16,994)

Net Loss Attributable to Common Stockholders	$(26,041)	$(16,994)

Net Loss Attributable to Common Stockholders – Basic	$(5.40)	$(8.04)

Weighted Average Shares Outstanding – Basic	4,821,318	2,113,509

Earnings allocated to participating securities – Diluted (Footnote 3)	$(26,041)	$(16,994)

Earnings Income (Loss) per Share Attributed to Common Stockholders – Diluted	$(5.40)	$(8.04)

Weighted Average Shares Outstanding – Diluted	4,821,318	2,113,509

The accompanying notes are an integral part of these consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(All amounts in thousands)

	Fiscal Years Ended
	December 30, 2023	December 31, 2022
Net Loss	$(26,041)	$(16,994)

Other Comprehensive (Loss) Income
Foreign exchange translation adjustment	2,250	(2,381)
Comprehensive Loss Attributable to the Company	$(23,791)	$(19,375)

The accompanying notes are an integral part of these consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’
(DEFICIT) EQUITY
(All amounts in thousands, except share and par values)

	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Equity
	Common Stock
Balance, January 1, 2022	1,758,835	$1	$107,183	$162	$(84,021)	$23,325
Shares issued to/for:
Employees, directors and consultants	99,000	—	623	—	—	623
Sales of common stock and warrants, net	657,858	—	3,433	—	—	3,433
Shares issued to related party	100,000		257			257
Warrants issued to related party			60			60
Modification of warrants issued to related party			30			30
Warrants Modification			837			837
Equity issuance cost			(837)			(837)
Retrospective effect of 1:10 reverse stock split on June 24, 2022	13,506					—
Foreign currency translation gain	—	—	—	(2,381)	—	(2,381)
Net loss	—	—	—	—	(16,994)	(16,994)
Balance, December 31, 2022	2,629,199	$1	$111,586	$(2,219)	$(101,015)	$8,353

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’
(DEFICIT) EQUITY — (Continued)
(All amounts in thousands, except share and par values)

	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income	Accumulated Deficit	Total (Deficit) Equity
	Common Stock
Balance, December 31, 2022	2,629,199	$1	$111,586	$(2,219)	$(101,015)	$8,353
Shares issued to/for:
Employees, directors and consultants	337,305	—	1,393	—	—	1,393
Sale of common stock and warrants	1,884,516	—	4,113	—	—	4,113
Warrants Exercised	550,000		1,994			1,994
Shares issued in connection with debt – related party	200,000		128			128
Foreign currency translation loss	—	—	—	2,250	—	2,250
Net loss	—	—	—	—	(26,041)	(26,041)
Balance, December 30, 2023	5,601,020	$1	$119,214	$31	$(127,056)	$(7,810)

The accompanying notes are an integral part of these consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands)

	December 30, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(26,041)	$(16,994)
Adjustments to reconcile net loss income to net cash used in operating activities:
Depreciation and amortization	1,901	1,959
Amortization of debt discount and deferred financing costs	452	603
Bad debt expense	96	(284)
Right of use assets depreciation	1,317	1,390
Stock based compensation	1,393	623
Changes in operating assets and liabilities:
Accounts receivable	3,431	3,414
Prepaid expenses and other current assets	457	(1,768)
Other assets	3,157	(2,178)
Accounts payable and accrued expenses	4,508	(712)
Accounts payable, related party	—	218
Other current liabilities	(152)	(439)
Other long-term liabilities and other	(4,313)	(4,009)
NET CASH USED IN CONTINUING OPERATING ACTIVITIES	(13,794)	(18,177)
Net cash provided by discontinued operating activities:	2,127	8,844
NET CASH USED IN CONTINUING OPERATING ACTIVITIES	(11,667)	(9,333)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(320)	(215)
Acquisition of business, net of cash acquired	—	2,498
NET (USED IN) CASH PROVIDED BY CONTINUING INVESTING ACTIVITIES	(320)	2,283
Net cash used in discontinued investing activities	(1,708)	(581)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(2,028)	1,702

CASH FLOWS FROM FINANCING ACTIVITIES:
Third party financing costs	(1,223)	(619)
Repayment of term loan	(738)	(14)
Proceeds from term loan	2,000	67
Repayments on accounts receivable financing, net	(3,510)	(2,624)
Warrant Inducement	2,292	—
Proceeds from sale of common stock	4,993	4,013
Payments made on earnouts	—	(160)
NET CASH PROVIDED BY CONTINUING FINANCING ACTIVITIES	3,814	663
Net cash provided by discontinued financing activities	6,897	6,698
NET CASH PROVIDED BY FINANCING ACTIVITIES	10,711	7,361

NET DECREASE IN CASH	(2,984)	(270)

Effect of exchange rates on cash	2,250	(2,381)

Cash – Beginning of year	1,455	4,106

Cash – End of year	$721	$1,455

The accompanying notes are an integral part of these consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

We are incorporated in the state of Delaware. We are a public company in the domestic staffing sector. Our\business model is based on finding and acquiring suitable, mature, profitable, operating, U.S. -based staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration (“Professional”) and light industrial (“Commercial”) disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013. In February 2024 the Company disposed of its UK operations accordingly, all of the figures, including share and per share information, except where specifically referenced have been revised to reflect only the results of continuing operations

The Company focuses on five strategic verticals that represent sub-segments of the staffing industry. These five strategic pillars, Accounting & Finance, Information Technology, Engineering, Administration, and Commercial are the basis for the Company’s sales and revenue generation and its growth acquisition targets. The Headway Acquisition (as defined herein) in May 2022 added 12.7% in revenue, or $23.5 million to $184.9 million of revenue delivered in 2022. The non-Headway business showed a reduction in revenue of $17.5 million, principally in the Commercial Staffing Business Stream.

The Headway business included approximately $60 million in EOR (“Employer of Record”) service contracts. EOR projects are typically large volume, long-term providing HR outsourcing of payroll and benefits for a contingent workforce. EOR projects, while priced with lower gross margin percentages than traditional temporary staffing assignments, yield a comparable contribution as a result of lower costs to deliver these services. Typical contribution for EOR projects would be 80-85% of the gross profit earned, compared to 40-50% for traditional staffing which negates the impact of lower gross margins. This EOR service offering could be easily added to the Company’s other Brands, providing for a growth element within the existing client base. The Headway business also brought an active workforce in all 50 states in the US, as well as Puerto Rico and Washington DC. This will provide for potential expansion of accounts for all brands in the group’s portfolio (“Brands”).

The Company has developed a centralized, sales and recruitment hub. The addition of Headway, with its single office, and nationwide coverage for operations, supports and accelerates the Company’s objective of driving efficiencies through the use of technology, deemphasizing bricks and mortar, supporting more efficient and cost-effective service delivery for all Brands.

The Company has a management team with significant operational and M&A experience. The combination of this management experience and the increased opportunity for expansion of its core brands with EOR services and nationwide expansion, provide for the opportunity of significant organic growth, while plans to continue its business model, finding and acquiring suitable, mature, profitable, operating staffing companies continues.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with generally accepted accounting principles in the United States (“GAAP”), expressed in U.S. dollars. All amounts are in thousands, except share and par values, unless otherwise indicated.

The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the GAAP. All significant intercompany balances and transactions have been eliminated in consolidation.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Year End

The Company’s fiscal year end follows a 52-53-week year ending on the Saturday closest to the 31st of December. This report is for the period from January 1, 2023 to December 30, 2023 (“Fiscal 2023”). The prior year’s report was for the period from January 2, 2022 to December 31, 2022, (“Fiscal 2022”).

Liquidity

The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern. The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lenders will remain available to us. As shown in the accompanying financial statements as of the year ended December 30, 2023, the Company has an accumulated deficit of $127,056 and a working capital deficit of $45,419. At December 30, 2023, we had total gross debt of $19,116 and $721 of cash on hand. We have historically met our cash needs through a combination of cash flows from operating activities, term loans, promissory notes, convertible notes, private placement offerings and sales of equity. Our cash requirements are generally for operating activities and debt repayments.

Due to the timing of select liabilities coming due we are in discussion with our lenders to determine the best manner to settle these liabilities.

The entire outstanding principal balance of the Jackson Notes, which is $10,116 as of December 30, 2023, shall be due and payable on October 14, 2024. The debt represented by the Jackson Notes continues to be secured by substantially all of the Company’s domestic subsidiaries’ assets pursuant to the Amended and Restated Security Agreement with Jackson, dated September 15, 2017, as amended. The Company also has a $32,500 revolving loan facility with MidCap. The MidCap Facility has a maturity date of September 6, 2024.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern. Historically, the Company has funded such payments either through cash flow from operations or the raising of capital through additional debt or equity. If the Company is unable to obtain additional capital, such payments may not be made on time.

The Board of the Company is reviewing all of the strategic options open to it in determining how to resolve the Going Concern qualification and will update Stockholders as and when any material solution has been determined and ready to be acted upon. These solutions may include, but are not limited to, the restructuring of debt and raising of additional debt, management of expenditures, raising of additional equity, potential dispositions of assets, in addition to what has already happened in disposing of the UK operation to protect cashflows.

The Company’s negative working capital and liquidity position combined with the uncertainty generated by the economic reaction to the COVID-19 pandemic raise substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances,

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected. Significant estimates for Fiscal 2023 and Fiscal 2022 include the measurement of credit losses, valuation of intangible assets, including goodwill, borrowing rate consideration for right-of-use (“ROU”), liabilities associated with earn-out obligations, testing long-lived assets for impairment, valuation reserves against deferred tax assets and penalties in connection with outstanding payroll tax liabilities, stock based compensation and fair value of warrants and options.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company has primarily two main forms of revenue — temporary contractor revenue and permanent placement revenue. Temporary contractor revenue is accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on an hourly or daily basis. The contracts stipulate weekly or monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as we have the right to payment in an amount that corresponds directly with the value of performance completed to date. Permanent placement revenue is recognized on the date the candidate’s full-time employment with the customer has commenced. The customer is invoiced on the start date, and the contract stipulates payment due under varying terms, typically 30 days. The contract with the customer stipulates a guarantee period whereby the customer may be refunded if the employee is terminated within a short period of time, however this has historically been infrequent, and immaterial upon occurrence. As such, the Company’s performance obligations are satisfied upon commencement of the employment, at which point control has transferred to the customer. Revenue in Fiscal 2023 was comprised of $189,595 of temporary contractor revenue and $1,281 of permanent placement revenue compared with $183,262 of temporary contractor revenue and $1,622 of permanent placement revenue for Fiscal 2022, respectively. Refer to Note 15 for further details on breakdown by segments.

Taxes Collected from Customers and Remitted to Governmental Agencies

The Company records taxes on customer transactions due to governmental agencies as a receivable and a liability on the consolidated balance sheets. Sales taxes are recorded net on the consolidated statement of operations.

Advertising Costs

Costs for advertising are expensed when incurred. Advertising expenses for the Company were $769 and $1,444 for Fiscal 2023 and 2022, respectively.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Legal Contingencies and Expenses

From time to time, the Company may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business and relate to contractual and other obligations. The Company assesses its potential contingent and other liabilities by analyzing its claims, disputes and legal and regulatory matters using all available information and developing its views on estimated losses in consultation with its legal and other advisors. The Company determines whether a loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. If the contingency is not probable or cannot be reasonably estimated, disclosure of the contingency shall be made when there is at least a reasonable possibility that a loss may be incurred. Expenses associated with legal contingencies are expensed as incurred.

Restructuring Charges

The Company records a liability for significant costs associated with exit or disposal activities, including lease termination costs, certain employee severance costs associated with formal restructuring plans, facility closings or other similar activities and related asset impairments, when the liability is incurred.

The determination of when the Company accrues for severance and related costs depends on whether the termination benefits are provided under a one-time benefit arrangement or under an ongoing benefit arrangement. Where the Company has either a formal severance plan or a history of consistently providing severance benefits representing a substantive plan, it recognizes severance costs when they are both probable and estimable. Costs associated with restructuring actions that include one-time severance benefits are only recorded once a liability has been incurred, including when management with the proper level of authority has committed to a restructuring plan and the plan has been communicated to employees. These charges are included in operational restructuring and other charges on the consolidated statements of operations. Other charges include knowledge transfer costs directly related to the restructuring initiatives and are expensed as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents held at financial institutions may at times exceed federally insured amounts. We believe we mitigate such risk by investing in or through major financial institutions. The Company had no cash equivalents at the end of Fiscal 2023 or Fiscal 2022.

Accounts Receivable

Accounts receivables are presented net of an allowance for credit losses for estimated losses. On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The Company reviews the accounts receivable on a periodic basis by evaluating the age of the balance, a customer’s historical payment history, its current creditworthiness and current economic trends. The Company then records general and specific allowances when there is doubt as to the collectability of individual balances. Accounts are written off after all efforts to collect have been exhausted. As of the end of Fiscal 2023 and the end of Fiscal 2022, the Company had an allowance for credit losses of $75 and $48, respectively.

Income Taxes

The Company utilizes Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company applies the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of the date of this filing, the Company is current on all corporate, federal and state tax returns. The Company’s policy is to record interest and penalties related to unrecognized tax benefits such as income tax expense.

Foreign Currency Translation

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using the exchange rate in effect at the balance sheet date and equity is translated at historical rate. Results of operations are translated using average exchange rates. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in a separate component of stockholders’ equity (accumulated other comprehensive income), while gains and losses resulting from foreign currency transactions are included in operations.

Deferred Financing Costs

Costs incurred in connection with obtaining certain financing are deferred and amortized on an effective interest method basis over the term of the related obligation. In accordance with Accounting Standards Update (“ASU”) 2015-03, “Imputation of Interest — Simplifying the Presentation of Debt Issuance Costs,” debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction from the debt liability, consistent with the presentation of a debt discount.

Business Combinations

In accordance with ASC 805, “Business Combinations,” the Company records acquisitions under the purchase method of accounting, under which the acquisition purchase price is allocated to the assets acquired and liabilities assumed based upon their respective fair values. The Company utilizes management estimates and, in some instances, may retain the services of an independent third-party valuation firm to assist in determining the fair values of assets acquired, liabilities assumed, and contingent consideration granted. Such estimates and valuations require us to make significant assumptions, including projections of future events and operating performance.

Fair Value of Financial Instruments

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” the Company measures and accounts for certain assets and liabilities at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements and establishes a framework for measuring fair value and standards for disclosure about such fair value measurements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

There were no Level 1or 2 assets or liabilities or Level 3 assets in any period. The Company’s Level 3 liabilities were its warrants issued to Jackson and contingent consideration in connection with acquisitions.

The table below represents a rollforward of the Level 3 contingent consideration:

Contingent Consideration
Balance at January 1, 2022	$4,054
Headway deferred consideration	4,290
Balance at December 31, 2022	$8,344
Headway Earnout	710
Balance at December 30, 2023	$9,054

Cash is considered to be highly liquid and easily tradable and therefore classified as Level 1 within our fair value hierarchy.

ASC 825-10-25, “Fair Value Option” expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed on the straight-line method over the estimated useful lives for each category as follows:

Computers	3 – 5 years
Computer equipment	3 – 5 years
Network equipment	3 – 5 years
Software	3 – 5 years
Office equipment	3 – 7 years
Furniture and fixtures	3 – 7 years
Leasehold improvements	3 – 5 years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the life of the lease or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

At the time of retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in Other income/(expenses.)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Long-Lived Assets

In accordance with ASC 360 “Property, Plant, and Equipment,” the Company periodically reviews its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount. The amount of impairment is measured as the difference between the estimated fair value and the book value of the underlying asset.

Goodwill

Goodwill relates to amounts that arose in connection with various acquisitions and represents the difference between the purchase price and the fair value of the identifiable intangible and tangible net assets when accounted for using the purchase method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, a decline in the equity value of the business, a significant adverse change in certain agreements that would materially affect reported operating results, business climate or operational performance of the business and an adverse action or assessment by a regulator.

In accordance with ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350) Testing Goodwill for Impairment, or ASU 2011-08, the Company is required to review goodwill by reporting unit for impairment at least annually or more often if there are indicators of impairment present. During the year ended December 31, 2022, the Company changed its annual measurement date from the last day of the fiscal year end to the first day of the fiscal fourth quarter. A reporting unit is either the equivalent of, or one level below, an operating segment. The Company early adopted the provisions in ASU 2017-04, which eliminates the second step of the goodwill impairment test. As a result, the Company’s goodwill impairment tests include only one step, which is a comparison of the carrying value of each reporting unit to its fair value, and any excess carrying value, up to the amount of goodwill allocated to that reporting unit, is impaired.

The carrying value of each reporting unit is based on the assignment of the appropriate assets and liabilities to each reporting unit. Assets and liabilities were assigned to each reporting unit if the assets or liabilities are employed in the operations of the reporting unit and the asset and liability is considered in the determination of the reporting unit fair value.

The Company recognized an impairment with respect to its Staffing UK reporting unit of $10,000 during the quarter ended December 31, 2022. The impairment resulted from a continued decline in that reporting unit’s revenue which experienced significant and prolonged declines as a result of the COVID-19 pandemic. To determine the impairment, the Company employed a combination of market approach (valuations using comparable company multiples), income approach (discounted cash flow analysis) and prevailing market conditions to derive the fair value of the reporting unit. Under ASU 2017-04, which the Company early adopted, the impairment amount represents the excess of the carrying value over the fair value of the reporting unit.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815, “Derivative and Hedging.”

Accounting standards generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument.”

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Original issue discounts (“OID”) under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control and could require net cash settlement, then the contract shall be classified as an asset or a liability.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718, “Compensation — Stock Compensation,” which requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASU 2018-07 — Compensation — Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants the Company has privately placed were estimated using a Black Scholes model. Refer to Note 13 for further details.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Treasury Stock Method

The Company is using the treasury stock method in our calculation of diluted earnings per share. Due to this application, the warrants and options outstanding are anti-dilutive due to their strike price in relation to the Company’s stock price.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740), which establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The new guidance requires consistent categorization and greater disaggregation of information in the rate reconciliation, as well as further disaggregation of income taxes paid. This change is effective for annual periods beginning after December 15, 2024. This change will apply on a prospective basis to annual financial statements for periods beginning after the effective date. However, retrospective application in all prior periods presented is permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 3 — LOSS PER COMMON SHARE

The Company computes earnings per share in accordance with ASC Topic 260, “Earnings per Share” (“ASC 260”), which requires earnings per share for each class of stock (common stock and participating preferred stock) to be calculated using the two-class method. The two-class method is an allocation of earnings between the holders of common stock and a company’s participating security holders. Under the two-class method, earnings for the reporting period are allocated between common shareholders and other security holders based on their respective participation rights in undistributed earnings.

Basic earnings per common share is computed by dividing income or loss available to common stockholders by the weighted average number of shares of basic common stock outstanding. The Company’s Series F convertible preferred stock, which was convertible into shares of the Company’s common stock at any time and from time to time from and after the issue date, and the Company’s Series F warrants, were classified as participating securities in accordance with ASC 260. Net income allocated to the holders of Series F convertible preferred stock and Series F warrants was calculated based on the shareholders’ proportionate share of weighted average shares of common stock outstanding on an if-converted basis.

For purposes of determining diluted earnings per common share, basic earnings per common share was further adjusted for the fiscal year ended January 1, 2022, to include the effect of potential dilutive common shares outstanding, including unvested restricted stock using the more dilutive of either the two-class method or the treasury stock method, and Series G and G-1 Preferred Stock using the if-converted method. Stock options and warrants that were out-of-the-money were not included in the denominator for the calculation diluted EPS. Under the two-class method of calculating diluted earnings per share, net income is reallocated to common stock, the Series F Preferred stock, the Series F warrants, and all dilutive securities based on the contractual participating rights of the security to share in the current earnings as if all of the earnings for the period had been distributed. In the computation of diluted earnings per share, the if-converted method for the Series F Preferred Stock resulted in a more dilutive earnings per share than the two-class method. As such, the if-converted method was utilized for the calculation of diluted EPS. Such securities, including the Series H Preferred Stock, presented on a common stock equivalent basis and outstanding as of December 31, 2022, have not been included in the diluted earnings per share computations, as their inclusion would be anti-dilutive due to the Company’s net loss as of December 31, 2022.

On June 24, 2022, the Company effected the Reverse Stock Split. As required in accordance with GAAP, all share and earnings per share information in this Annual Report on Form 10-K, including those noted below have been retroactively adjusted to reflect the Reverse Stock Split.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 3 — LOSS PER COMMON SHARE (cont.)

The following table sets forth the components used in the computation of basic and diluted income per share:

	December 30, 2023	December 31, 2022
Numerator:
Net Operating Loss	$(17,027)	$(4,498)
Net Loss from Discontinued Operations	(9,014)	(12,496)
Net Loss Attributable to Common Equity	$(26,041)	$(16,994)

Denominator:
Weighted average basic common shares outstanding	4,821,318	2,113,509
Weighted average additional common shares outstanding if preferred shares converted to common shares (if dilutive)	—
Total weighted average common shares outstanding if preferred shares converted to common shares	4,821,318	2,113,509

Income per common share:
Basic
Continuing Operations	$(3.53)	$(2.13)
Discontinued Operations	$(1.87)	$(5.91)
Basic Loss Per Share	$(5.40)	$(8.04)
Diluted
Continuing Operations	$(3.53)	$(2.13)
Discontinued Operations	$(1.87)	$(5.91)
Diluted Loss Per Share	$(5.40)	$(8.04)

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 30, 2023	December 31, 2022
Computer software	$92	$92
Office equipment	1,307	1,557
Computer equipment	96	96
Furniture and fixtures	883	876
Leasehold improvements	144	144
Total property and equipment, gross	2,522	2,765
Accumulated depreciation	(1,986)	(2,294)
Total property and equipment, net	$536	$471

Depreciation expense for Fiscal 2023 and Fiscal 2022 was $81 and $430, respectively.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 5 — OTHER NON-CURRENT ASSETS

The following provides a breakdown of other non-current assets:

	December 30, 2023	December 31, 2022
Collateral associated with workers’ compensation insurance	$5,570	6,027
Other non-current assets	22	1,762
Total	$5,592	$7,789

NOTE 6 — INTANGIBLE ASSETS

The following provides a breakdown of intangible assets as of:

	December 30, 2023
	Tradenames	Non-Compete	Customer Relationship	Total
Intangible assets, gross	$8,282	$2,215	$18,953	$29,450
Accumulated amortization	(4,928)	(2,215)	(11,114)	(18,257)
Intangible assets, net	$3,354	—	$7,839	$11,193
	December 31, 2022
	Tradenames	Non-Compete	Customer Relationship	Total
Intangible assets, gross	$8,217	$2,134	$18,826	$29,177
Accumulated amortization	(4,315)	(2,134)	(9,889)	(16,338)
Intangible assets, net	$3,902	$—	$8,937	$12,839

On April 18, 2022, the Company entered into a Stock Purchase Agreement with Headway Workforce Solutions, pursuant to which, among other things, the Company agreed to purchase all of the issued and outstanding securities of Headway in exchange for (i) a cash payment of $14, and (ii) 9,000,000 shares of our Series H Preferred Stock, with a value equal to the Closing Payment, as defined in the Stock Purchase Agreement. On May 18, 2022, the Headway Acquisition closed.

As of December 30, 2023, estimated annual amortization expense for each of the next five fiscal years is as follows:

Fiscal year ended December	Amount
2024	$1,797
2025	1,728
2026	1,580
2027	1,580
2028	1,333
Thereafter	3,175
Total	$11,193

Amortization of intangible assets for the period ended Fiscal 2023 and Fiscal 2022 was $1,820 and $1,529, respectively. The weighted average useful life remaining of intangible assets remaining is 6 years.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 7 — GOODWILL

The following table provides a roll forward of goodwill:

	December 30, 2023	December 31, 2022
Beginning balance, gross	$19,891	$31,478
Acquisition	—	7,808
Accumulated disposition	—	(1,577)
Accumulated impairment losses	—	(16,073)
Currency translation adjustment	—	(1,745)
Ending balance, net	$19,891	$19,891

Goodwill by reportable segment is as follows:

	December 30, 2023	December 31, 2022
Professional Staffing – US	$14,031	$14,031
Commercial Staffing – US	5,860	5,860
Ending balance, net	$19,891	$19,891

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. ASC 350, requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. During the fourth quarter of 2021 the Company identified a triggering event in response the COVID-19 pandemic. In accordance with ASC 350 the Company tested its goodwill for impairment and the Company recognized an impairment with respect to its Staffing UK reporting unit of $10,000. The impairment resulted from a continued decline in that reporting unit’s revenue which experienced significant and prolonged declines. Further, the negative impact suffered from the COVID-19 pandemic, predominantly in the year ended January 2, 2021 (“Fiscal 2020”), did not recover as quickly as management anticipated by the end of Fiscal 2021 and, as a result, the forward-looking forecast was revised based upon current facts and circumstances. To determine the impairment, the Company employed a combination of market approach (valuations using comparable company multiples), income approach (discounted cash flow analysis) and prevailing market conditions to derive the fair value of the reporting unit. While the impairment recognized by management of $10,000 represents the adjustment required based upon current assumptions, such assumptions are subject to significant estimation by management, including revenue growth rates, cost levels, and discount rates. If actual results in future periods vary from these assumptions additional impairment costs to goodwill could occur. Under ASU 2017-04, which the Company early adopted, the impairment amount represents the excess of the carrying value over the fair value of the reporting unit. On May 18, 2022, the Company closed on the acquisition of Headway (see Note 10). The Company’s estimated value of the Goodwill is $7,808.

During the year ended December 31, 2022, the Company changed its measurement date from the last day of the fiscal year end to the first day of the fiscal fourth quarter. The Company performed its annual goodwill impairment test and no impairment was recognized other than the charge recognized by the Staffing UK reporting unit. To estimate the fair value of the reporting units the Company employed a combination of market approach (valuations using comparable company multiples) and income approach (discounted cash flow analysis) to derive the fair value of the reporting unit when performing its annual impairment testing. Volatility in the Company’s stock price can result in the net book value of our reporting unit approximating, or even temporarily exceeding market capitalization, however, the fair value of our reporting unit is not driven solely by the market price of our stock. As described above, fair value of our reporting unit is derived using a combination of an asset approach, an income approach and a market approach. These valuation techniques consider several other factors beyond our market capitalization, such as the estimated future cash flows of our reporting units, the discount rate used to present value such cash flows and the market multiples of comparable companies. Changes to input assumptions used in the analysis could result in materially different evaluations of goodwill impairment.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 8 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following provides a breakdown of accounts payable and accrued expenses:

	December 30, 2023	December 31, 2022
Accounts payable	$4,630	$4,147
Accrued payroll and bonuses	3,596	4,139
Other accrued expenses	5,750	2,448
Total	$13,976	$10,734

The following is a breakdown of Accrued payroll taxes:

	December 30, 2023	December 31, 2022
Accrued Taxes Payable	$5,499	$3,189
Interest on Payroll Taxes Payable	107	—
Penalties on Payroll Taxes Payable	587	—
Total	$6,193	$3,189

NOTE 9 — ACCOUNTS RECEIVABLE FINANCING

Midcap Funding X Trust

On October 27, 2022, the Company entered into Amendment No. 27 and Joinder Agreement to the Credit and Security Agreement (“Amendment No. 27”) with MidCap Funding IV Trust as successor by assignment to MidCap, dated April 8, 2015, which amended the Credit and Security Agreement. Amendment No. 27, among other things, (i) increases the revolving loan commitment amount from $25 million to $32.5 million (the “Loan”), (ii) extends the commitment expiry date from October 27, 2022 to September 6, 2024, and (iii) modifies certain of the financial covenants. Pursuant to Amendment No. 27, as long as no default or event of default under the Credit and Security Agreement as amended by Amendment No. 27 exists, upon written request by the Company and with the prior written consent of the agent and lenders, the Loan may be increased by up to $10 million in minimum amounts of $5 million tranches each, for an aggregate loan commitment amount of $42.5 million.

In addition, Amendment No. 27 increases the applicable margin from 4.0% to 4.25%, with respect to the Loan (other than Letter of Credit Liabilities (as defined in the Credit and Security Agreement)), and from 3.5% to 3.75% with respect to the Letter of Credit Liabilities. Amendment No. 27 also replaces the interest rate benchmark from LIBOR to SOFR and provides that the Loan shall bear interest at the sum of a term-based SOFR rate (plus a SOFR adjustment of 0.11448%) plus the Applicable Margin, subject to certain provisions for the replacement of SOFR with an alternate benchmark in connection with SOFR no longer being provided by its administrator. Notwithstanding the foregoing, the SOFR interest rate shall not be at any time less than 1.00%.

The facility provides events of default including: (i) failure to make payment of principal or interest on any MidCap loans when required, (ii) failure to perform obligations under the facility and related documents, (iii) not paying its debts as such debts become due and similar insolvency matters, and (iv) material adverse changes to the Company (subject to a 10-day notice and cure period.) Upon an event of default, the Company’s obligations under the credit facility may, or in the event of insolvency or bankruptcy will automatically, be accelerated. Upon the occurrence of any event of default, the facility will bear interest at a rate equal to the lesser of: (i) 3.0% above the rate of interest applicable to such obligations immediately prior to the occurrence of the event of default; and (ii) the maximum rate allowable under law.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 9 — ACCOUNTS RECEIVABLE FINANCING (cont.)

Under the terms of this agreement, the Company is subject to affirmative covenants which are customary for financings of this type, including covenants to: (i) maintain good standing and governmental authorizations, (ii) provide certain information and notices to MidCap, (iii) deliver monthly reports and quarterly financial statements to MidCap, (iv) maintain insurance, (v) discharge all taxes, (vi) protect its intellectual property, and (vii) generally protect the collateral granted to MidCap. The Company is also subject to negative covenants customary for financings of this type, including that it may not: (i) enter into a merger or consolidation or certain change of control events, (ii) incur liens on the collateral, (iii) except for certain permitted acquisitions, acquire any significant assets other than in the ordinary course of business, (iv) assume certain additional senior debt, or (v) amend any of its organizational documents. Due to the timing of select liabilities coming due we are in discussion with our lenders to determine the best manner to settle these liabilities.

The balance of the MidCap facility as of December 30, 2023 and December 31, 2022 was $14,698 and $18,176, respectively, and is included in Accounts receivable financing on the Consolidated Balance Sheet.

White Oak Commercial Finance, LLC

As a result of the Headway Acquisition, the Company’s wholly owned Headway subsidiary, had a line of credit with White Oak Commercial Finance, LLC (“White Oak”), that provided working capital and supports general corporate needs of Headway (the “White Oak Agreement”). Under the terms of the White Oak Agreement, the line of credit matures in June 2024. White Oak may terminate the Agreement at any time upon providing 30-days written notice. The White Oak Agreement was secured by all the assets of Headway and was personally guaranteed up to $1,000 by a former member of management of Headway.

Under the terms of the White Oak Agreement, the maximum borrowing capacity was $10,000, The borrowing base was defined as the sum of the following: (a) 95% of the eligible ordinary receivables, as defined, and (b) the lessor of (i) $3,000 or (ii) 95% of the Company’s outstanding eligible unbilled receivables, as defined, less the sum of the following: (c) 100% of the undrawn amount of all letters of credit outstanding, (d) the special availability reserve, (e) the quarterly tax reserve and (f) the amount all other availability reserves in effect as such time. The line of credit bears interest at LIBOR plus 5.00% with a floor of 7.00% (7.00% at December 31, 2021) on all outstanding balances and 0.25% for any unused portion of the line of credit. At December 31, 2022, borrowings of $0 were outstanding under the credit facility.

From time to time, White Oak caused letters of credit to be opened to be issued for Headway’s benefit. The aggregate face amount of all letters of credit outstanding became the letter of credit reserve, which reduced the borrowing base under the Agreement. Under the terms of the agreement the letter of credit sub-line was not to exceed $2,000. The Company was required to pay interest monthly on the face amount of all letters of credit at a rate of LIBOR plus 6.25%. At December 31, 2022, there were $0 of standby letters of credit that had been issued.

The White Oak Agreement operated similarly to a factoring arrangement whereby Headway’s receivables were bought by White Oak. However, receivables purchased by White Oak are required to be repurchased by Headway in the event the Company’s customer disputes the invoice amount or if the receivable remains unpaid past a certain number of days from the invoice date. Due to the recourse provisions in the arrangement, Headway accounted for transactions under the credit facility as secured borrowings.

As of October 27, 2022, the White Oak Agreement was paid in full and terminated.

HSBC Invoice Finance (UK) Ltd — New Facility

On February 8, 2018, CBSbutler, Staffing 360 Solutions Limited and The JM Group, entered into a new arrangement with HSBC Invoice Finance (UK) Ltd (“HSBC”) which provides for HSBC to purchase the subsidiaries’ accounts receivable up to an aggregate amount of £11,500 across all three subsidiaries. The terms of the arrangement provide

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 9 — ACCOUNTS RECEIVABLE FINANCING (cont.)

for HSBC to fund 90% of the purchased accounts receivable upfront and a secured borrowing line of 70% of unbilled receivables capped at £1,000 (within the overall aggregate total facility of £11,500.) The arrangement has an initial term of 12 months, with an automatic rolling three-month extension and carries a service charge of 1.80%.

On June 28, 2018, CML, the Company’s new subsidiary entered into a new agreement with a minimum term of 12 months for purchase of debt (“APD”) with HSBC, joining CBSbutler, Staffing 360 Solutions Limited and The JM Group (collectively, with CML, the “Borrowers”) as “Connected Clients” as defined in the APD. In 2021, the subsidiaries were reorganized and are now Staffing 360 Solutions Limited and Clement May. The new Connected Client APDs carry an aggregate Facility Limit of £20,000 across all Borrowers. The obligations of the Borrowers are secured by a fixed charge and a floating charge on the Borrowers’ respective accounts receivable and are subject to cross-company guarantees among the Borrowers. In addition, the secured borrowing line against unbilled receivables was increased to £1,500 for a period of 90 days. In July 2019, the aggregate Facility Limit was extended to £22,500 across all Borrowers. In January 2022, the secured borrowing line against unbilled receivables was terminated and fully paid down.

Under ASU 2016-16, “Statement of Cash Flows (Topic 230, Classification of Certain Cash Receipts and Cash Payments, a consensus of the FASB Emerging Issues Task Force), the upfront portion of the sale of accounts receivable is classified within operating activities, while the deferred purchase price portion (or beneficial interest), once collected, is classified within investing activities. For the fiscal years ended December 30, 2023, and December 31, 2022, the collection of UK factoring facility deferred purchase price totaled $6,987 and $6,825, respectively.

NOTE 10 — ACQUISITION

In accordance with ASC 805, the Company accounts for acquisitions using the purchase method under which the acquisition purchase price is allocated to the assets acquired and liabilities assumed based upon their respective fair values. The Company utilizes management estimates and, in some instances, may retain the services of an independent third-party valuation firm to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration granted. Such estimates and valuations require the Company to make significant assumptions, including projections of future events and operating performance.

On April 18, 2022, the Company entered into a Stock Purchase Agreement with Headway Workforce Solutions, pursuant to which, among other things, the Company agreed to purchase all of the issued and outstanding securities of Headway in exchange for (i) a cash payment of $14, and (ii) 9,000,000 shares of our Series H Preferred Stock, with a value equal to the Closing Payment, as defined in the Stock Purchase Agreement. On May 18, 2022, the Headway Acquisition closed.

The purchase price in connection with the Headway Acquisition was $9,000, subject to adjustment as provided in the Stock Purchase Agreement. Pursuant to certain covenants in the Stock Purchase Agreement, the Company may be subject to a Contingent Payment of up to $4,450 based on the Adjusted EBITDA (such term as defined in the Stock Purchase Agreement) of Headway during the Contingent Period (such term as defined in the Stock Purchase Agreement), subject to additional potential adjustments tied to customary purchase price adjustments described in the Stock Purchase Agreement. The purpose of the acquisition was to expand the market share of the Company’s primary business by providing future economic benefit of expanding services. The Company anticipates that the acquisition will provide the Company the ability to integrate the business of Headway into the Company’s existing temporary professional staffing business in the US within the expected timeframe which would enable the Company to operate more effectively and efficiently and to create synergy hence lower costs of operations.

The total purchase price was allocated to the identifiable assets acquired and liabilities assumed based on our preliminary estimates of their fair values on the acquisition date. The fair values assigned in the allocation of purchase price included in the table below are based on information that was available as of the date of the acquisition and are based on the information that was available.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 10 — ACQUISITION (cont.)

The following table summarizes the allocation of the purchase price of the fair value of the assets acquired and liabilities assumed at the date of the acquisition:

Current assets	$10,111
Fixed assets	150
Other non-current assets	5,394
Intangible assets	6,800
Goodwill	7,808
Current liabilities	(15,523)
Other non-current liabilities	(2,011)
Consideration	$12,729

In connection with the acquisition of Headway, the Company identified and recognized $6,800 in intangible assets representing $5,300 in customer relationships and $1,500 for trade name. In addition, the Company recorded a total of $835 in third party expenses associated with consummating the acquisition, which are included in selling, general and administrative expenses.

NOTE 11 — DEBT

	December 30, 2023	December 31, 2022
Jackson Investment Group – related party	$10,116	$9,016
Redeemable Series H Preferred Stock	9,000	9,000
Total Debt, Gross	19,116	18,016
Less: Debt Discount and Deferred Financing Costs, Net	(663)	(962)
Total Debt, Net	18,453	17,054
Less: Non-Current Portion – Related Party	—	(8,661)
Less: Non-Current Portion	—	(8,393)
Total Current Debt, Net	$18,453	$—

Jackson Notes

The entire outstanding principal balance of the Second Amended and Restated Note Purchase Agreement was due and payable on September 30, 2022. On October 27, 2022, the Company entered into the Third Amended and Restated Note Purchase Agreement with Jackson, which amended and restated the Second Amended Note Purchase Agreement, dated October 26, 2020, as amended, and issued to Jackson the Jackson Note, with a remaining outstanding principal balance of approximately $9.0 million.

In connection with the amendment and restatement, the Company paid Jackson an amendment fee of $39. The Company accounted for the Third Amended Note Purchase Agreement as a modification of the debt. Accordingly, fees totaling $39 paid to Jackson as well issuance of 100,000 common stock shares valued at $257, issuance of 24,332 five year warrants with a strike price of $3.06 expiring October 27, 2027 and the modification of 15,093 warrants from a strike price of $60.00 to $3.06 and the extension of the warrant expiration date of January 26, 2026 to October 27, 2027, resulting in a fair value adjustment of $29, were all recorded as additional debt discount which will be amortized over the term of the 2022 Jackson Note using the effective interest method.

Under the terms of the Third Amended and Restated Note Purchase Agreement and Jackson Notes, the Company is required to pay interest on the Jackson Notes at a per annum rate of 12% and in the event the Company has not repaid in cash at least 50% of the outstanding principal balance of the Jackson Notes by October 27, 2023, then interest on the outstanding principal balance of the Jackson Notes shall continue to accrue at 16% per annum of the

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 11 — DEBT (cont.)

outstanding principal balance of the Jackson Note until the Jackson Note is repaid in full. The Third Amended and Restated Note Purchase Agreement also extends the maturity date of the Jackson Notes from October 28, 2022 to October 14, 2024.

On June 30, 2023, the Company and Jackson entered into an amendment (“Amendment No. 1”) to the 2022 Jackson Note to amend the interest payment dates of September 30, 2023, August 1, 2023, and September 1, 2023 to October 1, 2023, November 1, 2023 and December 1, 2023, respectively.

On August 30, 2023, the Company and the guarantor parties thereto (together with the Company, the “Obligors”) entered into that certain First Omnibus Amendment and Reaffirmation Agreement to the Note Documents (the “First Omnibus Amendment Agreement”) with Jackson, which First Omnibus Amendment Agreement, among other things: (i) amends the Third A&R Agreement, (ii) provided for the issuance of a new 12% Senior Secured Promissory Note due October 14, 2024 (the “2023 Jackson Note” and together with the 2022 Jackson Note, the “Jackson Notes”) to Jackson, and (iii) joins certain subsidiaries of the Company to (a) that certain Amended and Restated Pledge Agreement, dated as of September 15, 2017 (as amended by the First Omnibus Amendment Agreement, the “Pledge Agreement”) and (b) that certain Amended and Restated Security Agreement, dated as of September 15, 2017 (as amended by the Amendment Agreement, the “Security Agreement”), as either subsidiary guarantors or pledgors (as applicable) and amends certain terms and conditions of each of the Pledge Agreement and the Security Agreement.

Pursuant to the First Omnibus Amendment Agreement, interest on the 2022 Jackson Note, evidencing the obligations of the Obligors under the Third A&R Agreement and executed by the Company in favor of Jackson, shall be paid in cash and continue to accrue at a rate per annum equal to 12% until the principal amount of the 2022 Jackson Note has been paid in full. In the event that Company has not repaid in cash at least 50% of the outstanding principal balance of the 2022 Jackson Note as of the date of the First Omnibus Amendment Agreement or on or before October 27, 2023, then interest on the outstanding principal balance of the 2022 Jackson Note will accrue at 16% per annum until the 2022 Jackson Note is repaid in full. All accrued and unpaid interest on the outstanding principal of the 2022 Jackson Note shall be due and payable in arrears in cash on a monthly basis; provided that (i) the interest payment that would be due on September 1, 2023 shall instead be due December 1, 2023 and (ii) the amount of each such deferred interest payment shall be added to the principal amount of the 2022 Jackson Note. Notwithstanding the foregoing, the amount necessary to satisfy such accrued but unpaid interest on the 2022 Jackson Note as of the date of the First Omnibus Amendment was retained by Jackson from the aggregate purchase price of the 2023 Jackson Note, along with certain out-of-pocket fees and expenses, including reasonable attorney’s fees, incurred by Jackson in connection with the First Omnibus Amendment Agreement, the 2023 Jackson Note and related documents thereto.

In addition, pursuant to the terms of the Third Amended and Restated Note Purchase Agreement, until all principal interest and fees due pursuant to the Third Amended and Restated Note Purchase Agreement and the Jackson Notes are paid in full by the Company and are no longer outstanding, Jackson shall have a first call over 50% of the net proceeds from all common stock equity raises the Company conducts, which shall be used to pay down any outstanding obligations due pursuant to the Note Documents. The Jackson Notes continues to be secured by substantially all of the Company and its subsidiaries’ assets as a second lien holder to Midcap in the US, pursuant to the Amended and Restated Security Agreement with Jackson, dated September 15, 2017, as amended, and as further amended by the Omnibus Agreement on October 27, 2022.

Redeemable Series H Preferred Stock

On May 18, 2022, the Company entered into a stock purchase agreement with Headway. Consideration for the Purchase of 100% of Headway was the issuance of an aggregate of 9,000,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock shall have a par value of $0.00001 per share and a stated value equal to $1.00 and is convertible at any time into an aggregate of 350,000 shares of common stock. This is determined by dividing the stated value of such share of Preferred Stock by the conversion price. The conversion price equals $25.714. Holders of Series H Preferred Stock are entitled to quarterly cash dividends at a per annum rate of 12%. The shares of the Series H Preferred Stock may be redeemed by the Company through a cash payment at a per share equal to the stated value,

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 11 — DEBT (cont.)

plus all accrued but unpaid dividends, at any time. On May 18, 2025, the Company shall redeem all of the shares of the Series H Preferred Stock. The redemption price represents the number of shares of the Preferred Stock (9,000,000), plus all accrued but unpaid dividends, multiplied by the Stated Value ($1). On May 18, 2022, the Company paid $14 towards the Series H Preferred Stock balance. As of December 31, 2022 the redemption price was $9,000.

In accordance with ASC 480-10-15-3, the agreement includes certain rights and options including: redemption, dividend, voting, and conversion which have characteristics akin to liability and equity. The Series H Preferred Stock is redeemable and has a defined maturity date upon the third anniversary of the original issue date. As such and based on the authoritative guidance, the Series H Preferred Stock meets the definition of a debt instrument. The Company obtained a third-party valuation report to calculate the fair value of Series H Preferred Stock. As of May 18, 2022, the fair value of the Redemption Price was calculated as $8,265 utilizing the CRR Binomial Lattice model. The difference in fair value was $735 is accounted as a deferred financing charge and will be amortized over the life of the term. The quarterly dividends will be reflected as interest expense.

On July 31, 2023, the Company, Chapel Hill Partners, L.P. (“Chapel Hill”) and Jean-Pierre Sakey (“Sakey”) entered into an agreement in connection with the Headway Purchase Agreement.

Pursuant to the agreement, if on or prior to September 30, 2023, the Company pays an aggregate of $11,340 (the “Agreed Amount”) to the holders of the Series H Preferred Stock and Chapel Hill for the redemption of the 9,000,000 shares of Series H Preferred Stock issued and outstanding with the remaining amount to be paid to Chapel Hill, less $525 to be paid to third-parties to satisfy existing incentives and fees due, with such fees and incentive payments to be allocated at the discretion of Chapel Hill and Sakey, then the Company’s obligation to redeem the Series H Preferred Stock pursuant to the Purchase Agreement and Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, as amended (the “Series H COD”), shall be deemed satisfied, and the contingent liabilities, covenants and indemnification obligations of the Company pursuant to the Purchase Agreement shall be extinguished and of no further force and effect.

Pursuant to the agreement, if on or prior to September 30, 2023, the Company does not redeem the Series H Preferred Stock and remit the Contingent Payment (as defined in the Headway Purchase Agreement), then the Company shall make the Contingent Payment in the amount of $5,000, as set forth in the Purchase Agreement, in five equal installments of $1,000 each, less $134 per installment to be paid to third-parties to satisfy existing incentives and fees due, with such fees and incentive payments to be allocated at the discretion of Chapel Hill and Sakey (the “Contingent Payment Installments”), with such Contingent Payment Installments to be made on or before December 31, 2023, March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024 (each such date, a “Contingent Installment Payment Date”). On each Contingent Installment Payment Date, the Company shall additionally redeem 100,000 shares of Series H Preferred Stock at a price per share equal to $0.0000001 per share. The contingent payments due on December 31, 2023 and March 31, 2023 were not paid.

Pursuant to the Letter Agreement, the Company shall also have no obligation to pay the Preferred Dividend (as defined in the Series H COD) on June 30, 2023, September 30, 2023 and December 31, 2023.

NOTE 12 — LEASES

As of December 30, 2023 and December 31, 2022, we recorded a right of use (“ROU”) lease asset of approximately $4,813 with a corresponding lease liability of approximately $5,248 and ROU lease asset of approximately $5,678 with a corresponding lease liability of approximately $6,154, respectively, based on the present value of the minimum rental payments of such leases. The Company’s finance leases are immaterial both individually and in the aggregate.

In January 2023, the Company entered into a new lease agreement for an office lease in Danvers, MA for a term of 3 years. This resulted in increases to right of use assets and lease liabilities of $177. In July 2023, the Company entered into a new lease agreement for an office lease in Chelsea, MA for a term of 2 years. This resulted in increases to right of use assets and lease liabilities of $40.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 12 — LEASES (cont.)

Quantitative information regarding the Company’s leases for Fiscal 2023 is as follows:

Lease Cost	Classification	December 30, 2023	December 31, 2022
Operating lease cost	SG&A Expenses	$680	1,388
Other information
Weighted average remaining lease term (years)		3.78	4.30
Weighted average discount rate		7.00%	7.00%

Future minimum lease payment under non-cancelable leases as of December 30, 2023, were as follows:

Future Lease Payments
2023
2024	$1,358
2025	1,126
2026	1,021
2027	1,035
2028	1,072
Thereafter	663
$6,275
Less: Imputed Interest	1,027
$5,248

Leases – Current	$1,035
Leases – Non current	$4,213

As most of the Company’s leases do not provide an implicit rate, we use the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. This methodology was deemed to yield a measurement of the ROU lease asset and associated lease liability that was appropriately stated in all material respects.

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY

The Company issued the following shares of common stock during the twelve-month period ended December 30, 2023:

Shares issued to/for:	Number of Common Shares Issued	Fair Value of Shares Issued	Fair Value at Issuance (minimum and maximum per share)
Equity raise	1,884,516	$4,113	$2.65	$2.65
Employees	177,305	561	$2.82	$2.82
Board and committee members	160,000	155	$3.02	$9.65
Warrants Exercised per inducement letter	550,000	1,994	$0.83	$0.83
Shares issued in connection with debt – related party	200,000	128	$0.64	$0.64
	2,971,821	$6,951

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

The Company issued the following shares of common stock during the twelve-month period ended December 31, 2022:

Shares issued to/for:	Number of Common Shares Issued	Fair Value of Shares Issued	Fair Value at Issuance (minimum and maximum per share)
Equity raise	657,858	$4,013	$6.10	$6.10
Board and committee members	63,000	201	3.02	9.65
Related party shares	100,000	257	2.57	2.57
Consultants	36,000	113	3.02	7.40
	856,858	$4,584

The Company’s authorized common stock consists of 250,000,000 shares having a par value of $0.00001. As of the end of Fiscal 2023 and Fiscal 2022, the Company has issued and outstanding 5,601,020 and 2,629,199 common shares, respectively.

Increase of Authorized Common Stock

On December 27, 2023, stockholders approved an amendment to our Charter to increase the number of authorized shares of common stock, par value $0.00001, from 200,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock

We previously had a total of 220,000,000 shares of capital stock authorized under our Charter, consisting of 200,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). This approval allowed our Board to file the Common Stock Increase Amendment with the office of the Delaware Secretary of State, which has the effect of increasing the number of authorized shares of Common Stock from 200,000,000 to 250,000,000 and increasing the number of authorized shares of all classes of stock from 220,000,000 to 270,000,000. The number of shares of authorized Preferred Stock would remain unchanged.

July 2022 Private Placement

On July 1, 2022, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of a private placement of 657,858 shares of common stock or pre-funded warrants to purchase shares of common stock, and warrants (the “July 2022 Warrants”) to purchase up to 657,858 shares of common stock, with an exercise price of $5.85 per share. The July 2022 Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance. The combined purchase price for one share of common stock (or pre-funded warrant) and one associated warrant to purchase one share of common stock was $6.10.

In connection with the private placement, each investor entered into Warrant Amendment Agreements to amend the exercise prices of certain existing warrants to purchase up to an aggregate of 657,858 shares of our common stock that were previously issued to the investors, with exercise prices ranging from $18.50 to $38.00 per share and expiration dates ranging from July 22, 2026, to November 1, 2026. The Warrant Amendment Agreements became effective upon the closing of the July 2022 Private Placement and pursuant to the Warrant Amendment Agreements, the amended warrants have a reduced exercise price of $5.85 per share and expire five and one-half years following the closing of the July 2022 Private Placement.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

Third Amended and Restated Note Purchase Agreement

On October 27, 2022, the Company entered into the Third Amended and Restated Note Purchase Agreement with Jackson, which amended and restated the Amended Note Purchase Agreement, dated October 26, 2020, as amended, and issued to Jackson the Jackson Notes, with a remaining outstanding principal balance of approximately $9.0 million.

In connection with the amendment and restatement, the Company paid Jackson an amendment fee of $39. The Company accounted for the Amended Note Purchase Agreement as a modification of the debt. Accordingly, fees totaling $39 paid to Jackson as well issuance of 100,000 common stock shares valued at $257, issuance of 24,332 five year warrants with a strike price of $3.06 expiring October 27, 2027 and the modification of 15,093 warrants from a strike price of $60.00 to $3.06 and the extension of the warrant expiration date of January 26, 2026 to October 27, 2027, resulting in a fair value adjustment of $29, were all recorded as additional debt discount which will be amortized over the term of the 2022 Jackson Note using the effective interest method.

On June 30, 2023, the Company and Jackson entered into an amendment (“Amendment No. 1”) to the 2022 Jackson Note to amend the interest payment dates of September 30, 2023, August 1, 2023, and September 1, 2023 to October 1, 2023, November 1, 2023 and December 1, 2023, respectively.

Restricted Shares

The Company has issued shares of restricted stock to employees and members of the Board under its 2015 Omnibus Incentive Plan, 2016 Omnibus Incentive Plan, 2020 Omnibus Plan and 2021 Omnibus Inventive Plan. Under these plans, the shares are restricted for a period of three years from issuance. As of Fiscal 2023, the Company has issued a total of 228,208 restricted shares of common stock to employees and Board members that remain restricted. In accordance with ASC 718, Compensation — Stock Compensation, the Company recognizes stock-based compensation from restricted stock based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of restricted shares by the Company’s stock price on the date of issuance. The impact of forfeitures has historically been immaterial to the financial statements. In Fiscal 2023 and 2022, the Company recorded compensation expense associated with these restricted shares of $1,392 and $511, respectively. The table below is a rollforward of unvested restricted shares issued to employees and board of directors.

	Restricted Shares	Weighted Average Price Per Share
Outstanding at January 1, 2022	5,976	$50.00
Granted	63,000	3.20
Vested/adjustments	(384)	88.80
Outstanding at December 31, 2022	68,592	6.72
Granted	337,305	2.30
Vested/adjustments	(177,689)	2.88
Balance at December 30, 2023	228,208	$3.18

Series A Preferred Stock — Related Party

On January 21, 2020, the Company converted the shares of Series A Preferred Stock awarded to Mr. Briand into 271 shares of common stock. On January 8, 2021, the Company converted the shares awarded to Mr. Flood into 451 shares of common stock. The Company has $125 and $125 of dividends payable to Series A Preferred Stockholders at the end of Fiscal 2023 and Fiscal 2022, respectively.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

Warrants

In connection with the private placement consummated in July 2022 (the “July 2022 Private Placement”), on July 7, 2022, the Company entered into warrant amendment agreements (the “Warrant Amendment Agreements”) with each of the nine existing participating investors, which amended warrants to purchase up to 657,858 shares of common stock (prior to amendment, the “Original Warrants”). The Original Warrants had exercise price that ranged from $18.50 to $38.00 per share and expiration dates that ranged from July 22, 2026 to November 1, 2026. The Warrant Amendment Agreements reduced the exercise price of the Original Warrants to $5.85 per share and extended the expiration date to January 7, 2028, the date that is five and one-half years following the closing of the July 2022 Private Placement. The Company calculated an incremental fair value of $837 by calculating the excess, of the fair value of the modified over the fair value of that instrument immediately before it is modified. This increase in fair value was recorded in additional paid in capital.

In connection with the Third Amended and Restated Note Purchase Agreement, the Company (i) issued five year warrants to purchase up to an aggregate of 24,332 shares of common stock at an exercise price of $3.06 per share, which expire on October 27, 2027, and (ii) amended certain warrants to purchase up to an aggregate of 15,093 shares of common stock such that the exercise price was reduced from $60.00 per share to $3.06 per share, and the expiration date of the warrant was extended from January 26, 2026 to October 27, 2027, which resulted in a fair value adjustment of $29. These warrants were recorded as additional debt discount which will be amortized over the term of the 2022 Jackson Note using the effective interest method.

On September 1, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) of certain of its existing warrants to purchase up to an aggregate of 2,761,170 shares of common stock issued to the Holder on July 7, 2022 (as amended on February 10, 2023), and (ii) February 10, 2023 (collectively, the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 2,761,170 shares of common stock at a reduced exercise price of $0.83 per share in consideration of the Company’s agreement to issue new unregistered common stock purchase warrants (the “September 2023 Warrants”), as described below, to purchase up to an aggregate of 5,522,340 shares of the Company’s common stock.

The closing of the transactions contemplated pursuant to the Inducement Letter occurred on September 6, 2023 (the “Closing Date”). The Company received aggregate gross proceeds of approximately $2,292 from the exercise of the Existing Warrants by the Holder (the “Exercise”), before deducting placement agent fees and other offering expenses payable by the Company. The Company used 50% of the net proceeds from the Exercise to repay a portion of its outstanding obligations under the Jackson Notes and 50% of the net proceeds from the Exercise to repay a portion of its outstanding obligations pursuant to the Credit and Security Agreement with MidCap.

The Company issued to Wainwright or its designees warrants (the “September 2023 Placement Agent Warrants”) to purchase up to 207,088 shares of common stock. The September 2023 Placement Agent Warrants have substantially the same terms as the September 2023 Warrants, except that the Placement Agent Warrants have an exercise price equal to $1.0375 per share and are immediately exercisable on or after the Stockholder Approval Date (as defined in the September 2023 Warrants) until the five year anniversary of the Stockholder Approval Date.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

Transactions involving the Company’s warrant issuances are summarized as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2022	972,495	$26.88
Issued	1,404,478	5.83
Exercised	—	—
Expired or cancelled	(673,285)	26.84
Outstanding at December 31, 2022	1,703,688	9.61
Issued	8,631,937	1.40
Exercised	(2,761,170)	0.59
Expired or cancelled	(876,654)	5.85
Balance at December 30, 2023	6,697,801	$3.48

The following table summarizes warrants outstanding as of December 30, 2023:

Exercise Price	Number Outstanding and Exercisable	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise price
$3.06 – $3,750.00	6,697,801	3.41	$3.48

Incentive Plans

2014 Equity Incentive Plan

On January 28, 2014, our Board adopted the 2014 Equity Incentive Plan (the “2014 Plan”.) Under the 2014 Plan, we may grant options to employees, directors, senior management of the Company and, under certain circumstances, consultants. The purpose of the 2014 Plan is to retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. A maximum of 5,000 shares of common stock has been reserved for issuance under this plan. The 2014 Plan expires on January 28, 2024. As of December 30, 2023, the Company had issued 5,000 options and shares of common stock pursuant to the 2014 Plan and therefore there are no remaining shares eligible to be issued under the 2014 Plan.

2015 Omnibus Incentive Plan

On September 23, 2015, our Board adopted the 2015 Omnibus Incentive Plan (the “2015 Plan”.) This plan has not been approved by our stockholders. Under the 2015 Plan, we may grant a variety of equity instruments to employees, directors, senior management of the Company and, under certain circumstances, consultants. The purpose of the 2015 Plan is to retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

The 2015 Plan provides for an aggregate of 9,000 shares of common stock to be available for awards under the 2015 Plan (“Awards”.) The number of shares available for grant pursuant to Awards under the 2015 Plan is referred to as the “Available Shares.” If an Award is forfeited, canceled, or if any Option terminates, expires or lapses without being

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

exercised, the common stock subject to such Award will again be made available for future grant. However, shares that are used to pay the exercise price of an Option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the 2015 Plan.

The Plan will have a term of ten years and no further Awards may be granted under the 2015 Plan after that date. As of December 30, 2023, the Company had issued 9,000 in options and shares of common stock and therefore there are no remaining options and shares of common stock under this plan.

2016 Omnibus Incentive Plan

On October 25, 2016, our Board adopted the 2016 Omnibus Incentive Plan (the “2016 Plan”) to, among other things, attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The 2016 Plan’s terms and conditions are similar to that of the 2015 Plan. On January 26, 2017, our stockholders approved the 2016 Plan, pursuant to which 50,000 shares of the Company’s common stock will be reserved for issuance under stock, restricted stock and stock option awards. On May 30, 2018, our stockholders approved an amendment to the 2016 Plan to increase the total number of shares reserved for issuance under the 2016 Plan to 125,000 shares of the Company’s common stock. As of December 30, 2023, we had issued 123,428 shares and options to purchase shares of common stock pursuant to the 2016 Plan, leaving 1,573 shares remaining under the 2016 Plan.

A summary of option activity during Fiscal 2023 and Fiscal 2022 of the Company’s 2014 Equity Incentive Plan, 2015 Omnibus Incentive Plan and the 2016 Omnibus Incentive Plan is presented below:

	Options	Weighted Average Exercise Price
Outstanding at January 1, 2022	1,302	$1,665.60
Granted	50,000	7.80
Exercised	—	—
Expired or cancelled	—	—
Outstanding at December 31, 2022	51,302	50.06
Granted	—	—
Exercised	—	—
Expired or cancelled	—	—
Balance at December 30, 2023	51,302	$50.06

During Fiscal 2023 and Fiscal 2022, the Company recorded total share-based payment expense of $66 and $70, respectively, in connection with all options outstanding.

The total future compensation cost related to options not yet amortized is $197 at fiscal 2023. The Company will recognize this charge over approximately 3.1 years.

2019 Long-Term Incentive Plan

In January 2019, the Company’s Board approved the 2019 Long-Term Incentive Plan (the “2019 LTIP”).

The Board granted 6,084 units to adequately motivate the participants and drive performance for the period.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

Units vest upon the following:

•        50% upon the employee being in good standing on December 31, 2020; and,

•        50% upon the average share price of the Company’s common stock during the 90-day period leading up to December 31, 2020, based upon the following Vesting Rate table:

Average 2019 Price	Vesting Rate
<$480 per share	0
>$480 per share	Pro-rated
>=$720 per share	Full Vesting

On January 8, 2021, the Company issued 2,584 shares to the remaining 50% of eligible employees in good standing on December 31, 2020. The remaining shares available in this plan expired. The Company has recognized expense of $0 and $4 related to the 2019 LTIP in Fiscal 2023 and Fiscal 2022, respectively.

2020 Omnibus Incentive Plan

On June 30, 2020, the Board approved the 2020 Omnibus Incentive Plan (the “2020 Plan”) pursuant to which we may grant equity incentive awards to key employees, key contractors, and non-employee directors of the Company. The 2020 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of our common stock, or a combination of cash and common stock. A total of 12,500 shares of common stock were reserved for grant under the 2020 Plan, plus any awards reserved under the Company’s prior equity incentive plans, subject to adjustment in certain circumstances to prevent dilution or enlargement. On September 29, 2020, our stockholders approved the 2020 Plan. As of December 31, 2022, we had issued 12,500 shares and options to purchase shares of common stock pursuant to the 2020 Plan, therefore leaving 0 shares remaining under the 2020 Plan. The 2020 Plan will terminate on June 30, 2030.

2021 Omnibus Incentive Plan

On October 14, 2021, the Company held its 2021 virtual annual meeting of stockholders. At the annual meeting, the Company’s stockholders approved the 2021 Omnibus Incentive Plan, pursuant to which the Company may grant equity incentive awards to key employees, key contractors, and non-employee directors of the Company. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of the Company’s common stock, or a combination of cash and common stock. A total of 200,000 shares of common stock are reserved for grant under the Plan subject to adjustment in certain circumstances to prevent dilution or enlargement. The Plan had been previously approved by the Company’s board of directors on August 17, 2021, subject to stockholder approval, and will terminate on August 17, 2031.

On December 27, 2021, the Company held a special meeting of stockholders. At the special meeting, the Company’s stockholders approved an amendment to the Company’s 2021 Omnibus Incentive Plan to increase the number of shares of common stock available for issuance pursuant to awards under the 2021 Plan by an additional 300,000 shares, to a total of 500,000 shares of our common stock. As of December 30, 2023, we had issued 148,727 shares and options to purchase shares of common stock pursuant to the 2021 Plan, therefore leaving 351,273 shares remaining under the 2021 Plan. The 2021 Plan will terminate on June 30, 2031.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

On December 27, 2023, the Stockholders’ approved an amendment to the 2021 Plan, to increase the number of shares of common stock available for issuance pursuant to awards under the 2021 by an additional 1,560,000, to a total of 2,060,000.

Limited Duration Stockholder Rights Agreement

On September 27, 2023, the board of directors (the “Board”) of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock and .3889 Rights for each outstanding share of Series H Preferred Stock (collectively with the common stock, the “Voting Stock”). The dividend was paid on October 21, 2023 to the stockholders of record at the close of business on October 21, 2023 (the “Record Date”). Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.00001 per share, of the Company (the “Preferred Stock”) at a price of $2.75 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 1, 2023, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Securities Transfer Corporation, as Rights Agent.

Until the close of business on the earlier of (i) 10 business days following the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the Company or an Acquiring Person (as defined below) that an Acquiring Person has become such, or such other date, as determined by the Board, on which a Person has become an Acquiring Person, or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), (x) the Rights will be evidenced by the certificates representing the Voting Stock registered in the names of the holders thereof (or by book entry shares in respect of such Voting Stock) and not by separate Right Certificates (as defined below), and (y) the Rights will be transferable only in connection with the transfer of Voting Stock.

Until the Distribution Date (or earlier expiration of the Rights), (i) new Voting Stock certificates issued after the Record Date upon transfer or new issuances of Voting Stock will contain a legend incorporating the terms of the Rights Agreement by reference, and (ii) the surrender for transfer of any certificates representing Voting Stock (or book entry shares of Voting Stock) outstanding as of the Record Date will also constitute the transfer of the Rights associated with the shares of Voting Stock represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Voting Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Except as otherwise provided in the Rights Agreement, the Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) October 2, 2026 or such later date as may be established by the Board prior to the expiration of the Rights, (ii) the time at which the Rights are redeemed pursuant to the terms of the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the Rights Agreement at which time the Rights are terminated, or (iv) the time at which such Rights are exchanged pursuant to the terms of the Rights Agreement.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time, among others, (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on any class or series of Voting Stock payable in shares of a class or series of Voting Stock or subdivisions, consolidations or combinations of any class or series of Voting Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 and (b) the sum of (1) 1,000 (subject to adjustments for stock dividends, stock splits, or stock combinations) times the aggregate per share amount of all cash dividends, plus (2) 1,000 (subject to adjustments for stock dividends, stock splits, or stock combinations) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), in each case declared on the common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends and distributions), and (b) an amount equal to 1,000 times (subject to adjustments for stock dividends, stock splits, or stock combinations) made per share amount of all cash and other property to be distributed in respect of common stock. Each share of Preferred Stock will be initially entitled to 1,000 votes (subject to adjustment for stock dividends, stock splits, or stock combinations). In addition to voting together with the holders of common stock for the election of other directors of the Company, the holders of Preferred Stock, voting separately as a class to the exclusion of the holders of common stock, shall be entitled at the meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company. Holders of Preferred Stock shall otherwise have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action, other than as required by law.

In the event of any merger, consolidation, combination or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person (the first occurrence of such event, a “Flip-In Event”), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of common stock equal to the number of shares of common stock obtained by dividing the Purchase Price (subject to adjustments) by 50% of the current per share market price of the common stock on the date of the Flip-In Event. Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% (20% in the case of a Passive Investor (as defined in the Rights Agreement)) or more in voting power of the shares of Voting Stock then outstanding, subject to certain exclusions. Under the Rights Agreement, a “Passive Investor” is generally a person who or which has reported or is required to report beneficial ownership of shares of Voting Stock on Schedule 13G under the Exchange Act. Certain synthetic interests in securities created by derivative positions are treated under the Rights Agreement as beneficial ownership of the number of shares of Voting Stock equivalent to the economic exposure created by the derivative security, to the extent actual shares of Voting Stock are directly or indirectly beneficially owned by a counterparty to such derivative security.

In the event that, after a Flip-In Event, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 13 — STOCKHOLDERS’ (DEFICIT) EQUITY (cont.)

thereafter have the right to receive upon the exercise of a Right that number of shares of common stock equal to the result obtained by dividing the Purchase Price (subject to adjustments) by 50% of the current per share market price of the common stock of such person(s) (or its parent) with whom the Company has engaged in the foregoing transaction.

At any time after a Flip-In Event and prior to the acquisition by an Acquiring Person of 50% or more in voting power of the shares of Voting Stock then outstanding, the Board may, at its option, exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of common stock, at an exchange ratio of one share of common stock per Right.

With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or common stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the common stock.

At any time prior to a Flip-In Event, the Board may redeem all but not less than the then outstanding Rights at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”) payable, at the option of the Company, in cash, shares of common stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, in its sole discretion, except with respect to the Redemption Price, supplement or amend any provision in the Rights Agreement without the approval of any holders of the Rights. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, supplement or amend the Rights Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may adversely affect the interests of holders of the Rights, cause the Rights Agreement to become amendable contrary to the provisions of the Rights Agreement, or cause the Rights to again to become redeemable.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

NOTE 14 — COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Flood Employment Agreement

On January 3, 2014, we entered into a services agreement (the “Flood Employment Agreement”) with Brendan Flood. Under the Flood Employment Agreement, Mr. Flood’s salary is required to be adjusted (but not decreased) annually in connection with the CPI Adjustment (as defined in the Flood Employment Agreement.) Mr. Flood is also entitled to an annual bonus of up to 50% of his annual base salary based on reaching certain financial milestones.

The Flood Employment Agreement automatically renews annually unless 12 months’ written notice is provided by either party. It also includes customary non-compete/solicitation language for a period of 12 months after termination of employment, and in the event of a change in control, we may request that Mr. Flood continue employment with the new control entity. Effective January 1, 2020, Mr. Flood’s salary changed to $503 and bonus changed to up to 75% of his annual base salary. Effective April 1, 2023, Mr. Flood’s salary changed to $538. All other terms of the Flood Employment Agreement remained unchanged.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 14 — COMMITMENTS AND CONTINGENCIES (cont.)

The Barker Employment Agreement

The Company entered into an employment agreement with Alicia Barker that appointed her as our Chief Operating Officer effective July 1, 2018 (the “Barker Employment Agreement”). Ms. Barker also serves as a member of our Board and receives stock compensation for her service as a member of the Board.

Under the terms of the Barker Employment Agreement, through December 31, 2022, Ms. Barker currently received an annual base salary of $250 and is entitled to receive an annual performance bonus of up to 75% of her base salary based on the achievement of certain performance metrics. Ms. Barker’s base salary is required to be reviewed by the Board on an annual basis and may be increased, but not decreased, in its sole discretion. Ms. Barker is also entitled to reimbursement of certain out-of-pocket expenses incurred in connection with her services to the Company and to participate in the benefit plans generally made available to other executives of the Company. Effective January 1, 2023 Ms. Barker’s salary changed to $325.

In the event Ms. Barker is terminated without cause or for good reason (as such terms are defined in the Barker Employment Agreement), Ms. Barker is entitled to receive (subject to certain requirements, including signing a general release of claims): (i) any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date; (ii) severance pay in an amount equal to 12 months’ base salary; and (iii) any earned but unpaid performance bonus. In the event Ms. Barker is terminated for cause or without good reason, she is only entitled to receive any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date.

The Barker Employment Agreement also contains customary confidentiality, non-solicitation and non-disparagement clauses.

Earn-out Liabilities

Pursuant to the acquisition of KRI on August 27, 2018, the purchase price includes earnout consideration payable to the seller of $2,027 each on August 27, 2019, and August 27, 2020. The payment of the earnout consideration was contingent on KRI’s achievement of certain trailing gross profit amounts. On September 11, 2019, the Company entered into an amended agreement with the seller to delay the payment of the first year earnout of $2,027 until no later than February 27, 2020. For each full calendar month beyond August 27, 2019, that such payment is delayed, the Company is required pay the seller interest in the amount of $10 with the first such payment of interest due on September 30, 2019. In addition, the amended agreement was further amended to change the due date for the second year earnout payment of $2,027 from August 27, 2020, to February 27, 2020.

On March 9, 2024, a Settlement and Release Agreement was entered into by both parties. Under this agreement, which was entered into to avoid costly court fees, the Company agreed to make a payment, in full and final settlement, of $2 million plus interest across the following dates and amounts: $115 on May 1, 2024, $114 on June 1 2024, $114 on July 1 2024, $113 on August 1 2024, $112 on September 1 2024, and a final payment of $1,511 on October 1, 2024. There is a five-day cure period for each payment and there is a Confession of Judgement in favor of the defendant for the full amount of the original Earnout plus interest, in the event of non-compliance.

Pursuant to the Headway acquisition that closed on May 18, 2022, the purchase price includes an earnout payment totaling up to $4,450 of earn out provision. Upon the attainment of certain trailing twelve month (“TTM”) EBITDA achievements the Company will pay to the Headway seller a contingent payment in accordance with the following:

Adjusted EBITDA of $0 or less than $0= no Contingent Payment

Adjusted EBITDA of $500 x 2.5 multiple= $1,250 Contingent Payment

Adjusted EBITDA of $1,000 x 2.5 multiple= $2,500 Contingent Payment

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 14 — COMMITMENTS AND CONTINGENCIES (cont.)

Adjusted EBITDA of $1,800 x 2.5 multiple= $4,500 Contingent Payment

Adjusted EBITDA of $2,000 or more x 2.5 multiple= $5,000 Contingent Payment

The Company performed an analysis over the contingent payment and determined the EBITDA is above the $2,000 threshold amount, such that $5,000 was recorded as consideration. The estimated value calculated in the forecast is preliminary and subject to change. The balance at December 30, 2023 is $5,000.

Lease Obligations

The Company is party to multiple lease agreements for office space. The agreements require monthly rental payments through September 2029. Total minimum obligations are approximately $1,358, $1,126, $1,021, $1,035, $1,072 and $663 for the years ending fiscal 2024, 2025, 2026, 2027, 2028 and beyond, respectively. For Fiscal 2023 and Fiscal 2022, rent expense amounted to $680 and $1,388, respectively.

Legal Proceedings

Whitaker v. Monroe Staffing Services, LLC & Staffing 360 Solutions, Inc.

On March 9, 2024, a Settlement and Release Agreement was entered into by both parties. Under this agreement, which was entered into to avoid costly court fees, the Company agreed to make a payment, in full and final settlement, of $2 million plus interest across the following dates and amounts: $115 on May 1, 2024, $114, on June 1 2024, $114 on July 1 2024, $113 on August 1 2024, $112 on September 1 2024, and a final payment of $1,511 on October 1, 2024. There is a five-day cure period for each payment and there is a Confession of Judgement in favor of the defendant for the full amount of the original Earnout plus interest, in the event of non-compliance.

As of the date of this filing, we are not aware of any other material legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject, other than as disclosed above.

NOTE 15 — SEGMENT INFORMATION

The Company has two reportable segments: Commercial — US and Professional — US.

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Commercial Staffing – US	$91,874	$108,205
Professional Staffing – US	99,002	76,679
Total Revenue	$190,876	$184,884

Commercial Staffing – US	$16,805	$19,182
Professional Staffing – US	11,724	13,567
Total Gross Profit	$28,529	$32,749

Selling, general and administrative expenses	$(38,214)	$(32,556)
Depreciation and amortization	(1,901)	(1,959)
Interest expense and amortization of debt discount and deferred financing costs	(5,461)	(3,680)
Loss on discontinued operations	(9,014)	(12,496)
Other (losss) income, net	324	726
(Loss) Income Before Provision for Income Tax	$(25,737)	$(17,216)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 16 — RELATED PARTY TRANSACTIONS

In addition to the Series A Preferred Shares and notes and warrants issued to Jackson, the following are other related party transactions:

Board and Committee Members

	Twelve Months Ended December 30, 2023
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$75	30,000	$48	$123
Jeff Grout	50	20,000	40	90
Nick Florio	75	20,000	40	115
Vincent Cebula	58	30,000	48	106
Alicia Barker	—	30,000	50	50
Brendan Flood	—	30,000	50	50
	$258	160,000	$276	$534
	Twelve Months Ended December 31, 2022
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$100	10,600	$34	$134
Jeff Grout	100	10,600	34	134
Nick Florio	100	10,600	34	134
Vincent Cebula	100	10,600	34	134
Alicia Barker	—	10,600	34	34
Brendan Flood	—	10,000	30	30
	$400	63,000	$200	$600

Appointment of Directors and Officers

On November 4, 2022, the Board of the Company appointed Mr. Joe Yelenic, Senior Vice President, Corporate Finance, as the principal financial officer of the Company.

On January 9, 2024, the Board of the company appointed Ms. Melanie Grossman, Senior Vice President, Corporate Controller, as the principal accounting officer of the Company, effective as of the same date.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 17 — SUPPLEMENTAL CASH FLOW INFORMATION

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Cash paid for:
Interest	$3,690	$3,833
Income taxes	110	150

Non-Cash Investing and Financing Activities:
Deferred purchase price of UK factoring facility	$6,897	$6,825
Redeemable Series H preferred stock, net	—	8,265
Debt discount – Series H	362	735
Debt discount – Related party note	90	347
Acquisition of right of use assets	217	—
Earnout liability	—	5,000
Goodwill	—	(2,192)
Intangible assets	—	6,800
Warrant modification	1,994	837

NOTE 18 — INCOME TAXES

The components of loss before provision for income taxes for Fiscal 2023 and Fiscal 2022, are as follows:

	December 30, 2023	December 31, 2022
Domestic	$(40,628)	$(9,543)
Foreign	14,891	(7,673)
Loss before provision for income taxes	$(25,737)	$(17,216)

The benefit for income taxes consisted of the following:

	December 30, 2023	December 31, 2022
Current:
Federal	—	—
State	255	349
Foreign	—	—
Total current tax expense	255	349

Deferred:
Federal	3	(29)
State	46	(154)
Foreign	—	(388)
Total deferred tax expense	49	(571)
Total tax benefit	$304	$(222)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 18 — INCOME TAXES (cont.)

The difference between the income tax benefit on income (loss) and the amount computed at the U.S. federal statutory rate is due to:

	December 30, 2023		December 31, 2022
Expense at Federal Statutory Rate	$(5,405)	21.00%	$(3,615)	21.00%
State taxes, net	(1,149)	4.47%	(62)	0.36%
Foreign operations	375	(1.46)%	153	(0.89)%
UK Goodwill Impairment	—	0.00%	1,900	(11.04)%
Permanent differences	1,349	(5.24)%	116	(0.67)%
True-up adjustments	1,481	(5.76)%	813	6.56%
State NOL True-up Adjustments – Staffing	(556)	2.16%	—	0.00%
State NOL True-up Adjustments – Headway	5,121	(19.90)%	—	0.00%
Change in valuation allowance	(1,006)	3.91%	608	(3.53)%
Other	94	(0.36)%	(135)	10.50%
Total Tax Benefit for Income Taxes	$304	(1.18)%	$(222)	1.28%

The Company’s effective tax rate differed from the U.S. federal statutory rate primarily due to mix of pre-tax income (loss) results by jurisdictions taxed at different rates than 21%, state taxes net of federal benefit, permanent differences, deferred tax balance adjustments that includes but is not limited to UK tax rate changes, UK goodwill impairment and changes in valuation allowance in the U.S.

Deferred income taxes are provided for the tax effect of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. Significant components of the Company’s deferred tax assets and (liabilities) are as follows:

	December 30, 2023	December 31, 2022
Deferred tax assets
Net operating loss carryforward	$10,959	$13,356
Tax credit, deduction and capital loss carryforward	1,193	3,212
Share-based compensation	780	503
Debt issuance costs	25	—
Accrued expenses and other liabilities	1,808	1,276
Interest limitation and carryforward	9,501	7,546
Operating lease liabilities	1,518	1,657
Total deferred tax assets	25,784	27,550
Less: valuation allowance	(22,378)	(23,383)
Deferred tax assets, net of valuation allowance	3,406	4,167

Deferred tax liabilities:
Deprecation	(1,178)	(1,507)
Basis differences in acquired intangibles	(1,064)	(1,347)
Debt Issuance Cost	—	(9)
Operating lease – Right-of-use assets	(1,392)	(1,482)
Total deferred tax liabilities	(3,634)	(4,345)
Deferred tax liability	$(228)	$(178)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 18 — INCOME TAXES (cont.)

During Fiscal 2023 and Fiscal 2022, the Company has federal net operating losses (“NOLs”) of $28,010 and $29,635. Of the $28,010 in federal NOL carryforwards, $24,505 will begin to expire in 2029 and $13,565 can be carried forward indefinitely, subject to an 80% taxable income limitation in the year of utilization and $10,060 that will expire due to the previous Section 382 limitations and Uncertain Tax Position taken in 2016. As of November 15, 2018, the Company had a change in ownership under Section 382. As such, the Company reduced the Federal NOLs available by $7,220. In 2021, the Company had two additional changes in ownership on February 12, 2021 and November 1, 2021, the Company had a change in ownership under Section 382 which limits the amount of useable NOLs going forward. As per the Section 382 analysis, the Company’s Federal NOL available as of January 1, 2022, will not be subject to limitation. On May 17, 2022, the Company acquired 100% of Headway Workforce Solutions Inc. and Subsidiaries via a stock sale. Headway Workforce Solutions Inc. and Subsidiaries’ NOLs will be subject to a Section 382 limitation due to an ownership change. The Company has not identified subsequent 382 Limitations as of December 31, 2022. As of December 30, 2023 and December 31, 2022, the Company has state operating losses of $100.829 and $147,413 that begin to expire in 2028, and foreign NOLs totaling $8,082 and $5,346 with an indefinite life. As of December 30, 2023 and December 31, 2022, the Company also has capital loss carryforward of $0 and $7,531, respectively, which, if unused, will begin to expire in 2023 and a general business credit carryforward of $76 and $76, respectively.

Effective for the year ended December 28, 2018, the Tax Act resulted in a new limitation on interest expense under IRC Section 163(j). New IRC Section 163(j) limits the Company’s annual deduction of interest expense to the sum of business interest income and 30 percent of the adjusted taxable income of the Company. As a result of the CARES Act the limitation has been increased to 50% for tax years 2019 and 2020. Beginning on January 1, 2022 depreciation and amortization expense will no longer be allowed as an addback to adjusted taxable income. The limitation for the year ended December 30, 2023 resulted in disallowed interest of $5,009, which can be carried forward indefinitely.

The Company has not recorded deferred taxes or withholding taxes for any undistributed foreign earnings, nor have any taxes been provided for the outside basis difference inherent in these entities as the Company’s assertion is to indefinitely reinvest in foreign operations. It is not practicable to estimate any taxes to be provided on outside basis differences at this time. Based on the amount of foreign undistributed earnings through December 30, 2023, we believe any such tax liability would be insignificant to the financial statements.

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating loss carryforwards can be utilized. We consider the level of historical taxable income, scheduled reversal of temporary differences, tax planning strategies, and projected future taxable income in determining whether a valuation allowance is warranted.

During Fiscal 2023, the Company maintained a valuation allowance against its U.S. deferred tax assets. The Company’s valuation allowance decreased by $1.006 during Fiscal 2023 primarily attributable to Section 163(j) interest limitation and federal and state net operating losses.

During Fiscal 2023, we maintained our federal and state tax attributes for unrecognized tax benefits related primarily to the treatment of stock compensation and stock options. If recognized, $765 of the unrecognized tax benefits are likely to offset to a corresponding full valuation allowance provided for the reduction of federal NOLs, thereby there is no impact to the effective rate. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Fiscal 2023	Fiscal 2022
Beginning balance	$716	$697
Additions for tax positions of prior years	49	19
Reductions for tax positions of prior years	0	0
Loss before provision for income taxes	$765	$716

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 18 — INCOME TAXES (cont.)

It is reasonably possible that the amount of the unrecognized tax benefits with respect to our unrecognized tax positions will increase or decrease in the next 12 months. However, quantification of an estimated range cannot be made at this time. The Company has accrued zero interest and penalties as of December 30, 2023 and December 31, 2022.

The Company files its tax returns in the U.S. certain state and local tax jurisdictions with various statutes of limitations. The Company has no tax years subject to audit by certain jurisdictions at this time. To the extent utilized in future years’ tax returns, all NOLs carryforwards will remain subject to examination until the respective tax year is closed.

NOTE 19 — DISCONTINUED OPERATIONS

In December 2023, given the recurring losses of Professional Staffing UK, management committed to a plan to sell the assets of Professional Staffing UK. On January 6,2024 Staffing 360 Solutions Limited, a UK Subsidiary, filed a Notice of Intent with the High Court of Justice in the UK, stating the Company’s intention to appoint administrators to save the business from liquidation. Administrators were appointed on January 18, 2024, and the business was transferred to new owners on February 12, 2024. Following ate the consolidated balance sheets of the discontinued operations:

	December 30, 2023	December 31, 2022
Cash	28	537
Accounts receivable	4,039	2,318
Prepaid expenses	319	218
Deposits	258	254
Fixed assets, net	622	759
Intangible Assets		4,545
Other current assets	3,850	2,058
Current assets held for sale	9,116	10,689

Accounts payable and accrued expenses	6,039	2,604
Other current liabilities	4,038	3,799
(Loss) Gain recognized on held for sale
Current liabilities held for sale	10,077	6,403

The following table summarizes the financial results of our discontinued operations for all periods presented:

	Fiscal Years Ended
	December 30, 2023	December 31, 2022
Revenue	$57,417	$60,033
Cost of Revenue, excluding depreciation and amortization stated below	50,089	50,013
Gross Profit	7,328	10,020

Operating Expenses:
Selling, general and administrative expenses	(10,336)	(11,712)
Other Expenses Net	(6,006)	(10,804)
Operating Loss	(9,014)	(12,496)
Benefit (Provision) from Income taxes	(0)	387
Net Loss from discontinued Operations	(9,014)	(12,109)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 19 — DISCONTINUED OPERATIONS (cont.)

The following table provides operating and investing cash flow information for our discontinued operations:

	Fiscal Years Ended
	December 30, 2023	December 31, 2022
Operating Activities
Depreciation and amortization	$1,358	$1,031
Investing Activities
Purchase of property and equipment	298	581

NOTE 20 — SUBSEQUENT EVENTS

Professional Staffing — UK

On February 12, 2024 the ownership of Staffing 360 Solutions Limited, a UK Subsidiary, was transferred to IPE Ventures.

Geographical Focus

The Board of Directors is in the process of evaluating various options for leveraging the Company’s resources to focus its business interests domestically.

Nasdaq Compliance

Minimum Bid Price Requirement

On July 17, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period between June 1, 2023, through July 14, 2023, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until January 15, 2024 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

In order to regain compliance with Nasdaq’s minimum bid price requirement, the Company’s common stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period. In the event the Company does not regain compliance by the end of the Compliance Period, the Company may be eligible for additional time to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary. The Company was granted an additional 180 calendar days to regain compliance.

The letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other listing requirements of Nasdaq.

Quarterly Reports on Form 10-Q

On November 6, 2023, the Company received a notice from the Staff notifying the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Rule as a result of its failure to file the Form 10-Q for the period ended September 30, 2023 in a timely manner (the “Staff Determination”). On January 10, 2024, the Company filed the Q3 Form 10Q and on January 12, 2024, the Staff notified the company that it had regained compliance with the Listing Rule with respect to the Q3 Form 10-Q.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FISCAL YEARS ENDED DECEMBER 30, 2023 AND DECEMBER 31, 2022
(All amounts in thousands)

NOTE 20 — SUBSEQUENT EVENTS (cont.)

Legal Proceedings

Whitaker v. Monroe Staffing Services, LLC & Staffing 360 Solutions, Inc .

On March 9, 2024, a Settlement and Release Agreement was entered into by both parties. Under this agreement, which was entered into to avoid costly court fees, the Company agreed to make a payment, in full and final settlement, of $2 million plus interest across the following dates and amounts: $115 on May 1, 2024, $114 on June 1 2024, $114 on July 1 2024, $113 on August 1 2024, $112 on September 1 2024, and a final payment of $1,511 on October 1, 2024. There is a five-day cure period for each payment and there is a Confession of Judgement in favor of the defendant for the full amount of the original Earnout plus interest, in the event of non-compliance.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(All amounts in thousands, except share, per share and par values)

	As of September 28, 2024	As of December 30, 2023

	(Unaudited)
ASSETS
Current Assets:
Cash	$1,498	$721
Accounts receivable, net	19,527	17,783
Prepaid expenses and other current assets	1,735	1,080
Current assets held for sale	—	9,116
Total Current Assets	22,760	28,700

Property and equipment, net	411	536
Goodwill	19,891	19,891
Intangible assets, net	9,950	11,193
Other assets	4,761	5,592
Right of use asset	4,449	4,813
Total Assets	$62,222	$70,725

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$12,423	$13,976
Accrued payroll taxes	12,242	6,193
Accrued expenses – related party	812	257
Current debt – related party, net	10,101	9,826
Current portion of debt, net	9,528	8,627
Earn out liabilities	8,554	9,054
Accounts receivable financing	16,838	14,698
Leases – current liabilities	1,075	1,035
Other current liabilities	5	376
Current liabilities held for sale	—	10,077
Total Current Liabilities	71,578	74,119

Leases – non current	3,782	4,213
Other long-term liabilities	1,497	203
Total Liabilities	76,857	78,535

Commitments and contingencies	—	—

Stockholders’ Deficit:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;
Common stock, $0.00001 par value, 250,000,000 shares authorized; 1,225,740 and 560,102 shares issued and outstanding, as of September 28, 2024 and December 30, 2023, respectively	1	1
Additional paid-in capital	119,759	119,214
Accumulated other comprehensive loss	31	31
Accumulated deficit	(134,426)	(127,056)
Total Stockholders’ Deficit	(14,635)	(7,810)
Total Liabilities and Stockholders’ Deficit	$62,222	$70,725

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except share, per share and per share values)
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue	$46,098	$49,537	$131,719	$145,776

Cost of Revenue, excluding depreciation and amortization stated below	39,936	41,874	114,432	123,600

Gross Profit	6,162	7,663	17,287	22,176

Operating Expenses:
Selling, general and administrative expenses	6,996	8,641	20,023	24,110
Depreciation and amortization	474	513	1,427	1,388
Total Operating Expenses	7,470	9,154	21,450	25,498

Net Loss From Continuing Operations	(1,308)	(1,491)	(4,163)	(3,322)

Other Expenses:
Interest expense	(487)	(1,197)	(2,954)	(3,338)
Amortization of debt discount and deferred financing costs	(87)	(119)	(347)	(320)
Other (loss) income, net	(911)	(237)	(656)	(63)
Total Other Expenses, net	(1,485)	(1,553)	(3,957)	(3,721)

Net Operating Loss	(2,793)	(3,044)	(8,120)	(7,043)

Discontinued Operations	—	(1,190)	901	(2,879)

Loss Before Benefit from Income Tax	(2,793)	(4,234)	(7,219)	(9,922)

Provision from Income taxes	(51)	(21)	(151)	(67)

Net Loss	(2,844)	(4,255)	(7,370)	(9,989)

Net Loss Attributable to Common Stockholders	$(2,844)	$(4,255)	$(7,370)	$(9,989)

Net Operating Loss Attributable to Common Stockholders – Basic	$(3.22)	$(7.05)	$(11.19)	$(18.71)

Net Income (Loss) from Discontinued Operations Attributable to Common Stockholders – Basic	$—	$(2.74)	$1.22	$(7.58)

Weighted Average Shares Outstanding – Basic	884,564	434,959	739,336	380,038

Net Loss Attributable to Common Stockholders – Diluted	$(2,844)	$(3,065)	$(8,271)	$(7,110)

Net Operating Loss Attributable to Common Stockholders – Diluted	$(3.22)	$(7.05)	$(11.19)	$(18.71)

Net Income (Loss) from Discontinued Operations Attributable to Common Stockholders – Diluted	$—	$(2.74)	$1.22	$(7.58)

Weighted Average Shares Outstanding – Diluted	884,564	434,959	739,336	380,038

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(All amounts in thousands)
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net Loss	$(2,844)	$(4,255)	$(7,370)	$(9,989)

Other Comprehensive Income (Loss)
Foreign exchange translation adjustment	—	721	—	860
Comprehensive Loss Attributable to the Company	$(2,844)	$(3,534)	$(7,370)	$(9,129)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(All amounts in thousands, except share and par values)
(UNAUDITED)

	Shares	Par Value	Additional paid-in capital	Accumulated other comprehensive income	Accumulated Deficit	Total Deficit
	Common Stock
Balance, June 29, 2024	798,219	$1	$119,576	$31	$(131,582)	$(11,974)
Shares issued to/for:
Employees, directors and consultants	110,000	—	183	—	—	183
Warrants Exercised	212,819	—	—	—	—	—
Stock Split Adjustment	104,702
Net loss	—	—	—	—	(2,844)	(2,844)
Balance, September 28, 2024	1,225,740	$1	$119,759	$31	$(134,426)	$(14,635)
	Shares	Par Value	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated Deficit	Total Deficit
	Common Stock
Balance, December 30, 2023	560,102	$1	$119,214	$31	$(127,056)	$(7,810)
Shares issued to/for:
Employees, directors and consultants	127,000	—	545	—	—	545
Warrants Exercised	433,936	—	—	—	—	—
Stock Split Adjustment	104,702	—	—	—	—	—
Net loss	—	—	—	—	(7,370)	(7,370)
Balance, September 28, 2024	1,225,740	$1	$119,759	$31	$(134,426)	$(14,635)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’
EQUITY (DEFICIT)
(All amounts in thousands, except share and par values)
(UNAUDITED)

	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income	Accumulated Deficit	Total Equity
	Common Stock
Balance, July 1, 2023	481,102	$1	$116,639	$(2,080)	$(106,749)	$7,811
Shares issued to/for:
Employees, directors and consultants	4,000	—	227	—	—	227
Warrants Exercised	55,000	—	2,002	—	—	2,002
Shares issued in connection with debt – related party	20,000	—	128	—	—	128
Modification of Series H	—	—	1,900	—	—	1,900
Foreign currency translation loss	—	—	—	721	—	721
Net loss	—	—	—	—	(4,255)	(4,255)
Balance, September 30, 2023	560,102	$1	$120,896	$(1,359)	$(111,004)	$8,534
	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Equity
	Common Stock
Balance, January 1, 2023	262,920	$1	$111,586	$(2,219)	$(101,015)	$8,353
Shares issued to/for:
Employees, directors and consultants	33,730	—	1,167	—	—	1,167
Sale of common stock and warrants	188,452	—	4,113	—	—	4,113
Warrants Exercised	55,000	—	2,002	—	—	2,002
Shares issued in connection with debt – related party	20,000	—	128	—	—	128
Modification of Series H	—	—	1,900	—	—	1,900
Foreign currency translation gain	—	—	—	860	—	860
Net loss	—	—	—	—	(9,989)	(9,989)
Balance, September 30, 2023	560,102	$1	$120,896	$(1,359)	$(111,004)	$8,534

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands)
(UNAUDITED)

	September 28, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(7,370)	$(9,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,427	1,388
Amortization of debt discount and deferred financing costs	347	320
Bad debt expense	—	21
Right of use assets depreciation	826	973
Stock-based compensation	545	1,167
Changes in operating assets and liabilities:
Accounts receivable	(1,744)	178
Prepaid expenses and other current assets	(655)	88
Other assets	831	7,403
Accounts payable and accrued expenses	(1,552)	(31)
Accrued Payroll Taxes	6,049	—
Accounts payable, related party	555	—
Other current liabilities	(243)	(247)
Other long-term liabilities	435	(599)
NET CASH (USED IN) PROVIDED BY CONTINUING OPERATING ACTIVITIES	(549)	672
Net cash used in discontinued operating activities:	(3,007)	(11,397)
NET CASH USED IN OPERATING ACTIVITIES	(3,556)	(10,725)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(53)	(138)
NET CASH USED IN CONTINUING INVESTING ACTIVITIES	(53)	(138)
Net cash provided by discontinued investing activities	2,046	4,856
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,993	4,718

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note	—	2,000
Repayment of term loans	—	(900)
Payment in kind	700	—
Financing (repayments) on accounts receivable financing, net	2,140	(2,239)
Warrant inducement, net	—	2,292
Proceeds from sale of common stock	—	4,433
Third party financing costs, related party	—	(653)
Payments made on earnouts	(500)	—
NET CASH PROVIDED BY CONTINUING FINANCING ACTIVITIES	2,340	4,933
Net cash used in discontinued financing activities	—	(256)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,340	4,677

NET INCREASE TO (DECREASE IN) CASH	777	(1,330)

Effect of exchange rates on cash	—	19

Cash – Beginning of period	721	1,992
Cash – End of period	$1,498	$681

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Staffing 360 Solutions, Inc. (“we,” “us,” “our,” “Staffing 360,” or the “Company”) was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., ticker symbol “STAF,” on March 16, 2012. On June 15, 2017, the Company reincorporated in the State of Delaware.

We are a public company in the domestic staffing sector. Our business model is based on finding and acquiring suitable, mature, profitable, operating, U.S.-based staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration (“Professional”) and light industrial (“Commercial”) disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013. In February 2024, the Company disposed of its UK operations. Accordingly, all of the figures, including share and per share information, except where specifically referenced, have been revised to reflect only the results of continuing operations.

The Company focuses on five strategic verticals that represent sub-segments of the staffing industry. These five strategic pillars, accounting & finance, information technology, engineering, administration, and commercial are the basis for the Company’s sales and revenue generation and its growth acquisition targets.

The Headway business includes EOR (“Employer of Record”) service contracts. EOR projects are typically large volume, long-term providing HR outsourcing of payroll and benefits for a contingent workforce. EOR projects, while priced with lower gross margin percentages than traditional temporary staffing assignments, yield a comparable contribution because of lower costs to deliver these services. A typical contribution for EOR projects would be 80-85% of the gross profit earned, compared to 40-50% for traditional staffing which negates the impact of lower gross margins. This EOR service offering could be easily added to the Company’s other Brands (as defined below), providing for a growth element within the existing client base. The Headway business also brought an active workforce in all 50 states in the US, as well as Puerto Rico and Washington DC. This will provide for potential expansion of accounts for all brands in the group’s portfolio (“Brands”).

The Company has developed a centralized, sales and recruitment hub. The addition of Headway, with its single office, and nationwide coverage for operations, supports and accelerates the Company’s objective of driving efficiencies using technology, deemphasizing bricks and mortar, supporting more efficient and cost-effective service delivery for all Brands.

The Company has a management team with significant operational and M&A experience. The combination of this management experience and the increased opportunity for expansion of its core Brands with EOR services and nationwide expansion, provide for the opportunity of significant organic growth, while plans to continue its business model, finding and acquiring suitable, mature, profitable, operating, U.S. based staffing companies continues.

The Company effected a one-for-ten reverse stock split on June 25, 2024 (the “Reverse Stock Split”). All share and per share information in this Quarterly Report on Form 10-Q, including the condensed consolidated financial statements and related notes thereto, has, where applicable, been retroactively adjusted to reflect the Reverse Stock Split.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These condensed consolidated financial statements and related notes are presented in accordance with generally accepted accounting principles in the United States (“GAAP”), expressed in U.S. dollars. All amounts are in thousands, except share, per share and par values, unless otherwise indicated.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accompanying condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with GAAP. All significant intercompany balances and transactions have been eliminated in consolidation.

Liquidity

The accompanying condensed consolidated financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern. The accompanying condensed consolidated financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lenders will remain available to us. As shown in the accompanying condensed consolidated financial statements as of the quarter ended September 28, 2024, the Company has an accumulated deficit of $134,426 and a working capital deficit of $48,818. On September 28, 2024, we had total gross debt of $19,816 and $1,498 of cash on hand. We have historically met our cash needs through a combination of cash flows from operating activities, term loans, promissory notes, convertible notes, private placement offerings and sales of equity. Our cash requirements are generally for operating activities and debt repayments.

Due to the timing of select liabilities coming due, we are in discussion with our lenders to determine the best manner to settle these liabilities.

The condensed consolidated financial statements included in this Quarterly Report on Form 10-Q have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lenders will remain available to us.

Further, the notes issued to Jackson Investment Group LLC (“Jackson”) includes certain financial customary covenants and the Company is currently not in compliance. We are working with the lenders to bring the Company into compliance with these covenants.

The entire outstanding principal balance of the Jackson Notes (as defined herein), which was $10,116 as of September 28, 2024, shall be due and payable on January 13, 2025. The debt represented by the Jackson Note continues to be secured by substantially all of the Company’s domestic subsidiaries’ assets pursuant to the Amended and Restated Security Agreement with Jackson, dated September 15, 2017, as amended. The Company also has a $32,500 revolving loan facility with MidCap Funding X Trust (“MidCap”). The MidCap facility has a maturity date of December 5, 2024.

Going Concern

The accompanying condensed consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. Historically, the Company has funded such payments either through cash flow from operations or the raising of capital through additional debt or equity. If the Company is unable to obtain additional capital, such payments may not be made on time.

The Board of the Company is reviewing all of the strategic options open to it in determining how to resolve the Going Concern qualification and will update Stockholders as and when any material solution has been determined and ready to be acted upon. These solutions may include, but are not limited to, the restructuring of debt and raising of additional debt, management of expenditures, raising of additional equity, potential dispositions of assets, in addition to what has already happened in disposing of the UK operation to protect cash flows.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of condensed consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected. Significant estimates for the quarters ended September 28, 2024 and September 30, 2023 include the measurement of credit losses, valuation of intangible assets, including goodwill, borrowing rate consideration for right-of-use (“ROU”), liabilities associated with earn-out obligations, testing long-lived assets for impairment, valuation reserves against deferred tax assets and penalties in connection with outstanding payroll tax liabilities, stock based compensation and fair value of warrants and options.

Goodwill

Goodwill relates to amounts that arose in connection with various acquisitions and represents the difference between the purchase price and the fair value of the identifiable intangible and tangible net assets when accounted for using the purchase method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, a decline in the equity value of the business, a significant adverse change in certain agreements that would materially affect reported operating results, business climate or operational performance of the business and an adverse action or assessment by a regulator.

The carrying value of each reporting unit is based on the assignment of the appropriate assets and liabilities to each reporting unit. Assets and liabilities were assigned to each reporting unit if the assets or liabilities are employed in the operations of the reporting unit and the asset and liability is considered in the determination of the reporting unit fair value.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company has primarily two main forms of revenue — temporary contractor revenue and permanent placement revenue. Temporary contractor revenue is accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on an hourly or daily basis. The contracts stipulate weekly or monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as we have the right to payment in an amount that corresponds directly with the value of performance completed to date. Permanent placement revenue

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

is recognized on the date the candidate’s full-time employment with the customer has commenced. The customer is invoiced on the start date, and the contract stipulates payment due under varying terms, typically 30 days. The contract with the customer stipulates a guarantee period whereby the customer may be refunded if the employee is terminated within a short period of time, however this has historically been infrequent, and immaterial upon occurrence. As such, the Company’s performance obligations are satisfied upon commencement of the employment, at which point control has transferred to the customer. Revenue for the three and nine months ended September 28, 2024 was comprised of $45,676 and $130,922 of temporary contractor revenue and $422 and $797 of permanent placement revenue, respectively compared with $49,351 and $144,863 of temporary contractor revenue and $186 and $913 permanent placement revenue for the three and nine months ended September 30, 2023, respectively. Refer to Note 11 — Segment Information for further details on breakdown by segments.

Income Taxes

The Company utilizes Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company applies the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of the date of this filing, the Company is current on all corporate, federal and state tax returns. The Company’s policy is to record interest and penalties related to unrecognized tax benefits as income tax expense.

The effective income tax rate was (1.80%), (2.09%), (0.53%) and (0.67%) for the three and nine months ending September 28, 2024 and September 30, 2023, respectively. The Company’s effective tax rate differs from the U.S. federal statutory rate of 21%, primarily due to changes in valuation allowances in the U.S., which eliminates the effective tax rate on current year losses, offset by current state taxes and changes to goodwill naked credit. The Company may have experienced an IRC Section 382 limitation during 2021, for which it is in process of conducting an analysis to determine the tax consequences of such a limitation.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. Refer to Note 9 — Stockholders’ Deficit for further details.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740), which establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The new guidance requires consistent categorization and greater disaggregation of information in the rate reconciliation, as well as further disaggregation of income taxes paid. This change is effective for annual periods beginning after December 15, 2024. This change will apply on a prospective basis to annual financial statements for periods beginning after the effective date. However, retrospective application in all prior periods presented is permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 3 — EARNINGS (LOSS) PER COMMON SHARE

The Company utilizes the guidance per ASC 260, “Earnings per Share”. Basic earnings per share are calculated by dividing income/loss available to stockholders by the weighted average number of common stock shares outstanding during each period.

Diluted earnings per share are computed using the weighted average number of common stock shares and dilutive common stock equivalents outstanding during the period. Dilutive common stock equivalents consist of shares of common stock issuable upon the conversion of preferred stock, convertible notes, unvested equity awards and the exercise of stock options and warrants (calculated using the modified treasury stock method). Such securities, shown below, presented on a common stock equivalent basis and outstanding as of September 28, 2024 and September 30, 2023 have not been included in the diluted earnings per share computations, as their inclusion would be anti-dilutive due to the Company’s net loss as of September 28, 2024 and September 30, 2023:

	September 28, 2024	September 30, 2023
Warrants	96,876	669,781
Restricted shares – unvested	22,559	22,831
Options	5,118	5,131
Total	124,553	697,743

NOTE 4 — ACCOUNTS RECEIVABLE FINANCING

Midcap Funding X Trust

Prior to September 15, 2017, certain U.S. subsidiaries of the Company were party to a $25,000 revolving loan facility with MidCap, with the option to increase the amount by an additional $25,000, with a maturity date of April 8, 2019.

On October 26, 2020, the Company entered into Amendment No. 17 to that certain Credit and Security Agreement, dated April 8, 2017, by and among, the Company, as the parent, Monroe Staffing Services, LLC, a Delaware limited liability company, Faro Recruitment America, Inc., a New York corporation, Lighthouse Placement Services, Inc., a Massachusetts corporation, Staffing 360 Georgia, LLC, a Georgia limited liability company, and Key Resources, Inc., a North Carolina corporation, as borrowers (the “Credit Facility Borrowers”), MidCap Funding IV Trust as successor by assignment to MidCap (as agent for lenders), and other financial institutions or other entities from time to

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 4 — ACCOUNTS RECEIVABLE FINANCING (cont.)

time parties thereto as lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”) pursuant to which, among other things, the parties agreed to extend the maturity date of our outstanding asset based revolving loan until September 1, 2022. In addition, the Company also agreed to certain amendments to the financial covenants.

On October 27, 2022, the Company and the Credit Facility Borrowers entered into Amendment No. 27 and Joinder Agreement to the Credit and Security Agreement (“Amendment No. 27”) with MidCap Funding IV Trust as successor by assignment to MidCap and the lenders party thereto. Amendment No. 27, among other things, (i) increases the revolving loan commitment amount from $25,000 to $32,500 (the “Loan”), (ii) extends the commitment expiry date from October 27, 2022 to September 6, 2024, and (iii) modifies certain of the financial covenants. Pursuant to Amendment No. 27, as long as no default or event of default under the Credit and Security Agreement as amended by Amendment No. 27 exists, upon written request by the Company and with the prior written consent of the agent and lenders, the Loan may be increased by up to $10,000 in minimum amounts of $5,000 tranches each, for an aggregate loan commitment amount of $42,500.

In addition, Amendment No. 27 increases the applicable margin from 4.0% to 4.25%, with respect to the Loan (other than Letter of Credit Liabilities (as defined in the Credit and Security Agreement)), and from 3.5% to 3.75% with respect to the Letter of Credit Liabilities. Amendment No. 27 also replaces the interest rate benchmark from LIBOR to SOFR and provides that the Loan shall bear interest at the sum of a term-based SOFR rate (plus a SOFR adjustment of 0.11448%) plus the Applicable Margin, subject to certain provisions for the replacement of SOFR with an alternate benchmark in connection with SOFR no longer being provided by its administrator. Notwithstanding the foregoing, the SOFR interest rate shall not be at any time less than 1.00%.

The facility provides events of default including: (i) failure to make payment of principal or interest on any Loans when required, (ii) failure to perform obligations under the facility and related documents, (iii) not paying its debts as such debts become due and similar insolvency matters, and (iv) material adverse changes in the financial condition of business prospectus of any Borrower (subject to a 10-day notice and cure period). Upon an event of default, the Company’s obligations under the credit facility may, or in the event of insolvency or bankruptcy will automatically, be accelerated. At the election of agent or required lenders (or automatically in case of bankruptcy or insolvency events of default), upon the occurrence of any event of default and for so long as it continues, the facility will bear interest at a rate equal to the lesser of: (i) 3.0% above the rate of interest applicable to such obligations immediately prior to the occurrence of the event of default; and (ii) the maximum rate allowable under law.

Under the terms of this agreement, the Company is subject to affirmative covenants which are customary for financings of this type, including covenants to: (i) maintain good standing and governmental authorizations, (ii) provide certain information and notices to MidCap, (iii) deliver monthly reports and quarterly financial statements to MidCap, (iv) maintain insurance, (v) discharge all taxes, (vi) protect its intellectual property, and (vii) generally protect the collateral granted to MidCap. The Company is also subject to negative covenants customary for financings of this type, including that it may not: (i) enter into a merger or consolidation or certain change of control events, (ii) incur liens on the collateral, (iii) except for certain permitted acquisitions, acquire any significant assets other than in the ordinary course of business, (iv) assume certain additional senior debt, or (v) amend any of its organizational documents. The Company is currently not in compliance with certain affirmative covenants contained in its’ debt agreements. We are working with the lenders to bring the Company into compliance with these covenants.

On August 30, 2023, the Company and the Credit Facility Borrowers entered into Amendment No. 28 to Credit and Security Agreement with MidCap and the lenders party thereto (the “Lenders”). Amendment No. 28, among other things: (i) increases the applicable margin (a) from 4.25% to 4.50% with respect to revolving loans and other obligations (other than letter of credit liabilities) and (b) from 3.75% to 4.50% with respect to letter of credit liabilities, (ii) revises the definition of borrowing base to include the amount of any reserves and/or adjustments provided for in the Credit and Security Agreement, including, but not limited to, the Additional Reserve Amount (as defined in the in Amendment No. 28), (iii) requires that the Company complies with a fixed charge coverage

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 4 — ACCOUNTS RECEIVABLE FINANCING (cont.)

ratio of at least 1:00 to 1:00, and (iv) waives the existing event of default that occurred under the Credit and Security Agreement due to the Credit Parties’ failure to maintain the Minimum Liquidity amount (as defined in the Credit and Security Agreement) for the fiscal month ending June 30, 2023 (each as defined in the Credit and Security Agreement).

In addition, pursuant Amendment No. 28, no later than five (5) business days following the receipt of any cash proceeds from any equity issuance or other cash contribution from the Company’s equity holders, the Company shall prepay the revolving loans by an amount equal to (i) the sum of $1,300, less the current funded Additional Reserve Amount, multiplied by (ii) 50%.

In connection with Amendment No. 28, the Company paid to MidCap (i) a modification fee of $68 and (ii) $32 in overdue interest amount, which were paid prior to October 31, 2023.

On August 30, 2023, in connection with that certain First Omnibus Amendment and Reaffirmation Agreement, by and among the Company, the guarantor parties thereto and Jackson (the “First Omnibus Amendment Agreement”) the 2023 Jackson Note (as defined herein) and Amendment No. 28, the Company, Jackson, the Lenders and MidCap entered into the Sixth Amendment to Intercreditor Agreement (the “Sixth Amendment”), which amended the Intercreditor Agreement, dated as of September 15, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between the Company, Jackson and MidCap. The Sixth Amendment, among other things, provides for (i) consent by the Lenders to the First Omnibus Amendment Agreement and (ii) consent by Jackson to Amendment No. 28.

In connection with the Second Omnibus Amendment and Reaffirmation Agreement to the Note Documents entered into by the Company and Jackson on September 18, 2024, the Credit Facility Borrowers entered into Amendment No. 30 to the Credit and Security Agreement (“Amendment No. 30”), effective as of September 18 2024, which such Amendment No. 30 extends the Commitment Expiry Date (as defined in the Credit and Security Agreement to December 5, 2024.

In addition, pursuant to Amendment No. 30, in consideration for MidCap’s agreement to enter Amendment No. 30, the Credit Facility Borrowers have agreed to pay MidCap a modification fee of $200 (the “Amendment No. 30 Modification Fee”), which such Modification Fee shall be non-refundable and fully earned as of September 5, 2024. The Amendment No. 30 Modification Fee shall constitute a portion of the Borrowers obligations pursuant to the Credit and Security Agreement and shall be secured by all Collateral (as defined in the Credit and Security Agreement). If the Credit Facility Borrowers satisfy the outstanding obligation pursuant to the Credit and Security Agreement in full prior to December 5, 2024, the Amendment No. 30 Modification Fee shall be waived by MidCap.

On October 9, 2024, the Credit Facility Borrowers entered into Amendment No. 31 to the Credit and Security Agreement (“Amendment No. 31”) with MidCap effective as of the same date,. Pursuant to Amendment No. 31, the definition of Additional Reserve Amount (as defined in the Credit and Security Agreement) is amended and restated as follows: (i) from October 9, 2024, through November 14, 2024, the Additional Reserve Amount shall be $960, (ii) from November 15, 2024, through November 21, 2024, the Additional Reserve Amount shall be $980, (iii) from November 22, 2024, through November 28, 2024, the Additional Reserve Amount shall be $1,000, and (iv) from November 29, 2024, through December 5, 2024, the Additional Reserve Amount shall be $1,020. Additionally, pursuant to Amendment No. 31, the definition of “Permitted Debt” was hereby amended by adding a new clause covering the Company’s debt obligations pursuant to that certain Settlement and Release Agreement, dated as of March 29, 2024, by and among the Company, Monroe and Pamela D. Whitaker, in the aggregate amount not to exceed $2,000 at any time.

Pursuant to Amendment No. 31, in consideration for MidCap’s agreement to enter into Amendment No. 31, the Borrowers have agreed to pay to MidCap a modification fee of $190 (the “Amendment No. 31 Modification Fee”), which such Amendment No. 31 Modification Fee shall be non-refundable and fully earned as of effective date of Amendment No. 31. The Modification Fee shall constitute a portion of the Borrowers obligations pursuant to the Credit and Security Agreement and shall be secured by all Collateral (as defined in the Credit and Security Agreement).

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 4 — ACCOUNTS RECEIVABLE FINANCING (cont.)

The balance of the MidCap facility as of September 28, 2024 and December 30, 2023 was $16,838 and $14,698, respectively, and is included in Accounts receivable financing on the Consolidated Balance Sheets.

On October 18, 2024, the Company received a notice of default from MidCap. This notice reserves the Lender’s available rights and remedies under the Credit Agreement.

NOTE 5 — INTANGIBLE ASSETS

The following provides a breakdown of intangible assets as of:

	September 28, 2024
	Tradenames	Non-Compete	Customer Relationship	Total
Intangible assets, gross	$8,282	$2,215	$18,953	$29,450
Accumulated amortization	(5,359)	(2,215)	(11,926)	(19,500)
Intangible assets, net	$2,923	$—	$7,027	$9,950
	December 30, 2023
	Tradenames	Non-Compete	Customer Relationship	Total
Intangible assets, gross	$8,282	$2,215	$18,953	$29,450
Accumulated amortization	(4,928)	(2,215)	(11,114)	(18,257)
Intangible assets, net	$3,354	$—	$7,839	$11,193

As of September 28, 2024, estimated annual amortization expense for each of the next five fiscal years is as follows:

Fiscal quarter ended September	Amount
2024	$416
2025	1,617
2026	1,567
2027	1,567
2028	1,321
Thereafter	3,462
Total	$9,950

Amortization of intangible assets for the three and nine months ended September 28, 2024 and September 30, 2023 was $406, $1,249, $456 and $1,363, respectively. The weighted average useful life of intangible assets remaining is 5.5 years.

NOTE 6 — GOODWILL

The following table provides a roll forward of goodwill:

	September 28, 2024	December 30, 2023
Beginning balance, gross	$19,891	$19,891
Acquisition	—	—
Currency translation adjustment	—	—
Ending balance, net	$19,891	$19,891

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 6 — GOODWILL (cont.)

Goodwill by reportable segment is as follows:

	September 28, 2024	December 30, 2023
Professional Staffing – US	$14,031	$14,031
Commercial Staffing – US	5,860	5,860
Ending balance, net	$19,891	$19,891

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. ASC 350, requires that goodwill be tested for impairment at the operating segment level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. ASC 280-10-50-11 states that operating segments often exhibit similar long-term financial performance if they have similar economic characteristics. During the quarter ended September 28, 2024, management concluded the Company has two operating segments for goodwill impairment analysis under ASC 350 such as commercial and professional. Accordingly, goodwill will no longer be tested at the unit level for the five reporting units and will be tested for impairment at the operating segment level.

NOTE 7 — DEBT

	September 28, 2024	December 30, 2023
Jackson Investment Group – related party	$10,116	$10,116
Redeemable Series H Preferred Stock	9,700	9,000
Total Debt, Gross	19,816	19,116
Less: Debt Discount and Deferred Financing Costs, Net	(187)	(663)
Total Debt, Net	19,629	18,453
Less: Non-Current Portion – Related Party	—	—
Less: Non-Current Portion	—	—
Total Current Debt, Net	$19,629	$18,453

Jackson Notes

On August 30, 2023, the Company and the guarantor parties thereto (together with the Company, the “Obligors”) entered into that certain First Omnibus Amendment and Reaffirmation Agreement to the Note Documents (the “First Omnibus Amendment Agreement”) with Jackson, which First Omnibus Amendment Agreement, among other things: (i) amends the Third A&R Agreement, (ii) provided for the issuance of a new 12% Senior Secured Promissory Note due October 14, 2024 (the “2023 Jackson Note” and together with the 2022 Jackson Note, the “Jackson Notes”) to Jackson, and (iii) joins certain subsidiaries of the Company to (a) that certain Amended and Restated Pledge Agreement, dated as of September 15, 2017 (as amended by the First Omnibus Amendment Agreement, the “Pledge Agreement”) and (b) that certain Amended and Restated Security Agreement, dated as of September 15, 2017 (as amended by the Amendment Agreement, the “Security Agreement”), as either subsidiary guarantors or pledgors (as applicable) and amends certain terms and conditions of each of the Pledge Agreement and the Security Agreement.

Pursuant to the First Omnibus Amendment Agreement, interest on the 2022 Jackson Note, evidencing the obligations of the Obligors under the Third A&R Agreement and executed by the Company in favor of Jackson, shall be paid in cash and continue to accrue at a rate per annum equal to 12% until the principal amount of the 2022 Jackson Note has been paid in full. If the Company has not repaid in cash at least 50% of the outstanding principal balance of the 2022 Jackson Note as of the date of the First Omnibus Amendment Agreement or on or before October 27, 2023, then interest on the outstanding principal balance of the 2022 Jackson Note will accrue at 16% per annum until the 2022

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 7 — DEBT (cont.)

Jackson Note is repaid in full. All accrued and unpaid interest on the outstanding principal of the 2022 Jackson Note shall be due and payable in arrears in cash on a monthly basis; provided that (i) the interest payment that would be due on September 1, 2023 shall instead be due December 1, 2023 and (ii) the amount of each such deferred interest payment shall be added to the principal amount of the 2022 Jackson Note. Notwithstanding the foregoing, the amount necessary to satisfy such accrued but unpaid interest on the 2022 Jackson Note as of the date of the First Omnibus Amendment was retained by Jackson from the aggregate purchase price of the 2023 Jackson Note, along with certain out-of-pocket fees and expenses, including reasonable attorney’s fees, incurred by Jackson in connection with the First Omnibus Amendment Agreement, the 2023 Jackson Note and related documents thereto.

In addition, pursuant to the terms of the Third A&R Agreement, as amended by the First Omnibus Amendment Agreement, until all principal interest and fees due pursuant to the Third A&R Agreement and the Jackson Note are paid in full by the Company and are no longer outstanding, Jackson shall have a first call over 50% of the net proceeds from all common stock equity raises the Company conducts, which shall be used to pay down any outstanding obligations due pursuant to the Note Documents. The 2022 Jackson Note continues to be secured by substantially all of the Company and its subsidiaries’ assets as a second lien holder to MidCap in the United States, pursuant to the Credit and Security Agreement.

On September 18, 2024, the Company entered into a Second Omnibus Amendment and Reaffirmation Agreement to the Note Documents (the “Amendment Agreement”) with Jackson and the guarantors party thereto, which such Amendment Agreement amount other things: (i) extends the maturity date of the earlier of (a) January 13, 2025, or (b) the date of the acceleration of the maturity of any of the Jackson Notes and (ii) extends the maturity date of the Jackson Notes to January 13, 2025.

Redeemable Series H Preferred Stock

On May 18, 2022, the Company entered into a Headway purchase agreement with Headway (the “Headway Purchase Agreement”). Consideration for the purchase of 100% of Headway was the issuance of an aggregate of 9,000,000 shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”). Each share of Series H Preferred Stock shall have a par value of $0.00001 per share and a stated value equal to $1.00 and is convertible at any time into an aggregate of 350,000 shares of common stock. This is determined by dividing the stated value of such share of Preferred Stock by the conversion price. The conversion price equals $25.714. Holders of Series H Preferred Stock are entitled to quarterly cash dividends at a per annum rate of 12%. The shares of the Series H Preferred Stock may be redeemed by the Company through a cash payment at a per share equal to the stated value, plus all accrued but unpaid dividends, at any time. On May 18, 2025, the Company shall redeem all the shares of the Series H Preferred Stock. The redemption price represents the number of shares of the Preferred Stock (9,000,000), plus all accrued but unpaid dividends, multiplied by the Stated Value ($1). On May 18, 2022, the Company paid $14 towards the Series H Preferred Stock balance. As of September 28, 2024 the redemption price was $9,700.

In accordance with ASC 480-10-15-3, the agreement includes certain rights and options including: redemption, dividend, voting, and conversion which have characteristics akin to liability and equity. The Series H Preferred Stock is redeemable and has a defined maturity date upon the third anniversary of the original issue date. As such and based on the authoritative guidance, the Series H Preferred Stock meets the definition of a debt instrument. The Company obtained a third-party valuation report to calculate the fair value of Series H Preferred Stock. As of May 18, 2022, the fair value of the Redemption Price was calculated as $8,265 utilizing the CRR Binomial Lattice model. The difference in fair value was $735 is accounted as a deferred financing charge and will be amortized over the life of the term. The quarterly dividends will be reflected as interest expense.

On July 31, 2023, the Company, Chapel Hill Partners, L.P. (“Chapel Hill”) and Jean-Pierre Sakey (“Sakey”) entered into an agreement in connection with the Headway Purchase Agreement.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 7 — DEBT (cont.)

Pursuant to the agreement, if on or prior to September 30, 2023, the Company does not redeem the Series H Preferred Stock and remit the Contingent Payment (as defined in the Headway Purchase Agreement), then the Company shall make the Contingent Payment in the amount of $5,000, as set forth in the Purchase Agreement, in five equal installments of $1,000 each, less $134 per installment to be paid to third-parties to satisfy existing incentives and fees due, with such fees and incentive payments to be allocated at the discretion of Chapel Hill and Sakey (the “Contingent Payment Installments”), with such Contingent Payment Installments to be made on or before December 31, 2023, March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024 (each such date, a “Contingent Installment Payment Date”). On each Contingent Installment Payment Date, the Company shall additionally redeem 100,000 shares of Series H Preferred Stock at a price per share equal to $0.0000001 per share. The contingent payments due on December 31, 2023, March 31, 2024, June 30, 2024 and September 30, 2024 were not paid.

Pursuant to the Letter Agreement, the Company also had no obligation to pay the Preferred Dividend (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, as amended) on June 30, 2023, September 30, 2023 and December 31, 2023.

NOTE 8 — LEASES

As of September 28, 2024 the Company recorded a right of use (“ROU”) lease asset of approximately $4,449 with a corresponding lease liability of approximately $4,857, based on the present value of the minimum rental payments of such leases. The Company’s finance leases are immaterial both individually and in the aggregate.

In January 2024, the Company entered into a new lease agreement for an office lease in Worcester, MA for a term of 3 years. This resulted in increases to right of use assets and lease liabilities of $54. In February 2024, the Company entered into a new lease agreement for an office lease in East Hartford for a term of 3 years. This resulted in increases to right of use assets and lease liabilities of $72.

Quantitative information regarding the Company’s leases for period ended September 28, 2024 is as follows:

Lease Cost	Classification	September 28, 2024
Operating lease cost	SG&A Expenses	852
Other information
Weighted average remaining lease term (years)		3.3
Weighted average discount rate		9.96%

Future minimum lease payments under non-cancelable leases as of September 28, 2024, were as follows:

Future Lease Payments
2024	$371
2025	1,318
2026	1,130
2027	1,076
2028	1,103
Thereafter	676
$5,674
Less: Imputed Interest	817
$4,857

Leases – Current	$1,075
Leases – Non current	$3,782

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 8 — LEASES (cont.)

As most of the Company’s leases do not provide an implicit rate, we use the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. This methodology was deemed to yield a measurement of the ROU lease asset and associated lease liability that was appropriately stated in all material respects.

NOTE 9 — STOCKHOLDERS’ DEFICIT

The Company issued the following shares of common stock during the nine months ended September 28, 2024:

Shares issued to/for:	Number of Common Shares Issued	Fair Value of Shares Issued	Fair Value at Issuance (minimum and maximum per share)
Warrants Exercised	433,936	$3,602	$8.30	$8.30
Board and committee members	127,000	545	$0.28	$4.10
	560,936	$4,147

The Company issued the following shares of common stock during the nine-months ended September 30, 2023:

Shares issued to/for:	Number of Common Shares Issued	Fair Value of Shares Issued	Fair Value at Issuance (minimum and maximum per share)
Equity raise	188,452	$4,999	$26.50	$26.50
Employees	17,731	531	$28.20	$28.20
Board and committee members	16,000	243	$10.50	$31.30
	222,183	$5,773

Reverse Stock Split

On June 25, 2024, the Company effected the Reverse Stock Split. All share and per share information in this Quarterly Report on Form 10-Q, including the condensed consolidated financial statements and the notes thereto, has, where applicable, been retroactively adjusted to reflect the Reverse Stock Split.

Increase of Authorized Common Stock

On December 27, 2023, stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of common stock from 200,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The number of shares of authorized Preferred Stock remained unchanged.

February 2023 Public Offering

On February 7, 2023, the Company entered into a securities purchase agreement (“February 2023 Purchase Agreement”) with an institutional, accredited investor (the “Investor”) for the issuance and sale, in a best efforts public offering (the “February 2023 Offering”), of (i) 31,500 units (the “Units”), each Unit consisting of one share of the Company’s common stock, and one warrant (the “February 2023 Warrants”) to purchase one share of common stock, and (ii) 156,952 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of one pre-funded warrant (the “February 2023 Pre-Funded Warrants”) to purchase one share of common stock and one February 2023 Warrant. The public offering price was $26.532 per Unit and $26.522 per Pre-Funded Unit. The February 2023 Offering closed on February 10, 2023.

Subject to certain limitations described in the February 2023 Pre-Funded Warrants, the February 2023 Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.01 per share any time

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

until all of the February 2023 Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the February 2023 Warrants or the February 2023 Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, respectively (or at the election of the holder of such warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the February 2023 Warrants or the February 2023 Pre-Funded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation pursuant to the February 2023 Warrants, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the February 2023 Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

In connection with the February 2023 Offering, the Investor entered into a warrant amendment agreement (the “February 2023 Warrant Amendment Agreement”) with the Company to amend the exercise price of certain existing warrants to purchase up to an aggregate of 87,666 shares of Common Stock that were previously issued to the Investor, with an exercise price of $58.50 per share and an expiration date of January 7, 2028. Pursuant to the Warrant Amendment Agreement, the amended warrants have a reduced exercise price of $24.70 per share following the closing of the February 2023 Offering.

The Company utilized the net proceeds from the February 2023 Offering for general working capital purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the February 2023 Offering, pursuant to that certain engagement letter, dated as of January 4, 2023, as amended (the “Wainwright Engagement Letter”), between the Company and Wainwright. Pursuant to the Wainwright Engagement Letter, the Company paid Wainwright (i) a cash fee equal to 7.5% of the aggregate gross proceeds of the February 2023 Offering, (ii) a management fee of 1.0% of the aggregate gross proceeds of the February 2023 Offering, and reimbursed certain expenses and legal fees. In addition, the Company issued to Wainwright or its designees, warrants (the “February 2023 Placement Agent Warrants”) to purchase 14,134 shares of Common Stock at an exercise price equal to $33.165 per share. The February 2023 Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of the February 2023 Purchase Agreement.

The Units, the Pre-Funded Units, the shares of common stock included as part of the Units and Pre-Funded Units, the February 2023 Pre-Funded Warrants, the February 2023 Warrants, the shares of common stock issuable upon the exercise of the February 2023 Pre-Funded Warrants and the February 2023 Warrants, the February 2023 Placement Agent Warrants and the shares of common stock issuable upon the exercise thereof were offered by the Company pursuant to a Registration Statement on Form S-1, as amended (File No. 333-269308), initially filed on January 20, 2023 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and declared effective on February 7, 2023.

Series A Preferred Stock — Related Party

As of September 28, 2024 and September 30, 2023, the Company had $125 of dividends payable to the Series A Preferred Stockholder, respectively.

Restricted Shares

The Company has issued shares of restricted stock to employees and members of the Board under its 2015 Omnibus Incentive Plan, 2016 Omnibus Incentive Plan, 2020 Omnibus Plan and 2021 Omnibus Inventive Plan. Under these plans, the shares are restricted for a period of three years from issuance. As of September 28, 2024, the Company has issued a total of 22,559 restricted shares of common stock to employees and Board members that remain restricted. In accordance with ASC 718, Compensation — Stock Compensation, the Company recognizes stock-based compensation from restricted stock based upon the fair value of the award at issuance over the vesting term on a straight-line basis.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

The fair value of the award is calculated by multiplying the number of restricted shares by the Company’s stock price on the date of issuance. The impact of forfeitures has historically been immaterial to the financial statements. In the nine months ended September 28, 2024 and September 30, 2023, the Company recorded compensation expense associated with these restricted shares of $545 and $1,167, respectively. The table below is a rollforward of unvested restricted shares issued to employees and board of directors.

	Restricted Shares	Weighted Average Price Per Share
Outstanding at December 31, 2022	6,859	$67.20
Granted	33,731	23.00
Vested/adjustments	(17,769)	28.80
Outstanding at December 30, 2023	22,821	31.80
Granted	—	—
Vested/adjustments	(262)	11.84
Outstanding at September 28, 2024	22,559	$28.28

Warrants

In connection with the private placement consummated in July 2022 (the “July 2022 Private Placement”), on July 7, 2022, the Company entered into warrant amendment agreements (the “Warrant Amendment Agreements”) with each of the nine existing participating investors, which amended warrants to purchase up to 65,786 shares of common stock (prior to amendment, the “Original Warrants”). The Original Warrants had an exercise price that ranged from $185.00 to $380.00 per share and expiration dates that ranged from July 22, 2026 to November 1, 2026. The Warrant Amendment Agreements reduced the exercise price of the Original Warrants to $58.50 per share and extended the expiration date to January 7, 2028, the date that is five and one-half years following the closing of the July 2022 Private Placement. The Company calculated an incremental fair value of $837 by calculating the excess, of the fair value of the modified over the fair value of that instrument immediately before it is modified. This increase in fair value was recorded in additional paid in capital.

In connection with the Third A&R Agreement, the Company (i) issued to Jackson five year warrants to purchase up to an aggregate of 2,434 shares of common stock at an exercise price of $30.60 per share, which expire on October 27, 2027, and (ii) amended certain warrants held by Jackson to purchase up to an aggregate of 1,510 shares of common stock such that the exercise price was reduced from $600.00 per share to $30.60 per share, and the expiration date of the warrant was extended from January 26, 2026 to October 27, 2027, which resulted in a fair value adjustment of $29. These warrants were recorded as additional debt discount which will be amortized over the term of the Jackson Notes using the effective interest method.

In connection with the February 2023 Offering, the Company entered into the February 2023 Purchase Agreement with the Investor for the issuance and sale, in a best efforts public offering, of (i) 31,500 Units, each consisting of one share of the Company’s common stock, and one February 2023 Warrant, and (ii) 156,952 Pre-Funded Units, each consisting of one February 2023 Pre-Funded Warrant to and one February 2023 Warrant. The public offering price was $26.532 per Unit and $26.522 per Pre-Funded Unit. The February 2023 Offering closed on February 10, 2023. In connection with the February 2023 Offering, the investor entered into the February 2023 Warrant Amendment Agreement with the Company to amend the exercise price of certain existing warrants to purchase up to an aggregate of 87,666 shares of common stock that were previously issued to the Investor, with an exercise price of $58.50 per share and an expiration date of January 7, 2028. Pursuant to the Warrant Amendment Agreement, the amended warrants have a reduced

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

exercise price of $24.70 per share following the closing of the February 2023 Offering. The Company calculated an incremental fair value of $176 by calculating the excess of the fair value of the modified over the fair value of that instrument immediately before it is modified. This increase in fair value was recorded in additional paid in capital.

On September 1, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) of certain of its existing warrants to purchase up to an aggregate of 276,117 shares of common stock issued to the Holder on July 7, 2022 (as amended on February 10, 2023), and (ii) February 10, 2023 (collectively, the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 276,117 shares of common stock at a reduced exercise price of $8.30 per share in consideration of the Company’s agreement to issue new unregistered common stock purchase warrants (the “September 2023 Warrants”), as described below, to purchase up to an aggregate of 552,234 shares of the Company’s common stock.

The closing of the transactions contemplated pursuant to the Inducement Letter occurred on September 6, 2023 (the “Closing Date”). The Company received aggregate gross proceeds of approximately $2,292 from the exercise of the Existing Warrants by the Holder (the “Exercise”), before deducting placement agent fees and other offering expenses payable by the Company. The Company used 50% of the net proceeds from the Exercise to repay a portion of its outstanding obligations under the Jackson Notes and 50% of the net proceeds from the Exercise to repay a portion of its outstanding obligations pursuant to the Credit and Security Agreement with MidCap.

The Company issued to Wainwright or its designees warrants (the “September 2023 Placement Agent Warrants”) to purchase up to 20,709 shares of common stock. The September 2023 Placement Agent Warrants have substantially the same terms as the September 2023 Warrants, except that the September 2023 Placement Agent Warrants have an exercise price equal to $10.375 per share and are immediately exercisable on or after the Stockholder Approval Date (as defined in the September 2023 Warrants) until the five year anniversary of the Stockholder Approval Date.

On September 8, 2024, the Company entered into a securities exchange agreement (the “Exchange Agreement”) with a certain institutional investor (the “Holder”) pursuant to which the Company agreed to issue an aggregate of (i) 101,190 shares of common stock and (ii) a pre-funded warrant to purchase up to 411,630 shares of common stock in exchange for a certain outstanding warrant held by the Holder to purchase up to 552,234 shares of common stock at an exercise price\ of $8.30 per share (the “Exchange”). The Company has cancelled the warrant reacquired in the Exchange and such warrant will not be reissued.

Transactions involving the Company’s warrant issuances are summarized as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2022	170,369	$96.10
Issued	863,193	20.59
Exercised	(276,117)	5.90
Expired or cancelled	(87,665)	58.50
Outstanding at December 30, 2023	669,780	34.80
Issued	—	—
Exercised	(433,936)	13.03
Expired or cancelled	(138,968)	17.18
Outstanding at September 28, 2024	96,876	$240.77

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

The following table summarizes warrants outstanding as of September 28, 2024:

Exercise Price	Number Outstanding and Exercisable	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise price
$24.70 – $3,000.00	96,876	2.88	$240.77

Stock Options

A summary of option activity during the quarter ended September 28, 2024, is presented below:

	Options	Weighted Average Exercise Price
Outstanding at December 31, 2022	5,151	$500.60
Granted	—	—
Exercised	—	—
Expired or cancelled	—	—
Outstanding at December 30, 2023	5,151	500.06
Granted	—	—
Exercised	—	—
Expired or cancelled	(33)	5,303.57
Outstanding at September 28, 2024	5,118	$498.53

The Company recorded share-based payment expense of $183, $545, $227 and $1,167 for the three and nine month periods ended September 28, 2024 and September 30, 2023, respectively.

Limited Duration Stockholder Rights Agreement

On September 27, 2023, the board of directors (the “Board”) of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock and. 03889 Rights for each outstanding share of Series H Preferred Stock (collectively with the common stock, the “Voting Stock”). The dividend was paid on October 21, 2023 to the stockholders of record at the close of business on October 21, 2023 (the “Record Date”). Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Stock”) at a price of $20.75 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 1, 2023, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Securities Transfer Corporation, as Rights Agent.

Until the close of business on the earlier of (i) 10 business days following the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the Company or an Acquiring Person (as defined below) that an Acquiring Person has become such, or such other date, as determined by the Board, on which a Person has become an Acquiring Person, or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person or

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), (x) the Rights will be evidenced by the certificates representing the Voting Stock registered in the names of the holders thereof (or by book entry shares in respect of such Voting Stock) and not by separate Right Certificates (as defined below), and (y) the Rights will be transferable only in connection with the transfer of Voting Stock.

Until the Distribution Date (or earlier expiration of the Rights), (i) new Voting Stock certificates issued after the Record Date upon transfer or new issuances of Voting Stock will contain a legend incorporating the terms of the Rights Agreement by reference, and (ii) the surrender for transfer of any certificates representing Voting Stock (or book entry shares of Voting Stock) outstanding as of the Record Date will also constitute the transfer of the Rights associated with the shares of Voting Stock represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Voting Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Except as otherwise provided in the Rights Agreement, the Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) October 2, 2026 or such later date as may be established by the Board prior to the expiration of the Rights, (ii) the time at which the Rights are redeemed pursuant to the terms of the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the Rights Agreement at which time the Rights are terminated, or (iv) the time at which such Rights are exchanged pursuant to the terms of the Rights Agreement.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time, among others, (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on any class or series of Voting Stock payable in shares of a class or series of Voting Stock or subdivisions, consolidations or combinations of any class or series of Voting Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $100.00 and (b) the sum of (1) 10,000 (subject to adjustments for stock dividends, stock splits, or stock combinations) times the aggregate per share amount of all cash dividends, plus (2) 10,000 (subject to adjustments for stock dividends, stock splits, or stock combinations) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), in each case declared on the common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $100.00 per share (plus any accrued but unpaid dividends and distributions), and (b) an amount equal to 10,000 times (subject to adjustments for stock dividends, stock splits, or stock combinations) made per share amount of all cash and other property to be distributed in respect of common stock. Each share of Preferred Stock will be initially entitled to 10,000 votes (subject to adjustment for stock dividends, stock splits, or stock combinations). In addition to voting together with the holders of common stock for the election of other directors of the Company, the holders of Preferred Stock, voting separately as a class to the exclusion of the holders of common stock, shall be entitled at the meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Preferred Stock have been paid or declared

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

and set apart for payment prior thereto, to vote for the election of two directors of the Company. Holders of Preferred Stock shall otherwise have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action, other than as required by law.

In the event of any merger, consolidation, combination or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person (the first occurrence of such event, a “Flip-In Event”), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of common stock equal to the number of shares of common stock obtained by dividing the Purchase Price (subject to adjustments) by 50% of the current per share market price of the common stock on the date of the Flip-In Event. Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% (20% in the case of a Passive Investor (as defined in the Rights Agreement)) or more in voting power of the shares of Voting Stock then outstanding, subject to certain exclusions. Under the Rights Agreement, a “Passive Investor” is generally a person who or which has reported or is required to report beneficial ownership of shares of Voting Stock on Schedule 13G under the Exchange Act. Certain synthetic interests in securities created by derivative positions are treated under the Rights Agreement as beneficial ownership of the number of shares of Voting Stock equivalent to the economic exposure created by the derivative security, to the extent actual shares of Voting Stock are directly or indirectly beneficially owned by a counterparty to such derivative security.

In the event that, after a Flip-In Event, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock equal to the result obtained by dividing the Purchase Price (subject to adjustments) by 50% of the current per share market price of the common stock of such person(s) (or its parent) with whom the Company has engaged in the foregoing transaction.

At any time after a Flip-In Event and prior to the acquisition by an Acquiring Person of 50% or more in voting power of the shares of Voting Stock then outstanding, the Board may, at its option, exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of common stock, at an exchange ratio of one share of common stock per Right.

With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or common stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the common stock.

At any time prior to a Flip-In Event, the Board may redeem all but not less than the then outstanding Rights at a price of $0.1 per Right, subject to adjustment (the “Redemption Price”) payable, at the option of the Company, in cash, shares of common stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

For so long as the Rights are then redeemable, the Company may, in its sole discretion, except with respect to the Redemption Price, supplement or amend any provision in the Rights Agreement without the approval of any holders of the Rights. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, supplement or amend the Rights Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may adversely affect the interests of holders of the Rights, cause the Rights Agreement to become amendable contrary to the provisions of the Rights Agreement, or cause the Rights to again to become redeemable.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Earn-out Liabilities

Pursuant to the acquisition of KRI on August 27, 2018, the purchase price includes earnout consideration payable to the seller of $2,027 each on August 27, 2019, and August 27, 2020. The payment of the earnout consideration was contingent on KRI’s achievement of certain trailing gross profit amounts. On September 11, 2019, the Company entered into an amended agreement with the seller to delay the payment of the first year earnout of $2,027 until no later than February 27, 2020. For each full calendar month beyond August 27, 2019, that such payment is delayed, the Company is required pay the seller interest in the amount of $10 with the first such payment of interest due on September 30, 2019. In addition, the amended agreement was further amended to change the due date for the second year earnout payment of $2,027 from August 27, 2020, to February 27, 2020.

On March 9, 2024, a Settlement and Release Agreement was entered into by both parties. Under this agreement, which was entered into to avoid costly court fees, the Company agreed to make a payment, in full and final settlement, of $2 million plus interest across the following dates and amounts: $115 on May 1, 2024, $114 on June 1, 2024, $114 on July 1, 2024, $113 on August 1, 2024, $112 on September 1, 2024, and a final payment of $1,511 on October 1, 2024. There is a five-day cure period for each payment and there is a Confession of Judgement in favor of the defendant for the full amount of the original Earnout plus interest, in the event of non-compliance.

On October 9, 2024, the Company entered into Amendment No. 1 to the Settlement and Release Agreement (“Amendment No.1”) to pay $1,500 plus interest. The Company agreed to make payments on the following dates and in the following amounts: $511 on October 9, 2024, $107 on November 1, 2024, $107 on December 1, 2024, $106 on January 1, 2025, and a final payment of $705 on February 1, 2025. In accordance with Amendment, No. 1, payments were made on October 9, 2024 and November 1, 2024.

Pursuant to the Headway Acquisition that closed on May 18, 2022, the purchase price includes an earnout payment totaling up to $5,000 of earn out provision. Upon the attainment of certain trailing twelve-month (“TTM”) EBITDA achievements the Company will pay to the Headway seller a contingent payment in accordance with the following:

Adjusted EBITDA of $0 or less than $0 = no Contingent Payment

Adjusted EBITDA of $500 x 2.5 multiple = $1,250 Contingent Payment

Adjusted EBITDA of $1,000 x 2.5 multiple = $2,500 Contingent Payment

Adjusted EBITDA of $1,800 x 2.5 multiple = $4,500 Contingent Payment

Adjusted EBITDA of $2,000 or more x 2.5 multiple = $5,000 Contingent Payment

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

The Company performed an analysis over the contingent payment and prepared a forecast to determine the likelihood of the Adjusted EBITDA payout. The adjusted EBITDA TTM forecast, as of June 2024, is above the $2,000 threshold amount, such that $5,000 was recorded as consideration. The balance at September 28, 2024 is $5,000.

Legal Proceedings

Whitaker v. Monroe Staffing Services, LLC & Staffing 360 Solutions, Inc.

On March 9, 2024, a Settlement and Release Agreement was entered into by both parties. Under this agreement, which was entered into to avoid costly court fees, the Company agreed to make a payment, in full and final settlement, of $2 million plus interest across the following dates and amounts: $115 on May 1, 2024, $114, on June 1, 2024, $114 on September 30, 2024, $113 on August 1, 2024, $112 on September 1, 2024, and a final payment of $1,511 on October 1, 2024. There is a five-day cure period for each payment and there is a Confession of Judgement in favor of the defendant for the full amount of the original Earnout plus interest, in the event of non-compliance.

On October 9, 2024, the Company entered into Amendment No. 1 to the Settlement and Release Agreement to pay $1,500 plus interest. The Company agreed to make payments on the following dates and in the following amounts: $511 on October 9, 2024, $107 on November 1, 2024, $107 on December 1, 2024, $106 on January 1, 2025, and a final payment of $705 on February 1, 2025.

As of the date of this filing, we are not aware of any other material legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject, other than as disclosed above.

NOTE 11 — SEGMENT INFORMATION

The Company generated revenue and gross profit by segment as follows:

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Commercial Staffing – US	$19,172	$23,714	$58,970	$71,106
Professional Staffing – US	26,926	25,823	72,749	74,670
Total Revenue	$46,098	$49,537	$131,719	$145,776

Commercial Staffing – US	$3,127	$5,185	$9,417	$13,293
Professional Staffing – US	3,035	2,478	7,870	8,883
Total Gross Profit	$6,162	$7,663	$17,287	$22,176

Selling, general and administrative expenses	$(6,996)	$(8,641)	$(20,023)	$(24,110)
Depreciation and amortization	(474)	(513)	(1,427)	(1,388)
Interest expense and amortization of debt discount and deferred financing costs	(574)	(1,316)	(3,301)	(3,658)
Discontinued Operations	—	(1,190)	901	(2,879)
Other loss income, net	(911)	(237)	(656)	(63)
Loss Before Provision for Income Tax	$(2,793)	$(4,234)	$(7,219)	$(9,922)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 11 — SEGMENT INFORMATION (cont.)

The following table disaggregates revenues by segments:

	Quarter Ended September 28, 2024
	Commercial Staffing – US	Professional Staffing – US	Total
Permanent Revenue	$107	$315	$422
Temporary Revenue	19,065	26,611	45,676
Total Revenue	$19,172	$26,926	$46,098
	Quarter Ended September 30, 2023
	Commercial Staffing – US	Professional Staffing – US	Total
Permanent Revenue	$24	$162	$186
Temporary Revenue	23,690	25,661	49,351
Total Revenue	$23,714	$25,823	$49,537
	Nine Months Ended September 28, 2024
	Commercial Staffing – US	Professional Staffing – US	Total
Permanent Revenue	$213	$584	$797
Temporary Revenue	58,757	72,165	130,922
Total	$58,970	$72,749	$131,719
	Nine Months Ended September 30, 2023
	Commercial Staffing – US	Professional Staffing – US	Total
Permanent Revenue	$194	$719	$913
Temporary Revenue	70,912	73,951	144,863
Total	$71,106	$74,670	$145,776

NOTE 12 — RELATED PARTY TRANSACTIONS

In addition to the shares of Series A Preferred Stock and notes and warrants issued to Jackson, the following are other related party transactions:

Board and Committee Members

	Nine Months Ended September 28, 2024
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$75	24,000	$60	$135
Nick Florio	75	25,000	60	135
Vincent Cebula	75	24,000	60	135
Alicia Barker	—	24,000	55	55
Brendan Flood	—	24,000	55	55
	$225	121,000	$290	$515

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 12 — RELATED PARTY TRANSACTIONS (cont.)

	Nine Months Ended September 30, 2023
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$75	3,000	$48	$123
Jeff Grout	50	2,000	40	90
Nick Florio	50	2,000	40	90
Vincent Cebula	58	3,000	48	106
Alicia Barker	—	3,000	50	50
Brendan Flood	—	3,000	50	50
	$233	16,000	$276	$509
	Three Months Ended September 28, 2024
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$25	21,000	$45	$70
Nick Florio	25	21,000	45	70
Vincent Cebula	25	21,000	45	70
Alicia Barker	—	21,000	44	44
Brendan Flood	—	21,000	44	44
	$75	105,000	$223	$298
	Three Months Ended September 30, 2023
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$25	1,000	$8	$33
Jeff Grout	—	—	—	—
Nick Florio	25	—	—	25
Vincent Cebula	8	1,000	8	16
Alicia Barker	—	1,000	8	8
Brendan Flood	—	1,000	8	8
	$58	$4,000	$32	$90

NOTE 13 — SUPPLEMENTAL CASH FLOW INFORMATION

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash paid for:
Interest	$2,310	$3,805
Income taxes	—	—

Non-Cash Investing and Financing Activities:
Redeemable Series H preferred stock, net	$700	—
Modification of Series H		$1,900
Debt discount – Series H	$72	$111
Debt discount – Related party note	$275	$91

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 14 — DISCONTINUED OPERATIONS

In December 2023, given the recurring losses of Professional Staffing UK, management committed to a plan to sell the assets of Professional Staffing UK. On January 6, 2024 Staffing 360 Solutions Limited, a UK Subsidiary, filed a Notice of Intent with the High Court of Justice in the UK, stating the Company’s intention to appoint administrators to save the business from liquidation. Administrators were appointed on January 18, 2024, and the business was transferred to new owners on February 12, 2024. A gain on the transfer of the UK entity of $901 was recognized in the Statement of Operations for the period ended September 28, 2024.

NOTE 15 — SUBSEQUENT EVENTS

Nasdaq Compliance

On June 20, 2024, the Company received a letter from the Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) pertaining to its non-compliance with Nasdaq Listing Rule 5550(b)(1), the requirement to maintain a minimum stockholders’ equity of $2.5 million. On June 14, 2024 and August 5, 2024, the Company submitted its plan to Nasdaq to regain compliance with the minimum stockholders’ equity requirement and on August 13, 2024, the Company received a letter from the Staff indicating the Staff determined to deny the Company’s request for continued listing on Nasdaq. The Company requested an appeal of the Staff’s determination, and a hearing before the Nasdaq Hearings Panel (the “Panel”) was held on October 3, 2024.

On October 8, 2024, the Company received a letter from the Panel indicating that the Panel determined to grant the Company’s request to continue its listing on Nasdaq, subject to certain milestones being met on November 1, 2024, and December 31, 2024.

Whittaker Settlement

On October 9, 2024, the Company entered into Amendment No. 1 to pay $1,500 plus interest. The Company agreed to make payment on the following dates and in the following amounts: $511 on October 9, 2024, $107 on November 1, 2024, $107 on December 1, 2024, $106 on January 1, 2025, and a final payment of $705 on February 1, 2025. In accordance with the Amendment No. 1, payments were made on October 9, 2024 and November 1, 2024.

Amendment No. 31 with MidCap

On October 9, 2024, we entered into Amendment No. 31 to the Credit and Security Agreement with MidCap and the lenders party thereto from time to time. Pursuant to Amendment No. 31, the definition of Additional Reserve Amount (as defined in the Credit and Security Agreement) was amended and restated as follows: (i) from October 9, 2024, through November 14, 2024, the Additional Reserve Amount shall be $960,000, (ii) from November 15, 2024, through November 21, 2024, the Additional Reserve Amount shall be $980,000, (iii) from November 22, 2024, through November 28, 2024, the Additional Reserve Amount shall be $1,000,000, and (iv) from November 29, 2024, through December 5, 2024, the Additional Reserve Amount shall be $1,020,000. Additionally, pursuant to Amendment No. 31, the definition of “Permitted Debt” is hereby amended by adding a new clause covering our debt obligations pursuant to that certain Settlement and Release Agreement, dated as of March 29, 2024, by and among us, Monroe and Pamela D. Whitaker, in the aggregate amount not to exceed $2,000,000 at any time.

Pursuant to Amendment No. 31, in consideration for MidCap’s agreement to enter into Amendment No. 31, we agreed to pay to MidCap a modification fee of $190,000 (the “Amendment No. 31 Modification Fee”), which such Amendment No. 31 Modification Fee shall be non-refundable and fully earned as of effective date of the Amendment No. 31. The Modification Fee shall constitute a portion of our obligations pursuant to the Credit and Security Agreement and shall be secured by all Collateral (as defined in the Credit and Security Agreement).

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share, per share and stated value per share)
(UNAUDITED)

NOTE 15 — SUBSEQUENT EVENTS (cont.)

Massachusetts Department of Revenue

On October 29, 2024, the Company received notice from the Massachusetts Department of Revenue (“DOR”) that they have filed a lien against the Company for $474. This has been accrued as of September 28, 2024. The Company is currently in negotiations to pay its obligations to DOR.

Internal Revenue Service

On October 1, 2024, the Company received notice from the Internal Revenue Service (“IRS”) that they have filed a lien against the Company for $534. This has been accrued as of September 28, 2024. The Company is currently in negotiations to pay its obligations to IRS.

Agreement and Plan of Merger

On November 1, 2024, the Company, Atlantic International Corp., a Delaware corporation (“Atlantic”) and A36 Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Company, with Company surviving as a wholly owned subsidiary of the Atlantic (the “Merger”). Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, each share of the Company’s issued and outstanding common stock immediately prior to the effective time of the Merger, other than certain excluded shares, will be canceled and converted into the right to receive a number of shares of validly issued, fully paid and nonassessable shares of common stock of Atlantic, par value of $0.00001 per share (the “Atlantic Common Stock”), equal to the Exchange Ratio (as defined in the Merger Agreement), with any resulting fractional shares to be rounded to the nearest whole share.

Annex A-1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

ATLANTIC INTERNATIONAL CORP.,

as Atlantic,

A36 MERGER SUB INC.,

as the Merger Sub,

and

STAFFING 360 SOLUTIONS, INC.,

as the Company,

As of:

Dated November 1, 2024

Title	Annex A Page No.
Article I Definitions	A-1-1
Article II The Merger	A-1-1
Article III Closing	A-1-4
Article IV Covenants	A-1-10
Article V Representations and Warranties of Atlantic and Merger Sub	A-1-13
Article VI Representations and Warranties Regarding the Company Entities	A-1-21
Article VII [Intentionally Omitted]	A-1-39
Article VIII Termination	A-1-39
Article IX Miscellaneous	A-1-40

Annex A-1-i

ANNEXES AND EXHIBITS

Annexes
Annex A	Definitions
Exhibits
Exhibit A	Form of Certificate of Merger
Exhibit B	Form of Certificate of Incorporation of Surviving Company

Annex A-1-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made as of November 1, 2024 (the “Agreement Date”), by and among Atlantic International Corp., a Delaware corporation (“Atlantic”), A36 Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (“Merger Sub”), and Staffing 360 Solutions, Inc., a Delaware corporation (“the “Company”). Each of Atlantic, Merger Sub and Company are hereinafter referred to as a “Party,” and collectively as the “Parties.”

RECITALS

A. Company is engaged in the business of providing permanent, temporary and temporary-to-permanent placement services, managed service provider services and vendor management system services (the “Business”);

B. The board of directors of the Company (the “Company Board”) has (i) determined that this Agreement and the Contemplated Transactions are fair and in the best interests of the Company and the Company Stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth herein and (iv) resolved, subject to the terms of this Agreement, to recommend the adoption of this Agreement by the Company Stockholders (the “Company Board Recommendation”);

C. The Parties intend that upon the Closing, subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “Delaware Law”), Atlantic will cause Merger Sub to merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Atlantic; and

D. Upon completion of the Merger, each share of the issued and outstanding common stock of the Company (“Company Common Stock”) immediately prior to the Effective Time, other than Excluded Shares and Dissenting Shares, will be canceled and converted into the right to receive the Merger Consideration.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
Definitions

1.1 Definitions. Unless otherwise defined herein, certain capitalized terms used herein have the meanings set forth in Annex A attached hereto.

1.2 Accounting Principles. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

Article II
The Merger

2.1 The Merger.

(a) Surviving Entity and Effective Time.

(i) As a result of the Merger, (a) the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”) and (b) the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company. Concurrent with or immediately prior to the Effective Time, the Parties shall cause the Merger to be consummated

Annex A-1-1

by filing a certificate of merger in substantially the form attached hereto as Exhibit A (the “Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware Law (the time of filing of the Certificate of Merger, or the time of effectiveness thereof that is specified therein, if different, shall be referred to herein as the “Effective Time”).

(b) On or before the Closing Date, the certificate of incorporation of Company shall be, and the Parties shall take or cause to be taken all action required to cause the certificate of incorporation of Company to be amended by the filing of a certificate of amendment (the “Company Certificate of Amendment”) as set forth in Exhibit B and shall be the certificate of incorporation of the Surviving Company.

(c) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company.

(d) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Company.

(e) The Parties intend that for federal income tax purposes the Merger will be treated as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code, and (B) this Agreement is hereby adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code (the “Intended Tax Treatment”). Each of the Parties hereby agrees that such Party will prepare and file all Tax Returns consistently with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return, during the course of any audit, litigation or other proceeding with respect to Tax or otherwise.

2.2 Conversion and Exchange of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Atlantic, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each a “Share” and collectively, the “Shares”), other than any Excluded Shares and any Dissenting Shares, shall be cancelled and shall cease to exist and shall be converted automatically into the right to receive the Merger Consideration. “Merger Consideration” means (i) a number of shares of validly issued, fully paid and nonassessable shares of common stock of Atlantic, par value of $.00001 per share (the “Atlantic Common Stock”), equal to the Exchange Ratio, with any resulting fractional shares to be rounded to the nearest whole share.

(b) Cancellation of Excluded Shares. Each share held in the treasury of the Company or owned by any direct or indirect wholly-owned Company Subsidiary and each Share owned by the Merger Sub, Atlantic or any direct or indirect wholly owned Subsidiary of Atlantic immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Shares of Merger Sub. Each share of common stock, par value $0.00001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Company.

(d) Exchange Agent. On or prior to the Closing Date, Atlantic will select a transfer agent or another reputable bank or trust company reasonably acceptable to Company to act as exchange agent in connection with the Merger (the “Exchange Agent”). Promptly after the Effective Time, Atlantic shall cause each person who was, at the Effective Time, a holder of record of Company Common Stock entitled to receive the Merger Consideration pursuant hereto instructions for use in effecting the surrender of the non-certificated Company Common Stock represented by book-entry in exchange for the Merger Consideration. The holder of such Company Common Stock shall be entitled to receive in exchange therefor the Merger Consideration, pursuant to the Exchange Ratio and the terms of this Agreement. Until surrendered as contemplated by this Section 2.2(d), each book-entry share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which holder of such book-entry share is entitled to.

Annex A-1-2

(e) Company Options. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be converted into and become an option to purchase Parent Common Stock (each, an “Assumed Option”), and Parent shall assume the Assumed Option and the terms of the stock option agreement by which such Company Option is evidenced (but with changes to such documents as Parent and Company mutually agree are appropriate to reflect the substitution of the Company Options by Parent to purchase shares of Parent Common Stock). All rights with respect to Company Common Stock under Company Options assumed by Parent will thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent will be determined by multiplying (x) the number of shares of Company Common Stock that were subject to such Company Option, as in effect immediately prior to the Effective Time by (y) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed by Parent will be determined by dividing (x) the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by (y) the Exchange Ratio and rounding the resulting exercise price up to the nearest thousandth of a cent; and (iv) any restriction on the exercise of any Company Option assumed by Parent will continue in full force and effect, and the term, exercisability, method of exercise, vesting schedule, and other provisions of such Company Option will otherwise remain unchanged; provided, however, that: (1) to the extent provided under the terms of a Company Option, such Company Option assumed by Parent in accordance with this Section 2.2(e) will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (2) the Parent Board or a committee thereof will succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Company Option assumed by Parent. Notwithstanding anything to the contrary in this Section 2.2(e), the conversion of each Company Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Parent Common Stock will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of a Company Option will not constitute a “modification” of such Company Option for purposes of Section 409A or Section 424 of the Code. It is the intention of the parties that each Company Option so assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Company Option qualified as an incentive stock option prior to the Effective Time.

(f) Warrants. At the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time, will be converted into and become a warrant to purchase Parent Common Stock (each, an “Assumed Warrant”), and Parent shall assume the terms of the Company Warrant by which such Company Warrant is evidenced (but with changes to such documents as Parent and Company mutually agree are appropriate to reflect the substitution of the Company Warrant by Parent to purchase shares of Parent Common Stock). All rights with respect to Company Common Stock under the Company Warrant assumed by Parent will thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Warrant assumed by Parent will be determined by multiplying (x) the number of shares of Company Common Stock that were subject to such Company Warrant, as in effect immediately prior to the Effective Time by (y) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Warrant assumed by Parent will be determined by dividing (x) the per share exercise price of Company Common Stock subject to such Company Warrant, as in effect immediately prior to the Effective Time, by (y) the Exchange Ratio and rounding the resulting exercise price up to the nearest thousandth of a cent; and (iv) any restriction on the exercise of any Company Warrant assumed by Parent will continue in full force and effect, and the term, exercisability, method of exercise, vesting schedule, and other provisions of such Company Warrant will otherwise remain unchanged; provided, however, that to the extent provided under the terms of a Company Warrant assumed by Parent in accordance with this Section 2.2(f) will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time.

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2.3 Indebtedness. At the Closing, Atlantic shall pay to Company in immediately available funds by wire transfer the amount of $5,500,000 that will be used by Company solely to repay Indebtedness.

2.4 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded, properly in writing, appraisal for such Shares in accordance with Section 262 of the Delaware Law (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. At the Effective Time, all Dissenting Shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and, except as otherwise provided by applicable Laws, each holder of Dissenting Shares will cease to have any rights with respect to the Dissenting Shares, other than such rights as are granted under such Section 262. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

Article III
Closing

3.1 Time and Place of the Closing. The consummation of the Merger (the “Closing”) shall take place remotely by the exchange of electronic documents and signatures (and the date of the Closing, being the “Closing Date”). The Closing may take place in such other manner or at such location, as may be mutually agreed upon by the Parties. The transfers and deliveries described in this ARTICLE III shall be mutually interdependent and shall be regarded as occurring simultaneously, and, notwithstanding any other provision of this Agreement, no such transfer or delivery shall become effective or shall be deemed to occur until all of the other transfers and deliveries provided for in this ARTICLE III shall have occurred or been waived on or as of the Closing Date.

3.2 The Company’s Deliveries. At or prior to the Closing, the Company shall execute and/or deliver, or cause to be delivered to Atlantic all of the following:

(a) a Current Report on Form 8-K filed together with a copy of this Agreement, and approval of the Company Shareholders at a special meeting of stockholders (the “Special Meeting”) for, among other Stockholder Approval Matters as set forth in Staff’s Proxy Statement/Prospectus, the Staff Merger and the receipt of the Merger Consideration in connection with the Contemplated Transactions;

(b) written resignations of the members of the Company Board, effective as of the Closing Date, executed by each such director;

(c) the Certificate of Merger, in the form attached hereto as Exhibit A, duly executed by an authorized officer of the Company;

(d) a certificate substantially in the form described in Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), duly executed by the Company;

(e) a signed agreement between the Internal Revenue Service and Company concerning the terms of settlement mutually agreeable to Atlantic;

(f) a signed settlement agreement with the appropriate Jackson Investment (“Jackson”) party converting the Company’s indebtedness with the appropriate Jackson party whereby: (i) all interest accrued and payable to appropriate Jackson party will be waived or forgiven; (ii) the principal amount of the Loan will be converted into a certain number of shares of Company Preferred Stock to be agreed to by the parties which shall then depending on certain conditions convert to up to 5.6 million shares of Atlantic Common Stock. All shares in each case subject to a one-year lockup;

(g) signed agreements to be mutually agreed to by the Parties whereby the applicable parties shall: (i) convert any amounts owed in Earned Contingent Cash Payment into five million (5,000,000) Series H Preferred Shares of the Company and waive any interest/dividends or other payments due from the Company related to

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such Earned Contingent Cash Payment; and then (i) convert all Series H Preferred Shares into 3,500,000 shares of Atlantic Common Stock which shall piggy-back registration rights commencing 6 months after Closing and a lock-up such that: (A) (i) all of the shares are subject to a lock up for the 6 months after Closing; (ii) 1,750,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 6 months after Closing until 9 months after Closing; (iii) 875,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 9 months after Closing until 12 months after Closing; and (iv) the lock-up shall terminate 12 months after Closing and (B) the lock-up shall not apply to the extent shares of Atlantic Common Stock must be sold to pay any taxes from such applicable holder;

(h) a signed agreement to be mutually agreed to by the Parties whereby the Company shall issue to Chapel Hill Partners 100,000 shares of Company Common Stock to Chapel Hill Partners on terms to be mutually agreed to by the Parties;

(i) a Closing balance sheet certified by the Company’s CEO;

(j) amended employment agreements, signed by Brendan Flood and Alicia Barker as President and Executive Vice President, respectively;

(k) all minute books, stock books, ledgers and registers, corporate seals, if any, and other corporate records relating to the organization, ownership and maintenance of the Company Entities, if not already located on the premises of the Company; and

(l) certificates duly executed by the appropriate officers of the Company: (i) certifying as to (A) the Company’s Governing Documents, (B) resolutions of the Company Board authorizing the execution, delivery and performance of this Agreement and all documents delivered by the Company hereunder and in connection with the Merger, (C) incumbency and specimen signatures with respect to the directors of the Company executing any document delivered by the Company hereunder and in connection with the Merger, and (D) reviewed interim financial statements for the quarter immediately prior to the filing of the Registration Statement, consisting of the balance sheet of the Company and the related statements of income, shareholders’ equity and cash flows, previously delivered to Atlantic prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and (ii) containing a certificate of good standing of the Company issued not earlier than five (5) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware.

3.3 Atlantic’s Deliveries. At or prior to the Closing, Atlantic shall execute and/or deliver, or cause to be delivered, all of the following: certificates duly executed by the appropriate officers of Atlantic certifying as to (i) Atlantic’s Governing Documents, (ii) resolutions of Atlantic’s board of directors (the “Atlantic Board”), authorizing the execution, delivery and performance of this Agreement and all documents delivered by Atlantic hereunder and in connection with the Merger, and (iii) incumbency and specimen signatures with respect to the officers of Atlantic executing any document delivered by Atlantic hereunder and in connection with the Merger, on behalf of the Company, and containing certificates of good standing of Atlantic and Atlantic Merger Sub issued not earlier than five (5) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware.

3.4 Access to Information; Confidentiality.

(a) Except (i) as otherwise prohibited by applicable Law or the terms of any Contract or (ii) as would be reasonably expected to result in the loss of any attorney-client, attorney work product, or other legal privilege, the Company will afford Atlantic and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business of the Company, including the status of product development efforts, properties, results of operations and personnel of the Company, as Atlantic may reasonably request. The Company shall make available to Atlantic any appropriate individuals for discussion of its business, properties and personnel as Atlantic may reasonably request. Atlantic will afford the Company and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Atlantic during the period prior to the Closing to obtain all information concerning the business of Atlantic as Atlantic may reasonably request.

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(b) All information obtained by Atlantic, Merger Sub or their respective Representative pursuant to this Section 3.4 shall be kept confidential in accordance with that certain Mutual Nondisclosure Agreement, dated November 14, 2023, by and between the Company and Atlantic.

3.5 Conditions Precedent to Closing. The respective obligations of each Party to this Agreement to complete the Merger are subject to the satisfaction (or, if permitted by applicable law, waiver by the Party for whose benefit such condition exists) of the following conditions:

(a) The Parties shall have performed and complied in all material respects with all terms, covenants and conditions of this Agreement to be complied with and performed by the Parties at or before Closing.

(b) There shall be no pending or threatened material Third Party Actions seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of this Agreement or the transactions contemplated by this Agreement, or which if successful could have a Material Adverse Effect on any Party, or any Order providing for any of the foregoing.

(c) Atlantic shall have obtained approval of this Agreement, the Merger and the Contemplated Transactions hereto by vote of the Atlantic Board of Directors in accordance with the Delaware Law, and Atlantic’s Governing Documents.

(d) Company shall have obtained approval of this Agreement, the Merger and the Contemplated Transactions hereto by required vote of the Company Stockholders in accordance with the Delaware Law, and Company’s Governing Documents.

3.6 Atlantic’s Conditions. The obligations of the Atlantic to perform its obligations at Closing are subject to the fulfillment of the following conditions, any of which Atlantic may waive:

(a) The Company shall have complied with Section 3.2.

(b) The Company shall have delivered all other documents and other instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement.

3.7 The Company’s Conditions. The obligations of Company to perform its obligations at Closing are subject to the fulfillment of the following conditions, any of which the Company may waive:

(a) Atlantic shall have complied with Section 3.3; and

(b) Atlantic shall have delivered all other documents and other instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement.

3.8 Public Announcements.

(a) Exclusive of filings required under this Agreement, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and Atlantic or, after the Closing, Atlantic; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with Atlantic, if the disclosing party is the Company, or with the Company, if the disclosing party is Atlantic, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with Atlantic and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 3.8 and (iii) to Governmental Authorities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 3.8 or otherwise in this Agreement, the Parties agree that the Parties and their respective Representatives may provide general information about the subject matter of this Agreement and the Contemplated Transactions contemplated hereby to any investment banker under confidentiality agreements signed in connection with a financing to be undertaken by Atlantic.

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(b) The Company, on the one hand, and Atlantic, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by the Company or Atlantic, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Atlantic shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Atlantic shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equity holders, and such other matters as may be reasonably necessary for such press release or filing.

3.9 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company and Atlantic shall not, and shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Interests of the Company (or any Affiliate or successor of the Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

(b) The Company shall (i) notify Atlantic promptly upon receipt of any Company Acquisition Proposal by the Company, describing the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal, and (ii) keep Atlantic fully informed on a current basis of any modifications to such offer or information.

(c) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall not, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) except as contemplated by the Agreement, prepare or take any steps in connection with an offering of any securities of any Company Entity (or any Affiliate or successor of any Company Entity); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing; provided, however, that nothing in this Section 3.9(c) shall prohibit the Company from entering into any Contracts in the Ordinary Course of Business. The Company agrees to (A) notify Atlantic promptly upon obtaining any Company Acquisition Proposal by any Company Party, and to describe the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of any Person making such Company Acquisition Proposal) and (B) keep the Company and Atlantic reasonably informed on a reasonably current basis of any modifications to such offer or information.

3.10 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of the Company, as provided in the Company’s Governing Documents in effect as of immediately prior to the Closing Date, solely with respect to any acts, errors or omissions occurring on or prior to the Closing Date, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing Date for a period of six (6) years and (ii) Atlantic will perform and discharge, or cause to be performed and discharged, all obligations to provide

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such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Atlantic shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in Atlantic’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of Atlantic’s Governing Documents or in other applicable agreements in effect as of immediately prior to the Closing Date shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Closing Date in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Closing Date or at any time prior to such time, were directors or officers of the Company or Atlantic, as the case may be (the “Atlantic D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Closing Date by reason of the fact that such Atlantic D&O Person was a director or officer of the Company Atlantic immediately prior to the Closing Date unless such amendment, repeal or other modification is required by applicable Law.

(b) Atlantic shall not have any obligation under this Section 3.10 to any Atlantic D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Atlantic D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) Company shall purchase at or prior to Closing and maintain in effect for a period of six (6) year after the Effective Time without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company and Atlantic as of the date of this Agreement with respect to any acts, errors or omissions occurring on or prior to the Effective Time (the “Company D&O Tail Policy”). Such “tail” policy or policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Atlantic’s directors’ and officers’ liability insurance policies as of the date of this Agreement and shall include Atlantic as an additional insured.

(d) If, following the Closing, Atlantic (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Atlantic shall assume all of the obligations set forth in this Section 3.10.

(e) The Atlantic D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 3.10 are intended to be third-party beneficiaries of this Section 3.10. This Section 3.10 shall survive the consummation of the Merger contemplated by this Agreement and shall be binding on all successors and assigns of Atlantic.

3.11 Post-Closing Directors and Officers. After Closing, Atlantic shall have the right to appoint the members of the Company Board.

3.12 No Third-Party Beneficiaries. Except as expressly stated in this ARTICLE III, each of the Parties to this Agreement acknowledges and agrees that all provisions contained in this ARTICLE III are included for the sole benefit of Atlantic and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of Atlantic, the Company or their respective Affiliates to amend, terminate or otherwise modify any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equity holder, any current or former director, manager, officer, employee, contingent worker or service provider of the Company, or any participant in any Employee Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

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3.13 Tax Matters.

(a) Atlantic and the Company shall cooperate fully, as and to the extent reasonably requested, in connection with (i) the preparation and filing of any Tax Returns of the Company Entities and (ii) any Action with respect to Taxes and Tax Returns of the Company Entities, in each case, with respect to any Pre-Closing Tax Period (including any Straddle Period). Such cooperation shall include the retention, and (upon the other Party’s request) the provision, of records and information which are reasonably relevant to any such Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(b) Company shall prepare and file, or cause to be prepared and filed, at Company’s expense, all Tax Returns that are required to be filed by, or with respect to, the Company Entities for taxable periods ending on or prior to the Closing Date. For the avoidance of doubt, Company will prepare and timely file (taking into account any automatic extensions available under applicable Law) all Company Entities income Tax Returns related to the 2023 taxable period. Any Tax Returns prepared by the Company with respect to taxable periods ending on or prior to the Closing Date shall be prepared in a manner consistent with past practices of the Company Entities, unless otherwise required by applicable Law. At least thirty (30) days prior to the date on which such Tax Return is filed (or, if required to be filed within thirty (30) days of the Closing Date or the end of the applicable tax period, as soon as reasonably practicable following the Closing Date or such tax period), the Company will submit such Tax Return to Atlantic’s review, comment and consent (not to be unreasonably withheld, conditioned or denied). Atlantic will notify the Company of any comments or objections to such Tax Returns within ten (10) Business Days of receipt. In the event that Atlantic fails to comment or object within ten (10) Business Days, Atlantic will be deemed to consent to such Tax Return. The Company shall claim any Transaction Tax Deductions in the taxable period of the Company Entities that includes the Closing Date to the extent such Transaction Tax Deductions are allocable to such period at a “more likely than not” comfort level (as determined by the Company and/or its Tax Return preparer in their reasonable discretion).

(c) Atlantic shall prepare and file, or cause to be prepared and filed, all Tax Returns that are required to be filed by, or with respect to, any Straddle Periods. Any such Tax Returns shall be prepared in a manner consistent with past practices of the Company Entities, unless otherwise required by applicable Law. Atlantic shall not, and shall not permit the Company Entities or any of their Related Parties to, take any action on the Closing Date and after the Closing that is not in the Ordinary Course of Business and that could reasonably be expected to increase the Company’s liability for Taxes, except to the extent such action is contemplated by this Agreement. None of Atlantic or any of Atlantic’s Related Parties shall (or shall cause or permit the Company Entities or any of their respective Related Parties to): (i) amend, re-file or otherwise modify any previously filed Tax Return of the Company Entities with respect to a Pre-Closing Tax Period; (ii) surrender any right to claim a refund of Taxes; (iii) initiate any voluntary disclosure agreement or program, or similar process, with any Tax authority regarding any Tax (whether asserted or un-asserted) or Tax Return (whether filed or unfiled) of the Company Entities; or (iv) agree to the waiver of or an extension to the statute of limitations period applicable to the Company Entities, in each case, with respect to any Pre-Closing Tax Period (or portion thereof).

3.14 Straddle Period Taxes. Wherever applicable for this Agreement, in the case of a Straddle Period, the amount of any Taxes based on or measured by income, receipts, sales, use or payroll of the Company or its Subsidiaries for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity or non-U.S. entity in which any of the Company Entities holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes of the Company and its Subsidiaries for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on and including the Closing Date and the denominator of which is the number of days in such Straddle Period. For the avoidance of doubt, all Transaction Tax Deductions claimed on a Tax Return filed pursuant to this Section 3.14 shall be allocated to the pre-Closing portion of the Straddle Period.

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Article IV
Covenants

4.1 Certain Covenants. In addition to other obligations contained in this Agreement, the Parties hereto shall perform their respective obligations under the following covenants:

(a) Reasonable Efforts. Each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all actions as are to be taken by each of them, respectively, or cause to be done all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents; provided, however, that each Party shall respond as promptly as reasonably practicable to any requests by any Governmental Authority for additional information and documentary material that may be requested. Atlantic shall promptly inform the Company of any communication between Atlantic, on the one hand, and any Governmental Authority, on the other hand, and the Company shall promptly inform Atlantic of any communication between the Company, on the one hand, and any Governmental Authority, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document.

(b) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Parties shall each give counsel for the other Parties a reasonable opportunity to review in advance, and consider in good faith the views of the others in connection with, any proposed written communication to any Governmental Authority relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other Parties in advance.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 4.1 conflicts with any other covenant or agreement in this ARTICLE IV that is intended to specifically address certain subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

4.2 Certain Negative Pre-Closing Covenants of the Company. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by Atlantic (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the Business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the Company; provided that in no event shall actions taken by or on behalf of, the Company in compliance with this Section 4.2 or other provisions of this Agreement constitute a Breach of this Agreement.

Without limiting the generality of the foregoing, from and after the Agreement Date until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by Atlantic, not do any of the following:

(a) enter into, amend, modify, waive any material benefit or right under or terminate any material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material Contract pursuant to its terms or entering into additional work orders pursuant to, and in accordance with the terms of, any material Contract) other than Ordinary Course of Business and not material in amount, either individually or in the aggregate;

(b) amend, supplement, restate or modify its Governing Documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(c) sell, transfer, pledge, dispose of or encumber any assets or properties, other than (i) dispositions of inventory and supplies in the Ordinary Course of Business and not material in amount, either individually or in the aggregate, or (ii) pursuant to an existing Contract;

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(d) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Company Intellectual Property, or amend or modify in any material respect any existing agreements with respect to any Company Intellectual Property;

(e) permit the attachment of any Encumbrance against any of the assets or properties owned or leased by the Company, except Permitted Encumbrances;

(f) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of the Company, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any Person or division thereof other than issuances of Company Common Stock;

(g) incur any Indebtedness in excess of $50,000 in the aggregate for borrowed money, other than in the Ordinary Course of Business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

(h) make or commit to make any capital expenditure in excess of $100,000 in the aggregate other than currently contemplated capital expenditures set forth on Schedule 4.2(h) of the Disclosure Schedules;

(i) declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in the Company, or repurchase, redeem or acquire any ownership interests in the Company;

(j) make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of the Company, (ii) any increase in the compensation payable or to become payable to any employee of the Company or (iii) any modification, termination or renewal of any Company benefit arrangement, or entry into any new such arrangement or plan, except as required by applicable Legal Requirements except as required by applicable Law or pursuant to the terms of any Company Plan;

(k) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(l) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(m) pay, discharge, satisfy or settle any Action or waive, assign or release any rights or claims with respect thereto, other than settlements in the Ordinary Course of Business that involve (x) the payment of non-material amounts of cash and no admission being made with respect to (i) any criminal wrongdoing, or (ii) the invalidity or unenforceability of, or any infringement with respect to, any Company Intellectual Property or (y) payment for applicable insurance policies, including worker’s compensation policies;

(n) except in the Ordinary Course of Business, make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person in excess of $50,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the Ordinary Course of Business;

(o) except as required pursuant to applicable Law, (A) amend, modify, adopt, enter into or terminate any material Employee Plan of the Company, other than in the Ordinary Course of Business, (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, or employee at the level of senior vice president or above with annual fees of $100,000 or above, other than in each case annual and merit-based raises made in the Ordinary Course of Business, as applicable, (C) take any action to accelerate any material payment or benefit payable to any current or former director, manager, officer, employee, or contingent worker of the Company, (D) waive or release any non-competition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, or employee at the level of senior vice president or above of the Company, or (E) terminate (other than for cause) or furlough the employment of any individual set forth on Schedule 4.2 of the Disclosure Schedules;

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(p) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Company in excess of $50,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on the Company (or Atlantic or any of its Affiliates after the Closing);

(q) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the Company;

(r) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(s) make any Change of Control Payment that is not set forth on Schedule 4.2 of the Disclosure Schedules; or

(t) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

4.3 Certain Negative Pre-Closing Covenants of Atlantic. From and after the Agreement Date until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Atlantic shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, under its credit facilities, or in connection with any secondary public offering, or as expressly consented to in writing by Atlantic and the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate its Business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of Atlantic; provided that in no event shall Atlantic’s compliance with this sub-Section constitute a Breach of this Agreement.

4.4 The Proxy Statement/Prospectus.

(a) As promptly as practicable after the execution of this Agreement, Atlantic and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed), and (i) the Company and Atlantic shall file with the SEC, (ii) a proxy statement for the purpose of soliciting proxies from Company stockholders for the matters to be acted upon at the Special Meeting in favor of Stockholder Approval Matters and a registration statement on Form S-4 (including a prospectus, including all amendments thereto, the “Registration Statement”) in connection with the distribution of Stock Consideration, of which such proxy statement will form a part (such proxy statement and prospectus constituting a part thereof, the “Proxy Statement/Prospectus”) and (iii) and each of the Company and Atlantic shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents to be filed by the Company and/or the Atlantic with the SEC in connection with the Merger and other transactions contemplated hereby (the “Other Filings”) as required by the Securities Act or the Exchange Act. Atlantic and the Company shall cooperate with each other in connection with the preparation of the Registration Statement, the Proxy Statement/Prospectus and any Other Filings, and any amendments or supplements thereto. If on the date for which the Special Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares to obtain the Required Company Stockholder Approval, whether or not a quorum is present, the Company may make one or more successive postponements or adjournments of the Special Meeting. In connection with the Registration Statement and the Proxy Statement/Prospectus included therein, the Atlantic will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation rules set forth in the Company’s Governing Documents, the Delaware Law and the rules and regulations of the SEC and Nasdaq or any other National Securities Exchange. Atlantic and the Company shall promptly provide the Company with such information concerning their companies and their stockholders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by Atlantic and the Company shall be true and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

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(b) Atlantic shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act and other applicable Laws in connection with filing of the Registration Statement and the Proxy Statement/Prospectus included therein and any amendments thereto. Each of Atlantic and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to Atlantic in connection with the drafting of the Registration Statement and the Proxy Statement/Prospectus included therein and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement and the Proxy Statement/Prospectus (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable laws.

(c) Atlantic, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and the Proxy Statement/Prospectus contain therein and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. Atlantic shall not be required to file the Registration Statement or any amendment thereto, or the final prospectus included therein, until it has received from the Company written notice that such filing is satisfactory in form and substance to each of Atlantic and the Company.

4.5 Stock Exchange De-Listing. In the event the Company securities are not de-listed from Nasdaq prior to the Effective Time, Atlantic shall reasonably cooperate with the Company to accomplish the foregoing and shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of Nasdaq to enable the delisting by the Company of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act promptly after the Effective Time.

4.6 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Atlantic or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Atlantic and the Company will exercise, consistent with the terms and conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

4.7 Atlantic Uplisting. Atlantic shall cause its common stock to be uplisted to a National Securities Exchange prior to the filing with the SEC of the Registration Statement.

4.8 No Poison Pill. Company shall take any and all necessary action to ensure that, as of the Effective Time, there shall be no rights plan, rights agreement, “poison pill” or similar agreement or arrangement that is in force and applicable to Company in connection with this Agreement or the consummation of the Merger or any of the other Ancillary Documents hereunder.

4.9 Amended Employment Agreements. Atlantic and the Company shall have negotiated and agreed to the terms of amended employment agreements with Brendan Flood and Alicia Barker, as President and Executive Vice President, respectively, prior to the filing with the SEC of the Registration Statement, with such terms including an issuance of 1,263,020 of Atlantic Common Stock to each of Brendan Flood and Alicia Barker which includes a six-month vesting period and a term of three years.

Article V
Representations and Warranties of Atlantic and Merger Sub

Atlantic and Merger Sub represent and warrant to the Company that except as set forth in (A) the Atlantic Disclosure Schedule; (B) the Registration Statement and/or (C) the Atlantic SEC Reports the following statements are true and correct as of the Closing Date:

5.1 Organization; Authority. Atlantic is a corporation duly incorporated, validly existing and in good standing, under the Laws of the State of Delaware. Merger Sub is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Atlantic and Merger Sub have requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and all Ancillary Documents to which Atlantic or Merger Sub are or will be a party have been duly authorized by Atlantic and/or Merger Sub as applicable. Atlantic and Merger Sub have all requisite power and authority to own and lease the properties and assets

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they currently own and lease and to conduct their activities as currently conducted and as presently contemplated to be conducted. Each of Atlantic and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Schedule 5.1 is a true and complete list of (i) each jurisdiction in which Atlantic and Merger Sub are qualified to do business, (ii) every state or foreign jurisdiction in which Atlantic and Merger Sub have employees or facilities and (iii) the directors and officers of Atlantic and Merger Sub.

5.2 Books and Records. Atlantic has delivered to the Company true and complete copies of the Governing Documents and the minute books of Atlantic and Merger Sub. Such Governing Documents are in full force and effect.

5.3 Enforceability. This Agreement and the Ancillary Documents to which Atlantic or Merger Sub are a party have been duly executed and delivered by Atlantic or Merger Sub, as applicable enforceable against Atlantic or Merger Sub, as applicable, in accordance with their respective terms, except to the extent such enforceability may be limited by the General Enforceability Exceptions.

5.4 Brokers. Atlantic and Merger Sub have no liability to pay any fees or commissions to any broker, finder, or agent with respect to this Agreement or the transactions contemplated hereby.

5.5 Capitalization.

(a) The authorized capital stock of Atlantic consists of 300,000,000 shares of Atlantic Common Stock, $.00001 par value, of which 50,146,738 shares are issued and outstanding as of the date of this Agreement and 1,803,583 of which are issuable upon the vesting of RSUs. All outstanding shares of Atlantic Common Stock are duly authorized, validly issued, fully paid, and non-assessable and were issued in compliance with all applicable federal and state securities laws;

(b) Atlantic International Corp owns 100% of the stock and interests in every entity which it owns any equity in, all of which are listed on Schedule 5.5(b) (the “Atlantic Group”). The common stock of Merger Sub outstanding as of the date of this Agreement (i) has been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) was not issued in breach or violation of any preemptive rights or Contract to which Atlantic is a party or bound. All of the outstanding common stock of Merger Sub is owned directly by Atlantic free and clear of all Encumbrances (other than transfer restrictions under applicable Federal Securities Law).

(c) the common stock of Merger Sub outstanding as of the date of this Agreement (i) has been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) was not issued in breach or violation of any preemptive rights or Contract to which Atlantic is a party or bound. All of the outstanding common stock of Merger Sub is owned directly by Atlantic free and clear of all Encumbrances (other than transfer restrictions under applicable Federal Securities Law)

(d) Except as listed on Schedule 5.5, as at Closing, there shall be no outstanding or authorized subscriptions, options, or warrants, calls, rights, commitments or any other agreements or arrangements of any character obligating Atlantic or Merger Sub to issue any capital stock or other Equity Interests, or evidencing the right to subscribe for any capital stock or other Equity Interests of Atlantic, except in respect of the Merger. At Closing, all issued and/or outstanding shares of capital stock or other securities of Atlantic shall be issued, sold and delivered in compliance with all applicable Federal and state securities Laws as may be applicable and will be validly issued, fully paid, and nonassessable. Except as listed on Schedule 5.5, no person has, and at Closing no person shall have, any right of first refusal, preemptive right, right of participation, or any similar right to acquire securities of Atlantic. The issuance of the Atlantic Common Stock as part of the Merger will not obligate Atlantic to issue shares of Atlantic Common Stock or other securities to any other Person and will not result in a right of any holder of Atlantic’s securities to adjust the exercise, conversion, exchange or reset price under such securities. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of Atlantic Common Stock; and

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5.6 SEC Filings. Atlantic has timely filed or furnished all reports required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to the Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Atlantic SEC Reports”), and will file or furnish all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to the Securities Laws (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Additional Atlantic SEC Reports”). Each of the Atlantic SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Atlantic SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Atlantic SEC Reports or the Additional Atlantic SEC Reports. As of their respective dates of filing, the Atlantic SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Atlantic SEC Reports.

5.7 Related Party Transactions. Except as set forth on Schedule 5.7 of the Disclosure Schedules, no event has occurred since January 1, 2022 that would be required to be reported by Atlantic as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K.

5.8 Litigation. Except as set forth on Schedule 5.8 of the Disclosure Schedules or in the Atlantic SEC Reports, there is no Action pending or, to Atlantic’s or Merger Sub’s Knowledge, threatened against Atlantic or Merger Sub that, if adversely decided or resolved, would have a Material Adverse Effect on Atlantic. Neither Atlantic nor Merger Sub nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Actions by Atlantic or Merger Sub pending against any other Person.

5.9 Compliance with Applicable Legal Requirements.

(a) Atlantic and Merger Sub have complied and are in compliance in all material respects with all material Legal Requirements applicable to them and to their assets, properties, operations and business. Neither Atlantic nor Merger Sub has received any written notice from any Governmental Authority to the effect, or otherwise been advised, that it is not in compliance with any such Legal Requirements, and Atlantic has no Knowledge that any existing circumstances are likely to result in an Action for a violation of any such Legal Requirement. To the Knowledge of Atlantic, no investigation or review by any Governmental Authority with respect to Atlantic or Merger Sub, or their promoters, stockholders, affiliates, directors, officers, consultants, employees, agents or other representatives is pending or, to the Knowledge of Atlantic threatened, nor has any Governmental Authority given Atlantic or Merger Sub written notice of its intention to conduct the same.

(b) There is no Contract or Order binding upon Atlantic or Merger Sub which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Atlantic or Merger Sub, any acquisition of property (tangible or intangible) by Atlantic or Merger Sub, or the conduct of business by Atlantic or Merger Sub.

(c) Without limiting any provision of this Agreement: (i) neither Atlantic nor Merger Sub, nor, to the Knowledge of Atlantic, any officer, manager, agent, employee or other Person associated with or acting on behalf of Atlantic or Merger Sub has, directly or indirectly (a) paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, government official or other party that is illegal or improper under any applicable Legal Requirement, (b) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (c) made any unlawful payment or offered anything of value to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns, (d) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977 (15 United States Code Section 78dd-1, et seq.), as amended, or any applicable Legal Requirement of similar effect, (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or transfer of value to any other Person or (f) established or maintained any fund that has not been recorded in the books and records of Atlantic; and (ii) Atlantic has complied and is in compliance with

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applicable provisions of the United States export and sanctions laws, and regulations implemented thereunder, including the Arms Export Control Act (22 United States Code Section 2751 et seq.), as amended, the Export Administration Act (50 United States Code Section 2401 et seq.), as amended, the International Emergency Economic Powers Act (50 United States Code Section 17091 et seq.), as amended, and the various sanctions regulations administered by the Office of Foreign Assets Control of the Department of the Treasury of the United States, as amended. Without limiting the foregoing, Atlantic has not made any investments or performed any Contracts in, or involving a Person from, Cuba, Iran, Sudan, Syria or Burma (Myanmar).

(d) Neither Atlantic nor Merger Sub is in violation of any applicable Legal Requirements relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, applicable Legal Requirements comprising or implementing the Bank Secrecy Act and applicable Legal Requirements administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Legal Requirements may from time to time be amended, renewed, extended, or replaced) (collectively, “Anti-Terrorism Law”) and has not engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(e) To the Knowledge of Atlantic, neither Atlantic nor Merger Sub nor any agents acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereby is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224: (iii) a Person with which the Company is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a Person listed above.

(f) To the Knowledge of Atlantic, neither Atlantic or Merger Sub nor any of their agents acting in any capacity in connection with this Agreement or the transactions contemplated hereby (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.10 Merger Sub Activities. Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents to which it is a party and consummating the Contemplated Transactions and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or the negotiation, preparation or execution of this Agreement and any Ancillary Documents, the performance of its covenants or agreements in this Agreement and any Ancillary Document or the consummation of the Contemplated Transactions. Merger Sub does not have any Indebtedness.

5.11 Internal Controls; Listing; Financial Statements.

(a) Except as in disclosed in Atlantic SEC Reports and as not required in reliance on exemptions from various reporting requirements by virtue of Atlantic’s status as a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act, (i) Atlantic has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Atlantic’s financial reporting and the preparation of Atlantic’s financial statements for external purposes in accordance with GAAP and (ii) Atlantic has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that information relating to Atlantic is made known to Atlantic’s principal executive officer and principal financial officer by others within Atlantic. Such disclosure controls and procedures are effective in timely alerting Atlantic’s principal executive officer and principal financial officer to material information required to be included in Atlantic’s periodic reports required under the Exchange Act.

(b) Each director and executive officer of Atlantic has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

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(c) The classes of securities representing issued and outstanding Atlantic Common Stock are registered pursuant to Section 12(g) of the Exchange Act. There is no Action pending or, to the Knowledge of Atlantic, threatened against Atlantic by the SEC with respect to any intention by such entity to deregister the Atlantic Common Stock. Atlantic has not taken any action that is designed to terminate the registration of Atlantic Common Stock under the Exchange Act.

(d) (i) The Atlantic SEC Reports contain true and complete copies of the audited consolidated balance sheet of Atlantic as of December 31, 2021, 2022 and 2023, and the related audited consolidated statements of operations and comprehensive loss, shareholders equity (deficit) and cash flows of Atlantic for the years then ended, together with the auditor’s reports thereon (collectively, the “Atlantic Financial Statements”). The Atlantic Financial Statements (A) fairly present in all material respects the financial position of Atlantic as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended, (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto), (C) in the case of the audited Atlantic Financial Statements, were audited in accordance with the standards of the Public Company Accounting Oversight Board and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) Atlantic has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Atlantic’s and its Subsidiaries’ assets. Atlantic maintains and, for all periods covered by the Atlantic Financial Statements, has maintained, in all material respects in accordance with GAAP and applicable Law, books and records of Atlantic in the Ordinary Course of Business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Atlantic.

(f) There are no outstanding loans or other extensions of credit made by Atlantic to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Atlantic. Atlantic has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) Except as set forth in the Atlantic SEC Reports, for the past three (3) years, neither Atlantic (including any employee thereof) nor, to the Knowledge of Atlantic, Atlantic’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of Atlantic, (ii) “material weakness” in the internal controls over financial reporting of Atlantic or (iii) fraud, whether or not material, that involves management or other employees of Atlantic who have a role in the internal controls over financial reporting of Atlantic.

5.12 No Undisclosed Liabilities. Atlantic has no material liabilities except for the liabilities (a) set forth or disclosed in the Atlantic Financial Statements, (b) that have arisen since the date of the most recent balance sheet included in the Atlantic SEC Reports in the Ordinary Course of Business, or (c) either permitted to be incurred pursuant to Section 5.10 or incurred in accordance with Section 5.10.

5.13 Consents; Conflicts.

(a) Except as set forth on Schedule 5.13(a) of the Disclosure Schedules, neither the execution and delivery of this Agreement or any Ancillary Document, nor the consummation of the Contemplated Transactions will (with or without notice or lapse of time):

(i) breach (A) any provision of any of the Governing Documents of Atlantic or Merger Sub, or (B) any resolution adopted by the managers, members, shareholders, directors, or officers of Atlantic or Merger Sub;

(ii) give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under any Law, Legal Requirement or any Order to which any Company Entity may be subject or by which any of their respective assets may be bound;

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(iii) contravene, conflict with or result in a violation or breach in any material respect, of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by Atlantic or Merger Sub, or that otherwise relates to the assets of Atlantic or Merger Sub;

(iv) violate, conflict with or result in a material breach of, constitute a material default under, give rise to any right of termination, modification, foreclosure, cancellation or acceleration under, or cause any loss of benefit under, any of the terms, conditions or provisions of any material Contract to which Atlantic or Merger Sub is a party or by which Atlantic or Merger Sub or the assets or properties owned or leased by any of them are bound or affected or give to others any rights (including rights of termination, modification, foreclosure, cancellation or acceleration) in or with regard to Atlantic or Merger Sub or any of their respective assets, or result in, or require or permit the creation or imposition of any Encumbrance of any nature upon or with regard to any Atlantic or Merger Sub, their respective assets; or

(v) cause to be enforced any existing right of first refusal, right of first offer, right of exclusivity or other like or similar right granted by Atlantic or Merger Sub or any assets of Atlantic or Merger Sub.

(b) Except as set forth in Schedule 5.13(b) of the Disclosure Schedules, the execution and delivery by Atlantic and Merger Sub of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not: (a) conflict with or violate any provision of the Governing Documents of Atlantic or Merger Sub; (b) violate any provision of any Legal Requirements; (c) conflict with, violate, result in a breach of, constitute a default under (determined without regard to requirements of notice or lapse of time, or both) or accelerate or permit the acceleration of the performance required by, any Atlantic or Merger Sub material Contract or agreement; (d) violate, or constitute a breach under, any Order or applicable Law to which Atlantic or Merger Sub or any of their properties or assets are bound or (e) result in the creation of any Encumbrance upon any of the assets or properties (other than any Permitted Encumbrances) or Atlantic Common Stock, except in the case of any of clauses (a) through (e) above, as would not have a Material Adverse Effect on the Company. Except as described on Schedule 5.13(b) of the Disclosure Schedules, the execution and delivery by Atlantic and Merger Sub of this Agreement and any Ancillary Agreements does not, and the consummation of the Contemplated Transactions will not require any Consent of, or designation declaration or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person, except for, (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, and (C) the Registration Statement and the declaration of the effectiveness thereof by the SEC, (ii) filing of the Certificate of Merger, and (iii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have any Material Adverse Effect on Atlantic or Merger Sub.

5.14 Tax Matters.

(a) Atlantic and its Subsidiaries have properly filed on a timely basis (taking into account extensions of time to file) all Tax Returns that they were required to file, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with all applicable Laws and Atlantic and its Subsidiaries have timely paid or remitted all Taxes (whether or not shown on any Tax Return).

(b) All Taxes that Atlantic and its Subsidiaries are or were required by Law to withhold or collect from amounts paid to any employee, independent contractor, creditor, stockholder, equity holder or other Person has been duly withheld or collected and, to the extent required, has been properly and timely remitted or paid to the appropriate Taxing Authority. Atlantic and its Subsidiaries have never been a member of a group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns (other than a group of which Atlantic is the common parent). Atlantic and its Subsidiaries have no liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor (other than (other than with respect to a consolidated group of which Atlantic is the common parent), or pursuant to any contractual obligation, for any Taxes of any other Person (other than with respect to an agreement entered into in the Ordinary Course of Business and not primarily related to Taxes). Atlantic and its Subsidiaries are not a party to or bound by any Tax Sharing Agreement.

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(c) Atlantic and its Subsidiaries have not received written notice of any examination or audit, tax nexus inquiry or other action of or relating to Taxes or Tax Returns by any Governmental Authority that is currently in progress and no such examination, audit, inquiry or action has been threatened in writing. Since January 1, 2022, neither Atlantic nor any of its Subsidiaries have not received from any Taxing Authority (including jurisdictions where Atlantic has not filed Tax Returns) any: (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Taxing Authority against Atlantic. Atlantic has delivered or Made Available to the Company correct and complete copies of all U.S. federal and state, local and non-U.S. income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Atlantic and its Subsidiaries in connection with any taxable periods since January 1, 2022. There are no Encumbrances with respect to Taxes upon any of the assets or properties of Atlantic or any of its Subsidiaries, other than Permitted Encumbrances.

(d) In the past three (3) years, no claim has been made by a Governmental Authority in a jurisdiction where Atlantic and its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax that Atlantic or any of its Subsidiaries is or may be required to file such Tax Return or subject to such Tax by that jurisdiction.

(e) Neither Atlantic nor any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) For U.S. federal and applicable state and local income Tax purposes, Atlantic and its Subsidiaries are and have always been treated as domestic corporations for U.S. federal income tax purposes.

(g) Neither Atlantic nor any of its Subsidiaries have distributed equity interests of another Person, and have not had their equity interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code within the preceding two (2) years.

(h) Neither Atlantic nor any of its Subsidiaries is or has ever been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b). Atlantic and its Subsidiaries have disclosed on their Tax Returns all positions taken therein that would give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or non-U.S. Law).

(i) Neither Atlantic nor any of its Subsidiaries is subject to Tax in any jurisdiction other than the United States and political subdivisions thereof.

(j) Neither Atlantic nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made on or prior to the Closing Date; (ii) use of an improper method of accounting for a Pre-Closing Tax Period; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-22 I.R.B. 991) received on or prior to the Closing Date; (vi) the application of Sections 951, 951A or 965 of the Code; or (vii) an ownership interest in any “passive foreign investment company” within the meaning of the Code.

(k) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to Atlantic, and no power of attorney with respect to Taxes with respect to Atlantic is in effect.

(l) Neither Atlantic nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract treated as a partnership for income Tax purposes (other than with respect to the entities identified in Schedule 6.20(l) of the Disclosure Schedule).

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(m) The taxable year of Atlantic and its Subsidiaries is and has always been the calendar year ending on December 31 for U.S. federal and applicable state and local income tax purposes. Atlantic and its Subsidiaries are, and have always been, accrual taxpayers for U.S. federal (and applicable state and local) income tax purposes.

(n) Neither Atlantic nor any of its Subsidiaries have made an election to defer any Tax payments under Section 2302 of the CARES Act or IRS Notice 2020-65 (or any similar election under federal, state or local Law). Atlantic has properly complied with all applicable Laws and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act for 2020 (or any similar election under federal, state or local Law) and Section 2301 of the CARES Act (or any similar election under federal, state or local Law).

(o) Neither Atlantic nor any of its Subsidiaries possess or hold any property or obligation, including uncashed checks to customers, patients, or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that is, or may become, escheatable or reportable as unclaimed property to any Governmental Authority under any applicable escheatment, unclaimed property or similar Laws.

(p) Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in this Section 5.14 constitute the sole representations and warranties made with respect to Tax matters relating to Atlantic.

5.15 Investigation; No Other Representations. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, Atlantic has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE V and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and Atlantic, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLE V and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Contemplated Transactions.

5.16 Absence of Certain Changes or Events. Except as described in the Atlantic SEC Reports, since June 30, 2024, Atlantic has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and there has not been any change, event, loss, development, damage or circumstance affecting Atlantic which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Atlantic.

5.17 No Conflicts; Required Consents; No Violations. The execution and delivery by Atlantic and Merger Sub of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not: (a) conflict with or violate any provision of the Governing Documents of Atlantic or Merger Sub; (b) violate any provision of any Legal Requirements; (c) conflict with, violate, result in a breach of, constitute a default under (determined without regard to requirements of notice or lapse of time, or both) or accelerate or permit the acceleration of the performance required by, any Atlantic material Contract or agreement to which Atlantic or Merger Sub is a party or by which Atlantic or Merger Sub or the assets or properties owned or leased by either of them are bound or affected; (d) violate, or constitute a breach under, any Order or applicable Law to which Atlantic or Merger Sub or any of their properties or assets are bound or (e) result in the creation of any Encumbrance upon any of the assets or properties (other than any Permitted Encumbrances) or Atlantic Common Stock, except in the case of any of clauses (a) through (e) above, as would not have a Material Adverse Effect on Atlantic or Merger Sub. The execution and delivery by Atlantic and Merger Sub of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not require any Consent of, or designation declaration or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person, except for, (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) filing of the Certificate of Merger, (iii) the approvals and consents to be obtained by Atlantic and Merger Sub to effect the Merger, (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have any Material Adverse Effect on Atlantic or Merger Sub.

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Article VI
Representations and Warranties Regarding the Company Entities

Company represents and warrants to Atlantic that except as set forth (A) in the Company Disclosure Schedules delivered to Atlantic by the Company together with, and as part of, this Agreement (B) in the Registration Statement and/or (C) the Company SEC Reports the following statements are true and correct as of the on the Agreement Date:

6.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing, under the Laws of the State of Delaware. The Company has requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and all Ancillary Documents to which Company is or will be a party have been duly authorized by Company. The Company has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted and as presently contemplated to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Schedule 6.1 is a true and complete list of (i) each jurisdiction in which Company is qualified to do business and (ii) every state or foreign jurisdiction in which Company has employees or facilities and (iii) the directors and officers of the Company.

6.2 Books and Records. Except as set forth on Schedule 6.2 of the Disclosure Schedules, the Company has delivered to Atlantic true and complete copies of the Governing Documents and the minute books of Company. Such Governing Documents are in full force and effect.

6.3 Enforceability. This Agreement and the Ancillary Documents to which the Company is a party have been duly executed and delivered by the Company enforceable against the Company, in accordance with their respective terms subject to the Required Company Stockholder Approval, except to the extent such enforceability may be limited by the General Enforceability Exceptions.

6.4 Capitalization. Except as indicated in the Company’s Public Documents, at Closing there shall be no outstanding or authorized subscriptions, options, or warrants, calls, rights, commitments or any other agreements or arrangements of any character obligating the Company to issue any capital stock or other Equity Interests, or evidencing the right to subscribe for any capital stock or other Equity Interests of the Company, except in respect of the Merger. At Closing, all issued and/or outstanding shares of capital stock or other securities of the Company shall be issued, sold and delivered in compliance with all applicable Federal and state securities Laws and the similar laws of other foreign jurisdictions as may be applicable and will be validly issued, fully paid, and nonassessable. Except as indicated in the Company’s Public Documents, no person has, and at Closing no person shall have, any right of first refusal, preemptive right, right of participation, or any similar right to acquire securities of the Company. The transfer of the Company Common Stock as part of the Merger will not obligate Company to issue shares of Company Common Stock or other securities to any Person and will not result in a right of any holder of Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of Company Common Stock.

6.5 SEC Filings. Except as set forth on Schedule 6.5 of the Disclosure Schedules, the Company has timely filed or furnished all reports required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to the Securities Laws since January 1, 2022 (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Company SEC Reports”), and will file or furnish all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to the Securities Laws (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Proxy Statement and the Registration Statement, the “Additional Company SEC Reports”). Each of the Company SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Company SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Company SEC Reports or the Additional Company SEC Reports. As of

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their respective dates of filing, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

6.6 Related Party Transactions. No event has occurred since January 1, 2022 that would be required to be reported by Company as a Certain Relationship or Related Person Transaction pursuant to Item 404 of Regulation S-K.

6.7 Litigation. Except as set forth on Schedule 6.5 of the Disclosure Schedules, there is no Action pending or, to the Company’s Knowledge, threatened against the Company that, if adversely decided or resolved, would have a Material Adverse Effect on the Company. Neither the Company nor any of its respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Actions by the Company pending against any other Person.

6.8 Compliance with Applicable Legal Requirements.

(a) Except as set forth on Schedule 6.8(a) of the Disclosure Schedules the Company has complied and are in compliance in all material respects with all material Legal Requirements applicable to it and to its assets, properties, operations and business. The Company has not received any written notice from any Governmental Authority to the effect, or otherwise been advised, that it is not in compliance with any such Legal Requirements, and the Company has no Knowledge that any existing circumstances are likely to result in an Action for a violation of any such Legal Requirement. To the Knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company, or its promoters, stockholders, affiliates, directors, officers, consultants, employees, agents or other representatives is pending or, to the Knowledge of the Company threatened, nor has any Governmental Authority given the Company written notice of its intention to conduct the same.

(b) There is no Contract or Order binding upon the Company which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, or the conduct of business by the Company.

(c) Without limiting any provision of this Agreement: (i) neither the Company nor, to the Knowledge of the Company, any officer, manager, agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly (a) paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, government official or other party that is illegal or improper under any applicable Legal Requirement, (b) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (c) made any unlawful payment or offered anything of value to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns, (d) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977 (15 United States Code Section 78dd-1, et seq.), as amended, or any applicable Legal Requirement of similar effect, (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or transfer of value to any other Person or (f) established or maintained any fund that has not been recorded in the books and records of the Company; and (ii) the Company has complied and is in compliance with applicable provisions of the United States export and sanctions laws, and regulations implemented thereunder, including the Arms Export Control Act (22 United States Code Section 2751 et seq.), as amended, the Export Administration Act (50 United States Code Section 2401 et seq.), as amended, the International Emergency Economic Powers Act (50 United States Code Section 17091 et seq.), as amended, and the various sanctions regulations administered by the Office of Foreign Assets Control of the Department of the Treasury of the United States, as amended. Without limiting the foregoing, the Company has not made any investments or performed any Contracts in, or involving a Person from, Cuba, Iran, Sudan, Syria or Burma (Myanmar).

(d) The Company is not in violation of any applicable Legal Requirements relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, applicable Legal Requirements comprising or implementing the Bank Secrecy Act and applicable Legal Requirements administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Legal Requirements may from time to time be amended, renewed, extended, or replaced) (collectively, “Anti-Terrorism Law”) and has not engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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(e) To the Knowledge of the Company, neither the Company nor any agents acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereby is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224: (iii) a Person with which the Company is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a Person listed above.

(f) To the Knowledge of the Company, neither the Company nor any of its agents acting in any capacity in connection with this Agreement or the transactions contemplated hereby (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

6.9 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of the Company’s status as a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act, (i) the Company has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP and (ii) the Company has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(b) Each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) Since January 1, 2021, except as set forth in Schedule 6.9(c) of the Disclosure Schedules, the Company has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding Company Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Action pending or, to the Knowledge of the Company, threatened against the Company by Nasdaq or the SEC with respect to any intention by such entity to deregister the Company Common Stock or prohibit or terminate the listing of Company Common Stock on Nasdaq. The Company has not taken any action that is designed to terminate the registration of Company Common Stock under the Exchange Act.

(d) The Company SEC Reports contain true and complete copies of the audited consolidated balance sheet of the Company as of years ended December 31, 2021, 2022 and 2023 and the related audited consolidated statements of operations and comprehensive loss, shareholders equity (deficit) and cash flows of the Company for the years then ended, together with the auditor’s reports thereon (collectively, the “Company Financial Statements”). The Company Financial Statements (A) fairly present in all material respects the financial position of the Company as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended, (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto), (C) in the case of the audited Company Financial Statements, were audited in accordance with the standards of the Public Company Accounting Oversight Board and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

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(e) The Company has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets. The Company maintains and, for all periods covered by the Company Financial Statements, has maintained, in all material respects in accordance with GAAP and applicable Law, books and records of the Company in the Ordinary Course of Business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Company.

(f) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) For the past three (3) years, neither the Company (including any employee thereof) nor, to the Knowledge of the Company, the Company’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of the Company, (ii) a “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a role in the internal controls over financial reporting of the Company.

6.10 No Undisclosed Liabilities. The Company has no material liabilities except for the liabilities (a) set forth in Schedule 6.10 of the Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (c) set forth or disclosed in the Company Financial Statements, (d) that have arisen since the date of the most recent balance sheet included in the Company SEC Reports in the Ordinary Course of Business, or (e) either permitted to be incurred pursuant to Section 6.10 or incurred in accordance with Section 6.10.

6.11 Consents; Conflicts.

(a) Except as set forth on Schedule 6.11(a) of the Disclosure Schedules, neither the execution and delivery of this Agreement or any Ancillary Document, nor the consummation of the Contemplated Transactions will (with or without notice or lapse of time):

(i) breach (A) any provision of any of the Governing Documents of any Company Entity, or (B) any resolution adopted by the managers, members, shareholders, directors, or officers of any Company Entity;

(ii) give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under any Law, Legal Requirement or any Order to which any Company Entity may be subject or by which any of their respective assets may be bound;

(iii) contravene, conflict with or result in a violation or breach in any material respect, of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by any Company Entity, or that otherwise relates to the assets of any Company Entity or to the Business;

(iv) violate, conflict with or result in a material breach of, constitute a material default under, give rise to any right of termination, modification, foreclosure, cancellation or acceleration under, or cause any loss of benefit under, any of the terms, conditions or provisions of any material Contract to which any Company Entity is a party or by which any Company Entity or the assets or properties owned or leased by any of them are bound or affected or give to others any rights (including rights of termination, modification, foreclosure, cancellation or acceleration) in or with regard to any Company Entities or any of their respective assets, or result in, or require or permit the creation or imposition of any Encumbrance of any nature upon or with regard to any Company Entities, their respective assets or the Business; or

(v) cause to be enforced any existing right of first refusal, right of first offer, right of exclusivity or other like or similar right granted by any Company Entities to the Business or any assets of any Company Entities.

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(b) Except as set forth in Schedule 6.11(b) of the Disclosure Schedules, the execution and delivery by the Company of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not: (a) conflict with or violate any provision of the Governing Documents of the Company; (b) violate any provision of any Legal Requirements; (c) conflict with, violate, result in a breach of, constitute a default under (determined without regard to requirements of notice or lapse of time, or both) or accelerate or permit the acceleration of the performance required by, any Company material Contract or agreement to which the Company is a party or by which the Company or the assets or properties owned or leased by it are bound or affected; (d) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its properties or assets are bound or (e) result in the creation of any Encumbrance upon any of the assets or properties (other than any Permitted Encumbrances) or Company Common Stock, except in the case of any of clauses (a) through (e) above, as would not have a Material Adverse Effect on the Company. Except as described on Schedule 6.11(b) of the Disclosure Schedules, the execution and delivery by the Company of this Agreement and any Ancillary Agreements does not, and the consummation of the Contemplated Transactions will not require any Consent of, or designation declaration or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person, except for, (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, and (C) the Registration Statement and the declaration of the effectiveness thereof by the SEC, (ii) filing of the Certificate of Merger, (iii) the approval of the Company Shareholders necessary to consummate the Contemplated Transactions and (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have any Material Adverse Effect on the Company.

6.12 Change of Control Payments; Company Entities.

(a) Schedule 6.12(a) of the Disclosure Schedules sets forth a list of all bonuses and other payments to any Persons that become due and payable as a result of the Contemplated Transactions (each, a “Change of Control Payment”), identifying for each such Change of Control Payment (i) the Person eligible to receive such Change of Control Payment, (ii) the total potential amount of such Change of Control Payment, and (iii) the Contract or other arrangement pursuant to which such Change of Control Payment is payable or required to be made.

(b) Each Company Equity Interest was issued or granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Company Benefit Plan, and each Company Option, if any, has an exercise price per share that is equal to or greater than the fair market value of a share of Staff Common Stock on the date of such grant determined in a manner consistent with Section 409A of the Code.

(c) The Company has Made Available to Atlantic true, complete and correct copies of the Governing Documents of each Company Entity, including all amendments, restatements, supplements, or other modifications thereto. Such documents are in full force and effect and none of the Company Entities are in material violation of any provision of their respective Governing Documents.

6.13 Financial Statements.

(a) The Consolidated Balance Sheets of the Company Entities as of the years ended December 31, 2023 and 2022; Consolidated Statements of Operations for the years ended December 31, 2023 and 2022; Consolidated Statements of Cash Flows for the years ended December 31, 2023 and 2022; and Notes to the Consolidated Financial Statements of Cash Flows for the years ended December 31, 2023 and 2022 as filed with the SEC, as audited, are collectively referred to as the Financial Statements. The Financial Statements fairly present in all material respects the financial condition of the Business, the results of operations of the Business and changes in equity of the Company Entities as at the respective dates of and for the periods referred to in the Financial Statements, in accordance with GAAP consistently applied through the periods covered thereby. The Company Entities maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s authorization, and (B) transactions are recorded as necessary to permit the preparation of financial statements and to maintain accountability for assets. Since January 1, 2022, no Company Entity has received any written complaint, allegation, assertion or claim that there is fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company Entities.

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(b) The financial books and records, and the accounts, of the Company Entities used to prepare the Financial Statements: (i) have been maintained in accordance with sound business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and reflect actual bona fide transactions of the Company Entities, (iii) constitute the basis for the Financial Statements, and (iv) are accurate and complete in material respects.

(c) Except (i) as set forth in the Financial Statements, (ii) for liabilities incurred in the Ordinary Course of Business as of December 31, 2023 (none of which is a liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Contemplated Transactions, (iv) for liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company or (v) as set forth on Schedule 6.15(c), the Company has no liabilities required by GAAP to be reflected or reserved against in the consolidated balance sheet as of December 31, 2023 included in the Financial Statements.

6.14 Title to Assets. The Company Entities have good and marketable title to, or a valid leasehold interest in or a valid right to use, the assets used in the Business (tangible and intangible), free and clear of any and all Encumbrances, other than Permitted Encumbrances. On the Closing Date, except as set forth in Schedule 6.14 of the Disclosure Schedules, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any assets has been recorded, filed, executed or delivered. All tangible personal property located on the Leased Real Property (as defined herein below) is owned by the Company Entities. Schedule 6.14 of the Disclosure Schedules sets forth a list of all holders of Indebtedness that have an Encumbrance (other than a Permitted Encumbrance) in any of the assets of the Company Entities used in the Business (tangible and intangible).

6.15 Insurance. Schedule 6.15 of the Disclosure Schedules contains a true and correct list and description of all insurance policies which are held by the Company Entities or which names any Company Entity as an insured (or loss payee). All such insurance policies are for such amounts as are sufficient for requirements of Law and all Contracts to which any Company Entity is a party or by which it is bound. During the preceding three (3) years, no Company Entity has received any notice from or on behalf of any insurance carrier issuing such insurance policies to the effect that insurance rates will thereafter be substantially increased, that there will thereafter be no renewal of an existing policy. Except as set forth on Schedule 6.15 of the Disclosure Schedules, there are no pending claims that have been denied insurance coverage. No Company Entity has failed to give any notice or present any claim under any insurance policy in due and timely fashion or as required by any insurance policy. The Company has Made Available to Atlantic copies of all loss runs with respect to claims asserted against the Company Entities for all periods commencing on or after January 1, 2022.

6.16 Taxes.

(a) Except as set forth in Schedule 6.16 of the Disclosure Schedules, the Company Entities have properly filed on a timely basis (taking into account extensions of time to file) all Tax Returns that they were required to file, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with all applicable Laws. The Company Entities have timely paid or remitted all Taxes (whether or not shown on any Tax Return).

(b) All Taxes that the Company Entities are or were required by Law to withhold or collect from amounts paid to any employee, independent contractor, creditor, stockholder, equity holder or other Person have been duly withheld or collected and, to the extent required, have been properly and timely remitted or paid to the appropriate Taxing Authority. No Company Entity has ever been a member of a group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns. The Company Entities have no liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, or pursuant to any contractual obligation, for any Taxes of any other Person (other than with respect to an agreement entered into in the Ordinary Course of Business and not primarily related to Taxes). No Company Entity is a party to or bound by any Tax Sharing Agreement.

(c) No Company Entity has received written notice of any examination or audit, tax nexus inquiry or other action of or relating to Taxes or Tax Returns of such Company Entity by any Governmental Authority that is currently in progress and no such examination, audit, inquiry or action has been threatened in writing. Since January 1, 2020, no Company Entity has received from any Taxing Authority (including jurisdictions where

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the Company has not filed Tax Returns) any: (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Taxing Authority against the Company. The Company Entities have delivered or Made Available to Atlantic correct and complete copies of all U.S. federal and state, local and non-U.S. income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company in connection with any taxable periods since January 1, 2020. There are no Encumbrances with respect to Taxes upon any of the assets or properties of the Company Entities, other than Permitted Encumbrances.

(d) In the past three (3) years, no claim has been made by a Governmental Authority in a jurisdiction where a Company Entity does not file a particular type of Tax Return or pay a particular type of Tax that such Company Entity is or may be required to file such Tax Return or subject to such Tax by that jurisdiction.

(e) No Company Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) For U.S. federal and applicable state and local income Tax purposes: (i) the Company is and has always been treated as a corporation; and (iii) each Subsidiary of the Company is and has always been treated as a disregarded entity and not as an association taxable as a corporation.

(g) No Company Entity has distributed equity interests of another Person, and has not had its equity interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code within the preceding two (2) years.

(h) No Company Entity is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b). Each Company Entity has disclosed on its Tax Returns all positions taken therein that would give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or non-U.S. Law).

(i) The Company Entities are not subject to Tax in any jurisdiction other than the United States and political subdivisions thereof.

(j) The Company Entities will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made on or prior to the Closing Date; (ii) use of an improper method of accounting for a Pre-Closing Tax Period; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-22 I.R.B. 991) received on or prior to the Closing Date; (vi) the application of Sections 951, 951A or 965 of the Code; or (vii) an ownership interest in any “passive foreign investment company” within the meaning of the Code.

(k) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to any Company Entity, and no power of attorney with respect to Taxes with respect to any Company Entity is in effect.

(l) No Company Entity is a party to any joint venture, partnership or other arrangement or contract treated as a partnership for income Tax purposes (other than with respect to the entities identified in Schedule 6.20(l) of the Disclosure Schedules).

(m) The taxable year of each Company Entity is as set forth on the Company SEC Reports.

(n) No Company Entity has made an election to defer any Tax payments under Section 2302 of the CARES Act or IRS Notice 2020-65 (or any similar election under federal, state or local Law). Each Company Entity has properly complied with all applicable Laws and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act for 2020 (or any similar election under federal, state or local Law) and Section 2301 of the CARES Act (or any similar election under federal, state or local Law).

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(o) The Company Entities do not possess or hold any material property or obligation, including uncashed checks to customers, patients, or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that is, or may become, escheatable or reportable as unclaimed property to any Governmental Authority under any applicable escheatment, unclaimed property or similar Laws.

Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in this Section 6.16 constitute the sole representations and warranties made with respect to Tax matters relating to the Company Entities.

6.17 Conduct of Business. Except as set forth on Section 6.17 of the Disclosure Schedules, since December 31, 2023, each Company Entity has not:

(a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any of its material assets or property except in the Ordinary Course of Business;

(b) made or suffered any Material Adverse Change in the conduct or nature of any aspect of the Business;

(c) made capital expenditures in an amount which exceeds $50,000 for any item or $100,000 in the aggregate;

(d) (i) delayed the payment of any payments or liabilities; (ii) delayed billing or paying of suppliers for items received and not accrued; (iii) accelerated the collection of any receivable or offered any discount, concession or incentive for early payment of accounts receivable other than in the Ordinary Course of Business; or (iv) otherwise paid (or delayed payment of) payables or collected (or delayed collection of) receivables other than in the Ordinary Course of Business;

(e) made any change in accounting methods or principles or such Company Entity’s terms of sale;

(f) except as set forth in Schedule 6.17(f) of the Disclosure Schedules or pursuant to a Company plan, (i) increased the compensation payable or benefits provided to any employee, (ii) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses, (iii) paid or incurred any management or consulting fees, or engaged any consultants other than in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement, (iv) hired any employee who has an annual salary in excess of $150,000, (v) terminated any employee having an annual salary or wages in excess of $150,000, or (vi) made any commitment to pay without having paid, or failed to make payment with respect to any prior commitment to pay during such period, any bonus or other cash or non-cash incentive payment to any employee of any Company Entity;

(g) established, adopted, entered into, amended or terminated any Employee Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee;

(h) (i) made, changed or revoked any Tax election or settled and/or compromised any Tax claim, assessment or deficiency, (ii) prepared any Tax Returns in a manner which is inconsistent with the past practices of such Company Entity with respect to the treatment of any material item on such Tax Returns, (iii) incurred any material liability for Taxes other than in the Ordinary Course of Business, (iv) filed an amended Tax Return or a claim for refund of material Taxes, or (v) consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

(i) (i) accelerated any payments from customers on account of work to be performed, billed customers in advance or otherwise billed customers for work not completed, (ii) accelerated the performance of any work or offered any discount, concession or incentive which has resulted in the acceleration of work by the Business, or (iii) otherwise experienced a material change in the aggregate amount of customer prepayments;

(j) entered into, terminated or received notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which such Company Entity is a party, or (ii) any Contract or transaction involving a total remaining commitment by such Company Entity of at least $150,000;

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(k) cancelled or waived any claims or rights with a value to such Company Entity in excess of $50,000;

(l) received any indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with such Company Entity, except in the Ordinary Course of Business;

(m) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the Ordinary Course of Business or as contemplated by this Agreement;

(n) paid any dividend or distribution with respect to its Equity Interests;

(o) amended, affirmatively waived any material right under, or terminated any Material Company Contract, except in the Ordinary Course of Business; or

(p) made any commitment or agreement (legally binding or otherwise) to do any of the acts described above in this Section 6.17.

6.18 Contracts.

(a) Schedule 6.18(a) of the Disclosure Schedules contains a list of the following Contracts to which any of the Company Entities is a party or by which any of the Company Entities is bound:

(i) each Contract with a Significant Customer (as defined herein below), Significant Supplier (as defined herein below) and each other Contract that involves performance of services or delivery of goods or materials by or to any of the Company Entities of an amount or value in excess of $750,000 over the course of one year;

(ii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of any of the Company Entities in excess of $100,000 in one year;

(iii) each Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (excepting personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with a term of less than one (1) year);

(iv) each Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(v) each partnership, joint venture or other Contract involving a sharing of profits, losses, costs or liabilities by any of the Company Entities with any other Person;

(vi) each Contract containing covenants that in any way purport to restrict any of the Company Entity’s (A) business activity, (B) freedom to engage in any line of business or to compete with any Person, including any Contracts requiring such Company Entity to maintain an exclusive relationship or requiring such Company Entity to not to compete or to not to solicit in any manner, (C) ability to increase prices to a customer of the Business, or (D) operation of the Business;

(vii) each Contract for capital expenditures in excess of $100,000 for any item or $250,000 in the aggregate in one year;

(viii) each executive employment Contract that provides for employment of senior executives or management personnel by any of the Company Entities on a full-time, part-time or other basis;

(ix) any Contract relating to the acquisition or disposition, directly or indirectly, of any business, Real Property or other assets, or the Equity Interests of any other Person;

(x) any Contract relating to Indebtedness, the borrowing of money, or the guaranty of another Person’s borrowing of money or other obligation, including, without limitation, all notes, mortgages, indentures and other obligations, guarantees of performance, letters of credit, advances, and agreements and instruments for or relating to any lending or borrowing;

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(xi) any Contract under which the execution and delivery of this Agreement or any Ancillary Document may cause a default, give rise to any right of termination, cancellation or acceleration, or require any Consent;

(xii) any Contract involving the settlement, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities;

(xiii) any management service, consulting, financial advisory or any other similar type Contract and all Contracts with investment or commercial banks;

(xiv) any Contract involving any ownership, right to use, use, infringement or any claim, liability or obligation with respect to any Intellectual Property;

(xv) any other material Contract of any of the Company Entities, whether or not entered into in the Ordinary Course of Business, which shall include, without limitation, any Contract that requires payment by any Company Entity(ies) in excess of $500,000 in any twelve (12) month period that cannot be terminated on less than ninety (90) days’ notice without the payment of any termination fee, premium or penalty; and

(xvi) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(b) Except as set forth in Schedule 6.18(b) of the Disclosure Schedules: (i) each Contract identified or required to be identified in Schedule 6.18(a) of the Disclosure Schedules (the “Company Material Contracts”) is in full force and effect and is valid and enforceable in accordance with its terms; (ii) each Company Entity is in material compliance with all applicable terms and requirements of each Material Contract; (iii) to the Knowledge of the Company Entities, no other party to any Company Material Contract is in default thereunder; (iv) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give any Company Entity or any other party thereto the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Material Contract; and (v) no Company Entity has waived any material right under any of the Company Material Contracts or modified any material terms thereof. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to any of the Company Entities under current or completed Company Material Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation. No party to any Company Material Contract has exercised any acceleration, cancellation, termination or modification rights with respect thereto, and no party to any Company Material Contract or other Person has notified any of the Company Entities of its intention to do so.

6.19 Customers and Suppliers. Schedule 6.19 of the Disclosure Schedules sets forth a list of the top twenty (20) customers by revenue for the period January 1, 2023, through December 31, 2023 and the Company SEC Reports disclosed the revenues attributed to the largest customers for the two-year period ended December 31, 2023 (the “Significant Customers”) and the Disclosure Schedules set forth the top twenty (20) suppliers by payables for the period January 1, 2023 through December 31, 2023; (collectively, the “Significant Suppliers”) of the Company Entities. The relationships of the Company Entities with the Significant Customers and Significant Suppliers are good commercial working relationships and no Significant Customer or Significant Supplier has given any Company Entity any oral or written notice, or otherwise indicated any intention, and to the Knowledge of the Company Entities there is no intention by any Significant Customer or Significant Supplier, to terminate its business relationship or to limit or alter its business relationship (including stopping, decreasing the rate of, or changing the terms (whether related to payment, price or otherwise) with respect to, buying products and/or services from any Company Entity or supplying materials, products or services to any Company Entity (whether as a result of the consummation of the Contemplated Transactions or otherwise).

6.20 Employee Benefit Plans.

(a) A list of each material Employee Plan that covers any current or former director, officer, employee or individual service provider of any Company Entity or the dependents of any thereof is set forth in Schedule 6.20(a) of the Disclosure Schedules.

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(b) With respect to each Employee Plan:

(i) each such Employee Plan, and related trust, insurance contract or fund, complies in form and has been operated in all material respects within the requirements of applicable Law, including without limitation, ERISA, the Code, HIPAA, and the Public Health Services Act;

(ii) the Company has delivered to Atlantic true, current, correct and complete copies of each Employee Plan (or if not written, a written summary of its material terms), including without limitation, to the extent applicable: (A) all plan documents and amendments thereto, (B) current IRS determination, opinion, notification and advisory letters, (C) trust agreements, insurance Contracts, and other funding arrangements, (D) most recent summary plan descriptions, together with the summaries of material modifications thereto, (E) the three (3) most recent annual reports (Form Series 5500), (F) non-discrimination testing results for the last three (3) plan years, and (G) any material correspondence to and from governmental agencies, during the most recent three years;

(iii) each Company Entity, and each ERISA Affiliate to the extent the Company Entities could reasonably be expected to incur any material liability therefor, has offered affordable, minimum value, employer group medical coverage to all of its full-time, common law employees, within the meaning of the employer shared responsibility regulations promulgated under Code §4980H; no penalties under Code § 4980H and the regulations thereunder have been assessed on any Company Entity or, to the Knowledge of the Company Entities, any ERISA Affiliate with respect to any employee of the Company Entities and each Company Entity has timely filed its Form 1094-C and Forms 1095-C with respect to its employer group medical coverage for the past three (3) years, if required by law;

(iv) no Company Entity has incurred any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan;

(v) each Employee Plan that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination letter or opinion letter upon which the Company Entities are entitled to rely under Internal Revenue Service pronouncements, that such plan is qualified under Section 401(a) of the Code and no action or omission occurred with respect to any such plan since the date of its most recent determination letter or opinion letter which would adversely affect its qualification, or materially increase its costs;

(vi) each Employee Plan which provides for cafeteria benefits meets the requirements of Section 125 of the Code in all material respects, and such program of benefits for which employee contributions are provided pursuant to elections under any such Employee Plan meets the requirements of the Code applicable thereto;

(vii) none of the Employee Plans is or was, within the past six (6) years, and no Company Entity nor any of its respective ERISA Affiliates have or are reasonably expected to have any liability under (A) a “multiemployer plan” within the meaning of ERISA, (B) a plan subject to Section 412 of the Code and/or Title IV of ERISA, or (C) a multiple employer plan subject to Section 413(c) of the Code;

(viii) none of the Employee Plans provide for medical benefits to any employee of any of the Company Entities following such employee’s retirement or other termination of employment, except as required by applicable Law (including Section 4980B of the Code) and except for continuation coverage under COBRA;

(ix) none of the Employee Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the negotiation or execution of this Agreement or any Ancillary Document or the consummation of the Contemplated Transactions;

(x) each Employee Plan, or other plan or arrangement maintained by any Company Entity, that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated, in all material respects, in accordance with, and is in documentary compliance, in all material respects, with, the final regulations under Section 409A of the Code, and none of the Company Entities has any obligation to indemnify, hold harmless or gross-up any individual with respect to any penalty tax or interest under Section 409A of Code;

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(xi) all material contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made;

(xii) no Action with respect to the administration or the investment of assets of any Employee Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company Entities, threatened;

(xiii) no Company Entity, nor any ERISA Affiliate to the extent the Company Entities could reasonably be expected to incur any material liability therefor, has any commitment or formal plan, whether in writing or otherwise, whether legally binding or not, to create or adopt any new plan, policy, program or arrangement that would constitute an Employee Plan or increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required under an applicable Employee Plan, and each Employee Plan may be amended and terminated without material liability to the Company;

(xiv) the Company Entities do not maintain, have any obligation to contribute to or have any liability, contingent or otherwise, with respect to, any benefit plan or arrangement outside the United States and has never had any obligation or liability with respect to any such benefit plan or arrangement; and

(xv) the Company Entities have previously paid any amounts payable to, or on behalf of, current and/or former managers, employees, officers and agents of the Company Entities pursuant to any Employee Plan or other arrangement (including any sale bonus, incentive, retention, employment, retirement, compensation, separation, severance or similar plan or agreement) in connection with or as a result of any sale or acquisition transaction (not including the Contemplated Transactions) completed prior to the Closing Date.

(c) Neither the execution and delivery of this Agreement and the Ancillary Documents nor the consummation of the Contemplated Transactions will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or any employee of any of the Company Entities from the Company Entities under any Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent, or (iv) result in any payment which will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

6.21 Employees.

(a) Schedule 6.21(a) of the Disclosure Schedules contains a list of all employees of the Company Entities, and all employees who, pursuant to a Contract with a Related Party or Employer’s payroll company, provide services directly and only to the Company Entities (collectively, the “Internal Employees”), as well as any Temporary Employees (as defined herein below) that that also provide services directly and only to the Company Entities, together with (i) their respective job titles, (ii) hire date, (iii) office location, (iv) current base salaries or hourly wage rates, (v) commission, bonus or other incentive-based compensation, (vi) any other form of compensation paid or payable to such individuals for the most recent fiscal year, (vii) a summary description of the fringe benefits currently provided to such individual, (viii) vacation entitlement and accrual, and (ix) such individual’s classification as exempt or non-exempt for wage and hour purposes, as applicable. The Company Entities have no employees or other service providers outside of the United States. For avoidance of doubt, persons who are hired and compensated by the Company Entities but placed with or work for a customer of the Company Entities or such other third parties are not considered Internal Employees or Temporary Entities for purposes of Schedule 6.21(a).

(b) None of the Company Entities is a party to any collective bargaining agreement or other Contract with a labor union or labor organization, and no Internal Employee or any temporary employee, whether of the Company or a Related Party of any Company Entity employed pursuant to a Contract with a Related Party, providing services to a customer of any Company Entity pursuant to a Contract between such Company Entity (or a Related Party thereof) and such customer (each, a “Temporary Employee”) is represented by any labor organization with respect to such employee’s employment with the Company or the applicable Related Party

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employer. Since January 1, 2022, there have not been, nor are there presently pending or, to the Knowledge of the Company Entities, has there been any threat of, any (i) work stoppages, strikes, work slowdowns, lockouts, labor disputes or other material controversies between any of the Company Entities and any of its Internal Employees or Temporary Employees; (ii) labor union grievances or organizational efforts; or (iii) unfair labor practice or labor arbitration proceedings.

(c) Since January 1, 2022, there have not been any Actions pending or, to the Knowledge of the Company Entities, threatened to be brought or filed, by or with any Government Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of any of the Company Entities (including any Internal Employee or Temporary Employee), including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment-related matter arising under applicable laws or regulations. There are no currently-pending internal complaints or investigations regarding any of the foregoing.

(d) No Management Employee or any of their respective direct reports has provided verbal or written notice and no other Internal Employee has provided written notice to any of the Company Entities of his or her intent to terminate his or her employment with any Company Entity. To the Knowledge of the Company Entities, no officer or other key Internal Employee intends to terminate their employment with the Business prior to or following the Closing. None of the Company Entities or any of their Related Parties has taken any action which was calculated to dissuade any present Internal Employees, Temporary Employees, representatives or agents of any of the Company Entities from continuing their employment with the Business following the Closing.

(e) None of the Company Entities is a party to any Contract, and no Company Entity has established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any Person performing services for the Company upon termination of such services.

(f) Each of the Company Entities (i) is and has been in compliance in all respects with applicable Legal Requirements with respect to employment, employment practices, terms and conditions of employment, worker classification, prohibited discrimination (including without limitation employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, hiring, promotion and termination of employees), equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, working conditions, workers’ compensation, leaves of absence, paid family leave, mandatory short-term disability insurant, unemployment insurance, privacy, wages (including overtime wages), compensation and hours of work, hiring, promotion and termination of employees; (ii) has withheld and reported all amounts required by Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to the Internal Employees and Temporary Employees, including any severance payments to former employees; (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to the foregoing; (iv) is not liable for any payment to any trust or other fund governed or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for the Internal Employees and Temporary Employees (other than routine payments to be made in the normal course of business and consistent with past practices); (v) has no leased employees; and (vi) has no independent contractors who have provided services to such Company Entity for a period of six (6) consecutive months or longer. To the Knowledge of the Company Entities, Employer’s HR is in compliance in all respects with all applicable Legal Requirements with respect to Tax withholding for all Internal Employees and Temporary Employees.

(g) Each of the Company Entities has properly classified all individuals who perform services for such Company Entity as an employee or independent contractor and as exempt or non-exempt, and there is no Action pending or, to the Knowledge of the Company Entities, threatened that challenges such classifications.

(h) Each of the Company Entities is employing individuals who are lawfully permitted to work in the United States. Each of the Company Entities is in compliance in all material respects with all applicable Legal Requirements of the United States regarding immigration and/or employment of non-citizen workers. Since January 1, 2021, none of the Company Entities has been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”) or other federal agency charged with administration and enforcement of federal immigration laws concerning it, and none of the

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Company Entities has received any “no match” notices from ICE, the Social Security Administration or the IRS within the preceding twelve (12) months. Schedule 6.21(h) of the Disclosure Schedules lists all foreign national individuals who are presently working or were hired as Employees at any time during the preceding twelve (12) months subject to a work permit or visa, including the type of visa or work permit and the expiration date thereof.

(i) None of the Company Entities has laid off any employees within twelve (12) months of the Closing Date, nor have any or all of the Company Entities been affected by any transaction or engaged in any employment terminations sufficient in number to trigger application of the WARN Act, or any similar state or local law in connection with any of the transactions contemplated hereby.

(j) To the Knowledge of the Company Entities, no current Internal Employee or Temporary Employee is bound by any Contract that purports to limit the ability of such employee (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to any Company Entity or to any other Person any rights to any invention, improvement, or discovery. To the Knowledge of the Company Entities, no former or current Internal Employee or Temporary Employee is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Atlantic to conduct the business as heretofore carried on by any of the Company Entities.

(k) Except as set forth on Section 6.21(k) of the Disclosure Schedules, employment of the Company’s Internal Employees and the Temporary Employees is terminable at will without cost to the Company Entities except for payments required under the Employee Plans and the payment of accrued salaries or wages and vacation pay, to the extent required by Company policy or law, with respect to the Internal Employees.

(l) Each of the Company Entities has paid or properly accrued in the Ordinary Course of Business all wages, overtime pay, bonuses, and other compensation due to the Internal Employees and the Temporary Employees, including without limitation, and except as set forth in Schedule 6.21(l) of the Disclosure Schedules, all vacations or vacation pay, holidays or holiday pay and sick days or sick pay.

6.22 Litigation and Claims. Schedule 6.22 of the Disclosure Schedules and/or the Company SEC Reports set forth all Actions (including any Action before any Governmental Authority) pending or, to the Knowledge of the Company Entities, threatened (a) against any of the Company Entities or that otherwise relates to or could materially affect the Business, or its operations or the Internal Employees or Temporary Employees or (b) with respect to or that could have the effect of preventing, delaying, imposing limitations or conditions on or otherwise interfering with the consummation of the Contemplated Transactions. None of the Company Entities is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority) that has a Material Adverse Effect on the Business or any Company Entity’s operations, assets or Internal Employees or Temporary Employees. Except as set forth in Schedule 6.22 of the Disclosure Schedules, all Actions listed (or which are required to be listed) in Schedule 6.22 of the Disclosure Schedules are fully covered by insurance policies, subject to such deductibles as are set forth in Schedule 6.22 of the Disclosure Schedules and/or in the Company SEC Reports. There is no pending Action by any Company Entity or any of their respective Related Parties that, if found against such Company Entity or their respective Related Parties, would be reasonably expected to have a Material Adverse Effect on the Business or any of the Company Entities’ operations, assets or employees, and during the past three (3) years, to the Knowledge of the Company Entities, none of the Company Entities or their respective Related Parties has threatened any such Action against any Third Party.

6.23 Compliance with Laws.

(a) Each of the Company Entities is and has been during the preceding three (3) years in material compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its respective assets.

(b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a material violation by any Company Entity of, or a material failure on the part of such Company Entity to comply with, any Legal Requirement or (ii) may give rise to any obligation on the part of any Company Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

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(c) Except as set forth on Schedule 6.23(c) of the Disclosure Schedules and/or in the Registration Statement, no Company Entity has received or failed to address any written notice or Order from any Governmental Authority regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (ii) any actual, alleged, possible or potential obligation on the part of such Company Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

6.24 Permits.

(a) Schedule 6.24(a) of the Disclosure Schedules contains a true and correct list of, and each Company Entity possesses, all material Permits which are required in order for the Company Entities to conduct the Business as presently conducted, including all Permits required pursuant to the Contracts to which such Company Entity is a party.

(b)

(i) each Permit is valid and in full force and effect;

(ii) each Company Entity is, and at all times has been, in compliance in all material respects with all of the terms and requirements of each Permit;

(iii) no Action to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending, or, to the Knowledge of the Company Entities, threatened, including in connection with the consummation of the Contemplated Transactions. No administrative or governmental Action has been taken, or, to the Knowledge of the Company Entities, threatened, in connection with the expiration, continuance or renewal of any Permit set forth (or required to be set forth) on Section 6.24(a) of the Disclosure Schedules and, to the Knowledge of the Company Entities, there is no valid basis for any such Action other than the transactions contemplated herein;

(iv) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Permit or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit;

(v) no Company Entity has received any notice, Order or other communication (whether oral or written) from any Governmental Authority regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit;

(vi) all applications required to have been filed for the renewal of the Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Authority;

(vii) the Permits collectively constitute all of the Permits necessary to permit the Company Entities to lawfully conduct and operate the Business in the manner in which the Company Entities currently conduct and operate the Business and to permit the Company Entities to own and use their respective assets in the manner in which they currently own and use such assets;

(viii) each such Permit can be renewed in the Ordinary Course of Business; and

(ix) there are no circumstances that could reasonably be expected to result in a failure of, or material delay in, the issuance of any Permit for which an application of any Company Entity is pending.

6.25 Environmental Matters. Each Company Entity is, and has been, in compliance with all applicable Environmental Laws. The Company Entities possess, and are in compliance with, all Environmental Permits which are required under applicable Environmental Laws for the operation of the Business. There are no, and there have not been, any Environmental Claims pending or, to the Knowledge of the Company Entities, threatened against any Company Entity, nor is there any basis for any such Environmental Claims. No Internal Employee or Temporary Employee or other Person has been exposed to Hazardous Materials which exposure could be the basis of any Environmental Claim or other claim against or liability of any Company Entity. No Company Entity has received any communication alleging

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that it is not (or was not) in compliance with, or has liability or potential liability under, any applicable Environmental Laws or Environmental Permits. There are no and have not been any Hazardous Materials used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under or about the Leased Real Property or any other real property or personal property owned, leased, operated or used by any Company Entity or at which any Company Entity has performed services, nor has there been any Release of any Hazardous Materials therefrom, in violation of, or which could be the basis of liability or obligation under, Environmental Laws. No Company Entity has received any notice or request for information from any Person (a) of potential or actual liability for cleanup or environmental remediation thereof or (b) under or relating to CERCLA or any comparable state or local law. No capital improvements are necessary for the Company Entities to continue to operate the Business in compliance with Environmental Law, and the Company Entities do not maintain reserves under GAAP for environmental matters, liabilities or potential liabilities.

6.26 Real Estate.

(a) None of the Company Entities owns any Real Property.

(b) Schedule 6.26(b) of the Disclosure Schedules and/or in the Company SEC Reports sets forth a complete and correct list of all Real Property in which any of the Company Entities has a leasehold or subleasehold interest, or other right to use or occupy (such Real Property is herein referred to as the “Leased Real Property”), including the address of all the Leased Real Property and the owner(s) of the Leased Real Property. The Company has Made Available to Atlantic a complete and correct copy of each Lease or other Contract (or, in the case of any oral Lease or Contract, a written description thereof) pertaining to any of the Leased Real Property, together with all amendments, extensions, renewals, modifications, alterations, guaranties and other changes thereto (collectively, the “Company Entity Leases”) all of which are identified on Schedule 6.26(b) of the Disclosures Schedule and/or in the Company SEC Reports. Each of the Company Entity Leases is legal, valid, binding, enforceable and in full force and effect in accordance with the terms thereof, except to the extent that such enforceability may be limited by the General Enforceability Exceptions. Except as listed on Schedule 6.26(b), all conditions precedent to the enforceability of each Company Entity Lease has been satisfied and there is no Breach or default, nor state of facts which, with the passage of time, notice or otherwise, would result in a Breach or default (i) on the part of or by any Company Entity, or permit the termination, modification or acceleration of rent by the lessor thereunder, or (ii) on the part of the lessor thereunder.

6.27 Intellectual Property; IT Assets; Data Privacy.

(a) Schedule 6.27(a)(i) of the Disclosure Schedules contains a complete list of (i) all Registered Intellectual Property and (ii) other material Company Intellectual Property. The Company Intellectual Property listed on Schedule 6.27(a)(i) of the Disclosure Schedules constitutes all of the Intellectual Property necessary for the operation of the Business as it is currently conducted. Each Person listed in Schedule 6.27(a)(i) of the Disclosure Schedules is the owner or licensee of all right, title and interest in and to each of the Company Intellectual Property items listed for it therein, free and clear of all Encumbrances, and has the right to use all of the Company Intellectual Property without payment to a Third Party, other than with respect to licenses listed on Schedule 6.27(a)(ii) of the Disclosure Schedules. The use of the Company Intellectual Property does not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property rights of any Third Party. The Company Entities have taken all actions reasonably necessary to maintain and protect all of the Registered Intellectual Property held by them, including payment of applicable maintenance fees and filing of applicable required filings as and when required with the appropriate Governmental Authority. No action must be taken within sixty (60) days after the Closing Date with respect to any of the Company Intellectual Property to protect or maintain Atlantic’s ownership and/or rights with respect thereto. None of the Company Intellectual Property is or has been adjudged by a Governmental Authority to be invalid or unenforceable in whole or part. The consummation of the transactions contemplated by this Agreement will not (i) alter, restrict, encumber, impair or extinguish any rights in any material Company Intellectual Property, or (ii) result in the creation of any Encumbrance with respect to any of the Company Intellectual Property.

(b) No Person, other than the Company Entities, possesses any ownership or other interest with respect to any Company Intellectual Property or any current or contingent rights to sublicense, sell or otherwise distribute products or services utilizing any Company Intellectual Property.

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(c) To the Company’s Knowledge, none of the Company Entities, nor their conduct of the Business, has materially interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Third Party, and no Company Entity has received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Company Entities, no Third Party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property. No Action is pending or, to the Knowledge of the Company Entities, threatened (i) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by the Company or by any product or service made, used, sold or otherwise provided by any of them, or (ii) challenging the scope, ownership, validity, or enforceability of any Intellectual Property owned or used by the Company.

(d) The Company Entities have taken all reasonable precautions to protect the secrecy, confidentiality and value of all trade secrets forming part of the Company Intellectual Property. None of the Company Entities has made any of its respective trade secrets or other confidential or proprietary information available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or materials. The Company Entities have good title to and an absolute right to use the trade secrets forming part of the Company Intellectual Property, as well as all other material Company Intellectual Property purported to be owned by them. The trade secrets forming part of the Company Intellectual Property are not part of the public knowledge or literature and, to the Knowledge of the Company Entities, have not been used, divulged or appropriated either for the benefit of any Person (other than the Company Entities) or to the detriment of the Company Entities. No Company Intellectual Property is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

(e) Except as set forth in Schedule 6.27(e) of the Disclosure Schedules, the Company Entities have obtained from all Persons (including employees and current or former consultants and subcontractors) who have created or developed any portion of, or otherwise who would have any rights in or to, any Company Intellectual Property purported to be owned by them, valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company, or other agreements or written documentation which assign to and vest in the Company the exclusive ownership of such work, invention, improvement or other rights. The Company has delivered or Made Available to Atlantic copies of the standard forms of such assignments, agreements or other written documentation used by the Company Entities. None of such agreements (including any agreement for the performance of professional services by or on the behalf of the Company Entities) confers upon any Person other than the Company Entities any ownership interest, exclusive license or other right with respect to any Company Intellectual Property in connection with such agreement.

(f) The IT assets of the Company Entities operate and perform in all material respects in a manner that permits the Company Entities to conduct the Business as currently conducted and no Person has gained unauthorized access to or otherwise interfered with the operation of any IT asset. In all matters related to the Business, the Company Entities have implemented and followed reasonable security measures including, data backup and disaster recovery processes that are appropriate for businesses that collect, maintain and transfer sensitive health and other personal information.

(g) Each of the Company Entities is in compliance in all material respects with (i) all applicable Laws and Legal Requirements pertaining to (A) data security, cybersecurity, privacy, and (B) the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Data (referred to collectively in this Agreement as “Data Activities”) ((A) and (B) together “Privacy Laws”) (e.g., the FTC Act, the CCPA, and the NY SHIELD Act); (ii) the Payment Card Industry Security Standards set by the PCI Security Standards Council, to the extent that it is subject to same, pursuant to contract or otherwise, and it has validated its compliance with such standards to the extent required by the applicable rules and guidelines issued by card associations; and (iii) all obligations imposed upon any Company Entity in Contracts (or portions thereof) to which it is a Party that are applicable to Data Activities (such obligations collectively, “Privacy Agreements”). Except as set forth in Schedule 6.27(g) of the Disclosure Schedules, the Company Entities do not have any premises, employees or tangible assets, and does not conduct any business activities, in any country other than the United States. The Company Entities have implemented and distributed written privacy and data security policies, including a publicly posted website privacy policy (“Privacy and Data Security Policies”), which are all of the privacy and data security policies that the Company Entities are required to maintain. The Company has Made Available to Atlantic a true, correct, and complete copy of each of said Privacy and Data Security Policies. At all times, the

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Company Entities have been and they are in compliance in all material respects with all such Privacy and Data Security Policies. None of the execution, delivery, or performance of this Agreement, nor the consummation of any of the Contemplated Transactions, will violate any of the Privacy Agreements, Privacy and Data Security Policies or any applicable Privacy Laws.

(h) (i) There is no pending, nor has there been since January 1, 2022 any material Actions against the Company initiated by: (x) any Person; (y) the United States Federal Trade Commission, any state attorney general or similar state official; (z) any other Governmental Authority, foreign or domestic; or (iv) any regulatory or self-regulatory entity alleging any violation by or on behalf of the Company of Privacy and Data Security Policies.

(ii) Since January 1, 2022, there has been no material breach of security resulting in unauthorized access, use or disclosure of Personal Data in the possession or control of the Company or, to the Company’s Knowledge, any of its contractors with regard to any Personal Data obtained from or on behalf of the Company, or any material unauthorized intrusions or breaches of security into the Company systems.

(iii) The Company owns or has license to use the Company IT Systems as necessary to operate the business of the Company as currently conducted. To the Company’s Knowledge, none of the Company IT Systems contain any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine that causes the software of any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any unauthorized person.

(iv) The Company has taken organizational, physical, administrative and technical measures required by Privacy Requirements consistent with standards prudent in the industry in which the Company operates to protect (i) the integrity, security and operations of the Company’s information technology systems, and (ii) the confidential data owned by the Company or provided by the Company’s customers, and Personal Data against data security incidents or other misuse. The Company has implemented reasonable procedures, satisfying the requirements of applicable Privacy Laws in all material respects, to detect data security incidents and to protect Personal Data against loss and against unauthorized access, use, modification, disclosure or other misuse.

(v) In connection with each third-party service provider whose services are material to the Company and involve the processing of Personal Data on behalf of the Company, the Company has in accordance with Privacy Laws, since January 1, 2022, entered into valid data processing agreements with any such Third Party in accordance with applicable Privacy Laws.

(vi) The consummation of any of the transactions contemplated hereby, will not violate any applicable Privacy Agreements.

(vii) There have not been any Actions related to any data security incidents or any violations of any Privacy Requirements that have been asserted in writing against the Company, and, to the Company’s Knowledge, the Company has not received any written correspondence relating to, or written notice of any Actions with respect to, alleged violations by the Company of, Privacy Agreements.

6.28 Improper Payments. Except as set forth on Section 6.28 of the Disclosure Schedules, none of the Company Entities or their respective former or current Related Parties or Representatives has: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office which might subject any Company Entity to any damage or penalty in any civil, criminal or governmental Action; (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose, (c) taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption law, or (d) has been or is designated on any list of any United States Governmental Authority, including the Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, the United States Department of Commerce’s (“Commerce”) Denied Persons List, the Commerce Entity List, and the United States Department of State’s Debarred List.

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6.29 Information Supplied. Except as set forth on Section 6.29 of the Disclosure Schedules, none of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference prior to the Closing in the Proxy Statement and/or the Registration Statement will, when the Registration Statement is declared effective or when the Proxy Statement is mailed to the Company’s Shareholders or at the time of the Special Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.30 No Other Representations. Except as set forth on Section 6.30 of the Disclosure Schedules, in entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE VI and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of Atlantic or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledge, represent, warrant and agree that, except for the representations and warranties expressly set forth in ARTICLE V and in the Ancillary Documents to which it is or will be a party, the Company, nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Contemplated Transactions.

6.31 Brokers. Except as set forth on Schedule 6.31 of the Disclosure Schedules, neither the Company nor any Company Entity has any liability to pay any fees or commissions to any broker, finder, or agent with respect to this Agreement or the transactions contemplated hereby.

Article VII
[Intentionally Omitted]

Article VIII
Termination

8.1 Termination. This Agreement, and the transactions contemplated by this Agreement, may be terminated and abandoned at any time prior to the Closing:

(a) by mutual written consent of Atlantic and the Company;

(b) by Atlantic, if there has been a material breach of any of the representations or warranties set forth in ARTICLE VI or any material breach by the Company of any covenant or agreement on the part of the Company set forth in this Agreement and such failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Atlantic, and (ii) the Termination Date; provided, however, that Atlantic is not then in breach of this Agreement so as to prevent any of the conditions to Closing set forth in Sections 3.5, and 3.7 from being satisfied;

(c) by the Company, if there has been a material breach of any representation or warranty set forth in ARTICLE V or any material breach by Atlantic of any covenant or agreement set forth in this Agreement and the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Atlantic by Company and (ii) the Termination Date; provided, however, that the Company is then not in breach of this Agreement so as to prevent any of the conditions to Closing set forth in Sections 3.5, and 3.6 from being satisfied;

(d) by Atlantic or the Company if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2024 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to Atlantic if Atlantic’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, (ii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; and (iii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party if such party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; or

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(e) by Atlantic or the Company, if any Governmental Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable; or

(f) by Atlantic or the Company, if the special meeting of Company Stockholders, pursuant to the Proxy Statement described in Section 4.4(a) above, has been held (including any adjournment or postponement thereof) and has concluded, and the Company Stockholders have duly voted and the Required Company Stockholder Approval was not obtained.

8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of this Section 8.2 and ARTICLE VII, each of which shall survive such termination and remain valid and binding obligations of the Parties, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 8.1 shall not affect any Liability on the part of any Party for the willful breach of this Agreement by, or any fraud of, such Party.

Article IX
Miscellaneous

9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto shall terminate at the Effective Time, provided, however, that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.2 Expenses. Except as provided herein, each Party shall pay its fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of their respective Representatives.

9.3 Construction and Usage.

(a) The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Sections” refer to the corresponding Sections of this Agreement.

(b) In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (viii) “or” is used in the inclusive sense of “and/or”; (ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) references to “Dollar” or $ means the lawful currency of the United States.

(c) This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

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9.4 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, e-mail address or person as a Party may designate by notice to the other Parties):

(a) if to Atlantic and/or Merger Sub:

Atlantic International Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

Attention: Christopher Broderick, Chief Operating Officer

Email: cbroderick@atlantic-international.com

with a copy (which shall not constitute notice) to:

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, New York 10158

Attention: Elliot H. Lutzker, Esq.

Email: ehl@dhclegal.com

(b) if to the Company (prior to Closing):

Staffing 360 Solutions, Inc.

757 Third Avenue, 27th Floor

New York, NY 10017

Attention: Brendan Flood, CEO

Email: brendan.flood@staffing360solutions.com

with a copy (which shall not constitute notice) to:

Haynes & Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Rick Werner, Esq. and Simin Sun

Email: rick.werner@haynesboone.com and simin.sun@haynesboone.com

9.5 Jurisdiction; Service of Process. Any Action arising out of or relating to this Agreement or any Contemplated Transaction may be brought in a state or federal court of competent jurisdiction in the State of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court and agrees not to bring any Action arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The Parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Action referred to in the first sentence of this Section 9.5 may be served on any Party anywhere in the world.

9.6 Enforcement of Agreement. Each Party acknowledges and agrees that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity, it may be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

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9.7 Waiver, Remedies Cumulative. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between the Parties and any of their Related Parties) and constitutes (along with the schedules, exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties hereto.

9.9 Disclosure Schedules. The representations and warranties contained in ARTICLES V and VI are qualified by reference to the Disclosure Schedules of Atlantic (the “Atlantic Disclosure Schedules”) and the Company (the “Company Disclosure Schedules”) attached to this Agreement, and in the SEC Reports of Atlantic and the Company (collectively, the “Disclosure Schedule”). The Parties agree that the Disclosure Schedules constitute (a) exceptions to particular representations, warranties, covenants and obligations of the Company, as set forth in this Agreement, or (b) descriptions or lists of other items referred to in this Agreement. Inclusion of information in the Disclosure Schedules shall not be construed as an admission that such information is material to any Party or, or the Business. The Parties acknowledge that headings have been inserted on the individual schedules included in the Disclosure Schedules for the convenience of reference only and shall not affect the construction or interpretation of any of the provisions of the Agreement or the Disclosure Schedule.

9.10 Assignments, Successors and No Third Party Rights. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties; provided, that Atlantic may assign its rights hereunder to Merger Sub and/or collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Any attempted assignment in violation of this Section 9.10 shall be void ab initio. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 9.10.

9.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.12 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Contemplated Transactions, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as otherwise provided in this Agreement, express or implied, nothing is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

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9.14 Extension; Waiver. The Company (prior to the Closing) may (a) extend the time for the performance of any of the obligations or other acts of Atlantic set forth herein, (b) waive any inaccuracies in the representations and warranties of Atlantic set forth herein or (c) waive compliance by Atlantic with any of the agreements or conditions set forth herein. Atlantic may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

9.15 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

9.16 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic mail in PDF format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electronic mail in PDF or Docusign formats shall be deemed to be their original signatures for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Reorganization on the date first above written.

Atlantic AND Merger Sub:
ATLANTIC INTERNATIONAL CORP., a Delaware corporation
By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Chief Executive Officer
A36 MERGER SUB INC. a Delaware corporation
By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

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COMPANY:
STAFFING 360 SOLUTIONS, INC., a Delaware corporation
By:	/s/ Brendan Flood
Brendan Flood, Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

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ANNEX A

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings set forth below.

“Action” means any litigation, suit, action, proceeding, claim, indemnification claim (under contract or otherwise), demand, complaint, grievance, investigation (including a Tax audit), hearing, audit, order, decree, injunction, judgment, ruling, directive, charge, award, arbitration, mediation or otherwise, including those commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate” and “Affiliates,” with respect to any Person, means any Person or Persons which, directly or indirectly, control(s) or is or are controlled by that Person, or is or are under common control with that Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Ancillary Document” or “Ancillary Documents” means any one or more of the agreements, documents, certificates and instruments being delivered pursuant to this Agreement, including, without limitation, the documents and agreements to be delivered by the Parties pursuant to ARTICLE III hereof.

“Approval” means any license, permit, consent, approval, authorization, order, registration, filing, waiver, qualification or certification.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any Ancillary Document or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York are permitted or required to be closed.

“Company Intellectual Property” means any and all Intellectual Property that is owned or licensed by the Company and/or has been or is used or is held for use in the Business, including any and all derivative works developed from such Intellectual Property, and includes the Registered Intellectual Property.

“CERCLA” means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company or (ii) all or a material portion of assets or businesses of the Company (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any material equity or similar investment in the Company. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Entities” means collectively, the Company, Faro Recruitment America, Inc., Monroe Staffing Services, LLC, Lighthouse Placement Services, Inc., Key Resources Inc., Headway Workforce Solutions, Inc.

“Company Shareholders” means the holders of the Company Common Stock immediately prior to the Effective Time.

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“Company Outstanding Shares” means the sum of the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and each of the Ancillary Documents.

“Contract” means any written or oral agreement, note, guarantee, mortgage, indenture, lease, deed of trust, license, plan, instrument or other contract or legally binding arrangement or commitment.

“Damages” means all Actions, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, dues, liabilities, obligations, Taxes, liens, assessments, levies, losses, fines, penalties, damages, liabilities, costs, fees and expenses, including reasonable attorneys’, accountants’, consultants’, investigators’ and experts’ fees and expenses incurred in investigating, defending or settling any of the foregoing and/or in the enforcement of this Agreement. For the avoidance of doubt, “Damages” shall include any punitive damages owing to a Third Party.

“Employee Plan” means any “employee benefit plan” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive- compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental- unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (a) is sponsored, maintained or contributed to by a Company Entity, or with respect to which any Company Entity has or may have any liability (including, without limitation, through its relationship with an ERISA Affiliate), and (b) provides compensation and/or benefits, or describes policies or procedures applicable to any current or former director, officer, employee or individual service provider of any Company Entity, or the dependents of any thereof.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, warrant, purchase right, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim(s)” means any and all administrative, regulatory or judicial actions, suits, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including potential liability for enforcement, investigation costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (a) the presence or Release into the environment of any Hazardous Material; (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (c) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Material.

“Environmental Law(s)” means any and all foreign, federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law in effect and any judicial or administrative interpretation thereof as of the Agreement Date and the Closing, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the CERCLA; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3808 et seq.

“Environmental Permits” means all environmental, health and safety licenses, permits, registrations, approvals, authorizations and agreements from or with Governmental Authorities.

“Equity Interests” means (a) any partnership interests, (b) any membership interests or units, (c) any shares of capital stock, (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire

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partnership interests, membership interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock, or any other equity securities, or (g) any other interest classified as an equity security of a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means 1.202.

“GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

“General Enforceability Exceptions” means those exceptions to enforceability due to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

“Governing Documents” means with respect to any particular entity: (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

“Hazardous Materials” means: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form, mold, mildew, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs), silica, respiratory irritants, lead and lead based paint and radon gas; (b) any chemicals, materials or substances which are now or ever have been defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or other words of similar import, under any Environmental Law; and (c) any other pollutant, contaminant, chemical, material, substance, waste or constituent (including crude oil or any other petroleum product and asbestos) addressed by, subject to regulation under, or which can give rise to liability or an obligation under, any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 Public Law 104-191, as amended and the HHS implementing regulations at 45 C.F.R. Parts 160, 162, 164.

“Indebtedness” means, with respect to any Person, all liabilities in respect of: (a) borrowed money; (b) indebtedness evidenced by bonds, notes, debentures or similar instruments; (c) capitalized lease obligations; (d) the deferred purchase price of assets, services or securities, including earn-out payments or similar obligations, (other than ordinary trade accounts payable) net of any acquisition-related receivables arising under or related to the purchase of such assets, services or securities (other than ordinary trade accounts receivable); (e) conditional sale or other title retention agreements; (f) the factoring or discounting of accounts receivable; (g) swap or hedging agreements or arrangements; (h) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers’ acceptances, bank overdrafts, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby); (i) Management Payments; (j) interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (a) through (i) after giving effect to the Closing; (k) all Indebtedness of the types referred to in clauses (a) through (i) guaranteed in any manner by

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such Person, whether or not any of the foregoing would appear on a consolidated balance sheet prepared in accordance with GAAP; and (l) any unfunded pension liabilities. For the avoidance of doubt, the definition of Indebtedness shall exclude the Stand-Alone Amount under the BMO Credit Facility.

“Intellectual Property” means all (a) foreign and domestic patents, patent applications, patent disclosures and inventions, (b) internet domain names, trademarks, service marks, trade dress, trade names (including variants thereof currently used in the Business), logos and corporate or company names (both foreign and domestic) and registrations and applications for registration thereof together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and copyrightable works (both foreign and domestic) and registrations and applications for registration of Parent hereof, (d) mask works and registrations and applications for registration thereof, (e) computer software (including source code and executable code), data, data bases and documentation thereof, including rights to Third Party Software used in the Business, (f) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, manufacturing, assembly, construction, production and service processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (g) social media accounts, (h) other intellectual property rights, (i) copies and tangible embodiments thereof (in whatever form or medium) and (j) all goodwill associated with the foregoing (including the right to sue and recover damages for past, present and future infringements thereof).

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”: (a) with respect to the Company means the actual knowledge of the directors and officers of the Company, as well as any employees or consultants acting in relation to the Contemplated Transactions, with respect to a particular fact or other matter; (b) with respect to Atlantic means the actual knowledge of the directors and officers of Atlantic.

“Law” means each provision of any currently implemented Federal, state, local or foreign law, statute, ordinance, order, code, rule or regulation, promulgated or issued by any Governmental Authority.

“Lease” means any lease of Real Property or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which any Company Entity is a Party and any other Contract pertaining to the leasing or use of any equipment.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, and multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

“Made Available” or words of similar import (regardless of whether capitalized or not) means, when used with reference to documents or other materials required to be provided or made available to any other Party, any documents or other materials posted to the respective electronic data rooms maintained by each Party as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement.

“Management Payments” means all obligations and liabilities of the Company Entities (or assumed from other Persons) with respect to all amounts payable to, or on behalf of, current and/or former managers, employees, officers and agents of the Company Entities pursuant to any Employee Plan or any other arrangement (including any sale bonus, incentive, retention, employment, retirement, compensation, separation, severance or similar plan or agreement) in connection with or as a result of the Contemplated Transactions, whether or not accrued on the Financial Statements, and together with the employer’s portion of all payroll and similar Taxes payable in connection therewith.

“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Person, any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to such Person or to the condition (financial or otherwise), results of operations or prospects of such Person or its business taken as a whole; provided, however, that none of the following shall be taken into account (either alone or in combination) in determining whether there has been a Material Adverse Change or Material Adverse Effect: (a) the effect of any change that is generally applicable to the industry and markets in which such Person operates; (b) without limiting subparagraph (a) immediately above, the effect of any change that is generally applicable to the United States economy or its securities or financing markets, or the world economy or international securities or financing markets; (c) any event, effect, change or circumstance resulting from or related to an act of God, war, natural disaster, act of terrorism or similar event affecting the United States; (d) the effect of any change in GAAP or applicable Laws; (e) the

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failure of such Person to meet or achieve the results set forth in any projection, forecast, or budget; (f) the effect of any events or occurrences related to the announcement or consummation of the Contemplated Transactions pursuant to this Agreement; or (g) the effect of any action taken by such Person that is required by the terms of this Agreement or was otherwise taken (or not taken) with the prior written consent of or at the direct request of an authorized officer of the other parties to this Agreement; provided, however, that any change or effect referred to in subparagraphs (a), (b), (c), or (d) of the foregoing definition may be included in the determination of whether a Material Adverse Change or Material Adverse Effect has occurred if such change or effect has a disproportionate adverse impact on such Person, relative to the other companies of similar size operating in the same industry in which such Person operates.

“NY SHIELD Act” means the New York Stop Hacks and Improve Electronic Data Security Act, as amended.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require extraordinary or special authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken or events that occur, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same or similar line of business as such Person.

“Permitted Encumbrances” means (a) Encumbrances for current Taxes not yet due and payable or for Taxes the amount or validity of which is being contested in good faith by appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’ and similar liens arising or incurred in the Ordinary Course of Business, in each case, for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the face of the balance sheet included in the Interim Financial Statements; (c) applicable zoning, entitlement, building and other land use Encumbrances promulgated by any Governmental Authority applicable to the Leased Real Property which do not, individually or in the aggregate, interfere in more than a de minimis way with the current use, occupancy or operation of any Leased Real Property; (d) as to the Leased Real Property, (i) easements, encumbrances, restrictions and other matters of record, (ii) easements, encumbrances, restrictions and other matters that would be shown by an accurate ALTA title insurance policy or an accurate ALTA/ACSM survey, and (iii) rights of any landlords.

“Permits” means all Consents, licenses, permits, registrations, approvals, authorizations and agreements from, with, issued, granted, given or otherwise Made Available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement, including, without limitation, Environmental Permits.

“Person” means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any Governmental Authority.

“Personal Data” means all data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to any Person, is capable of identifying an individual), including, without limitation, data collected automatically, including data collected through a mobile or other electronic device.

“Post-Closing Atlantic Shares” means the quotient determined by dividing (i) the Atlantic Outstanding Shares by (ii) 87.5%.

“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Public Documents” means any report, document or filing made with the U.S. Securities and Exchange Commission.

“Atlantic Outstanding Shares” means the sum of the total number of shares of Atlantic Common Stock outstanding immediately prior to the Effective Time.

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“Real Property” means all parcels and tracts of land, together with all buildings, structures, fixtures and improvements located thereon (including those under construction), and all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of such land, including all easements appurtenant to and for the benefit of such land, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

“Registered Intellectual Property” means all of the Registered IP owned by, under obligation of assignment to, or filed in the name of, the Company.

“Registered IP” means all United States, international and foreign: (a) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications and filings claiming priority thereto or serving as a basis for priority thereof; (b) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (c) registered copyrights and applications for copyright registration; (d) domain name registrations and Internet number assignments; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

“Related Party” means:

(a) with respect to a particular individual: (i) each other member of such individual’s Family; (ii) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family; (iii) any Person in which members of such individual’s Family hold (individually or in the aggregate) an interest; (iv) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and (v) any Person that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with any of the foregoing individuals; and

(b) with respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Subsidiary of such Person; (iii) any Person that holds an equity or other beneficial interest, directly or indirectly, in such specified Person; (iv) each Person that serves as a director, officer, partner, manager, employee, consultant, agent, executor, trustee, advisor or other Representative of such specified Person (or in a similar capacity); (v) any Person in which such specified Person holds an equity or other beneficial interest, directly or indirectly; and (vi) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (x) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (y) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual.

“Release” means any release, spill, emission, emptying, leaking, injection, deposit, disposal, discharge, dispersal, leaching, pumping, pouring, or migration into the atmosphere, soil, surface water, groundwater or property.

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Required Company Stockholder Approval” means the requisite vote, consent or approval of the Company’s members (including any separate class or series vote, consent or approval that is required, whether pursuant to the Company’s organizational documents, any member agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

Annex A-1-51

“Securities Laws” means the U.S. Federal securities laws.

“Software” means all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

“Stockholder Approval Matters” means, collectively, matters to be approved by the Company stockholders at the Special Meeting, including: (i) approving the receipt of Atlantic Common Stock in the Merger and the change of control of the Company; (ii) authorization of a change in the Board of Directors of the Company as mutually agreed with Atlantic; and (iii) such other related matters and business as may properly come before the Special Meeting or any adjournments or postponements thereof; and (iv) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of the Company.

“Straddle Period” means any taxable period beginning before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation); and the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee or similar assessment, levy, tariff, charge or duty in the nature of a tax, and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Taxing Authority, and any amounts described herein for which a taxpayer is liable pursuant to a tax indemnification agreement, tax sharing agreement, tax allocation agreement or other similar agreement.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Tax Sharing Agreement” means any written agreement or arrangement entered into prior to the Closing binding any Company Entity, the principal purpose of which is the allocation, apportionment, sharing or assignment of, or indemnity for, any Tax liability or benefit.

“Taxing Authority” means any Governmental Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Taxes.

“Third Party” means a Person that is not a Party to this Agreement and not an Affiliate or Related Party of any such Party.

“Trading Day” means any day on which Nasdaq is open for trading.

“Transaction Tax Deductions” means, without duplication, any deductions allowable under applicable Tax Law generated by the payment by the Company Entities on or prior to the Closing Date of (a) any and all stay bonuses, sale bonuses, change in control payments, retention payments, synthetic equity payments, or similar payments made or to be made by the Company Entities in connection with or resulting from the Closing, (b) all fees, expenses and interest

Annex A-1-52

(including amounts treated as interest for U.S. federal income Tax purposes), original issue discount, unamortized debt financing costs, breakage fees, tender premiums, consent fees, redemption, retirement or make-whole payments, defeasance in excess of par or similar payments incurred in respect of the Indebtedness in connection with or resulting from the Closing, (c) all fees, costs and expenses incurred by the Company Entities in connection with or incident to this Agreement and the transactions contemplated hereby, including, any such legal, accounting and investment banking fees, costs and expenses, (d) any Company transaction expenses, and (e) any employment Taxes with respect to the amounts set forth in the foregoing clauses. The parties shall apply the safe harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29, to the extent applicable, to determine the amount of any success based fees for purposes of subparagraph (c) above.

“Transfer Tax” means all sales, use, transfer, recording, privilege, documentary, gross receipts, conveyance, excise, license, stamp, duties or similar Taxes and fees, regardless of the Person on whom such Taxes are imposed by applicable Law, including any penalties and interest.

“Treasury Regulations” means the regulations of the United States Department of the Treasury promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular Treasury Regulation means, where appropriate, the corresponding successor provision regardless of how numbered or classified.

“WARN Act” means the Worker Adjustment and Retraining Notification Act or any similar state or local laws.

*      *      *      *      *

Annex A-1-53

Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
STAFFING 360 SOLUTIONS, INC.

First: The name of this corporation is Staffing 360 Solutions, Inc. (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road Suite 201, Dover Delaware, 19904, County of Kent. The name of its registered agent at such address is Cogency Global, Inc.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of common stock having the par value of $0.00001 per share (“Common Stock”),

Fifth: The number of directors shall be specified in or determined in the manner provided in the bylaws of the Corporation. In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

Sixth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Seventh: To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Second Amended and Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: This Amended and Restated Certificate of Incorporation shall become effective on [____] at [___] PM, Eastern Time.

Annex A-1-54

Annex A-2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (this “First Amendment”) to the Merger Agreement (as defined below) is made and entered into as of January 7, 2025, by and Atlantic International Corp a Delaware corporation (“Atlantic”), A36 Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Staffing 360 Solutions, Inc. a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

WHEREAS, Atlantic, Merger Sub, and the Company have entered into that certain Agreement and Plan of Merger, dated as of November 1, 2024 (the “Merger Agreement”).

WHEREAS, the Parties desire to amend the terms and conditions of the Merger Agreement to, among other things: (i) clarify the treatment of certain preferred stock of the Company; and (ii) removal of dissenter and appraisal rights consistent with Delaware Law.

NOW, THEREFORE, for and in consideration of the mutual covenants contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party hereto, the Parties agree as follows:

1.          Amendment to Agreement. The Agreement is hereby amended as follows:

a.    Recital (D) of the Merger Agreement is deleted in its entirety and replaced with the following:

“ D.       Upon completion of the Merger, each share of the issued and outstanding common stock of the Company (“Company Common Stock”) immediately prior to the Effective Time, other than Excluded Shares, will be canceled and converted into the right to receive the Merger Consideration.

b.    Section 2.2(a) of the Merger Agreement is deleted in its entirety and replaced with the following:

“ (a)       Conversion of Shares. Each: (i) share of Company Common Stock; (ii) share of Series H Preferred Shares; and (iii) share of Series I Preferred Shares issued and outstanding immediately prior to the Effective Time (each a “Share” and collectively, the “Shares”), other than any Excluded Shares, shall be cancelled and shall cease to exist and shall be converted automatically into the right to receive the Merger Consideration. “Merger Consideration” means (i) a number of shares of validly issued, fully paid and nonassessable shares of common stock of Atlantic, par value of $.00001 per share (the “Atlantic Common Stock”), equal to their respective Exchange Ratio, with any resulting fractional shares to be rounded to the nearest whole share.”

c.    Section 2.2(d) of the Merger Agreement is deleted in its entirety and replaced with the following:

“(d)       Exchange Agent.  On or prior to the Closing Date, Atlantic will select a transfer agent or another reputable bank or trust company reasonably acceptable to Company to act as exchange agent in connection with the Merger (the “Exchange Agent”).  Promptly after the Effective Time, Atlantic shall cause each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant hereto instructions for use in effecting the surrender of the non-certificated Company Common Stock represented by book-entry in exchange for the Merger Consideration. The holder of such Share shall be entitled to receive in exchange therefor the Merger Consideration, pursuant to the Exchange Ratio and the terms of this Agreement. Until surrendered as contemplated by this Section 2.2(d), each book-entry share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which holder of such book-entry share is entitled to.”

d.    Section 2.3 is hereby deleted in its entirety and replaced with the following:

“[Reserved]”

e.    Section 2.4 is hereby deleted in its entirety and replaced with the following:

“[Reserved]”

Annex A-2-1

f.    Section 3.2(f) is hereby deleted in its entirety and replaced with the following:

“(f)        a signed settlement agreement with the appropriate Jackson Investment (“Jackson”) party converting the Company’s indebtedness with the appropriate Jackson party whereby (i) all interest accrued and payable to appropriate Jackson party will be waived or forgiven; (ii) the principal amount of the Loan will be converted into 5,600,000 shares of Series I Preferred Stock and lock-up agreement such that the Merger Consideration for all of the Series I Preferred Stock are subject to a lock up for the one (1) year after the Closing;”

g.    Section 3.2(g) is hereby deleted in its entirety and replaced with the following:

“(g)       signed agreements to be mutually agreed to by the Parties whereby the applicable parties shall: (i) convert any amounts owed in Earned Contingent Cash Payment into five million (5,000,000) Series H Preferred Shares of the Company and waive any interest/dividends or other payments due from the Company related to the Series H Preferred Shares; and (ii) lock-up agreements such that the Merger Consideration for all of the Series H Preferred are; (A) subject to a lock up for the 6 months after Closing as follows; (B) 1,750,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 6 months after Closing until 9 months after Closing; (C) 875,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 9 months after Closing until 12 months after Closing; and (D) the lock-up shall terminate 12 months after Closing and (E) the lock-up shall not apply to the extent shares of Atlantic Common Stock must be sold to pay any taxes from such applicable holder;”

h.    Section 3.9(c) is hereby deleted in its entirety and replaced with the following:

“[Reserved]”

i.     Section 5.5(a) of the Merger Agreement is deleted in its entirety and replaced with the following:

“(a)        The authorized capital stock of Atlantic consists of 300,000,000 shares of Atlantic Common Stock $.00001 par value of which 57,338,135 shares are issued and outstanding as of the date of this First Amendment and 4,903,052 shares are issuable upon the exercise of RSUs, for an aggregate of 62,241,187 shares of common stock. All outstanding shares of Atlantic Common Stock are duly authorized, validly issued, fully paid, and non-assessable and were issued in compliance with all applicable federal and state securities laws;”

j.     Section 8.1(d) of the Merger Agreement is deleted in its entirety and replaced with the following:

“(d)       by Atlantic or the Company if the transactions contemplated by this Agreement shall not have been consummated on or prior to March 31, 2025 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to Atlantic if Atlantic’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, (ii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; and (iii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party if such party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; or”

k.    The definition for “Earned Contingent Cash Payment” is hereby added as follows:

“ “Earned Contingent Cash Payment” means the Contingent Payment (as defined in that certain Stock Purchase Agreement between the Company, Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP) due from the Company pursuant to the Stock Purchase Agreement between the Company, Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP.”

Annex A-2-2

l.     The definition for “Exchange Ratio” is hereby deleted in its entirety and replaced with the following:

“ “Exchange Ratio” means with respect to the conversion of: (i) Company Common Stock, 1.202; (ii) Series H Preferred Stock, 0.25 and (iii) Series I Preferred Stock, 1.00.”

2.    No Other Changes. Except as expressly provided in this Amendment, the Agreement shall remain in full force and effect upon its original terms. This Amendment and the Agreement constitute an integrated agreement with respect to the subject matter hereof and thereof. This Amendment may be amended, modified, and supplemented only in accordance with the terms of the Agreement.

3.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s or any other state’s or other jurisdiction’s principles of conflict of laws.

4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Annex A-2-3

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chief Executive Officer

MERGER SUB A36 MERGER SUB INC.

By:	/s/ Jeffrey Jagid
Name:	Jeffrey Jagid
Title:	Chief Executive Officer

ATLANTIC ATLANTIC INTERNATIONAL CORP.

By:	/s/ Jeffrey Jagid
Name:	Jeffrey Jagid
Title:	Chief Executive Officer

Annex A-2-4

Annex B

FAIRNESS OPINION ON PROPOSED
MERGER OF STAFFING 360 SOLUTIONS, INC.
AND ATLANTIC INTERNATIONAL CORP.

Prepared for:
The Board of Directors
Staffing 360 Solutions, Inc.
757 3rd Avenue
New York, NY 10017

Report Dated: October 29, 2024

Valuation Data as of: October 25, 2024

OPINION LETTER

October 29, 2024

The Board of Directors
Staffing 360 Solutions, Inc.
757 3rd Avenue
New York, NY 10017

Members of the Board of Directors:

We understand that Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Atlantic International Corp, a Delaware corporation (“Parent”), and A36 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), that provides for, among other things, the merger (“Merger”) of Merger Sub with an into the Company, pursuant to which the Company will continue as the surviving entity and become a wholly owned subsidiary of Parent. As a result of the merger, each issued and outstanding share of Company common stock, par value $0.0001, (“Company Common Stock”), other than any Excluded Shares and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive the Merger Consideration. “Merger Consideration” means a fixed exchange ratio of 1.2021 validly issued, fully paid, and nonassessable shares of common stock, par value $0.00001, of Parent (“Parent Common Stock”) for each issued and outstanding share of Company Common Stock, with any resulting fractional shares to be rounded to the nearest whole share1. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration.

In connection with rendering our opinion, we have, among other things:

(i)     Reviewed certain publicly available business and financial information relating to the Company and the Parent that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)    Reviewed certain non-public historical financial statements and other non-public historical and operating data related to the Company and Parent, provided to us by the management of the Company.

(iii)   Reviewed certain non-public projected financial data relating to the Parent and Company, prepared by the Parent and provided to us by the management of the Company.

(iv)   Reviewed the reported prices and the historical trading activity of the Company and Parent common stock.

(v)    Compared the financial performance of the Company and its stock market trading multiples with those of other certain other publicly traded companies that we deemed relevant.

(vi)   Identified certain historical M&A transactions that we deemed relevant for the purpose of obtaining implied pricing multiples.

____________

1        In instances where our analyses require the market value of Parent Common Stock to analyze the fairness of the Merger Consideration, we use the October 25, 2024 closing stock price of one share of Parent Common Stock, $4.91.

(vii)  Reviewed a draft of the Merger Agreement, provided to us by the management of the Company, on October 25, 2024.

(viii) Performed analyses and examinations, consistent with generally accepted business valuation principles, as we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all the publicly available information, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Parent and Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgements of the management of the Parent as to the future performance of the Parent and the Company. We express no view as to any projected financial data relating to the Company or Parent, or the assumptions upon which they are based.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits to the holders of the Company Common Stock of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to provide an opinion upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We express no opinion as to the creation, validity, or enforceability of any interest of any lender or obligors of any proceeds, or as to the availability of any remedies with respect to the non-payment or default under any loan or debt obligation. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of Parent or Company will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters. No consideration has been given to the tax or legal implications, at the individual shareholder level, in the assessment of the financial adequacy of the Merger on the Company’s current shareholders.

We issue this Fairness Opinion as an independent advisor to the Company’s Board of Directors and will receive a fee for our services. The Company has also agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. Our compensation is not based upon the conclusions and opinions contained in this Fairness Opinion nor are we entitled to receive a success fee if the proposed transaction is successfully completed. The opinions expressed herein are rendered only to the Board of Directors of the Company in connection with the Transaction described herein and their successors and assigns. This Fairness Opinion may not be furnished, quoted to, or relied upon, by any other Person for any other purpose.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.

Very truly yours,

Cornerstone Valuation, LLC

H. Gregory Waller, Ph.D., CVA
Managing Partner

Annex B Page No.
INTRODUCTION	B-1
Transaction Overview	B-1
Scope	B-1

SOURCES OF INFORMATION	B-3

CURRENT MARKET PRICES OF COMPANY AND PARENT AND POST TRANSACTION CAPITALIZATION	B-4
Capitalization Table of the Company and the Exchange Ratio	B-4
Current Market Price, Trading Volume and Stock Price History	B-5

ESTIMATE OF VALUE OF COMPANY COMMON STOCK	B-7
Approach	B-7
Discounted Cash Flow Analysis	B-7
Market-Based Approach – Overview	B-13
Market-Based Approach – Guideline Public Companies	B-13
Market-Based Approach – Guideline M&A Transactions	B-17

ESTIMATE OF VALUE OF PARENT COMMON STOCK	B-18
Discounted Cash Flow Analysis	B-18
Market-Based Approach – Guideline Public Companies	B-23
Market-Based Approach – Guideline M&A Transactions	B-26

THE MERGER CONSIDERATION	B-28

SUMMARY AND OPINION	B-30

Annex B-i

INTRODUCTION

Transaction Overview

Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Atlantic International Corp, a Delaware corporation (“Parent”), and A36 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), that provides for, among other things, the merger (“Merger”) of Merger Sub with an into the Company, pursuant to which the Company will continue as the surviving entity and become a wholly owned subsidiary of Parent. As a result of the merger, each issued and outstanding share of Company common stock, par value $0.0001, (“Company Common Stock”), other than any Excluded Shares and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive the Merger Consideration. “Merger Consideration” means a fixed exchange ratio of 1.2021 validly issued, fully paid, and nonassessable shares of common stock, par value $0.00001, of Parent (“Parent Common Stock”) for each issued and outstanding share of Company Common Stock, with any resulting fractional shares to be rounded to the nearest whole share. In instances where our analyses require the market value of Parent Common Stock to analyze the fairness of the Merger Consideration, we use the October 25, 2024 closing stock price of one share of Parent Common Stock, $4.91. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and it is our understanding that the Company, contingent upon Board approval, intends to enter into the Merger Agreement on or before November 1, 2024.

According to the Company’s 10-Q filing for the period ended September 28, 2024 the Company faces serious liquidity issues and indebtedness. The Company’s consolidated financial statements as of September 28, 2024 show an accumulated deficit of roughly $133.6 million and a working capital deficit of roughly $48.0 million. Total gross debt as of September 20, 2024 was roughly $19.6 million and cash on hand was approximately $813 thousand. The 10-Q filing as of September 28, 2024 assume that the Company will continue as a going concern but note that the going concern assumption relies upon no material, adverse developments in the Company’s business, liquidity, and capital requirements, and that the Company’s credit facilities with its lender will remain available to the Company.

A large component of the Company’s indebtedness consists of $10.116 million in notes (the “Jackson Notes”) issued to Jackson Investment Group, LLC “Jackson”) which are due and payable on January 13, 2025. The Company is currently not in compliance with the covenants included in the Jackson notes. As part of the proposed Merger, the Jackson Notes will convert to a total of 4.0 million shares of Parent Common Stock under one of two possible scenarios. Under one scenario, the Jackson Notes converts to a certain number of Preference Shares of Company Stock, which then converts to 3.399 million shares of Parent Common Stock. Under this scenario, Jackson also receives 500,000 Inducement Shares of Company Common Stock which, at a 1.2021 exchange ratio, converts to 601,602 shares of Parent Common Stock. Under the second scenario, Jackson receives a certain number of Preference Shares of Company Stock which convert to 4.0 million shares of Parent Common Stock2. Additionally, in accordance with the Merger Agreement, Parent will pay to Company $5,500,000 at Closing for the sole purpose of repaying indebtedness.

Scope

On November 7, 2023, the Board of Directors of the Company (the “Board”) engaged Cornerstone Valuation as its financial advisor to evaluate certain proposed transactions involving the Company and to render a Fairness Opinion, should one of those proposed Transactions materialize. Under this engagement, we have been commissioned to prepare an independent Fairness Opinion assessing the financial adequacy of the Merger Consideration in the contemplated Merger between the Company and the Parent received by the holders of shares of Company Common Stock entitled to receive such Merger Consideration. This report was prepared exclusively for the purpose of assisting the Board in the evaluation of the proposed Merger and does not constitute a recommendation to the Company’s shareholders to accept or reject the proposed Merger.

____________

2        The management of the Company has instructed us that, for this analysis, we should assume that the exchange ratio remains constant under both scenarios at 1.2021

Introduction

Annex B-1

When preparing this Fairness Opinion, we relied on the accuracy and completeness of the information provided to us by the management of the Company and Parent. We further assume that all the material and documents provided to us were prepared professionally and represent a full and accurate assessment of the proposed Merger. In providing this Fairness Opinion, we were not asked, nor did we conduct, an audit or legal analysis. Additionally, we did not consider the tax or legal implications of the financial adequacy of the Merger Consideration at the individual investor level for the holders of the Company Common Stock. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise.

Introduction

Annex B-2

SOURCES OF INFORMATION

In preparing this Fairness Opinion, we relied upon the following information:

•        The Agreement and Plan of Merger by and among Atlantic International Corp., A36 Merger Sub Inc., and Staffing 360 Solutions, Inc. as of October 2024

•        Annual Reports on Form 10-K of Staffing 360 Solutions for the five fiscal years ended December 30, 2023

•        Preliminary Prospectuses of Atlantic International Corp.

•        Certain Quarterly Reports on Form 10-Q of Staffing 360 Solutions and Atlantic International Corp.

•        Certain proxy statements from Staffing 360 Solutions and Atlantic International Corp.

•        Certain other publicly available communications from Staffing 360 Solutions and Atlantic International corp. to their respective stockholders

•        Email and/or telephone correspondence with Brendan Flood, Chairman and Chief Executive Officer of Staffing 360 Solutions, Inc. and Alicia Barker, Chief Operating Officer of Staffing 360 Solutions, Inc.

•        Internal financial analyses and forecasts for Staffing 360 Solutions and Atlantic International Corp., prepared by Atlantic International Corp. and provided to us by Staffing 360 Solutions, Inc., related to the historical and forecasted performance of the respective entities on a stand-alone basis

•        Other non-public internal documentation relating to the historical and forecasted performance of Staffing 360 Solutions, Inc., the historical and projected capitalization of Staffing 360 Solutions, Inc., and the historical and projected capitalization of Atlantic International Corp.

•        The U.S. Security Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system

•        Standard & Poor’s Capital IQ and Capital IQ Pro databases

•        IBISWorld

•        Kroll Cost of Capital Calculator

Sources of Information

Annex B-3

CURRENT MARKET PRICES OF COMPANY AND PARENT AND POST TRANSACTION CAPITALIZATION

Capitalization Table of the Company and the Exchange Ratio

In the tables below, we provide the capitalization table of the Company, post-Merger, under both contemplated scenarios for the conversion of the Jackson Note:

Option One

Q2 10Q shares outstanding as at August 9th 2024	907,921
LTIP Change of Control	13,000
Additional issuances August 2024	100,000
Armistice Warrants	512,820
HCW Warrants	—
JIG Conversion	500,000
Headway/Chapel Hill Inducement	100,000
Additional issuances August 2024	5,000
Director Shares Q4	5,000

Total Shares outstanding at transaction date	2,143,741
Conversion Ratio	1.2021x
Converts into ATLN shares	2,577,043
Option Two

Q2 10Q shares outstanding as at August 9th 2024	907,921
LTIP Change of Control	13,000
Additional issuances August 2024	100,000
Armistice Warrants	512,820
HCW Warrants	—
JIG Conversion	—
Headway/Chapel Hill Inducement	100,000
Additional issuances August 2024	5,000
Director Shares Q4	5,000

Total Shares outstanding at transaction date	1,643,741
Conversion Ratio	1.2021x
Converts into ATLN shares	1,975,981

Current Market Prices and Capitalization

Annex B-4

Current Market Price, Trading Volume and Stock Price History

The Company

Below, we provide the current market price, trading volume and stock price history of the Company’s publicly traded common shares.

$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
$1.9
Oct-30-2023
Nov-30-2023
Dec-31-2023
Jan-31-2024
Feb-29-2024
Mar-31-2024
Apr-30-2024
May-31-2024
Jun-30-2024
Jul-31-2024
Aug-31-2024
Sep-30-2024
Staffing 360 Solutions, Inc. (NasdaqCM:STAF) - Volume (mm)
Staffing 360 Solutions, Inc. (NasdaqCM:STAF) - Share Pricing

52-week high/low: $6.19/$1.20

Average Weekly Trading Volume (mm): 2.89

Current Market Prices and Capitalization

Annex B-5

The Parent

Below, we provide the current market price, trading volume and stock price history of the Parent’s publicly traded common shares.

$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
25
20
15
10
5
0
$4.9
Jun-20-2024
Jul-20-2024
Aug-20-2024
Sep-20-2024
Oct-20-2024
Atlantic International Corp. (OTCPK:ATLN) - Volume (000s)
Atlantic International Corp. (OTCPK:ATLN) - Share Pricing

52-week high/low: $8.97/$2.30

Average Weekly Trading Volume (000s): 8.5

Current Market Prices and Capitalization

Annex B-6

ESTIMATE OF VALUE OF COMPANY COMMON STOCK

Approach

Business valuation theory promulgates three basic approaches to value.

Asset Based Approach:    A general way of determining a value indication of a business’s assets and/or equity using one or more methods based directly on the value of the assets of the business less liabilities.

Income Approach:    A general way of determining a value indication of a business’s assets and/or equity using one or more methods wherein a value is determined by converting anticipated benefits (i.e., cash flows) into a present value. This approach is commonly referred to as a discounted cash flow analysis.

Market Approach:    A general way of determining a value indication of a business’s assets and/or equity using one or more methods that compare the subject to similar investments for which pricing data can be observed either because the investment is publicly traded or because the investment has been sold and transaction data are available.

The various methods of valuation that analysts use in practice are typically considered as subdivisions of these broad approaches. Valuation methods under the Market and Income approaches generally contain common characteristics such as measures of benefit streams, discount rates and/or capitalization rates and multiples.

Discounted Cash Flow Analysis

The first valuation method we used to estimate the value of the Company’s Common Stock was an income-based method called the discounted cash flow (DCF) method. The income-based valuation method is a fundamental valuation methodology used by valuation analysts. It is premised on the principle that the value of a company can be derived from the present value of its projected cash flows (i.e., projected benefits). In forecasting a company’s future benefits, an analyst uses a variety of assumptions and judgments about a company’s expected financial performance, including, but not limited to, sales growth rates, profit margins, capital expenditures and investments in net working capital.

In an income-based valuation, an analyst explicitly forecasts the future cash flows over a reasonably foreseeable short term and estimates a long-term benefit stream beyond the forecast period that is stable and sustainable. This long-term benefit is referred to as the terminal value and captures the remaining value of the company beyond the projection period (i.e., its “going-concern” value). Alternatively, the terminal value can be viewed as the value realized upon exiting the investment. To arrive at a value estimate using the income approach, an analyst discounts to the present the explicitly forecasted cash flows and the terminal value estimate at a rate that appropriately reflects the riskiness of the company’s cash flows.

In our DCF analysis, we relied upon forecasted financial statement data prepared by the Parent and provided to us by the management of the Company. Based on our professional opinion, the revenue and earnings estimates contained in the forecasted data we were provided appeared reasonable. In addition to the forecasted financial statement data we made the following input assumptions:

Income Tax Rate(s) Assumptions

The Company is incorporated in Delaware and Headquartered in New York, New York. Thus, it is subject to both federal and state corporate income tax rates. The Tax Cut and Jobs Act (TCJA) reduced the corporate income tax rate to 21%. The corporate tax rate in New York is 7.25%. We estimated the combined tax rate as follows:

Federal tax bracket + effective state tax bracket = combined (state + federal) tax bracket

Where the effective state tax bracket is calculated as follows:

(100% - federal tax bracket) x state tax bracket = effective state tax bracket

In our analysis, we used the effective state-plus-federal tax rate of 26.73%.

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-7

Discount Rate

The discount rate represents the risk an investor is willing to accept for the potential reward an investment in the subject company will return. Different rates apply to different types of investors. For example, since equity investments are riskier than debt investments, equity investors require a higher return to compensate them for that risk. Discount rates are based on factors that can be contrasted against investing in other vehicles of similar risk that are available as of the valuation date.

When discounting Free Cash Flows to the Firm, the appropriate discount rate is the Weighted Average Cost of Capital (WACC). The WACC captures the required return to each of the firm’s investor classes and is weighted by the proportion that each investor class contributes to the firm’s capital structure. Mathematically, the WACC is expressed as follows:

WACC = Wd*(rd*(1-t)) + We*(re), where:

Wd equals the value of debt in the firm’s capital structure.

rd equals the required return for investors to hold the company’s debt.

t is the marginal corporate tax rate.

We equals the value of common equity in the firm’s capital structure.

re equals the required return to equity investors.

The Weights of Debt and Equity, Wd and We

For cost of capital calculations, the weights of debt and equity should be market values and should represent the optimal capital structure for the Company. To determine the Company’s optimal weighting of debt and equity, we analyzed the capital structures of comparable publicly traded companies, which averaged 17.7 % debt and 82.3% equity. We used this weighting under the assumption that over time, the Company will adjust its capital structure to industry levels.

The Cost of Debt

The cost of debt, rd, reflects the risk debt investors bear by holding the Company’s debt. We considered the average interest rate on the Company’s outstanding debt owed to Jackson Investment Group and Headway. We estimate the cost of debt at 14%.

The Marginal Tax Rate, t

We assumed an effective tax rate of 26.73%, as noted above.

The Cost of Equity, re

The cost of equity reflects the required return for investors to hold a company’s stock. In our analysis, we relied upon the widely-used Capital Asset Pricing Model (CAPM) to estimate the Company’s cost of equity. The CAPM holds that the required return to equity holders can be expressed with the following equation:

Cost of Equity = Risk-Free Rate + Beta*(Eq. Risk Premium)

Risk Free Rate

The risk-free rate refers to the theoretical rate of return an investment with zero risk. A commonly-used proxy for risk-free returns are the United States Treasury bonds. In our analysis, we used the spot 10-Year United States Treasury Yield as of October 25, 2024. That estimate was 4.25%.

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-8

Equity Risk Premium

The equity risk premium (ERP) is the spread between the return on an estimate of the market portfolio and a risk-free rate. It is intended to capture the additional return investors require to hold risky equity securities as opposed to risk-free debt. The ERP changes over time, as investors’ tolerance for risk changes. As of October 25, 2024, Kroll reported a historical long-term equity risk premium of 5.0%.

Beta

Beta is a risk measure in the sense that it measures the tendency of a stock to move up and down with the market. Mathematically, it is the slope coefficient derived by regressing a stock’s returns on the market’s returns. To test the fit of the regression, an analyst can calculate the R-Squared of the beta. The R-Squared in this context represents the proportion of the variance in the stock’s returns that can be explained by the variance in the market’s returns. It provides a measure of how well the regression model fits the data. An R-Squared of 1 means that 100% of the variability in the independent variable can be explained in the dependent variable. Conversely, an R-Squared of 0 means that the independent variable does not explain any of the variability in the regression. Considering the low trading volume in the Company’s stock, and an R-Squared of the 5-year weekly beta of .02, we opted to use the median Vasicek-Adjusted beta provided by Kroll. The estimated beta for the Human Resource & Employment Services industry as of October 25, 2024 was 1.13.

Risk Premium Over CAPM (Size Premium)

The equity risk premium (ERP) is the spread between the return on an estimate of the market portfolio and a risk-free rate. It is intended to capture the additional return investors require to hold risky equity securities as opposed to risk-free debt. The ERP changes over time, as investors’ tolerance for risk changes.

Separately, empirical evidence shows that smaller companies are riskier and that investors require a higher premium to hold them. The size premium represents average annual returns for small capitalization stocks minus average annual returns for large capitalization stocks. We consulted the Kroll data to estimate the size premium. Based on a market capitalization of $1.725 million as of October 25, 2024, Staffing 360 Solutions falls into Decile 10z in the Kroll database. The size premium in this category as of the date of this report was 10.73%.

Cost of Equity Estimate (CAPM)

Using the inputs discussed above, we estimated the Company’s cost of equity using the CAPM at 20.63%.

Weighted Average Cost of Capital (WACC) Calculation

Using our estimates for the cost of debt, the cost of equity and estimated debt/equity mix, we estimate the Company’s WACC at 18.79%, as shown below.

Industry Average Capitalization (as of Sep. 28, 2024)
Equity	82.3%
Debt	17.7%
Total	100.0%
Industry Debt/Equity Ratio	17.7%
STAF Debt/Equity Ratio	2254.0%
Selected Debt/Equity Ratio	17.7%

WACC = % Debt * Cost of Debt * (1-Tax Rate) + % Equity * Cost of Equity

Staffing 360 Solutions, Inc. WACC Estimate:	18.79%

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-9

Terminal Value Estimates

We estimated the terminal value using two common approaches, the Perpetuity Growth Method (PGM) and the Exit Multiple Method (EMM). The PGM, which assumes that beyond the forecast period the firm will grow at a constant rate in perpetuity, extends the estimated terminal year cash flow one period at the estimated perpetuity growth rate, then capitalizes that cash flow. The EMM, however, assumes that at the end of the forecast period, the position in the investment will be exited. Therefore, to estimate a terminal value using the EMM, an analyst applies a market-based trading multiple to a terminal forecast year financial statistic, such as EBITDA.

To estimate a terminal value using the PGM, we assumed a 3.5% terminal compound growth rate comprised of 2.5% growth due to inflation and 1% real growth. The cash flow in the fifth period (the final year) of our cash flow forecast was $10.313 million. Applying the growth rate of 3.5% resulted in a 2029 cash flow of $10.674 million, which we capitalize at 18.79% - 3.5% = 15.3%. This results in a terminal value estimate of $69.831 million.

To estimate a terminal value using the EMM, we applied a multiple of 5.6x EBITDA, which we obtained from the trading multiples of guideline public companies that we deem reasonable for valuation purposes. The forecasted terminal year EBITDA was $13.082 million. Applying the EBITDA multiple of 5.6x to the terminal year EBITDA resulted in a terminal value estimate of $73.520 million.

The table below shows our calculation of the terminal value using each method.

Staffing 360 Solutions Terminal Value Assumptions:

TV Growth Inputs
Inflation Growth:	2.5%
Real Growth:	1.0%
TV Growth Estimate:	3.5%
WACC Estimate:	18.8%
Terminal Value (Perpetuity Growth Method)	69,831
Exit Multiple Method
Exit EBITDA Multiple:	5.6x
Terminal Year EBITDA:	13,082
Terminal Value (EMM)	73,520

Midyear Convention

A common assumption in the normal discounting process is that cash flows are realized at the end of the period. This is not always the case since sales occur over the course of a period and expenses occur over the course of a period. Thus, the benefit stream is then available during the period and not only at the end. To implement this logic, analysts can use what is called the “midyear convention”. The midyear convention calculates the present value of a benefit stream using arithmetic that presumes half is available before the midyear and half is available after the midyear. We applied the midyear convention to better reflect the Company’s actual realization of cash flows.

Indicated Value

To estimate the fully-diluted share value of Company Common Stock using the DCF approach, we estimated the annual forecasted earnings over a five year forecast period and calculated the present value of those forecasted cash flows as well as the terminal value as of October 25, 2024. The sum of all of these indicates an initial estimate of the enterprise value of the Company. That is, it includes the value of the equity, the net debt, and all other claimants. To obtain an equity value from an enterprise value, one must subtract out the value of the debt and other claimants (if any) and add in the value of the cash and marketable securities. As of the valuation date, the Company had $48.410 million in interest-bearing debt, and cash of $813 thousand.

Following this procedure, our base estimate of the fully-diluted share value of Company Common Stock using the perpetuity growth method and exit EBITDA multiple method was $1.05 and $1.98, respectively. The following table shows our calculations.

-- Table on Following Page --

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-10

($ in thousands, except per share value)	Historical			Estimated
	2021A	2022A	2023A	2024E	2025E	2026E	2027E	2028E
Revenue:	135,398	184,884	190,926	190,247	199,760	219,736	235,117	251,575
% Growth		36.5%	3.3%	(0.4)%	5.0%	10.0%	7.0%	7.0%
EBITDA:	4,692	7,647	4,451	4,049	6,743	8,789	10,580	13,082
% Margin	3.5%	4.1%	2.3%	2.1%	3.4%	4.0%	4.5%	5.2%
EBIT:	2,843	5,076	2,098	1,709	5,511	6,592	8,229	10,566
% Margin	2.1%	2.7%	1.1%	0.9%	2.8%	3.0%	3.5%	4.2%

Tax (expense)/benefit:	(164)	(155)	(22)	(100)	(1,473)	(1,762)	(2,199)	(2,824)

NOPAT:	2,678	4,921	2,076	1,609	4,038	4,830	6,030	7,742

Plus: Depreciation & Amortization	1,849	2,571	2,353	2,340	1,232	2,197	2,351	2,516

(Increase)/Decrease in Working Capital:	(466)	(7,735)	13,036	(4,802)	(95)	(200)	(154)	87
Less: Capital Expenditures:	(249)	(215)	(320)	(319)	(235)	(110)	(59)	(31)

Unlevered Free Cash Flow:	3,812	(458)	17,145	(1,172)	4,940	6,718	8,168	10,313
Terminal Value:								69,831
Total Unlevered Free Cash Flow:				(1,172)	4,940	6,718	8,168	80,145
Total Unlevered Free Cash Flow (stub-adjusted):				(215)	4,940	6,718	8,168	80,145
Free Cash Flow Growth Rate:
Normal Discount Period:				1.00	2.00	3.00	4.00	5.00
Mid-Year Discount:				0.09	0.68	1.68	2.68	3.68

Present Value of Free Cash Flow:				$(212)	$4,391	$5,028	$5,146	$5,469
Discounted Cash Flow Summary and Implied Value — Perpetuity Growth		Discounted Cash Flow Summary and Implied Value — Exit Multiple

Sum of Present Value of Free Cash Flows:	19,822	Sum of Present Value of Free Cash Flows:	19,822
Present Value of Terminal Value:	29,527	Present Value of Terminal Value:	31,087
Enterprise Value:	49,349	Enterprise Value:	50,909
Plus: Cash & Equivalents:	813	Plus: Cash & Equivalents:	813
Less: Debt:	(38,882)	Less: Debt:	(38,882)
Less: Minority Interest:	—	Less: Minority Interest:	—
Less: Preferred Equity:	(9,528)	Less: Preferred Equity:	(9,528)
Implied Equity Value:	1,752	Implied Equity Value:	3,312
Total Shares Outstanding (Basic)	1,114	Total Shares Outstanding	1,114
Total Shares Outstanding (Diluted)	1,676	Total Shares Outstanding (Diluted)	1,676
Implied Price Per Share (Basic):	$1.57	Implied Price Per Share (Basic):	$2.97
Implied Price Per Share (Diluted):	$1.05	Implied Price Per Share (Diluted):	$1.98

Sensitivity Analysis

As a discounted cash flow analysis incorporates numerous assumptions about key value drivers, including cash flows, discount rates, and the terminal value, it is useful to perform a sensitivity analysis. In the tables below, we investigate how changes in the weighted average cost of capital and terminal growth rate (PGM terminal value) or terminal EBITDA multiple (EMM terminal value) impact our base fully-diluted share price estimates. As shown in the tables, plausible fully-diluted share price estimates range from effectively zero to $2.98 assuming a PGM terminal value and from $0.22 to $3.81 assuming an EMM terminal value. For each of the implied share price calculation approaches (PGM and EMM terminal values), we select the value estimates we deem reasonable.

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-11

Staffing 360 Solutions Share Price Estimate Under Verious Cost of Capital and
Terminal Growth Rate Assumptions and a Perpetuity Growth Terminal Value

Maximum	$2.98
75th Percentile	$1.73
Mean	$1.14
Median	$1.05
25th Percentile	$0.41
Minimum	$(0.50)

Staffing 360 - Discounted Cash Flow Analysis (Perpetuity Growth)

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
Enterprise Value	46,754	48,276	49,349	50,495	52,584
Plus: Cash & Equivalents	813	813	813	813	813
Less: Debt	(38,882)	(38,882)	(38,882)	(38,882)	(38,882)
Less: Preferred Equity	(9,528)	(9,528)	(9,528)	(9,528)	(9,528)
Total Common Equity Value:	$(843)	$679	$1,752	$2,898	$4,987
Shares Outstanding (Basic)	1,114	1,114	1,114	1,114	1,114
Shares Outstanding (Diluted)	1,676	1,676	1,676	1,676	1,676

Price Per Share (Basic)	$(0.76)	$0.61	$1.57	$2.60	$4.48
Price Per Share (Diluted)	$(0.50)	$0.41	$1.05	$1.73	$2.98

Staffing 360 Solutions Share Price Estimate Under Verious Cost of Capital and
Exit EBITDA Multiple Assumptions and a Perpetuity Growth Terminal Value

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-12

Maximum	$3.81
75th Percentile	$2.74
Mean	$1.98
Median	$1.98
25th Percentile	$1.17
Minimum	$0.22

Staffing 360 - Discounted Cash Flow Analysis (Exit Multiple)

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
Enterprise Value	47,963	49,564	50,909	52,195	53,977
Plus: Cash & Equivalents	813	813	813	813	813
Less: Debt	(38,882)	(38,882)	(38,882)	(38,882)	(38,882)
Less: Preferred Equity	(9,528)	(9,528)	(9,528)	(9,528)	(9,528)
Total Common Equity Value:	$366	$1,967	$3,312	$4,598	$6,380
Shares Outstanding (Basic)	1,114	1,114	1,114	1,114	1,114
Shares Outstanding (Diluted)	1,676	1,676	1,676	1,676	1,676

Price Per Share (Basic)	$0.33	$1.77	$2.97	$4.13	$5.73
Price Per Share (Diluted)	$0.22	$1.17	$1.98	$2.74	$3.81

Market-Based Approach — Overview

Market-based valuation methods can take two general approaches. In the first approach, an analyst tries to identify firms similar to the subject company, i.e., comparable firms. Generally, these firms are publicly traded because with publicly traded firms there is a listed stock price that allows analysts to observe how the market values these comparable firms. Using this publicly available data, analysts can compute ratios based upon the financial statistics of the comparable firms and apply those ratios to the subject company to arrive at an estimate of the subject company’s value. Several commercial databases provide information for use in comparable firm analysis.

In the second market-based approach, analysts examine past mergers and acquisitions (M&A) of companies similar to the subject company for which data is available. The transaction value of similar firms sets a market price that can be used to develop ratios in the same way as can be done using the stock price of publicly traded firms. Analysts can then apply the ratios from these M&A transactions to the subject company to calculate an estimate of value.

In our analysis, we conducted independent research by researching several commercial databases to identify publicly traded firms and past transactions that we could use in our valuation of the Company.

Market-Based Approach — Guideline Public Companies

Guideline companies are companies that provide a reasonable basis for comparison to the relevant investment characteristics of a company being valued. Guideline companies are most often publicly traded companies, although they may be private, in the same or similar business as the subject of this valuation. Guideline companies are used as a basis to develop valuation conclusions with respect to a subject company under the presumption that a similar market exists for the subject company as exists for the guideline companies.

Ideal guideline companies should be in the same business as the company being valued. However, if there is insufficient data to find perfect matches, it may be necessary to consider companies with an underlying similarity of relevant investment characteristics such as markets, products, growth, cyclical variability, and other salient factors.

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-13

We searched for publicly traded guideline companies in the Standard & Poor’s Capital IQ database. Capital IQ provides comprehensive data on public and private market transactions as well as comprehensive data on publicly traded companies from around the world. We researched guideline public companies by first identifying the industry in which the Company operates using the Standard Industrial Classification Code (SIC Codes) for the industry, 7360 — Personnel Supply Services. We further narrowed the list by discussing with management who they believed were their primary competitors in the industry.

The tables below show the firms we identified as reasonable guideline companies and their market-based trading multiples. None of the selected companies reviewed is identical to the Company. However, the companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of our analysis, may be considered similar to the Company’s on business sector participation and form of operations. The analyses necessarily involve complex considerations and judgements concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect the Company. All financial information comes from the Capital IQ database.

-- Tables on Following Page --

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-14

Staffing 360 Solutions, Inc. Guideline Public Companies

(In $millions, except per share value)		Capitalization
		Rev Growth YoY	Share Price	52 Week High	Shares Outstanding	Equity Value	Net Debt	Enterprise Value
Company Name	Ticker
GEE Group Inc.	JOB	(7.67)%	$0.25	$0.59	108.77	$27.4	$(16)	$11
BGSF, Inc.	BGSF	4.94%	$7.96	$10.74	10.96	$87.2	$56	$143
Hudson Global, Inc.	HSON	(19.70)%	$15.13	$19.70	2.75	$41.6	$(14)	$28
Maximum		4.9%	$15.13	$19.70	108.8	$87.2	55.6	142.8
75th Percentile		(1.4)%	$11.55	$15.22	59.9	$64.4	21.0	85.4
Mean		(7.5)%	$7.78	$10.34	40.8	$52.1	8.6	60.6
Median		(7.7)%	$7.96	$10.74	11.0	$41.6	(13.6)	28.0
25th Percentile		(13.7)%	$4.11	$5.67	6.9	$34.5	(15.0)	19.5
Minimum		(19.7)%	$0.25	$0.59	2.8	$27.4	(16.3)	11.0

Source: Capital IQ

Staffing 360 Solutions, Inc. Guideline Public Companies

(In $millions, except per share value)			Rev Growth YoY	EBITDA Margin	Current Price	% of LTM High	Trading Multiples
	Market Cap	TEV					EV/Revenue		EV/EBITDA
Company Name							LTM	NTM	LTM	NTM
GEE Group Inc.	$27	$11	(7.7)%	(0.5)%	$0.25	42.9%	0.1x	N/M	7.1x	N/M
BGSF, Inc.	$87	$143	4.9%	5.9%	$7.96	74.1%	0.5x	0.47	7.3x	7.3x
Hudson Global, Inc.	$42	$28	(19.7)%	(1.3)%	$15.13	76.8%	0.2x	0.15	N/M	2.8x
Maximum	$87	$143	4.9%	5.9%	$15.13	76.8%	0.49x	0.47x	7.28x	7.35x
75th Percentile	$64	$85	(1.4)%	2.7%	$11.55	75.4%	0.34x	0.39x	7.23x	6.20x
Mean	$52	$61	(7.5)%	1.3%	$7.78	64.6%	0.26x	0.31x	7.18x	5.06x
Median	$42	$28	(7.7)%	(0.5)%	$7.96	74.1%	0.20x	0.31x	7.18x	5.06x
25th Percentile	$34	$20	(13.7)%	(0.9)%	$4.11	58.5%	0.14x	0.23x	7.14x	3.92x
Minimum	$27	$11	(19.7)%	(1.3)%	$0.25	42.9%	0.09x	0.15x	7.09x	2.77x

Source: Capital IQ

*        Where the guideline company’s EBITDA or EBIT were negative, valuation multiples were rendered not meaningful (N/M)

Indicated Value Calculation

To obtain fully-diluted share price estimates of Company Common Stock, we applied the relevant multiples to the Parents’ last twelve months’(LTM) revenue, next twelve months’(NTM) revenue, LTM EBITDA, and NTM EBITDA. Based on our analysis, plausible fully-diluted share price estimates range from effectively zero to a high of $27.02. The tables below show the calculations. Negative equity values are marked as not meaningful (NM).

Staffing 360 - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
LTM Revenue Multiple Range	0.09x	0.14x	0.20x	0.34x	0.49x
LTM Revenue (Sep. 24)	176,819	176,819	176,819	176,819	176,819
Implied Enterprise Value:	$15,925	$25,289	$34,654	$60,287	$85,920
Plus: Cash & Equivalents	813	813	813	813	813
Less: Debt	(38,882)	(38,882)	(38,882)	(38,882)	(38,882)
Less: Preferred Equity	(9,528)	(9,528)	(9,528)	(9,528)	(9,528)
Total Common Equity Value:	$(31,672)	$(22,308)	$(12,943)	$12,690	$38,323
Shares Outstanding (Basic)	1,114	1,114	1,114	1,114	1,114
Shares Outstanding (Diluted)	1,676	1,676	1,676	1,676	1,676

Price Per Share (Basic)	NM	NM	NM	$11.39	$34.40
Price Per Share (Diluted)	NM	NM	NM	$7.57	$22.87

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-15

Staffing 360 - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
NTM Revenue Multiple Range	0.15x	0.23x	0.31x	0.39x	0.47x
NTM Revenue (Sep. 25)	197,019	197,019	197,019	197,019	197,019
Implied Enterprise Value:	$30,514	$46,105	$61,696	$77,286	$92,877
Plus: Cash & Equivalents	813	813	813	813	813
Less: Debt	(38,882)	(38,882)	(38,882)	(38,882)	(38,882)
Less: Preferred Equity	(9,528)	(9,528)	(9,528)	(9,528)	(9,528)
Total Common Equity Value:	$(17,083)	$(1,492)	$14,099	$29,689	$45,280
Shares Outstanding (Basic)	1,114	1,114	1,114	1,114	1,114
Shares Outstanding (Diluted)	1,676	1,676	1,676	1,676	1,676

Price Per Share (Basic)	NM	NM	$12.65	$26.65	$40.64
Price Per Share (Diluted)	NM	NM	$8.41	$17.72	$27.02

Staffing 360 - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
LTM EBITDA Range	7.09x	7.14x	7.18x	7.23x	7.28x
LTM EBITDA (Sep. 24)	1,153	1,153	1,153	1,153	1,153
Implied Enterprise Value:	$8,174	$8,229	$8,284	$8,339	$8,394
Plus: Cash & Equivalents	813	813	813	813	813
Less: Debt	(38,882)	(38,882)	(38,882)	(38,882)	(38,882)
Less: Preferred Equity	(9,528)	(9,528)	(9,528)	(9,528)	(9,528)
Total Common Equity Value:	$(39,423)	$(39,368)	$(39,313)	$(39,258)	$(39,203)
Shares Outstanding (Basic)	1,114	1,114	1,114	1,114	1,114
Shares Outstanding (Diluted)	1,676	1,676	1,676	1,676	1,676

Price Per Share (Basic)	NM	NM	NM	NM	NM
Price Per Share (Diluted)	NM	NM	NM	NM	NM

Staffing 360 - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
NTM EBITDA Multiple Range	2.77x	3.92x	5.06x	6.20x	7.35x
NTM EBITDA (Sep. 25)	6,044	6,044	6,044	6,044	6,044
Implied Enterprise Value:	$16,771	$23,682	$30,592	$37,503	$44,413
Plus: Cash & Equivalents	813	813	813	813	813
Less: Debt	(38,882)	(38,882)	(38,882)	(38,882)	(38,882)
Less: Preferred Equity	(9,528)	(9,528)	(9,528)	(9,528)	(9,528)
Total Common Equity Value:	$(30,826)	$(23,915)	$(17,005)	$(10,094)	$(3,184)
Shares Outstanding (Basic)	1,114	1,114	1,114	1,114	1,114
Shares Outstanding (Diluted)	1,676	1,676	1,676	1,676	1,676

Price Per Share (Basic)	NM	NM	NM	NM	NM
Price Per Share (Diluted)	NM	NM	NM	NM	NM

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-16

Market-Based Approach — Guideline M&A Transactions

Another market-based valuation approach involves identifying historical M&A transactions where the target firm is similar to the subject company. For this analysis, we relied on the Capital IQ database. We searched for transactions using SIC 7360 — Personnel Supply Services — to compile an initial sample of transactions that occurred between January 1, 2018, and October 25, 2024. We narrowed the data set to include companies that primarily staffed the light industrial sector. This resulted in a final data set of five transactions.

			Total Transaction Value ($mm)	Implied Multiples
Announcement	Target	Investor		TEV/ Revenues	TEV/ EBITDA
10/24/2023	TEC, The Employment Company	HireQuest, Inc. (NasdaqCM:HQI)	$9.8	0.29x	N/A
3/14/2022	Volt Information Sciences, Inc.	American Cybersystems, Inc.	$231.8	0.20x	6.93x
6/2/2020	RCM Technologies, Inc. (NasdaqGM:RCMT)	N/A	$1.3	0.28x	5.62x
7/31/2019	Staffline Group plc	HtnetGroup Limited	$25.7	0.19x	7.65x
8/28/2018	Key Resources Inc.	Monroe Staffing Services LLC	$12.2	0.35x	N/A
Maximum	$231.8	0.35x	7.7x
75th Percentile	$25.7	0.29x	7.3x
Mean	$56.2	0.26x	6.7x
Median	$12.2	0.28x	6.9x
25th Percentile	$9.8	0.20x	6.3x
Minimum	$1.3	0.19x	5.6x

Sources: S&P Capital IQ

Indicated Value Calculation

To obtain fully-diluted share price estimates of Company Common Stock using the guideline M&A transactions, we applied the implied multiple of revenue to the Company’s last twelve months’(LTM) revenue. Implied forward multiples are not available from guideline M&A transactions and value estimates based upon the Company’s LTM EBITDA were negative. Therefore we were able to obtain estimates of the fully-diluted share price of Parent Common Stock by applying a multiple to the Company’s LTM revenue. Based on our analysis, plausible fully-diluted share price estimates range from effectively zero to a $8.21. We selected the value estimates we deemed reasonable.

Staffing 360 – Guideline Precedent Transactions

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
LTM Revenue Multiple Range	0.19x	0.20x	0.28x	0.29x	0.35x
LTM Revenue (Jun. 30, 24)	176,819	176,819	176,819	176,819	176,819
Implied Enterprise Value:	$33,596	$35,010	$49,686	$50,924	$61,356
Plus: Cash & Equivalents	813	813	813	813	813
Less: Debt	(38,882)	(38,882)	(38,882)	(38,882)	(38,882)
Less: Preferred Equity	(9,528)	(9,528)	(9,528)	(9,528)	(9,528)
Total Common Equity Value:	$(14,001)	$(12,587)	$2,089	$3,327	$13,759
Shares Outstanding (Basic)	1,114	1,114	1,114	1,114	1,114
Shares Outstanding (Diluted)	1,676	1,676	1,676	1,676	1,676

Price Per Share (Basic)	NM	NM	$1.88	$2.99	$12.35
Price Per Share (Diluted)	NM	NM	$1.25	$1.99	$8.21

Value of Staffing 360 Solutions, Inc. Common Stock

Annex B-17

ESTIMATE OF VALUE OF PARENT COMMON STOCK

To estimate the value of the Parent Common Stock, we relied upon the same methodological approaches that we used in our estimate of value of the Company Common Stock. The discussion below provides the assumptions and inputs used in our analyses. For brevity, we omit the discussion related to each input, if that input is fully described above.

Discounted Cash Flow Analysis

Below, we provide the inputs used in our Discounted Cash Flow Analysis of the Parent:

Income Tax Rate(s) Assumptions

Parent is headquartered in the state of New Jersey and, therefore, is subject to the federal corporate tax rate of 21% and the state tax rate of 9%. The effective state-plus-federal tax rate is 28.11%. In the projected financial statement data provided to us by the management of the Company and prepared by the Parent, however, the corporate income tax burden was incorporated in the projections.

Discount Rate Inputs

The Cost of Debt

We estimated the required return on debt at 10%. This estimate is based upon the current interest rate on the Parent’s outstanding promissory notes.

The Marginal Tax Rate, t

As noted above, we estimated the effective state-plus-federal tax rate at 28.11%

The Cost of Equity (CAPM)

Risk Free Rate

We used the yield on the 10-year U.S. Treasury bond as a proxy for the risk-free rate. As of October 25, 2024, the yield on the 10-year U.S. Treasury bond was 4.25%

Equity Risk Premium

Using data available in the Kroll Cost of Capital Calculator, we estimated the equity risk premium at 5.0%.

Beta

To estimate the Parent’s beta, we used the median Vasicek-Adjusted beta estimate of 1.13 obtained from the Kroll Cost of Capital Calculator.

Risk Premium Over CAPM (Size Premium)

Based upon its market capitalization, Parent would fall within decile 9 of the Kroll Cost of Capital Calculator size deciles. This implies an equity size premium of 1.99%.

Cost of Equity Estimate (CAPM)

Using the risk-free rate, equity risk premium, beta and size premium estimates above, we estimated the required return to equity at 11.89%.

Value of Atlantic International Corp. Common Stock

Annex B-18

The Weights of Debt and Equity, Wd and We

Using the most current data available to us, the Parent’s 10-Q filing as of June 30, 2024, we estimated the market values of debt and equity to obtain their relative weights as a percentage of total capitalization. Using the data available to us, we estimated the weights of debt and equity at 25.4% and 74.6%, respectively. The tables below show the calculations.

Capitalization (as of June 30, 2024)		% of Total

($ in thousands, except per share value)
Debt:
Revolver	40,163
Merger Note – related party	35,000
Credit Agreement	1,950
Promissory Note	1,375
Leases	2,769

Total Debt	$81,257	25.4%
Equity:
Number of Shares Outstanding	48,729
Price per Share	$4.91
Total Common Equity	$239,258	74.6%

Total Capital	$320,515	100.0%
Atlantic International Capitalization (as of June 30, 2024)

Equity	74.6%
Debt	25.4%
Total	100.0%

Weighted Average Cost of Capital (WACC) Calculation

Using the inputs above, we estimated Parent’s weighted average cost of capital (WACC) at 10.7% as follows:

WACC = % Debt * Cost of Debt * (1- Tax Rate) + % Equity * Cost of Equity

Atlantic International Corp. WACC Estimate:	10.70%

Terminal Value Estimates

As in our estimate of the value of the Company Common Stock, we estimated the terminal value using two methods: the PGM and EMM. In our estimate of the value of the Parent Common Stock, our base perpetuity growth rate was 4.0% (2.5% inflation growth and 1.5% real growth) and our base terminal EBITDA multiple was 11.0x, based upon the trading multiples of guideline publicly traded companies that we deemed reasonable.

Midyear Convention

We used the midyear convention to model the timing of the forecasted cash flows.

Indicated Value

In the table below, we provide our discounted cash flow analysis and the implied share prices, assuming a perpetuity growth and exit multiple terminal value. On a fully-diluted basis, the base share price estimate was $1.92 and $3.10 using a perpetuity growth and exit multiple terminal value estimate, respectively.

--- Tables Next Page --

Value of Atlantic International Corp. Common Stock

Annex B-19

($ in thousands, except per share value)	Historical			Estimated
	2021A	2022A	2023A	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue:	425,031	441,544	401,375	446,566	476,263	509,601	545,274	583,443	624,284	667,984	714,742	764,774	818,309
% Growth		3.9%	(9.1)%	11.3%	6.7%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
EBITDA:	12,228	11,939	5,005	9,261	12,344	14,612	17,088	19,787	22,728	25,930	29,412	33,196	37,305
% Margin	2.9%	2.7%	1.2%	2.1%	2.6%	2.9%	3.1%	3.4%	3.6%	3.9%	4.1%	4.3%	4.6%
EBIT:	8,070	6,874	(34)	4,233	7,308	10,559	14,754	17,454	20,395	23,597	27,079	30,863	34,972
% Margin	1.9%	1.6%	(0.0)%	0.9%	1.5%	2.1%	2.7%	3.0%	3.3%	3.5%	3.8%	4.0%	4.3%
Tax (expense)/benefit:	(1,334)	808	5,928	18,644	180	(656)	(1,746)	(2,431)	(3,179)	(3,996)	(4,887)	(5,858)	(6,915)

NOPAT:	6,735	7,682	5,895	22,876	7,488	9,902	13,008	15,023	17,216	19,600	22,191	25,005	28,057

Plus: Depreciation & Amortization	4,158	5,066	5,038	5,029	5,036	4,053	2,333	2,333	2,333	2,333	2,333	2,333	2,333

(Increase)/Decrease in Working Capital:	—	8,599	8,001	(4,330)	(6,443)	(6,727)	(7,198)	(7,701)	(8,241)	(8,817)	(9,435)	(10,095)	(10,802)
Less: Capital Expenditures:	(226)	(122)	(74)	—	—	—	—	—	—	—	—	—	—

Unlevered Free Cash Flow:	10,668	21,225	18,860	23,575	6,082	7,229	8,144	9,655	11,309	13,116	15,090	17,243	19,589
Terminal Value:													304,280
Total Unlevered Free Cash Flow:				23,575	6,082	7,229	8,144	9,655	11,309	13,116	15,090	17,243	323,868
Total Unlevered Free Cash Flow (stub-adjusted):				4,327	6,082	7,229	8,144	9,655	11,309	13,116	15,090	17,243	323,868
Free Cash Flow Growth Rate:
Normal Discount Period:				1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00	9.00	10.00
Mid-Year Discount:				0.09	0.68	1.68	2.68	3.68	4.68	5.68	6.68	7.68	8.68

Present Value of Free Cash Flow:				$4,287	$5,674	$6,092	$6,200	$6,640	$7,026	$7,362	$7,652	$7,898	$8,106

Value of Atlantic International Corp. Common Stock
Annex B-20

Discounted Cash Flow Summary and Implied Value — Perpetuity Growth		Discounted Cash Flow Summary and Implied Value — Exit Multiple

Sum of Present Value of Free Cash Flows:	66,938	Sum of Present Value of Free Cash Flows:	66,938
Present Value of Terminal Value – Growth:	110,150	Present Value of Terminal Value – Exit EBITDA:	169,088
Enterprise Value:	177,088	Enterprise Value:	236,026
Plus: Cash & Equivalents:	439	Plus: Cash & Equivalents:	439
Less: Debt:	(81,257)	Less: Debt:	(81,257)
Less: Minority Interest:	—	Less: Minority Interest:	—
Less: Preferred Equity:	—	Less: Preferred Equity:	—
Implied Equity Value:	96,271	Implied Equity Value:	155,209
Total Shares Outstanding (Basic)	48,729	Total Shares Outstanding (Basic)	48,729
Total Shares Outstanding (Diluted)	50,029	Total Shares Outstanding (Diluted)	50,029
Implied Price Per Share (Basic):	$1.98	Implied Price Per Share (Basic):	$3.19
Implied Price Per Share (Diluted):	$1.92	Implied Price Per Share (Diluted):	$3.10

Sensitivity Analysis

In the tables below, we investigate how changes in the weighted average cost of capital and terminal growth rate (PGM terminal value) or terminal EBITDA multiple (exit EMM terminal value) impact our base fully-diluted share price estimates. As shown in the tables, plausible fully-diluted share price estimates range from $1.38 to $3.09 assuming a perpetuity growth Terminal Value and from $2.29 to $4.20 assuming an exit multiple Terminal Value. For each of the implied share price calculation approaches (perpetuity growth and exit multiple Terminal Value), we select the value estimates we deem reasonable.

Atlantic International Corp. Share Price Estimates Under Various Cost of Capital and Terminal Growth Rate Assumptions and a Perpetuity Growth Terminal Value

Maximum	$3.09
75th Percentile	$2.50
Mean	$2.08
Median	$1.92
25th Percentile	$1.68
Minimum	$1.38

Value of Atlantic International Corp. Common Stock

Annex B-21

Atlantic International Corp. - Discounted Cash Flow Analysis (Perpetuity Growth Terminal Value)

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
Enterprise Value	150,055	164,811	177,088	205,873	235,650
Plus: Cash & Equivalents	439	439	439	439	439
Less: Debt	(81,257)	(81,257)	(81,257)	(81,257)	(81,257)
Total Common Equity Value:	$69,238	$83,993	$96,271	$125,056	$154,833
Shares Outstanding (Basic)	48,729	48,729	48,729	48,729	48,729
Shares Outstanding (Diluted)	50,029	50,029	50,029	50,029	50,029

Price Per Share (Basic)	$1.42	$1.72	$1.98	$2.57	$3.18
Price Per Share (Diluted)	$1.38	$1.68	$1.92	$2.50	$3.09

Atlantic International Corp. Share Price Estimates Under Various Cost of Capital and Terminal Growth Rate Assumptions and an Exit Multiple Terminal Value

Maximum	$4.20
75th Percentile	$3.51
Mean	$3.17
Median	$3.16
25th Percentile	$2.81
Minimum	$2.29

Atlantic International Corp. - Discounted Cash Flow Analysis (Exit Multiple Terminal Value)

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
Enterprise Value	195,191	221,313	238,680	256,254	290,976
Plus: Cash & Equivalents	439	439	439	439	439
Less: Debt	(81,257)	(81,257)	(81,257)	(81,257)	(81,257)
Total Common Equity Value:	$114,374	$140,495	$157,863	$175,436	$210,159
Shares Outstanding (Basic)	48,729	48,729	48,729	48,729	48,729
Shares Outstanding (Diluted)	50,029	50,029	50,029	50,029	50,029

Price Per Share (Basic)	$2.35	$2.88	$3.24	$3.60	$4.31
Price Per Share (Diluted)	$2.29	$2.81	$3.16	$3.51	$4.20

Value of Atlantic International Corp. Common Stock

Annex B-22

Market-Based Approach — Guideline Public Companies

Below, we provide capital market, performance and trading multiple data on guideline publicly-traded companies that we deem reasonable for valuation of Parent Company Common Stock, based upon industry, operation and other similarities. None of the selected companies reviewed is identical to the Parent. However, the companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of our analysis, may be considered similar to the Parent’s on business sector participation and form of operations. The analyses necessarily involve complex considerations and judgements concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect the Parent.

-- Tables on Following Page --

Value of Atlantic International Corp. Common Stock

Annex B-23

Atlantic International Corp. — Publicly Traded Guideline Firms

(In $millions, except per share data)		Capitalization
Company Name	Ticker	Rev Growth YoY	Share Price	52 Week High	Shares Outstanding	Equity Value	Net Debt	Enterprise Value
ASGN Incorporated	ASGN	(2.85)%	$92.75	$106.42	44.80	$4,155	868	$5,023
Barrett Business Services, Inc.	BBSI	1.42%	$35.90	$38.07	26.14	$938	(89)	$849
Mastech Digital, Inc.	MHH	(16.98)%	$9.66	$10.90	11.68	$113	(16)	$97
TrueBlue, Inc.	TBI	(15.44)%	$7.24	$16.14	29.83	$216	35	$251
Kforce Inc.	KFRC	(10.46)%	$54.55	$74.79	18.60	$1,015	52	$1,067
GEE Group Inc.	JOB	(7.67)%	$0.25	$0.59	108.77	$27	(16)	$11
BGSF, Inc.	BGSF	4.94%	$7.96	$10.74	10.96	$87	56	$143
ManpowerGroup Inc.	MAN	(4.61)%	$62.91	$80.25	47.45	$2,985	913	$3,898
Hudson Global, Inc.	HSON	(19.70)%	$15.13	$19.70	2.75	$42	(14)	$28
Maximum		4.9%	$92.75	$106.42	109	4,155	913	5,023
75th Percentile		(2.8)%	$54.55	$74.79	45	1,015	56	1,067
Mean		(7.9)%	$31.82	$39.73	33	1,064	199	1,263
Median		(7.7)%	$15.13	$19.70	26	216	35	251
25th Percentile		(15.4)%	$7.96	$10.90	12	87	(16)	97
Minimum		(19.7)%	$0.25	$0.59	3	27	(89)	11

Source: Capital IQ

Atlantic International Corp. — Publicly Traded Guideline Firms

(In $millions, except per share data)		Market Cap	TEV	Rev Growth YoY	EBITDA Margin	Current Price	% of LTM High	Trading Multiples
Company Name	Ticker							EV/Revenue		EV/EBITDA
								LTM	NTM	LTM	NTM
ASGN Incorporated	ASGN	$4,155	$5,023	(2.8)%	9.9%	$92.75	87.2%	1.2x	1.2x	12.1x	11.3x
Barrett Business Services, Inc.	BBSI	$938	$849	1.4%	5.5%	$35.90	94.3%	0.8x	0.7x	12.2x	12.0x
Mastech Digital, Inc.	MHH	$113	$97	(17.0)%	3.0%	$9.66	88.6%	0.5x	0.5x	13.4x	N/M
TrueBlue, Inc.	TBI	$216	$251	(15.4)%	0.1%	$7.24	44.9%	0.1x	0.2x	9.8x	20.1x
Kforce Inc.	KFRC	$1,015	$1,067	(10.5)%	5.3%	$54.55	72.9%	0.7x	0.8x	12.9x	11.1x
GEE Group Inc.	JOB	$27	$11	(7.7)%	(0.5)%	$0.25	42.9%	0.1x	N/M	7.1x	N/M
BGSF, Inc.	BGSF	$87	$143	4.9%	5.9%	$7.96	74.1%	0.5x	0.5x	7.3x	7.3x
ManpowerGroup Inc.	MAN	$2,985	$3,898	(4.6)%	2.6%	$62.91	78.4%	0.2x	0.2x	6.3x	8.5x
Hudson Global, Inc.	HSON	$42	$28	(19.7)%	(1.3)%	$15.13	76.8%	0.2x	0.2x	N/M	2.8x
Maximum		$4,155	$5,023	4.9%	9.9%	$92.75	94.3%	1.20x	1.22x	13.35x	20.11x
75th Percentile		$1,015	$1,067	(2.8)%	5.5%	$54.55	87.2%	0.74x	0.73x	12.39x	11.62x
Mean		$1,064	$1,263	(7.9)%	3.4%	$31.82	73.3%	0.48x	0.52x	10.13x	10.43x
Median		$216	$251	(7.7)%	3.0%	$15.13	76.8%	0.49x	0.48x	10.95x	11.07x
25th Percentile		$87	$97	(15.4)%	0.1%	$7.96	72.9%	0.20x	0.20x	7.23x	7.91x
Minimum		$27	$11	(19.7)%	(1.3)%	$0.25	42.9%	0.09x	0.15x	6.30x	2.77x

Source: Capital IQ

*        Where the guideline company’s EBITDA or EBIT were negative, valuation multiples were rendered not meaningful (N/M)

Source: Capital IQ

Value of Atlantic International Corp. Common Stock

Annex B-24

Indicated Value Calculation

To obtain fully-diluted share price estimates of Parent Common Stock, we applied the relevant multiples to the Parent’s last twelve months’(LTM) revenue, next twelve months’(NTM) revenue, and NTM EBITDA. Since Parent’s LTM EBITDA was negative, applying multiples to this financial statistic resulted in negative estimated equity value. Based on our analysis, plausible fully-diluted share price estimates range from a low of $1.12 to a high of $5.06. Negative implied equity values are marked as not meaningful (“NM”)

Atlantic International Corp. - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
LTM Revenue Multiple Range	0.09x	0.20x	0.49x	0.74x	1.20x
LTM Revenue (Jun. 30, 24)	419,241	419,241	419,241	419,241	419,241
Implied Enterprise Value:	$37,759	$82,165	$203,717	$309,623	$502,733
Plus: Cash & Equivalents	439	439	439	439	439
Less: Debt	(81,257)	(81,257)	(81,257)	(81,257)	(81,257)
Total Common Equity Value:	$(43,059)	$1,348	$122,900	$228,806	$421,916
Shares Outstanding (Basic)	48,729	48,729	48,729	48,729	48,729
Shares Outstanding (Diluted)	50,029	50,029	50,029	50,029	50,029

Price Per Share (Basic)	NM	$0.03	$2.52	$4.70	$8.66
Price Per Share (Diluted)	NM	$0.03	$2.46	$4.57	$8.43

Atlantic International Corp. - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
NTM Revenue Multiple Range	0.15x	0.20x	0.48x	0.73x	1.22x
NTM Revenue (Jun. 30, 25)	459,256	459,256	459,256	459,256	459,256
Implied Enterprise Value:	$71,128	$93,779	$221,658	$334,092	$560,043
Plus: Cash & Equivalents	439	439	439	439	439
Less: Debt	(81,257)	(81,257)	(81,257)	(81,257)	(81,257)
Total Common Equity Value:	$(9,689)	$12,962	$140,840	$253,274	$479,225
Shares Outstanding (Basic)	48,729	48,729	48,729	48,729	48,729
Shares Outstanding (Diluted)	50,029	50,029	50,029	50,029	50,029

Price Per Share (Basic)	NM	$0.27	$2.89	$5.20	$9.83
Price Per Share (Diluted)	NM	$0.26	$2.82	$5.06	$9.58

Atlantic International Corp. - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
NTM EBITDA Multiple Range	2.77x	7.91x	11.07x	11.62x	20.11x
NTM EBITDA (Jun. 30, 25)	12,344	12,344	12,344	12,344	12,344
Implied Enterprise Value:	$34,254	$97,627	$136,696	$143,406	$248,235
Plus: Cash & Equivalents	439	439	439	439	439
Less: Debt	(81,257)	(81,257)	(81,257)	(81,257)	(81,257)
Total Common Equity Value:	$(46,563)	$16,810	$55,879	$62,588	$167,417
Shares Outstanding (Basic)	48,729	48,729	48,729	48,729	48,729
Shares Outstanding (Diluted)	50,029	50,029	50,029	50,029	50,029

Price Per Share (Basic)	NM	$0.34	$1.15	$1.28	$3.44
Price Per Share (Diluted)	NM	$0.34	$1.12	$1.25	$3.35

Value of Atlantic International Corp. Common Stock

Annex B-25

Atlantic International Corp. - Publicly Traded Guideline Firms

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
LTM EBITDA Range	6.3x	7.2x	11.0x	12.4x	13.4x
LTM EBITDA (Jun. 30, 24)	(3,290)	(3,290)	(3,290)	(3,290)	(3,290)
Implied Enterprise Value:	$(20,720)	$(23,792)	$(36,032)	$(40,751)	$(43,929)
Plus: Cash & Equivalents	439	439	439	439	439
Less: Debt	(81,257)	(81,257)	(81,257)	(81,257)	(81,257)
Total Common Equity Value:	$(101,538)	$(104,609)	$(116,850)	$(121,568)	$(124,747)
Shares Outstanding (Basic)	48,729	48,729	48,729	48,729	48,729
Shares Outstanding (Diluted)	50,029	50,029	50,029	50,029	50,029

Price Per Share (Basic)	NM	NM	NM	NM	NM
Price Per Share (Diluted)	NM	NM	NM	NM	NM

Market-Based Approach — Guideline M&A Transactions

The following table provides transaction value and implied multiple data for transactions in which the acquired firm was, in our opinion, reasonably similar to the Parent for valuation purposes.

Atlantic International Corp. - Guideline M&A Transactions

Announcement	Target	Investor	Total Transaction Value ($mm)	Implied Multiples
				TEV/
				Revenue	EBITDA
10/24/2023	TEC, The Employment Company	HireQuest, Inc. (NASDAQ: HQI)	$9.8	0.3x	N/A
3/14/2022	Volt Information Sciences, Inc.	American Cybersystems, Inc.	$231.8	0.2x	6.9x
9/28/2022	Equus Workforce Solutions	APM Human Services International (ASX: APM)	$155.8	0.5x	4.9x
1/25/2022	Northbound Executive Search, LTD	HireQuest, Inc. (NASDAQ: HQI)	$11.2	0.7x	N/A
8/4/2020	Code Bleu Placement en Sante	Premier Health of America, Inc.	$13.2	0.6x	4.4x
Maximum			$231.8	0.7x	6.9x
75th Percentile			$155.8	0.6x	5.9x
Mean			$84.4	0.5x	5.4x
Median			$13.2	0.5x	4.9x
25th Percentile			$11.2	0.3x	4.6x
Minimum			$9.8	0.2x	4.4x

Sources: S&P Capital IQ

Value of Atlantic International Corp. Common Stock

Annex B-26

Indicated Value Calculation

To obtain fully-diluted share price estimates of Parent Common Stock using the guideline M&A transactions, we applied the implied multiple of revenue to the Parents’ last twelve months’(LTM) revenue. Implied forward multiples are not available from guideline M&A transactions and Parent’s LTM EBITDA was negative. Therefore, we were able to obtain estimates of the fully-diluted share price of Parent Common Stock by applying a multiple to Parents LTM revenue. Based on our analysis, plausible fully-diluted share price estimates range from a low of $2.91 to a high of $3.33.

Atlantic International Corp. - Guideline Precedent Transactions

($ in thousands, except per share value)	Min	25th Percentile	Median	75th Percentile	Max
LTM Revenue Multiple Range	0.20x	0.29x	0.54x	0.59x	0.70x
LTM Revenue (Jun. 24)	419,241	419,241	419,241	419,241	419,241
Implied Enterprise Value:	$83,010	$120,742	$226,390	$247,352	$293,469
Plus: Cash & Equivalents	439	439	439	439	439
Less: Debt	(81,257)	(81,257)	(81,257)	(81,257)	(81,257)
Total Common Equity Value:	$2,192	$39,924	$145,573	$166,535	$212,652
Shares Outstanding (Basic)	48,729	48,729	48,729	48,729	48,729
Shares Outstanding (Diluted)	50,029	50,029	50,029	50,029	50,029

Price Per Share (Basic)	$0.04	$0.82	$2.99	$3.42	$4.36
Price Per Share (Diluted)	$0.04	$0.80	$2.91	$3.33	$4.25

Value of Atlantic International Corp. Common Stock

Annex B-27

THE MERGER CONSIDERATION

For the purposes of this analysis, we calculate the Merger Consideration as 1.2021 times the price of one share of Parent Common Stock. In this analysis, we provide several estimates of the value of one share of Parent Common Stock. To determine the fairness, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration, we calculate the dollar amount of the Merger Consideration using several estimates of value for one share of Parent Common Stock and compare that to our estimates of the value of one share of Company Common Stock.

The following graphs provide a visual summary of our value estimates and the Merger Consideration.

Value Range of Parent: $2.64 - $3.33

Value Range of the Company: $.73 - $1.58	Merger Consideration $3.17 - $5.90

Summary and Opinion

Annex B-28

Implied Premium at Market Values

The table below shows the premium to the Company Common Shareholders assuming a 1.2021 exchange ratio and Company and Parent closing stock prices as of October 25, 2024. As shown in the table, the implied premium at current market prices for Company and Parent stock is roughly 210%.

Merger Consideration at Market Values

Market Value of Parent Common Stock	$4.91
Exchange Ratio	1.2021x
Merger Consideration	$5.90
Implied Premiums at market price of the Company as of Oct. 25, 2024 - $1.90	210.7%

Implied Premiums at Estimated Values

To further investigate the premiums to Company Common Stockholders that may result from the proposed Merger, we used the median of the selected low and high estimates of fully-diluted Company and Parent Common Stock3 from our analyses above. Doing so resulted in a low and high value estimate of one fully-diluted share of Company Common Stock of $0.73 and $1.58, respectively. Similarly, we obtained a low and high value estimate of one fully-diluted share of Parent Common Stock of $2.64 and $3.33, respectively. These ranges are represented by dashed vertical lines in charts above.

After obtaining these low and high value estimates, we then calculated the implied premiums for the six combinations below:

Low Estimated Company Share Price — Current Market Value of Parent Common Stock

High Estimated Company Share Price — Current Market Value of Parent Common Stock

Low Estimated Company Share Price — Low Estimated Value of Parent Common Stock

Low Estimated Company Share Price — High Estimated Value of Parent Common Stock

High Estimated Company Share Price — Low Estimated Value of Parent Common Stock

High Estimated Company Share Price — High Estimated Value of Parent Common Stock

The table below shows the results of this analysis. As can be seen from the table, the implied premiums range from a low of 201.2% to a high of 813.5%.

Merger Consideration at Estimated Values

	Low	High
Estimate Value of Parent Common Stock	$2.64	$3.33
Exchange Ratio	1.2021x	1.2021x
Merger Consideration	$3.17	$4.00
Implied Premiums at Low estimated Company Share Price: $.73	336.7%	451.7%
Implied Premiums at High estimated Company Share Price: $1.58	201.2%	254.1%

Market Price of Parent Stock as of Oct. 25, 2024	$4.91	$4.91
Exchange Ratio	1.202x	1.202x
Merger Consideration	$5.90	$5.90
Implied Premiums at Low/ High estimated Company Share Price:	813.5%	374.7%

____________

3        To obtain high and low share price estimates for this part of our analysis, we selected the low indicated value estimate from each of our analyses (DCF, Guideline Public Companies, Guideline Precedent Transactions) for both the Company and Parent and calculated the median of the low and high value estimates.

Summary and Opinion

Annex B-29

SUMMARY AND OPINION

Cornerstone Valuation was engaged by the Board of Directors of Staffing 360 Solutions, Inc (the “Company”) as its financial advisor to prepare an independent Fairness Opinion assessing the financial adequacy of the Merger Consideration in the contemplated Merger between the Company and Atlantic International Corp.(the “Parent”) to be received by the holders of shares of Company Common Stock entitled to receive such Merger Consideration. In the course of our analysis, we analyzed the current and historical stock prices of both the Company and Parent, and we conducted independent analysis, using generally accepted valuation practices, to estimate a price for one fully-diluted share of Company and Parent Common Stock. We then used the current market prices and our estimated fully-diluted share prices for Company and Parent Common Stock to estimate the dollar value of the Merger Consideration and the implied premium the estimated Merger Consideration represents relative to various estimates of a fully-diluted share of Company Stock.

Based on our analysis, the estimated premiums range from a low of roughly 201% to a high of roughly 813%. Based on our analysis of the data provided to us, in our professional opinion, the Merger Consideration in the contemplated Merger between Staffing 360 Solutions, Inc. and Atlantic International Corp. is fair, from a financial point of view, to the holders of the shares of Staffing 360 Solutions, Inc. Common Stock as of the date of this analysis.

Summary and Opinion

Annex B-30

Annex C

Conversion agreement and Waiver

January [•], 2025

Reference is made to that certain Third Amended and Restated Note Purchase Agreement, dated as of October 27, 2022, among Staffing 360 Solutions, Inc. (the “Company”), the subsidiary guarantors party thereto (the “Guarantors”) and Jackson Investment Group, LLC, as the purchaser (“Jackson”) (as amended by that certain First Omnibus Amendment and Reaffirmation Agreement to the Note Documents, dated as of August 30, 2023, that certain Second Omnibus Amendment and Reaffirmation Agreement to the Note Documents, dated as of September 18, 2024 (the “Second Omnibus Amendment”), and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Company issued to Jackson (i) that certain Third Amended and Restated 12% Senior Secured Note, dated as of October 27, 2022, as amended (the “2022 Jackson Note”), and (ii) that certain 12% Senior Secured Promissory Note, dated as of August 30, 2023, as amended (the “2023 Jackson Note” and, together with the 2022 Jackson Note, the “Jackson Notes”).

WITNESSETH

WHEREAS, pursuant to the Second Omnibus Amendment, the Jackson Notes each have a maturity date of January 13, 2025;

WHEREAS, as of January [•], 2025, the Jackson Notes have (i) an aggregate outstanding principal balance of $10,116,249 (the “Outstanding Principal”) and (ii) aggregate accrued and unpaid interest of $[•] (the “Outstanding Interest”);

WHEREAS, the obligations of the Company to Jackson under the Jackson Notes and the Note Documents (as defined in the Purchase Agreement) are (a) guaranteed by the Guarantors party thereto pursuant to the provisions of Article 4 of the Purchase Agreement (the “Guarantee”), and (b) secured pursuant to (i) that certain Amended and Restated Security Agreement, dated as of September 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Company, the guarantors party thereto from time to time and Jackson, (ii) that certain Amended and Restated Pledge Agreement, dated as of September 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and among the Company, the guarantors party thereto from time to time and Jackson, (iii) that certain Mortgage over shares dated February 2, 2018, by the Company in favor of Jackson in respect of the shares of S360 Holdings Ltd. pledged pursuant thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Share Mortgage”), and (iv) the other Security Documents (as defined in the Purchase Agreement) (collectively, with the Security Agreement, the Pledge Agreement and the Existing Share Mortgage, the “Security Instruments”);

WHEREAS, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2024, by and among Atlantic International Corp (“Atlantic”), A36 Merger Sub Inc., a wholly-owned subsidiary of Atlantic, and the Company; and

WHEREAS, pursuant to Section 3.2(f) of the Merger Agreement, at or prior to the Closing, the Company is obligated to deliver to Atlantic this (x) Conversion Agreement and Waiver (this “Agreement”) and (y) that certain Lock-Up Agreement (as defined herein), whereby: (i) all Outstanding Interest will be waived or forgiven; and (ii) all Outstanding Principal will be converted into 5,600,000 shares of newly designated Series I preferred stock of the Company, as adjusted pursuant to Section 3 below (“Company Preferred Stock”) in accordance with this Agreement, and (iii) each share of Company Preferred Stock will be converted into one share of Company Common Stock, which will then be converted into Merger Consideration as provided for in the Merger Agreement.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.    Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Merger Agreement.

Annex C-1

2.    Conversion and Waiver. In connection with Sections 2.2(a) and 3.2(f) of the Merger Agreement, immediately prior to the Closing (the “Effective Time”), Jackson hereby expressly agrees to: (i) convert all Outstanding Principal into the Company Preferred Stock, which shall have the terms and characteristics set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series I Preferred Stock, in the form of Exhibit A attached hereto; (ii) waive all Outstanding Interest; and (iii) deliver that certain lock-up agreement (the “Lock-Up Agreement”) as related to certain shares of Atlantic Common Stock.

3.    Additional Pro Rata Shares. Notwithstanding anything to the contrary in the Merger Agreement, if the average of the last closing price of Atlantic Common Stock (as reported on the Nasdaq Stock Market LLC) over the five (5) trading days immediately preceding the date of the Closing (the “Average Closing Price”) is below $5.00, then Atlantic shall issue to Jackson such number of additional shares of Atlantic Common Stock equal to (i) 5,600,000 multiplied by the quotient of $5.00 and the Average Closing Price, minus (ii) 5,600,000 (the “Pro Rata Shares”), which such Pro Rata Shares, if issued, shall be subject to the Lock-Up Period (as defined in the Lock-Up Agreement).

4.    Company Representations.

a)    Authority; Authorization; Execution. The Company has all requisite corporate power and authority to execute and deliver this Agreement and any related documents to which the Company is a party, to perform the Company’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and any related documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and each related document to which the Company is a party has been duly executed and delivered by the Company.

b)   Due Issuance. The shares of Company Preferred to be issued to Jackson pursuant to the conversions described in Section 2 above will, on or prior to the Effective Time, have been validly issued free and clear of all encumbrances (other than those arising under securities laws), and without violating any purchase or call option, right of first refusal, subscription right, preemptive right, encumbrance or any similar right of any other person.

c)    Enforceability. This Agreement and each related document to which the Company is a party constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership, and similar Laws from time to time in effect affecting the enforcement of creditors’ rights generally and general equitable principles.

d)   Conflicts; Consents of Third Parties. The execution and delivery by the Company of this Agreement and any Ancillary Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any law or order to which the Company is subject or by which the Company is bound, (b) require the Company to obtain any consent or approval of, or give any notice to, or make any filing with, any governmental authority, or (c) result in a violation or breach of (with or without due notice or lapse of time or both), or require any notice to or consent or approval of any third party to, any contract to which the Company is a party or by which the Company is bound.

4. Release of Security Interest. At the Effective Time, the security interest granted to Jackson pursuant to the Security Instruments and the guarantee of the obligations of the Company to Jackson under the Jackson Notes and the Note Documents under the Guarantee, and all other obligations of the Company and the Guarantors under the Security Instruments and the Guarantee are hereby expressly and unconditionally released and terminated in all respects with no further consent or action required on the part of any person, and such Security Instruments and the Guarantee shall be terminated and no longer considered of any force and effect. Jackson further agrees that there is no obligation of the Company or any Guarantor to enter into a replacement agreement with respect to such documents or the security interest created thereby. The parties hereto further agree to promptly prepare, execute, deliver and file or authorize for filing all documents and other instruments necessary to effectuate such release and termination, including, without limitation, UCC-3 termination statements and Jackson hereby authorizes the Company and the Guarantors to file and/or record any such UCC-3 termination statements.

Annex C-2

5.    Acknowledgement. Notwithstanding anything to the contrary contained in the Jackson Notes, the Guarantee or the Security Instruments, Jackson hereby expressly agrees and acknowledges that upon the effectiveness of the conversions described in section 2 above and the closing of the merger transaction pursuant to the Merger Agreement, all obligations of the Company under the Jackson Notes, the Guarantee and the Security Instruments shall be considered satisfied or waived, as applicable, after which the Company and the Guarantors shall have no further obligations under the Jackson Notes, the Guarantee and the Security Instruments and the other Note Documents whatsoever and the Jackson Notes, the Guarantee and the Security Instruments and the other Note Documents shall be considered satisfied in full and terminated and will no longer have any binding effect on the Company or any Guarantor.

6.    Enforcement of Agreement. Each party hereto acknowledges and agrees that the other party hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party hereto may be entitled, at law or in equity, it may be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

7.    Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties hereto with respect to its subject matter (including, without limitation, the Jackson Notes, the Guarantee and the Security Instruments) and constitutes a complete and exclusive statement of the terms of the agreement between the parties hereto with respect to its subject matter. In the event of a conflict between the terms of the Jackson Notes, the Guarantee or the Security Instruments, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall prevail. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the parties hereto.

8.    Assignments, Successors and No Third-Party Rights. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Any attempted assignment in violation of this Section 8 shall be void ab initio. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 8.

9.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.  Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

11.  Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES HERETO IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Annex C-3

12.  Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic mail in PDF format shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by electronic mail in PDF or DocuSign formats shall be deemed to be their original signatures for all purposes.

13.  Fees. The Company agrees to pay all reasonable legal and other expenses incurred by Jackson in negotiating and entering into this Agreement and all related documents, which payment shall be made by wire transfer into an account designated by Jackson prior to the Effective Time, subject to Jackson providing invoices for such expenses prior thereto.

[Signature pages follow immediately.]

Annex C-4

In witness whereof, the undersigned have executed and delivered this Agreement as of the date first above written.

STaffing 360 solutions, inc.
By:
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer
JACKSON INVESTMENT GROUP, LLC
By:
Name:	Richard L. Jackson
Title:	Chief Executive Officer

[Signature Page to Conversion Agreement and Waiver]

Annex C-5

Annex D

staffing 360 solutions, inc.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES I PREFERRED STOCK

PURSUANT TO SECTION 242 OF THE
Delaware GENERAL CORPORATION LAW

The undersigned, Brendan Flood and Melanie Grossman, do hereby certify that:

1. They are the President and Secretary, respectively, of Staffing 360 Solutions, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 20,000,000 shares of preferred stock, of which 9,000,000 shares of Series H Convertible Preferred Stock are currently issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 20,000,000 shares, $0.00001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Merger Agreement, 5,600,000 shares of the preferred stock, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Merger Agreement” means the Merger Agreement, as amended, dated November 1, 2024, by and among the Corporation, Atlantic International Corp. and A36 Merger Sub Inc.“Attribution Parties” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

“Closing” means the consummation of the transactions contemplated by the Merger Agreement.

“Closing Date” means the Business Day on which the transactions contemplated by the Merger Agreement and all related documentation have been consummated.

“Commission” means the United States Securities and Exchange Commission.

Annex D-1

“Common Stock” means the Corporation’s common stock, par value $0.00001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Debt Instruments” shall have the meaning set forth in Section 9(j).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Delaware Courts” shall have the meaning set forth in Section 9(d).

“Notice of Exchange” shall have the meaning set forth in Section 6(a)(i).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Value” shall have the meaning set forth in Section 2.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Transfer Agent” means Securities Transfer Corporation, the current transfer agent of the Corporation.

Section 2.        Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series I Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 5,600,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.00001 per share and a stated value equal to $1.00 (the “Stated Value”).

Section 3.       Reserved.

Section 4.       Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights.

Section 5.       Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders of the Preferred Stock shall be entitled to receive, on a pari passu basis with any other series of stock in parity with the Preferred Stock, distributions out of the assets legally available for such distributions. In the event the assets of the Company are insufficient to pay the amounts owed to holders of Preferred Stock and any other parity stock upon liquidation, all available assets shall be paid ratably to the holders of Preferred Stock and any parity stock, on a pari passu basis in accordance with their respective liquidation preferences, and the holders of Common Stock and any other junior stock shall receive nothing.

Section 6.       Automatic Exchange. On the Closing and the consummation of the transactions contemplated pursuant to the Merger Agreement, each share of Preferred Stock shall be exchanged pursuant to the terms and conditions set forth in the Merger Agreement without any further action required by each Holder.

Annex D-2

Section 7.       Certain Adjustments.

a)      Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

b)      Notice to the Holders.

i.         Notice to Allow Exchange by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is exchanged into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of exchange of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exchange the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8.       Reserved.

Section 9.       Miscellaneous.

a)      Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exchange, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Brendan Flood, e-mail address brendan.flood@staffing360solutions.com or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 9 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 9 on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

Annex D-3

b)      Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)      Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d)      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the State of Delaware (the “Delaware Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)      Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f)      Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g)      Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)      Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

Annex D-4

i)       Status of Exchanged or Redeemed Preferred Stock. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Preferred Stock.

j)       Debt Instruments. Notwithstanding anything contained herein to the contrary, any payment of dividends may not be permitted by the Corporation’s and its subsidiaries then-existing debt instruments (collectively “Debt Instruments”). To the extent that the Corporation is not able to pay any dividends under applicable law and in compliance with its and its subsidiaries Debt Instruments, the Corporation shall not have any obligation to pay such amount in cash until such that such cash payment would be permissible under such Debt Instruments and applicable law.

*********************

Annex D-5

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this [ ] day of [ ] 2024.

By:		By:
Name:	Brendan Flood	Name:	Melanie Grossman
Title:	President	Title:	Secretary

Signature Page to Certificate of Designation

Annex D-6

Annex E

Atlantic International Corp.

Lock-Up Agreement

[•], 2025

This Lock-Up Agreement (this “Agreement”) is executed in connection with the Agreement and Plan of Merger, dated as of November 1, 2024 (as amended by the First Amendment thereto, dated January 7, 2025, the “Merger Agreement”), by and among Atlantic International Corp. (“Parent”), A36 Merger Sub, Inc., (“Merger Sub”), and Staffing 360 Solutions, Inc. (“Company”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

In connection with, and as an inducement to, the parties entering into the Merger Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of Parent and Company, during the period commencing at the Effective Time and continuing until the end of the Lock-Up Period (as hereinafter defined), the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Common Stock of Parent (the “Parent Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Common Stock (including without limitation, Parent Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock; (4) grant any proxies or powers of attorney with respect to any Securities, deposit any Securities into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Securities; or (5) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”); provided, however, and for the avoidance of doubt, that the Lock-Up Restrictions and the Lock-Up Period (as defined below) shall not apply to, and the following securities shall not constitute “Securities” as defined herein, (i) 600,000 shares of the Parent Common Stock issuable to Jackson Investment Group, LLC (“JIG”) upon the exchange of certain shares of Series I Preferred Stock, par value $0.00001 per share, of the Company and (ii) the shares of Parent Common Stock that are issuable to JIG upon the exchange of any shares of common stock of the Company owned by JIG at the effective time of the Merger.

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective on the date that is the one (1) year anniversary of the Effective Time. The period during which the Lock-Up Restrictions apply to the Securities shall be deemed the “Lock-Up Period” with respect thereto.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities (i) as a bona fide gift or gifts or charitable contribution(s), (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions of shares of Parent Common Stock or any security convertible into or exercisable for Parent Common Stock to limited partners, limited liability company members or stockholders of the undersigned

Annex E-1

or holders of similar equity interests in the undersigned, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, (vi) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) to Parent in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase Parent Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), (ix) to Parent in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the Effective Time whereby Parent has the option to repurchase such shares or securities, (x) acquired by the undersigned in open market transactions after the Effective Time, (xi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement, or (xii) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with Parent to be bound by the terms of this Agreement; and provided, further, in the case of clauses (i)-(ix), no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to equity incentive plans existing immediately following the Effective Time, including the “net” exercise of such options in accordance with their terms and the surrender of Parent Common Stock in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such exercise, (ii) conversion or exercise of warrants into Parent Common Stock or into any other security convertible into or exercisable for Parent Common Stock that are outstanding as of the Effective Time (but for the avoidance of doubt, excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such conversion or exercise; and provided, further that the recipient of Parent Common Stock agrees in writing with Parent to be bound by the terms of this Agreement, or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, Parent or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, Parent or any other person, prior to the expiration of the applicable Lock-Up Period.  In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if the Merger Agreement is terminated prior to the Effective Date pursuant to its terms, upon the date of such termination.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex E-2

This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Parent, Company and the undersigned in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among Parent, Company and the undersigned, written or oral, to the extent they relate in any way to the subject matter hereof.

Very truly yours,

Printed Name of Holder
By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Annex E-3

Annex F

CONVERSION, Amendment AND WAIVER AGREEMENT

This Conversion, Amendment and Waiver Agreement (this “Agreement”), dated as of January [ ], 2025, is by and between Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), and the Seller’s Representative (as defined below) listed on the signature page attached hereto.

WITNESSETH

Whereas, the Company is party to that certain Stock Purchase Agreement, by and among the Company, Headway Workforce Solutions, Inc. (“Headway”) and Chapel Hill Partners, LP, as representative of all of the stockholders of Headway (the “Seller’s Representative”), dated as of April 18, 2022 (as amended, the “Purchase Agreement”), pursuant to which the Company issued to stockholders of Headway shares of the Company’s Series H Convertible Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), the terms of which are set forth in the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (the “Certificate of Designations”);

Whereas, the Seller’s Representative is the representative of all the stockholders of the outstanding shares of Preferred Stock; and

WHEREAS, the Company and the Seller’s Representative desire to amend certain provisions of the Certificate of Designations; and

WHEREAS, on November 1, 2024, the Company, Atlantic International Corp., a Delaware corporation (“Atlantic”) and A36 Merger Sub Inc., a Delaware Corporation and a wholly-owned subsidiary of Atlantic, entered into that certain Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”).

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.    Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Certificate of Designations.

2.    Amendment to the Certificate of Designations. The parties hereto hereby agree to amend the terms of the Preferred Stock as set forth in the Certificate of Amendment to the Certificate of Designations of the Preferred Stock in the form attached hereto as Exhibit A (the “Amendment”). Upon the effectiveness of this Agreement, the Company shall promptly file the Amendment with the Secretary of State of the State of Delaware and provide a copy thereof to the Seller’s Representative promptly after such filing.

3.    Conversion of Preferred Stock; Waiver. Pursuant to the terms of the Merger Agreement, the parties hereby agree to (i) convert any amounts owed in Earned Contingent Cash Payment (as defined in the Merger Agreement) into five million (5,000,000) shares of Preferred Stock and (ii) waive any outstanding interest, dividends or other payments related to the Preferred Stock.

4.    [Lock-Up Agreement. Pursuant to the terms of the Merger Agreement, the Seller’s Representative hereby agrees to enter into that certain lock-up agreement pursuant to which the Merger Consideration (as defined in the Merger Agreement) for all of the shares of Preferred Stock are; (A) subject to a lock up for the 6 months after Closing (as defined in the Merger Agreement) as follows; (B) 1,750,000 shares of Atlantic Common Stock (as defined in the Merger Agreement) are subject to a lock-up for the period starting on 6 months after Closing until 9 months after Closing; (C) 875,000 shares of Atlantic Common Stock are subject to a lock-up for the period starting on 9 months after Closing until 12 months after Closing; and (D) the lock-up shall terminate 12 months after Closing and (E) the lock-up shall not apply to the extent shares of Atlantic Common Stock must be sold to pay any taxes from such applicable holder.]

Annex F-1

5.    Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.    Governing Law. THIS Agreement SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(D) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

7.    Terms and Conditions of the Purchase Agreement. Except as modified and amended herein, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

[Signature pages follow immediately.]

Annex F-2

[Company Signature Page to Amendment Agreement]

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Company:
STaffing 360 solutions, inc.
By:
Name:	Brendan Flood
Title:	Chairman, CEO & President

Annex F-3

[Seller’s Representative Signature Page to Amendment Agreement]

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Chapel Hill Partners, LP:
By:
Name of signatory:
Title:

Annex F-4

Exhibit A

Form of Certificate of Amendment to
Certificate of Designations

Annex F-5

Annex G

Certificate of Amendment TO
amended and restated Certificate of Designation
of preferences, rights and limitations of
Series H Convertible Preferred Stock of
STAFFING 360 SOLUTIONS, INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

This Certificate of Amendment to the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (the “Amendment”) is dated as of January [    ], 2025.

WHEREAS, the board of directors (the “Board”) of Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), pursuant to the authority granted to it by the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 151(g) of the Delaware General Corporation Law (the “DGCL”), has previously fixed the rights, preferences, restrictions and other matters relating to a series of the Company’s preferred stock, consisting of 9,000,000 authorized shares of preferred stock, classified as Series H Convertible Preferred Stock (the “Preferred Stock”) and the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series H Convertible Preferred Stock (the “Certificate of Designations”) was initially filed with the Secretary of State of the State of Delaware on May 23, 2022, evidencing such terms;

WHEREAS, pursuant to (i) Section 2 of the Certificate of Designations, the number of shares designated as Preferred Stock shall not be increased without the written consent of all holders of the Preferred Stock (the “Required Holders”) and (ii) Section 4 of the Certificate of Designations, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, voting as a separate class, alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation;

WHEREAS, the Required Holders pursuant to the Certificate of Designations have consented, in accordance with the Certificate of Designations, on January [ ], 2025, to this Amendment on the terms set forth herein; and

WHEREAS, the Board has duly adopted resolutions proposing to adopt this Amendment and declaring this Amendment to be advisable and in the best interest of the Company and its stockholders.

NOW, THEREFORE, this Amendment has been duly adopted in accordance with Section 242 of the DGCL and has been executed by a duly authorized officer of the Company as of the date first set forth above to amend the terms of the Certificate of Designations as follows:

1. Section 2 of the Certificate of Designations is hereby amended and restated to read as follows (emphasis added):

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series H Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 14,000,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.00001 per share and a stated value equal to $1.00 (the “Stated Value”).

2. Section 8 of the Certificate of Designations is hereby amended and restated to read as follows:

Section 8. Reserved.

[Signature Page Follows]

Annex G-1

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer this [    ] day of January, 2025.

STaffing 360 solutions, inc.
By:
Name:	Brendan Flood
Title:	Chairman, CEO & President

Annex G-2

Annex H

Atlantic International Corp.

Lock-Up Agreement

[•], 2025

This Lock-Up Agreement (this “Agreement”) is executed in connection with the Agreement and Plan of Merger, dated as of November 1, 2024 (as amended by the First Amendment thereto, dated January 7, 2025, the “Merger Agreement”), by and among Atlantic International Corp. (“Parent”), A36 Merger Sub, Inc., (“Merger Sub”), and Staffing 360 Solutions, Inc. (“Company”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

In connection with, and as an inducement to, the parties entering into the Merger Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of Parent and Company, during the period commencing at the Effective Time and continuing until the end of the Lock-Up Period (as hereinafter defined), the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Common Stock of Parent (the “Parent Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Common Stock (including without limitation, Parent Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock; (4) grant any proxies or powers of attorney with respect to any Securities, deposit any Securities into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Securities; or (5) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

The period during which the Lock-Up Restrictions apply to the applicable Securities shall be deemed the “Lock-Up Period” and shall be as follows: (A) all shares of Parent Common Stock shall be subject to the Lock-Up Restrictions for the six (6) months after Closing, after which, (B) 1,750,000 shares of Parent Common Stock shall be subject to the Lock-Up Period for the period starting on six (6) months after Closing until nine (9) months after Closing, with the remainder no longer subject to the Lock-Up Period, and after which, (C) 875,000 shares of Parent Common Stock shall be subject to the Lock-Up Restrictions for the period starting nine (9) months after Closing until twelve (12) months after Closing, with the remainder no longer subject to the Lock-Up Period, and after which, (D) the Lock-Up Restrictions shall terminate twelve (12) months after Closing, and (E) the Lock-Up Restrictions shall not apply to the extent shares of Parent Common Stock must be sold to pay any taxes from such applicable holder.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities (i) as a bona fide gift or gifts or charitable contribution(s), (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions of shares of Parent Common Stock or any security convertible into or exercisable

Annex H-1

for Parent Common Stock to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, (vi) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) to Parent in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase Parent Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), (ix) to Parent in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the Effective Time whereby Parent has the option to repurchase such shares or securities, (x) acquired by the undersigned in open market transactions after the Effective Time, (xi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement, or (xii) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with Parent to be bound by the terms of this Agreement; and provided, further, in the case of clauses (i)-(ix), no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to equity incentive plans existing immediately following the Effective Time, including the “net” exercise of such options in accordance with their terms and the surrender of Parent Common Stock in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such exercise, (ii) conversion or exercise of warrants into Parent Common Stock or into any other security convertible into or exercisable for Parent Common Stock that are outstanding as of the Effective Time (but for the avoidance of doubt, excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such conversion or exercise; and provided, further that the recipient of Parent Common Stock agrees in writing with Parent to be bound by the terms of this Agreement, or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, Parent or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, Parent or any other person, prior to the expiration of the applicable Lock-Up Period.  In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if the Merger Agreement is terminated prior to the Effective Date pursuant to its terms, upon the date of such termination.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex H-2

This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Parent, Company and the undersigned in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among Parent, Company and the undersigned, written or oral, to the extent they relate in any way to the subject matter hereof.

Very truly yours,

Printed Name of Holder
By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Annex H-3

SCAN TO
VIEW MATERIALS & VOTE

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/STAF2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 2, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61550-Z89259

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**STAFFING 360 SOLUTIONS, INC. (THE "COMPANY")**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Proxy Statement is available at www.proxyvote.com.

V61551-Z89259

**STAFFING 360 SOLUTIONS, INC.**
**Special Meeting of Stockholders**
**February 3, 2025, 10:00 AM**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoint(s) Brendan Flood, or in his absence, Alicia Barker, with the power of substitution and resubstituting to vote any and all shares of capital stock of Staffing 360 Solutions, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Special Meeting of the Company, to be held via the Internet www.virtualshareholdermeeting.com/STAF2025SM on February 3, 2025 at 10:00 AM Eastern Time, and at any adjournments or postponements thereof, upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxy holders to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

**IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO VOTE IS SPECIFIED, SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2. In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.**

**Continued and to be signed on reverse side**